   As filed with the Securities and Exchange Commission on January 20, 2000.
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                       CENTERSTATE BANKS OF FLORIDA, INC.
           (Name of Small Business Issuer as specified in its charter)


          FLORIDA                                  6711                       59-3606741
(State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)               Classification Code)          Identification Number)

          7722 SR 544 EAST, WINTER HAVEN, FLORIDA 33881 (863) 422-8990
         (Address and telephone number of principal executive offices)

                                 JAMES H. WHITE
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       CENTERSTATE BANKS OF FLORIDA, INC.
          7722 SR 544 EAST, WINTER HAVEN, FLORIDA 33881 (863) 422-8990
            (Name, address and telephone number of agent for service)
                                   ----------

                                    Copy to:
                            JOHN P. GREELEY, ESQUIRE
                       SMITH, MACKINNON, GREELEY, BOWDOIN,
                         EDWARDS, BROWNLEE & MARKS, P.A.
                             255 SOUTH ORANGE AVENUE
                                    SUITE 800
                             ORLANDO, FLORIDA 32801
                                 (407) 843-7300
                            FACSIMILE (407) 843-2448
                                   ----------
 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

     The date of mailing the Proxy Statement-Prospectus included herein to the shareholders of Community National Bank of Pasco County.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------- ---------------------- ---------------------- ---------------------- ----------------------
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF EACH CLASS OF              AMOUNT TO           OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
   SECURITIES TO BE REGISTERED         BE REGISTERED          PER UNIT (2)             PRICE (1)               FEE (2)
---------------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Common Stock, $.01 par value        983,407 shares (1)           $7.966               $7,834,000              $2,068.18
================================== ====================== ====================== ====================== ======================


(1) The maximum number of full shares issuable upon consummation of the transaction described herein.
(2) Computed in accordance with Rule 457(f)(2) solely for the purpose of calculating the registration fee based upon the book value at September 30, 1999, of the securities to be received by the Registrant if the proposed merger described herein is consummated.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                    ---------------------------------------

                   PROXY STATEMENT FOR COMMUNITY NATIONAL BANK
                                 OF PASCO COUNTY

                    ---------------------------------------

                PROSPECTUS OF CENTERSTATE BANKS OF FLORIDA, INC.

                    ---------------------------------------

Dear Community National Bank of Pasco County shareholder:

         This proxy statement/prospectus is being furnished to you because you own common stock of Community National Bank of Pasco County. The board of directors of Community National Bank has approved a merger whereby Community National Bank will become a subsidiary of Centerstate Banks of Florida, Inc. In the merger, you will receive 2.02 shares of Centerstate Banks of Florida common stock for each share of Community National Bank common stock you own. Centerstate Banks of Florida has not yet commenced any business. It has, however, entered into similar merger agreements with First National Bank of Polk County, headquartered in Winter Haven, Florida, and First National Bank of Osceola County, headquartered in Kissimmee, Florida. The closing of the Community National Bank merger is conditioned upon the simultaneous closing by Centerstate Banks of Florida of the First National Bank of Polk County and First National Bank of Osceola County mergers. Upon the consummation of these mergers, Community National Bank, First National Bank of Polk County, and First National Bank of Osceola County will operate as separate subsidiaries of Centerstate Banks of Florida.

         Centerstate Banks of Florida common stock is not listed for quotation on any stock exchange and is not actively traded.

         The special meeting at which you will consider approval of the merger will be held at ______, p.m. on ___________, 2000, at Community National Bank's principal executive offices, 6930 Gall Blvd., Zephyrhills, Florida 33541-2513. We cannot complete the merger unless holders of at least two-thirds of Community National Bank common stock approve it.

         Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your card, the effect will be a vote against the merger. YOUR VOTE IS VERY IMPORTANT.

         On behalf of the board of directors of Community National Bank, we urge you to vote "FOR" approval and adoption of the merger.


         James H. White                   James S. Stalnaker, Jr.
         Chairman of the Board            President and Chief Executive Officer

                 ----------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

         The date of this proxy statement/prospectus is __________, 2000 and it is first being mailed to shareholders of Community National Bank on or about ________, 2000.


                                TABLE OF CONTENTS
                                                                                      Page
                                                                                      ----

QUESTIONS AND ANSWERS ABOUT THE MERGER ................................................  1

SUMMARY ...............................................................................  2
               Parties to the merger...................................................  2
               Meeting to be held on ___________, 2000.................................  2
               Voting at a special meeting.............................................  2
               The merger..............................................................  2
               Recommendation of the Community National Bank board of directors........  3
               The merger agreement....................................................  3
               Federal income tax consequences.........................................  3
               Rights of dissenting shareholders.......................................  3
               Regulatory approvals....................................................  3
               Conditions to the merger................................................  3
               Termination of the merger agreement.....................................  3
               Centerstate Banks of Florida to use pooling of interests
                       accounting treatment............................................  4

FIRST NATIONAL BANK OF OSCEOLA COUNTY AND
               FIRST NATIONAL BANK OF POLK COUNTY MERGERS..............................  5

THE SPECIAL MEETING.................................................................... 15
               General................................................................. 15
               Date, time and place of the special meeting............................. 15
               Shares outstanding and entitled to vote; record date.................... 15
               Vote required to approve merger......................................... 15
               Voting and solicitation of proxies...................................... 15

THE MERGER............................................................................. 17
               General information about the merger.................................... 17
               Background of the merger................................................ 17
               Recommendation of the Community National Bank board..................... 20
               Opinion of financial advisor............................................ 21
               Interest of certain persons in the merger............................... 27
               Effectiveness of the merger............................................. 27
               Regulatory approvals for the merger..................................... 27
               Rights of dissenting shareholders............................... ....... 28
               Resales of Centerstate Banks of Florida common stock
                       to be received by affiliates of Community National Bank......... 29
               Accounting treatment of the merger...................................... 29
               Federal income tax consequences of the merger........................... 29
               How to exchange Community National Bank stock certificates for Centerstate Banks of Florida................................ 30
               Conduct of business pending the merger.................................. 31
               Conditions for the merger............................................... 32
               Expenses and fees related to the merger................................. 33
               Amendment, waiver and termination....................................... 33



                                                                                      Page
                                                                                      ----
DIFFERENCE IN RIGHTS OF CENTERSTATE BANKS OF FLORIDA
               AND COMMUNITY NATIONAL BANK SHAREHOLDERS...............................  35
               Authorized capital stock...............................................  35
               Voting.................................................................  36
               Shareholders' meetings.................................................  36
               Dividend rights........................................................  36
               Appraisal rights.......................................................  37
               Control share and fair price laws......................................  37

MARKET AND DIVIDEND INFORMATION.......................................................  38
               Stock trading information..............................................  38
               Dividends..............................................................  39

DESCRIPTION OF CENTERSTATE BANKS OF FLORIDA...........................................  39
               Conduct of business prior to the merger................................  39
               Conduct of business following the merger...............................  39
               Directors..............................................................  40
               Executive officers.....................................................  40
               Property...............................................................  41
               Employees..............................................................  41
               Legal proceedings......................................................  42

BUSINESS OF COMMUNITY NATIONAL BANK...................................................  42

COMMUNITY NATIONAL BANK MANAGEMENT'S DISCUSSION AND ANALYSIS..........................  49

SUPERVISION AND REGULATION............................................................  69

DESCRIPTION OF CAPITAL STOCK..........................................................  75
               General................................................................  75
               Common shares..........................................................  75
               Preferred shares.......................................................  75
               Indemnification provisions.............................................  76

LEGAL OPINION.........................................................................  76

EXPERTS...............................................................................  77

ADDITIONAL INFORMATION................................................................  77


INDEX TO FINANCIAL STATEMENTS......................................................... F-1

Appendices

Appendix A:       Agreement to Merge Among Community National Bank of Pasco
                  County, Centerstate Banks of Florida, Inc. and Community
                  Interim National Bank of Pasco County

Appendix B:       Opinion of Allen C. Ewing & Co.

Appendix C:       Excerpts from Section 215a of the National Bank Act

Appendix D:       Information on First National Bank of Osceola County

Appendix E:       Information on First National Bank of Polk County

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:       WHAT WILL HAPPEN IN THE MERGER?

A: Community National Bank will continue to conduct its business and operations as it currently conducts it, but as a subsidiary bank of Centerstate Banks of Florida.

Q:       HOW WILL I BE AFFECTED BY THE MERGER?

A: After the merger, you will own shares in Centerstate Banks of Florida. Centerstate Bank of Florida will have three subsidiary banks, which will consist of Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. There are certain differences in owning shares of Centerstate Banks of Florida compared to Community National Bank. You should carefully review these differences, which are discussed beginning on page 35.

Q:       WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed envelope as soon as possible so that your shares of Community National Bank common stock will be represented at the special meeting even if you cannot attend.

Q:       WHAT AM I BEING ASKED TO VOTE ON?

A:       You are being asked to vote on the merger.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: You may send in a later-dated proxy card or you may attend the special meeting and vote your shares in person. If you have already mailed your proxy card and want to vote in person, before the meeting you should notify the president of Community National Bank.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions for exchanging your Community National Bank common stock for Centerstate Banks of Florida common stock.

Q:       WHEN WILL THE MERGER BE COMPLETED?

A: Assuming we receive the required approvals, we expect the merger to be completed during the second quarter of 2000.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you want additional copies of this document or if you want to ask any questions about the merger, you should contact:

               Community National Bank
               James S. Stalnaker, Jr.
               President and Chief Executive Officer
               6930 Gall Blvd.
               Zephyrhills, Florida  33541-2513
               (813) 783-8122

               Please rely only on the information in this proxy statement/prospectus or information that we have referred you to review. We have not authorized anyone to provide you with different information.

                                     SUMMARY

         This summary section may not contain all information that is important to you. You are urged to read the entire proxy statement/prospectus before deciding how to vote your shares. In this proxy statement/prospectus the words "we" and "us" refer to Centerstate Banks of Florida and Community National Bank together.

PARTIES TO THE MERGER

         Community National Bank is located in Pasco County, Florida, and provides general banking services, including personal lines of credit, commercial, agricultural, real estate and installment loans, checking, savings, NOW and money market accounts, certificates of deposit and individual retirement accounts. The principal office of Community National Bank is located at 6930 Gall Blvd., Zephyrhills, Florida 33541-2513. Its telephone number is (813) 783-8122.

         Centerstate Banks of Florida has not yet conducted any business. It is being organized to serve as a bank holding company for Community National Bank, First National Bank of Polk County, and First National Bank of Osceola County. The principal office of Centerstate Banks of Florida is located at 7722 SR 544 East, Winter Haven, Florida 33881. Its telephone number is (863) 422-8990.

MEETING TO BE HELD ON ___________, 2000

         The special meeting will be held on __________, ___________, 2000 at ____ p.m., local time, at the offices of Community National Bank at 6930 Gall Blvd., Zephyrhills, Florida 33541-2513. See "The Special Meeting," on page ____.

VOTING AT A SPECIAL MEETING

         You may vote at the special meeting only if you owned shares of Community National Bank common stock at the close of business on __________, ___________, 2000. You may cast one vote for each share of Community National Bank common stock owned at that date. In order to approve the merger, the holders of at least two-thirds of the outstanding shares of Community National Bank common stock must vote in favor of the merger. As of __________, 2000, the Community National Bank directors, executive officers and their affiliates held a total of 42.73% of the outstanding shares of Community National Bank. Management of Community National Bank expects that these persons will vote in favor of the merger.

THE MERGER

         We propose a merger between Community National Bank and a subsidiary to be formed by Centerstate Banks of Florida. After the merger, Community National Bank will retain its name, officers and directors and continue its operations from its same banking offices.

         In the merger, for each share of Community National Bank common stock you own, you will receive 2.02 shares of Centerstate Banks of Florida common stock.

         You will not receive any fractional shares. Instead, you will receive a check in payment for any fractional shares based on the book value of a share of Community National Bank common stock at the end of the month prior to effectiveness of the merger.

RECOMMENDATION OF THE COMMUNITY NATIONAL BANK BOARD OF DIRECTORS

         The board of directors of Community National Bank believes that the merger is in the best interest of Community National Bank shareholders, and unanimously recommends a vote FOR approval of the merger. See "The Merger - Recommendation of the Community National Bank Board," page 20.

THE MERGER AGREEMENT

         We have attached the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

FEDERAL INCOME TAX CONSEQUENCES

         We expect that the exchange of shares by Community National Bank shareholders generally to be tax free to Community National Bank, Centerstate Banks of Florida and Community National Bank shareholders for U.S. federal income tax purposes. You will have to pay taxes on a portion of any cash you receive instead of fractional shares or if you dissent and receive cash payment for your Community National Bank shares. Your tax consequences depend on your personal situation. You are encouraged to consult your tax advisor. See "The Merger - Federal income tax consequences of the merger," page 29.

RIGHTS OF DISSENTING SHAREHOLDERS

         In the merger, you may be entitled to dissenters' rights under the national banking laws. If you properly exercise your dissenters' rights, you will be entitled to receive in cash the value of the shares determined as of the day the merger becomes effective. See "The Merger - Rights of dissenting shareholders," page 28.

REGULATORY APPROVALS

         The merger must be approved by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. Applications for the required approvals have been filed and are pending at this time. We cannot guarantee that these approvals will be received or whether conditions will be attached to these approvals.

CONDITIONS TO THE MERGER

         Several conditions must be satisfied or waived before the merger can be completed, including approval by the shareholders of Community National Bank. Please see "The Merger Agreement - Conditions for the merger" beginning on page 32 for a list of the conditions that must be satisfied.

TERMINATION OF THE MERGER AGREEMENT

         We may terminate the merger agreement at any time without completing the merger, even after you have approved it.

        In addition, either of us may decide, without the consent of the other, to terminate the merger agreement if the merger has not occurred by December 31, 2000, or if the shareholders of Community National Bank fail to approve the merger. For a description of other circumstances in which either of us may terminate the merger agreement, see "The Merger Agreement - Amendment, waiver and termination," page 33.

CENTERSTATE BANKS OF FLORIDA TO USE POOLING OF INTERESTS ACCOUNTING TREATMENT

         We intend to treat the merger as a pooling of interests for accounting purposes.

                   FIRST NATIONAL BANK OF OSCEOLA COUNTY AND
                   FIRST NATIONAL BANK OF POLK COUNTY MERGERS

         On December 10, 1999, Centerstate Banks of Florida entered into separate merger agreements with First National Bank of Osceola County and First National Bank of Polk County. These merger agreements provide for the two banks to become subsidiaries of Centerstate Banks of Florida, along with Community National Bank. The closings of the First National Bank of Osceola County and First National Bank of Polk County transactions are subject to a number of conditions, including prior approval of the transactions by the bank regulatory agencies and by each of the bank's shareholders. Similar to the Community National Bank transaction, these two bank mergers are expected to be accounted for as a pooling-of-interest.

         The terms of the merger agreements between Centerstate Banks of Florida and each of the three banks are similar, with the exception of the conversion ratio applicable to the particular bank. The merger agreement between Centerstate Banks of Florida and First National Bank of Osceola County provides for shareholders of First National Bank of Osceola County to receive 2.00 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County. The merger agreement between Centerstate Banks of Florida and First National Bank of Polk County provides for shareholders of First National Bank of Polk County to receive 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Polk County.

         Assuming the conversion of all Community National Bank common stock, and the conversion of all First National Bank of Polk County and First National Bank of Osceola County common stock in their mergers, the consummation of the Community National Bank of Pasco County, First National Bank of Polk County and First National Bank of Osceola County mergers would result in 34.6%, 29.2%, and 36.2% of the outstanding Centerstate Banks of Florida common stock being owned by Community National Bank shareholders, First National Bank of Polk County shareholders, and First National Bank of Osceola County shareholders, respectively.

         The merger transactions involving Community National Bank, First National Bank of Osceola County and First National Bank of Polk County are all conditioned upon each of the three bank merger transactions closing on the same date. Thus, none of the transactions will close unless all of the bank merger transactions close and each of Community National Bank, First National Bank of Osceola County and First National Bank of Polk County become subsidiaries of Centerstate Banks of Florida.

         Since the closing of the Community National Bank transaction is conditioned upon the simultaneous closing by Centerstate Banks of Florida of the First National Bank of Osceola County and First National Bank of Polk County transactions, this proxy statement/prospectus also includes information on First National Bank of Osceola County and First National Bank of Polk County, as well as pro forma financial information which takes into account the closing by Centerstate of all three bank transactions. For additional information regarding First National Bank of Osceola County and First National Bank of Polk County, see the pro forma financial information of Centerstate Banks of Florida, the financial statements of the banks included under the section entitled "Index to Financial Statements," and the Appendices to this proxy statement/prospectus.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                             SELECTED FINANCIAL DATA

         The information presented below for the years ended December 31, 1994 and 1998 is derived in part from Community National Bank's audited financial statements. The information for the nine months ended September 30, 1998 and 1999 is derived in part from Community National Bank's unaudited financial statements and includes, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the data for such periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ending December 31, 1999. This information does not purport to be complete and should be read in conjunction with Community National Bank's Financial Statements appearing elsewhere in this proxy statement/prospectus.



                                              Nine Months Ended
                                                    Sept 30                           Years Ended December 31,
                                            ----------------------    -------------------------------------------------------------
(Dollars in thousands except for per share     1999         1998         1998        1997         1996         1995         1994
data)
------------------------------------------  ---------    ---------    ---------    ---------    ---------    ---------    ---------
SUMMARY OF OPERATIONS:
Total Interest Income                       $   4,892    $   4,638    $   6,274    $   5,807    $   5,089    $   4,577    $   3,367
Total Interest Expense                         (2,282)      (2,301)      (3,098)      (2,957)      (2,591)      (2,359)      (1,569)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                            $   2,610    $   2,337    $   3,176    $   2,850    $   2,499    $   2,218    $   1,798
Provision for Loan Losses                          (9)        (150)        (150)        (150)        (135)        (100)        (132)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net Interest Income After Provision for
     Loan Losses                            $   2,601    $   2,187    $   3,026    $   2,700    $   2,364    $   2,118    $   1,666
Noninterest Income                                477          332          564          523          338          271          302
Noninterest Expense                            (2,385)      (1,789)      (2,495)      (1,914)      (1,772)      (1,517)      (1,353)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before Income Taxes                  $     693    $     730    $   1,095    $   1,309    $     930    $     872    $     615
Income Taxes                                     (255)        (296)        (393)        (484)        (341)        (307)        (229)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net Income                                  $     438    $     434    $     702    $     825    $     589    $     565    $     386
                                            =========    =========    =========    =========    =========    =========    =========

PER COMMON SHARE DATA:
Basic Earnings Per Share                    $    0.94    $    0.95    $    1.53    $    1.97    $    1.46    $    1.40    $    0.96
Diluted Earnings Per Share                  $    0.90    $    0.90    $    1.45    $    1.83    $    1.38    $    1.36    $    0.94
Book Value Per Share                        $   16.12    $   15.58    $   16.13    $   14.86    $   13.17    $   11.93    $   10.29
Tangible Book Value Per Share               $   16.18    $   15.26    $   15.74    $   14.56    $   13.11    $   11.79    $   10.52
Dividends                                   $    0.30    $    0.25    $    0.25    $    0.17    $    0.14    $    0.12    $    0.10
Actual Shares Outstanding                     486,435      461,085      461,585      436,648      403,400      402,400      402,400
Weighted Average Shares Outstanding           465,417      456,845      458,049      418,129      402,973      402,400      402,400
Diluted Weighted Average Shares Outstanding   485,472      481,734      482,581      451,096      428,243      415,952      411,900




BALANCE SHEET DATA:
Assets                                     $  95,720    $  85,897    $  92,981    $  79,965    $  69,134    $  60,846    $  55,929
Total Loans, net                              56,033       52,776       55,784       50,814       45,344       38,777       37,681
Total Deposits                                85,220       76,838       84,647       71,671       63,623       55,779       51,491
Long-Term Debt                                     0            0            0            0            0            0            0
Short-Term Borrowings                          2,211        1,458          653        1,488            0            0            0
Shareholders' Equity                           7,842        7,184        7,447        6,488        5,313        4,802        4,142
Tangible Capital                               7,869        7,037        7,267        6,358        5,287        4,745        4,235
Average Total Assets                          93,937       82,144       83,776       75,199       65,864       59,114       49,731
Average Loans (net)                           55,571       50,555       51,468       47,783       41,381       38,105       33,386
Average Interest Earning Assets               83,901       74,757       75,995       68,903       60,442       54,716       45,429
Average Deposits                              85,340       73,723       75,398       68,452       60,740       54,547       45,219
Average Interest Bearing Deposits             74,349       64,604       65,982       60,407       53,732       48,483       40,218
Average Interest Bearing Liabilities          75,301       66,046       67,250       61,239       53,792       48,483       40,736
Average Shareholders' Equity                   7,583        6,884        7,000        5,769        4,987        4,488        3,993

                                              Nine Months Ended
                                                    Sept 30                           Years Ended December 31,
                                            ----------------------    -------------------------------------------------------------
(Dollars in thousands except for per share     1999         1998         1998        1997         1996         1995         1994
data)
------------------------------------------  ---------    ---------    ---------    ---------    ---------    ---------    ---------
SELECTED FINANCIAL RATIOS:
Return on Average Assets                        0.62%        0.70%        0.84%        1.10%        0.89%        0.96%        0.78%
Return on Average Equity                        7.70%        8.41%       10.03%       14.30%       11.81%       12.59%        9.67%
Dividend Payout                                31.88%       26.32%       16.31%        8.62%        9.58%        8.55%       10.42%
Efficiency (2)                                 77.26%       67.03%       66.71%       56.74%       62.46%       60.95%       64.43%
Net Interest Margin (3)                         4.16%        4.18%        4.18%        4.14%        4.13%        4.05%        3.96%
Net Interest Spread (4)                         3.74%        3.64%        3.65%        3.60%        3.60%        3.50%        3.56%

CAPITAL RATIOS:
Tier 1 Leverage Ratio                           8.27%        8.36%        8.27%        8.07%        7.82%        7.84%        7.72%
Risk-Based Capital
  Tier 1                                       14.03%       13.58%       13.73%       13.73%       13.42%       14.45%       13.84%
  Total                                        15.29%       14.83%       14.98%       14.98%       14.68%       15.71%       15.09%
Average Equity to Average Assets                8.07%        8.38%        8.36%        7.67%        7.57%        7.59%        8.03%

ASSET QUALITY RATIOS:
Net Charge-Offs to Average Loans                0.02%        0.08%        0.07%        0.10%        0.23%        0.18%      -0.05%
Allowance to Period End Loans                   1.52%        1.63%        1.53%        1.46%        1.42%        1.57%        1.54%
Allowance for Loan Losses to
     Nonperforming Loans                      146.53%      151.65%      402.79%      115.44%      112.76%      234.98%       75.32%
Nonperforming Assets to Total Assets            0.62%        0.67%        0.23%        0.82%        0.84%        0.43%        1.40%

OTHER DATA:
Banking Locations                                  6            4            6            4            3            2            2
Full-Time Equivalent Employees                    51           47           45           35           28           27           18

1.       Ratios, where appropriate, are presented on an annualized basis.
2. Efficiency ratio is non interest expense divided by the sum of net interest income before the provision for loan loss plus non interest income.
3. Net interest margin is net interest income divided by total average earning assets.
4. Net interest spread is the difference between the average yield on average earning assets and the average yield on average interest bearing liabilities.

               UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS



The following pro forma condensed financial statements reflect the balance sheets as of September 30, 1999 and December 31, 1998 and the income statements for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998 after giving effect to the merger whereby First National Bank of Osceola County, Community National Bank of Pasco County and First National Bank of Polk County will become subsidiaries of Centerstate Banks of Florida, Inc. The merger is expected to be accounted for as a pooling of interests. The conversion ratio recommended is 2.0 shares of Centerstate Banks of Florida common stock for each share of First National Bank of Osceola County, 2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank of Pasco County and 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Polk County.

                       CENTERSTATE BANKS OF FLORIDA, INC.

                            Pro Forma Balance Sheet

                               September 30, 1999


                                                                FIRST NATIONAL/      COMMUNITY      FIRST NATIONAL/
                                                CENTERSTATE        OSCEOLA           NAT'L/PASCO          POLK
                                                -----------     --------------      -------------   --------------
                 ASSETS
Cash and due from banks                         $          1    $   4,545,343       $  6,174,798      $   2,468,087
Federal funds sold                                                  2,150,000          4,207,000          2,673,000
Investment securities available for sale                           25,883,187         22,236,228         23,182,047
Investment securities held to maturity                              3,537,952
Loans, net                                                         65,813,796         56,033,412         40,180,058
Accrued interest receivable                                           742,807            711,989            516,071
Premises and equipment, net                                         4,456,821          5,954,581          2,596,466
Other real estate owned                                                                                     208,295
Deferred income taxes                                                 200,677            315,852            250,543
Prepaids and other assets                                             147,947             86,491            138,515
                                                ------------    -------------       ------------      -------------

          Total assets                          $          1    $ 107,478,530       $ 95,720,351      $  72,213,082
                                                ============    =============       ============      =============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Interest bearing                             $               $  74,344,697       $ 74,430,885      $  54,282,199
   Noninterest bearing                                             21,611,724         10,789,505         10,816,226
                                                ------------    -------------       ------------      -------------
          Total deposits                                           95,956,421         85,220,390         65,098,425
Securities sold under agreements
     to repurchase                                                  2,790,990          2,211,244            365,000
Accrued interest payable                                              111,410            124,546             66,821
Accounts payable and other
     accrued expenses                                                  80,738            322,298            123,526
                                                ------------    -------------       ------------      -------------
          Total liabilities                                        98,939,559         87,878,478         65,653,772
                                                ------------    -------------       ------------      -------------


Stockholders' equity:
   Common stock                                            1        2,555,875          2,434,175          2,378,125
   Additional paid-in capital                                       2,763,787          2,559,580          2,500,034
   Retained earnings                                                3,273,315          2,883,095          1,727,480
   Accumulated other comprehensive income                             (54,006)           (34,977)           (46,329)
                                                ------------    -------------       ------------      -------------
          Total stockholders' equity                       1        8,538,971          7,841,873          6,559,310
                                                ------------    -------------       ------------      -------------
Total liabilities and stockholders' equity      $          1    $ 107,478,530       $ 95,720,351      $  72,213,082
                                                ============    =============       ============      =============


                 ASSETS


                                                     ADJUSTMENTS   COMBINED
                                                    ------------  ----------

Cash and due from banks                                           $ 13,188,229
Federal funds sold                                                   9,030,000
Investment securities available for sale                            71,301,462
Investment securities held to maturity                               3,537,952
Loans, net                                                         162,027,266
Accrued interest receivable                                          1,970,867
Premises and equipment, net                                         13,007,868
Other real estate owned                                                208,295
Deferred income taxes                                                  767,072
Prepaids and other assets                                              372,953
                                                                  ------------

          Total assets                                            $275,411,964
                                                                  ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Interest bearing                                               $203,057,781
   Noninterest bearing                                              43,217,455
                                                                  ------------
          Total deposits                                           246,275,236
Securities sold under agreements
     to repurchase                                                   5,367,234
Accrued interest payable                                               302,777
Accounts payable and other
     accrued expenses                                                  526,562
                                                                  ------------
          Total liabilities                                        252,471,809
                                                                  ============


Stockholders' equity:
   Common stock                                                      7,368,176
   Additional paid-in capital                                        7,823,401
   Retained earnings                                                 7,883,890
   Accumulated other comprehensive income                             (135,312)
                                                                  ------------
          Total stockholders' equity                                22,940,155
                                                                  ------------
Total liabilities and stockholders' equity                        $275,411,964
                                                                  ============


                       CENTERSTATE BANKS OF FLORIDA, INC.
                            Pro Forma Balance Sheet
                               December 31, 1998



                                              FIRST NATIONAL/    COMMUNITY        FIRST NATIONAL/
                 ASSETS                           OSCEOLA        NAT'L/PASCO           POLK
                                              ---------------   -------------     ---------------
Cash and due from banks                       $   4,687,944      $  3,787,574      $  3,106,304
Federal funds sold                                5,017,000         5,175,000         3,752,000
Investment securities available for sale         35,818,706        21,955,703        23,809,823
Investment securities held to maturity            2,555,226
Loans, net                                       56,591,397        55,783,943        39,414,516
Accrued interest receivable                         753,990           666,606           533,345
Premises and equipment, net                       3,714,825         5,294,524         2,701,899
Other real estate owned                                                34,672           203,179
Deferred income taxes                                91,869           235,942           184,117
Prepaids and other assets                            93,959            46,960            72,493
                                               ------------      ------------      ------------
          Total assets                         $109,324,916      $ 92,980,924      $ 73,777,676
                                               ============      ============      ============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Interest bearing                            $ 78,886,965      $ 73,322,182      $ 57,359,893
   Noninterest bearing                           18,670,815        11,324,586        10,066,213
                                               ------------      ------------      ------------
          Total deposits                         97,557,780        84,646,768        67,426,106
Securities sold under agreements
     to repurchase                                3,978,073           652,948           255,000
Accrued interest payable                            143,246           144,862            91,057
Accounts payable and other
     accrued expenses                               189,294            89,694           115,617
                                               ------------      ------------      ------------
          Total liabilities                     101,868,393        85,534,272        67,887,780
                                               ------------      ------------      ------------


Stockholders' equity:
   Common stock                                   2,255,545         2,307,925         2,206,250
   Additional paid-in capital                     2,334,249         2,430,696         2,250,547
   Retained earnings                              2,741,285         2,591,424         1,364,345
   Accumulated other comprehensive income           125,444           116,607            68,754
                                               ------------      ------------      ------------
          Total stockholders' equity              7,456,523         7,446,652         5,889,896
                                               ------------      ------------      ------------
Total liabilities and stockholders' equity     $109,324,916      $ 92,980,924      $ 73,777,676
                                               ============      ============      ============


                 ASSETS                           ADJUSTMENTS        COMBINED
                                                --------------    --------------
Cash and due from banks                                           $   11,581,823
Federal funds sold                                                    13,944,000
Investment securities available for sale                              81,584,232
Investment securities held to maturity                                 2,555,226
Loans, net                                                           151,789,856
Accrued interest receivable                                            1,953,941
Premises and equipment, net                                           11,711,248
Other real estate owned                                                  237,851
Deferred income taxes                                                    511,928
Prepaids and other assets                                                213,412
                                                                  --------------
          Total assets                                            $  276,083,517
                                                                  ==============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Interest bearing                                                 $209,569,040
   Noninterest bearing                                                40,061,614
                                                                  --------------
          Total deposits                                             249,630,654
Securities sold under agreements
     to repurchase                                                     4,886,021
Accrued interest payable                                                 379,165
Accounts payable and other
     accrued expenses                                                    394,605
                                                                  --------------
          Total liabilities                                          255,290,445
                                                                  ==============


Stockholders' equity:
   Common stock                                                        6,769,721
   Additional paid-in capital                                          7,015,492
   Retained earnings                                                   6,697,054
   Accumulated other comprehensive income                                310,805
                                                                  --------------
          Total stockholders' equity                                  20,793,072
                                                                  --------------
Total liabilities and stockholders' equity                        $  276,083,517
                                                                  ==============

                       CENTERSTATE BANKS OF FLORIDA, INC.

                       Pro Forma Statement of Operations

               For the Nine Month Period Ended September 30, 1999



                                                       FIRST NATIONAL/    COMMUNITY    FIRST NATIONAL/
                                        CENTERSTATE       OSCEOLA        NAT'L/PASCO       POLK         ADJUSTMENTS      COMBINED
                                        -----------   ---------------   ------------  --------------   ------------    ------------
INTEREST INCOME
   Loans                                   $              4,086,715      3,756,223      2,610,461                       $10,453,399
   Investment securities                                  1,364,759        928,884      1,003,904                         3,297,547
   Federal funds sold                                       129,945        206,698        119,377                           456,020
                                           -------       ----------     ----------     ----------                       -----------
TOTAL INTEREST INCOME                            0        5,581,419      4,891,805      3,733,742                        14,206,966
                                           -------       ----------     ----------     ----------                       -----------
INTEREST EXPENSE
   Deposits                                               2,357,005      2,256,364      1,507,428                         6,120,797
   Securities sold under agreements
        to repurchase                                        99,592         25,874         12,315                           137,781
                                           -------       ----------     ----------     ----------                       -----------
TOTAL INTEREST EXPENSE                           0        2,456,597      2,282,238      1,519,743                         6,258,578
                                           -------       ----------     ----------     ----------
NET INTEREST INCOME                              0        3,124,822      2,609,567      2,213,999                         7,948,388
Provision for loan losses                                    99,000        9,000         63,000                             171,000
                                           -------       ----------     ----------     ----------                       -----------
NET INTEREST INCOME AFTER
     LOAN LOSS PROVISION                         0        3,025,822      2,600,567      2,150,999                         7,777,388
                                           -------       ----------     ----------     ----------                       -----------
NON INTEREST INCOME
   Service charges on deposit accounts                      519,922        431,091        173,351                         1,124,364
   Other service charges and fees                           130,550         45,688         93,003                           269,241
                                           -------       ----------     ----------     ----------                       -----------
TOTAL NON INTEREST INCOME                        0          650,472        476,779        266,354                         1,393,605
                                           -------       ----------     ----------     ----------                       -----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                  1,215,246      1,079,930        769,828                         3,065,004
   Occupancy expense                                        366,930        302,497        189,567                           858,994
   Depreciation of premises and equipment                   243,949        231,857        164,150                           639,956
   Stationery and printing supplies                         118,527         58,175         67,121                           243,823
   Advertising and public relations                          64,884         59,331         37,591                           161,806
   Data processing expense                                  211,133        180,091        168,900                           560,124
   Legal and professional fees                               70,245         77,196         49,354                           196,795
   Other expenses                                           545,174        395,353        266,439                         1,206,966
                                           -------       ----------     ----------     ----------                       -----------
NON INTEREST EXPENSE                             0        2,836,088      2,384,430      1,712,950                         6,933,468
                                           -------       ----------     ----------     ----------                       -----------
INCOME BEFORE INCOME TAXES                                  840,206        692,916        704,403                         2,237,525
Provision for income taxes                                  308,176        255,194        255,656                           819,026
                                           -------       ----------     ----------     ----------                       ===========
NET INCOME                                 $     0       $  532,030     $  437,722     $  448,747                       $ 1,418,499
                                           =======       ==========     ==========     ==========                       ===========

Earnings per share of common stock:
    Basic                                       --       $     0.56     $     0.47     $     0.59                       $      0.54
    Diluted                                     --       $     0.54     $     0.45     $     0.57                       $      0.51

Average number of common shares
    outstanding:
    Basic                                        1          942,016        940,142        762,398                         2,644,557
    Diluted                                      1          991,478        976,613        791,736                         2,759,828

                       CENTERSTATE BANKS OF FLORIDA, INC.

                       Pro Forma Statement of Operations

                      For the year ended December 31, 1998


                                             FIRST NATIONAL/   COMMUNITY   FIRST NATIONAL/
                                                 OSCEOLA      NAT'L/PASCO      POLK         ADJUSTMENTS     COMBINED
                                             --------------  ------------  --------------   -----------   ------------
INTEREST INCOME
   Loans                                      $5,160,699      $4,868,419      $3,452,295                  $13,481,413
   Investment securities                       1,468,988       1,108,953       1,254,071                    3,832,012
   Federal funds sold                            636,830         296,312         291,839                    1,224,981
                                              ----------      ----------      ----------                  -----------
TOTAL INTEREST INCOME                          7,266,517       6,273,684       4,998,205                   18,538,406
                                              ----------      ----------      ----------                  -----------
INTEREST EXPENSE
   Deposits                                    3,349,948       3,039,598       2,198,379                    8,587,925
   Securities sold under agreements
        to repurchase                            103,563          58,853          33,975                      196,391
                                              ----------      ----------      ----------                  -----------
TOTAL INTEREST EXPENSE                         3,453,511       3,098,451       2,232,354                    8,784,316
                                              ----------      ----------      ----------                  -----------
NET INTEREST INCOME                            3,813,006       3,175,233       2,765,851                    9,754,090
Provision for loan losses                         38,473         150,000          39,000                      227,473
                                              ----------      ----------      ----------                  -----------
NET INTEREST INCOME AFTER                      3,774,533       3,025,233       2,726,851                    9,526,617
     LOAN LOSS PROVISION
                                              ----------      ----------      ----------                  -----------
NON INTEREST INCOME
   Service charges on deposit accounts           584,789         423,759         195,016                    1,203,564
   Other service charges and fees                122,114          41,098          79,701                      242,913
   Gain on sale of real estate owned                              99,659
                                              ----------      ----------      ----------                  -----------
TOTAL NON INTEREST INCOME                        706,903         564,516         274,717                    1,546,136
                                              ----------      ----------      ----------                  -----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits       1,373,971       1,131,682         887,138                    3,392,791
   Occupancy expense                             422,940         272,603         215,842                      911,385
   Depreciation of premises and equipment        217,172         215,412         212,826                      645,410
   Stationery and printing supplies               99,530          83,034          77,193                      259,757
   Advertising and public relations               75,266          47,772          56,837                      179,875
   Data processing expense                       232,530         208,688         185,072                      626,290
   Legal and professional fees                    97,544         114,735          52,288                      264,567
   Other expenses                                556,196         420,755         326,910                    1,303,861
                                              ----------      ----------      ----------                  -----------
NON INTEREST EXPENSE                           3,075,149       2,494,681       2,014,106                    7,583,936
                                              ----------      ----------      ----------                  -----------
INCOME BEFORE INCOME TAXES                     1,406,287       1,095,068         987,462                    3,488,817
Provision for income taxes                       512,396         393,405         296,171                    1,201,972
                                              ----------      ----------      ----------                  -----------
NET INCOME                                    $  893,891      $  701,663      $  691,291                  $ 2,286,845
                                              ==========      ==========      ==========                  ===========

Earnings per share of common stock:
    Basic                                     $     1.00      $     0.76      $     0.98                  $      0.90
    Diluted                                   $     0.93      $     0.72      $     0.92                  $      0.85

Average number of common shares
    outstanding:
    Basic                                        893,474         925,259         708,523                    2,527,256
    Diluted                                      963,354         976,834         749,417                    2,689,605

                       CENTERSTATE BANKS OF FLORIDA, INC.

                       Pro Forma Statement of Operations

                      For the year ended December 31, 1997



                                                         FIRST NATIONAL/     COMMUNITY     FIRST NATIONAL/
                                                            OSCEOLA         NAT'L/PASCO         POLK
                                                         --------------    -------------   --------------
INTEREST INCOME
   Loans                                                    $ 4,860,932       $4,546,805       $3,145,803
   Investment securities                                      1,031,926          998,874        1,097,001
   Federal funds sold                                           362,596          261,436          196,637
                                                            -----------       ----------       ----------
TOTAL INTEREST INCOME                                         6,255,454        5,807,115        4,439,441
                                                            -----------       ----------       ----------
INTEREST EXPENSE
   Deposits                                                   2,735,645        2,916,542        1,939,256
   Securities sold under agreements
      to repurchase                                              81,883           40,090           20,189
                                                            -----------       ----------       ----------
TOTAL INTEREST EXPENSE                                        2,817,528        2,956,632        1,959,445
                                                            -----------       ----------       ----------
NET INTEREST INCOME                                           3,437,926        2,850,483        2,479,996
Provision for loan losses                                       212,400          150,000           73,000
                                                            -----------       ----------       ----------
NET INTEREST INCOME AFTER
     LOAN LOSS PROVISION                                      3,225,526        2,700,483        2,406,996
                                                            -----------       ----------       ----------
NON INTEREST INCOME
   Service charges on deposit accounts                          439,390          336,680          140,569
   Other service charges and fees                                90,309           36,849           68,822
   Gain on sale of other real estate owned                                       148,985
   Loss on sale of available for sale securities                 (5,874)
                                                            -----------       ----------       ----------
TOTAL NON INTEREST INCOME                                       523,825          522,514          209,391
                                                            -----------       ----------       ----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                      1,205,179          893,967          802,415
   Occupancy expense                                            427,171          195,728          214,413
   Depreciation of premises and equipment                       206,238          172,896          167,278
   Stationery and printing supplies                             109,984           64,677           83,164
   Advertising and public relations                              70,633           53,209           45,518
   Data processing expense                                      198,819          109,566          132,931
   Legal and professional fees                                   66,728          136,945           36,223
   Other expenses                                               457,454          287,041          284,001
                                                            -----------       ----------       ----------
TOTAL NON INTEREST EXPENSE                                    2,742,206        1,914,029        1,765,943
                                                            -----------       ----------       ----------
NET INCOME BEFORE INCOME TAXES                                1,007,145        1,308,968          850,444
Provision for income taxes                                      405,413          484,235          302,751
                                                            -----------       ----------       ----------
NET INCOME                                                  $   601,732       $  824,733       $  547,693
                                                            ===========       ==========       ==========
Earnings per share of common stock:
   Basic                                                          $0.71            $0.98            $0.83
   Diluted                                                        $0.66            $0.91            $0.78

Average number of common shares
    outstanding:
    Basic                                                       851,644          844,621          650,885
    Diluted                                                     912,318          911,214          698,546



                                                       ADJUSTMENTS       COMBINED
                                                       -----------     -------------

INTEREST INCOME
   Loans                                                                $12,553,540
   Investment securities                                                  3,127,801
   Federal funds sold                                                       820,669
                                                                        -----------
TOTAL INTEREST INCOME                                                    16,502,010
                                                                        -----------
INTEREST EXPENSE
   Deposits                                                               7,591,443
   Securities sold under agreements
      to repurchase                                                         142,162
                                                                        -----------
TOTAL INTEREST EXPENSE                                                    7,733,605
                                                                        -----------
NET INTEREST INCOME                                                       8,768,405
Provision for loan losses                                                   435,400
                                                                        -----------
NET INTEREST INCOME AFTER
     LOAN LOSS PROVISION                                                  8,333,005
                                                                        -----------
NON INTEREST INCOME
   Service charges on deposit accounts                                      916,639
   Other service charges and fees                                           195,980
   Gain on sale of other real estate owned
   Loss on sale of available for sale securities
                                                                        -----------
TOTAL NON INTEREST INCOME                                                 1,255,730
                                                                        -----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                                  2,901,561
   Occupancy expense                                                        837,312
   Depreciation of premises and equipment                                   546,412
   Stationery and printing supplies                                         257,825
   Advertising and public relations                                         169,360
   Data processing expense                                                  441,316
   Legal and professional fees                                              239,896
   Other expenses                                                         1,028,496
                                                                        -----------
TOTAL NON INTEREST EXPENSE                                                6,422,178
                                                                        -----------
NET INCOME BEFORE INCOME TAXES                                            3,166,557
Provision for income taxes                                                1,192,399
                                                                        -----------
NET INCOME                                                              $ 1,974,158
                                                                        ===========
Earnings per share of common stock:
   Basic                                                                $      0.84
   Diluted                                                              $      0.78

Average number of common shares
    outstanding:
    Basic                                                                 2,355,150
    Diluted                                                               2,522,078

                       CENTERSTATE BANKS OF FLORIDA, INC.

                       Pro Forma Statement of Operations

               For the nine month period ended September 30, 1998


                                              FIRST NATIONAL/     COMMUNITY       FIRST NATIONAL/
                                                  OSCEOLA        NAT'L/PASCO           POLK
                                              --------------    -------------     --------------
INTEREST INCOME
   Loans                                        $3,864,760         $3,587,471         $2,577,351
   Investment securities                         1,010,700            817,155            943,084
   Federal funds sold                              515,654            233,372            240,937
                                                ----------         ----------        -----------
TOTAL INTEREST INCOME                            5,391,114          4,637,998          3,761,372
                                                ----------         ----------        -----------
INTEREST EXPENSE
   Deposits                                      2,481,065          2,250,329          1,648,927
   Securities sold under agreements
        to repurchase                               54,146             50,533             30,578
                                                ----------         ----------        -----------
TOTAL INTEREST EXPENSE                           2,535,211          2,300,862          1,679,505
                                                ----------         ----------        -----------
NET INTEREST INCOME                              2,855,903          2,337,136          2,081,867
Provision for loan losses                           96,000            150,000             39,000
                                                ----------         ----------        -----------
NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                   2,759,903          2,187,136          2,042,867
                                                ----------         ----------        -----------
NON INTEREST INCOME
   Service charges on deposit accounts             409,657            301,865            141,944
   Other service charges and fees                   92,910             29,901             56,951
                                                ----------         ----------        -----------
TOTAL NON INTEREST INCOME                          502,567            331,766            198,895
                                                ----------         ----------        -----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits           972,001            839,014            660,931
   Occupancy expense                               279,080            194,473            165,960
   Depreciation of premises and equipment          196,600            157,069            166,300
   Stationery and printing supplies                 70,809             55,454             64,096
   Advertising and public relations                 54,515             30,641             41,770
   Data processing expense                         168,532            152,866            132,029
   Legal and professional fees                      71,385             74,713             55,853
   Other expenses                                  403,469            285,205            249,672
                                                ----------         ----------        -----------
TOTAL NON INTEREST EXPENSE                       2,216,391          1,789,435          1,536,611
                                                ----------         ----------        -----------
NET INCOME BEFORE INCOME TAXES                   1,046,079            729,467            705,151
Provision for income taxes                         387,096            295,538            220,587
                                                ----------         ----------        -----------
NET INCOME                                      $  658,983         $  433,929        $   484,564
                                                ==========         ==========        ===========
Earnings per share of common stock:
   Basic                                        $     0.74         $     0.47        $      0.69
   Diluted                                      $     0.69         $     0.45        $      0.65

Average number of common shares
    outstanding:
    Basic                                          892,258            922,746            706,399
    Diluted                                        958,226            973,103            747,790


                                                 ADJUSTMENTS       COMBINED
                                                -------------   -------------
INTEREST INCOME
   Loans                                                         $10,029,582
   Investment securities                                           2,770,939
   Federal funds sold                                                989,963
                                                                 -----------
TOTAL INTEREST INCOME                                             13,790,484
                                                                 -----------
INTEREST EXPENSE
   Deposits                                                        6,380,321
   Securities sold under agreements
        to repurchase                                                135,257
                                                                 -----------
TOTAL INTEREST EXPENSE                                             6,515,578
                                                                 -----------
NET INTEREST INCOME                                                7,274,906
Provision for loan losses                                            285,000
                                                                 -----------
NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                                     6,989,906
                                                                 -----------
NON INTEREST INCOME
   Service charges on deposit accounts                               853,466
   Other service charges and fees                                    179,762
                                                                 -----------
TOTAL NON INTEREST INCOME                                          1,033,228
                                                                 -----------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                           2,471,946
   Occupancy expense                                                 639,513
   Depreciation of premises and equipment                            519,969
   Stationery and printing supplies                                  190,359
   Advertising and public relations                                  126,926
   Data processing expense                                           453,427
   Legal and professional fees                                       201,951
   Other expenses                                                    938,346
                                                                 -----------
TOTAL NON INTEREST EXPENSE                                         5,542,437
                                                                 -----------
NET INCOME BEFORE INCOME TAXES                                     2,480,697
Provision for income taxes                                           903,221
                                                                 -----------
NET INCOME                                                       $ 1,577,476
                                                                 ===========
Earnings per share of common stock:
   Basic                                                         $      0.63
   Diluted                                                       $      0.59

Average number of common shares
    outstanding:
    Basic                                                          2,521,673
    Diluted                                                        2,679,119

                               THE SPECIAL MEETING
GENERAL

         This proxy statement/prospectus and the accompanying proxy card are being mailed to you on or about _________, 2000. The Community National Bank board of directors will be soliciting proxies from the holders of Community National Bank common stock to be voted at the special meeting. The special meeting has been called to consider and vote upon the merger agreement providing for the merger of Community National Bank with a national banking subsidiary to be organized by Centerstate Banks of Florida. The Community National Bank board of directors unanimously has approved the merger agreement and recommends that you vote FOR approval of it.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         This special meeting will be held on _________, 2000 at ______ p.m., local time, in the principal executive officers of Community National Bank, at 920 North Bermuda Avenue, Kissimmee, Florida 34741.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

         Only holders of record of Community National Bank common stock on _________, 2000, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On that date, there were 486,835 shares of Community National Bank common stock outstanding and entitled to vote at the special meeting. Each share is entitled to one vote. As of ___________, 2000, there were approximately ____ holders of record of Community National Bank common stock.

VOTE REQUIRED TO APPROVE MERGER

         The approval of the merger requires the approval from the holders of at least two-thirds of all the shares of Community National Bank common stock outstanding.

         As of __________, 2000, the Community National Bank directors, executive officers and their affiliates owned 42.73% of the outstanding stock of Community National Bank. Community National Bank management anticipates that these persons will vote in favor of the merger.

VOTING AND SOLICITATION OF PROXIES

         All shares of Community National Bank represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted to approve the merger and authorize the merger.

         The Community National Bank board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

         If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (1) filing with the Secretary of Community National Bank a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Community National Bank before the taking of the vote at the special meeting, or (3) attending the special meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Community National Bank, 6930 Gall Blvd., Zephyrhills, Florida 33541-2513, Attention:
James S. Stalnaker, Jr., or hand delivered to Mr. Stalnaker at or before the taking of the vote at the special meeting.

         Community National Bank will pay for the cost of the solicitation of proxies. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Community National Bank in person or by telephone, or by other means of communication. These individuals will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Community National Bank common stock held of record by such persons. Community National Bank may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection with the solicitation.

                                   THE MERGER

         This section of the proxy statement/prospectus describes some aspects of the merger. The following descriptions are not complete and are qualified in their entirety by reference to the merger agreement, which is attached as Appendix A to this document and is incorporated by reference into this document. We urge you to read all of the merger agreement carefully.

GENERAL INFORMATION ABOUT THE MERGER

         On December 10, 1999, Centerstate Banks of Florida and Community National Bank signed a merger agreement. The merger agreement provides that Community National Bank will merge into an interim national banking subsidiary to be formed by Centerstate Banks of Florida. After the merger, Community National Bank will continue to conduct its business as it did prior to the merger, and with the same name, directors, employees and banking offices, except that it will be a subsidiary of Centerstate Banks of Florida. Shareholders of Community National Bank will become shareholders of Centerstate Banks of Florida, except to the extent that they exercise dissenters' rights in the merger.

         Centerstate Banks of Florida has entered into similar merger agreements with First National Bank of Polk County and First National Bank of Osceola County. The merger involving Community National Bank will not be completed unless Centerstate Banks of Florida at the same time completes its mergers with First National Bank of Polk County and First National Bank of Osceola County. Thus, if the merger is completed, Centerstate Banks of Florida will have three separate subsidiary banks consisting of Community National Bank, First National Bank of Polk County, and First National Bank of Osceola County. For additional information regarding First National Bank of Osceola County, see the information beginning at Appendix D to this proxy statement/prospectus. For additional information regarding First National Bank of Polk County, see the information beginning at Appendix E to this proxy statement/prospectus. Also, additional financial information regarding First National Bank of Polk County and First National Bank of Osceola County is included under the section entitled "Index to Financial Statements," beginning on page F-1.

         Assuming the conversion of all Community National Bank common stock, and the conversion of all First National Bank of Polk County and First National Bank of Osceola County common stock in their mergers, the consummation of the Community National Bank, First National Bank of Polk County and First National Bank of Osceola County mergers would result in 34.6%, 29.2%, and 36.2% of the outstanding Centerstate Banks of Florida common stock being owned by Community National Bank shareholders, First National Bank of Polk County shareholders, and First National Bank of Osceola County shareholders, respectively.

BACKGROUND OF THE MERGER

         In 1989, James H. White and other individuals worked together to form First National Bank of Osceola County and Community National Bank as separate community banks in Central Florida. Mr. White currently serves as Chairman of the Board of First National Bank of Osceola County and Community National Bank, positions he has held with each of the banks since they opened in 1989. In forming the banks, there was some discussion among the directors of the two banks about the possibility in the future of combining the two banks under a holding company structure if the circumstances and value were deemed appropriate by each of the banks at that time. In 1992, Mr. White and other individuals from Winter Haven, Florida and surrounding communities worked to organize First National Bank of Polk County. Mr. White has served as Chairman of the Board of First National Bank of Polk County since its opening in 1992. The Organizers of First National Bank of Polk County were aware of the interest by Community National Bank and First National Bank of Osceola County in possibly forming under a bank holding company structure, and the directors of the three banks discussed this possibility from time to time.

         In 1993 and 1994, Community National Bank, First National Bank of Osceola County and First National Bank of Polk County held meetings and discussions with several other Florida community banks, regarding the possibility of the three banks and other Florida banks combining as separate subsidiary banks under a holding company. The discussions with the several Florida community banks terminated in late 1994 with no agreements signed by any of the banks.

         From time to time thereafter, Community National Bank, First National Bank of Osceola County and First National Bank of Polk County continued their discussions regarding the possibility of the three banks reorganizing under a bank holding company structure. These discussions became more frequent in the early part of 1998. The three banks explored the advisability of building a multi-bank holding company which would have the potential of offering publicly traded stock and opportunities for share liquidity, thereby potentially enhancing the value to the shareholders of each of the three banks. In the second quarter of 1998, representatives of the three banks asked representatives of Allen C. Ewing to meet with the directors of the three banks regarding the consideration of forming a holding company. On May 7, 1998, representatives of Allen C. Ewing met with the directors of the three banks to discuss how peer mergers, or combination of equals transactions, are effected, and various related issues including procedures for listing shares of publicly traded companies, and information on publicly-traded Florida banks. In August 1998, the Presidents of the three banks, along with Mr. White and representatives of Allen
C. Ewing, met to discuss the possible bank holding company formation. In September 1998, the three banks retained Allen C. Ewing to provide assistance in assessing the basis on which the three banks could reorganize under a bank holding company and the amount that each bank's shareholders might own as a result of the transaction. As a part of this process, the three banks exchanged and reviewed financial and other information on their organizations. Also in September 1998, the three banks sent letters to their shareholders advising that their directors were in the process of assessing the formation of a holding company for the three banks, but cautioning that the process may take an extended period of time to complete, if at all, and that factors including the performance o bank stocks generally and economic and market conditions could cause the banks to delay or cancel the process.

         The three banks continued to hold informal discussions during the remainder of 1998 and the first half of 1999, and also continued to exchange and review financial and other information on their organizations.

         In August 1999, the presidents of the three banks met with Mr. White and legal counsel to develop a more formal process for forming a bank holding company and bringing the three banks underneath the holding company as separate subsidiaries. On September 20, 1999, the three banks caused Centerstate Banks of Florida to be incorporated under Florida law. On September 29, 1999, representatives of the three banks met with representatives of Allen C. Ewing, legal counsel, and accountants to discuss the organization of Centerstate Banks of Florida and the process for the reorganization of the three banks under the bank holding company. At the meeting, each of the banks appointed Mr. White and two directors from each of the banks to serve as the seven member board of directors of Centerstate Banks of Florida. Mr. White also was elected to serve as Chairman, President and Chief Executive Officer of Centerstate Banks of Florida.

         During October 1999, the banks had several discussions with each other as well as with Allen C. Ewing for purposes of Allen C.

Ewing developing a report for presentation to the three banks as well as to Centerstate Banks of Florida of a possible conversion ratio for the three banks. On October 28, 1999, Allen C. Ewing representatives met with representatives of the three banks and Centerstate Banks of Florida for an overview of Allen C. Ewing's analysis of the three banks and its calculation of possible conversion ratios. Without taking any action on the report, the representatives of the three banks asked Allen C. Ewing to continue its analysis and review of the banks' information and to report back to the banks on Allen C. Ewing's recommended conversion ratio. Also during October 1999, legal counsel prepared drafts of a form of merger agreement for consideration by the directors of Centerstate Banks of Florida, and each of the three banks.

         Allen C. Ewing continued its discussions with representatives of the three banks during the first portion of November 1999 and, on November 11, 1999, advised Centerstate Banks of Florida and the three banks on a recommended conversion ratio in connection with the proposed merger transaction. Based upon its analysis, Allen C. Ewing indicated that it would be in a position to issue a fairness opinion to each of the three banks based upon a recommended conversion ratio of 2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank, 2.00 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County, and 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Polk County.

         On November 15, 1999, the Board of Directors of First National Bank of Osceola County met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between First National Bank of Osceola County directors and Centerstate Banks of Florida. In connection with the meeting, Allen C. Ewing had advised First National Bank of Osceola County that the conversion ratio is fair, from a financial point of view, to the shareholders of First National Bank of Osceola County. First National Bank of Osceola County's board then unanimously approved the merger agreement. First National Bank of Osceola County management also was authorized to execute the merger agreement.

         On November 17, 1999, the Board of Directors of Community National Bank met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between Community National Bank directors and Centerstate Banks of Florida. In connection with the meeting, Allen C. Ewing had advised Community National Bank that the conversion ratio is fair, from a financial point of view, to the shareholders of Community National Bank. Community National Bank's board then unanimously approved the merger agreement. Community National Bank management also was authorized to execute the merger agreement.

         On November 18, 1999, the Board of Directors of First National Bank of Polk County met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between First National Bank of Polk County directors and Centerstate Banks of Florida In connection with the meeting, Allen
C. Ewing had advised First National Bank of Polk County that the conversion ratio is fair, from a financial point of view, to the shareholders of First National Bank of Polk County. First National Bank of Polk County's board then unanimously approved the merger agreement. First National Bank of Polk

County management also was authorized to execute the merger agreement.

         On December 10, 1999, Centerstate Banks of Florida approved and entered into the separate merger agreements with Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County.

         The terms of the merger agreements between Centerstate Banks of Florida and each of the three banks are similar, with the exception of the conversion ratio applicable to the particular bank.

RECOMMENDATION OF THE COMMUNITY NATIONAL BANK BOARD

         The Community National Bank board of directors has unanimously approved the merger agreement and recommends that you vote FOR approval and adoption of the merger agreement. The Community National Bank board of directors has determined that the merger is in your best interest and in the best interest of Community National Bank.

         Without assigning any relative or specific weights to the factors, the board of directors of Community National Bank considered the following material factors:

         - The terms of the merger agreement, including the conversion ratio;

         - The overall compatibility of operations and management of Community National Bank, First National Bank of Polk County, and First National Bank of Osceola County;

         - The tax-free nature of the merger to Community National Bank and the treatment of the merger as a pooling of interest for accounting purposes;

         -        The likelihood of receiving requisite regulatory approvals;

         -        Economic and other conditions affecting the banking industry;

         - That the merger will afford Community National Bank the opportunity to participate in the ownership of a bank holding company which, after the closing of the First National Bank of Polk County and First National Bank of Osceola County mergers, would have greater financial resources than Community National Bank;

         - That after the merger, Community National Bank will be able to use the collective resources and capital of the entire Centerstate Banks of Florida organization to serve more and larger customers through a branching network not available to any of the three banks and larger lending limits reflecting the combined organization;.

         - That the merger would increase the ability to compete with other banks and financial service institutions not only through a more expansion branch network and lending capacity, but also through pricing reflecting the economies and cost reductions afforded by a combination of the three organizations; and

         - That upon completion of the merger, Centerstate Banks of Florida intends to qualify its shares to be eligible for trading on the NASDAQ system.

         Community National Bank also entered into the merger agreement conditioned upon it receiving from its financial advisor an opinion as to the fairness of the conversion ratio from a financial point of view to the Community National Bank shareholders. See "Opinion of financial advisor" below.

         THE BOARD OF DIRECTORS OF COMMUNITY NATIONAL BANK UNANIMOUSLY RECOMMENDS THAT COMMUNITY NATIONAL BANK SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

GENERAL

         Community National Bank retained Allen C. Ewing as financial advisor in connection with the merger. Allen C. Ewing was also retained by First National Bank of Osceola County and First National Bank of Polk County to serve as financial advisor in connection with the merger. Allen C. Ewing delivered to Community National Bank a written opinion, dated December 22, 1999 as to the fairness, from a financial point of view, of the conversion ratio to the shareholders of Community National Bank.

         Allen C. Ewing is regularly engaged in the valuation of securities in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes for commercial banks. The board of directors of Community National Bank engaged Allen C. Ewing based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in Florida, and its general investment banking experience in the financial services industry.

         You should consider the following as you read this discussion of Allen
C. Ewing's opinion:

         - The text of Allen C. Ewing's written opinion is located in Appendix B to this proxy statement/prospectus and should be read carefully and in its entirety by the shareholders of Community National Bank.
         - Allen C. Ewing's opinion is directed to the board of directors of Community National Bank and addresses only the fairness, from a financial point of view, of the conversion ratio to the shareholders of Community National Bank.
         - Allen C. Ewing's opinion was based on information provided by Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County, as well as general economic, market, and financial conditions as they existed on the date of the opinion.
         - Allen C. Ewing's opinion is subject to Centerstate Banks of Florida completing its mergers with First National Bank of Osceola County and First National Bank of Polk County at the same time it completes its merger with Community
                  National Bank.
         - Allen C. Ewing was not engaged to make any recommendations to the board of directors of Community National Bank regarding strategies other than the merger with Centerstate Banks of Florida and Allen C. Ewing's opinion does not address the underlying business decision by the board of directors of Community National Bank to enter into the merger.
         - Allen C. Ewing's opinion does not constitute a recommendation to any Community National Bank shareholder as to how he or she should vote on the merger.

         In connection with its opinion, Allen C. Ewing reviewed, analyzed and relied upon the following information provided by the management of Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County:

         -        the merger agreement;
         - audited financial statements for the three banks for the three years ended December 31, 1998;
         - unaudited interim financial information for the three banks for various periods for the year 1999;
         - forecasted results for the three banks, prepared by management of each respective bank, for various periods for the years 1999, 2000, and 2001; and
         - normalized income for the three banks, prepared by management of each respective bank, for various historical and future periods.

         In connection with its opinion, Allen C. Ewing also considered:

         - publicly available information concerning the trading of publicly-traded common stocks of Florida financial institutions, as well as publicly available information regarding mergers and acquisitions of Florida financial institutions;
         - the business prospects of the three banks, and the general economies of their respective markets; and
         - other financial, economic, and regulatory factors deemed relevant by Allen C. Ewing.

         In conducting its review and arriving at its opinions, Allen C. Ewing relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Allen C. Ewing did not attempt to verify such information independently. Allen C. Ewing relied upon the management of each bank as to the reasonableness and achievability of all forecasts and adjustments for normalized income provided to Allen C. Ewing. Allen C. Ewing assumed that such forecasts and adjustments reflected the best available estimates and judgments of management and that such forecasts and adjustments will be realized in the amounts and in the time periods estimated by management.

         Allen C. Ewing assumed, without independent verification, that the aggregate allowances for loan and other losses for Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County are adequate to cover such losses. Allen C. Ewing did not make or obtain any inspections, evaluations, or appraisals of the assets or liabilities of the three banks, nor did Allen C. Ewing examine any individual loan, property, or securities files. Allen C. Ewing also assumed that Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County have taken necessary steps to address Year 2000 issues and Allen C. Ewing makes no representations with respect to the Year 2000 readiness of the three banks.

         Allen C. Ewing assumed for purposes of its opinion that the merger will qualify as a pooling of interests transaction under generally accepted accounting principles and that the transaction will qualify as a tax-free reorganization for income tax purposes. Allen C. Ewing also assumed that the conditions to the merger as set forth in the merger agreement, including receipt of any required governmental, regulatory, or other consents and approvals, would be satisfied and that the merger would be consummated on a timely basis as contemplated by the merger agreement.

         Allen C. Ewing met with the boards of directors and management of Community National Bank, First National Bank of Osceola County, First National Bank of Polk County, and Centerstate Banks of Florida on several occasions for the purposes of developing conversion ratios for the three banks. See "The Merger - Background of the Merger." Based on such meetings and the information provided to Allen C. Ewing and other considerations as outlined under "The Merger - Opinion of the Financial Advisor - General," Allen C. Ewing recommended to each of the three banks a conversion ratio that, in Allen C. Ewing's judgment, was fair, from a financial point of view, to the respective shareholders of each of the three banks.

         On November 11, 1999, Allen C. Ewing recommended conversion ratios of
2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank common stock, 2.00 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County common stock, and 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Polk County common stock. The recommended conversion ratios for each of the three banks were subsequently approved by the boards of directors of each of the three banks at meetings taking place during the week of November 15, 1999. See "The Merger - Background of the Merger."

VALUATION METHODOLOGIES

         In connection with its opinions, Allen C. Ewing performed various analyses, a brief summary of which follows:

         ANALYSIS OF TERMS OF THE MERGER. In the merger, each share of Community National Bank common stock outstanding will be converted into the right to receive 2.02 shares of Centerstate Banks of Florida common stock. See "Conversion of Shares."

         ANALYSIS OF COMPARABLE TRANSACTIONS. Because of the relatively few transactions involving peer mergers of three community banks with total assets less than $100 million each, analysis of comparable transactions was not utilized by Allen C. Ewing.

         DISCOUNTED CASH FLOW ANALYSIS. Discounted cash flow analysis is based on management's forecasted earnings and dividends for a period of years and a projected value at the end of the period. The cash flow streams are then discounted at various discount rates reflecting required rates of return and the inherent risks in the cash flow projections. Because of the volatility in earnings resulting from recent branch openings, the hiring of additional officers and personnel, and other costs for Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County, discounted cash flow analysis was not utilized by Allen C. Ewing.

         CONTRIBUTION ANALYSIS. Allen C. Ewing calculated the contributions by Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County to the pro forma balance sheet and income statement of Centerstate Banks of Florida for various periods. The following table presents various balance sheet and income statement contributions to be made to Centerstate Banks of Florida by each of the three banks, compared to the pro forma ownership in Centerstate Bank of Florida by the shareholders from each of the three banks after the merger.




                                                First National            First National
                                                Bank of Osceola             Bank of Polk                Community
                                                    County                    County                  National Bank
                                                Contribution to           Contribution to            Contribution to
                                                  Centerstate                Centerstate               Centerstate
                                              -------------------       --------------------      -----------------------
AT OR FOR THE TRAILING TWELVE
MONTHS ENDED SEPTEMBER 30, 1999:
Fully Diluted Equity Capital                         36.3%                     29.6%                       34.0%
Total Loans                                          40.3%                     25.0%                       34.8%
Total Deposits                                       38.7%                     26.6%                       34.8%
Total Assets                                         38.9%                     26.3%                       34.8%
Actual Net Income                                    34.8%                     32.0%                       33.2%
Normalized Net Income                                36.1%                     26.2%                       37.7%

AT OR FOR THE YEAR ENDING DECEMBER 31, 1999:
Forecasted Fully Diluted Equity Capital              36.3%                     29.8%                       33.8%
Forecasted Total Loans                               40.3%                     24.4%                       35.4%
Forecasted Total Deposits                            38.4%                     26.7%                       34.8%
Forecasted Total Assets                              39.1%                     26.2%                       34.7%
Forecasted Net Income                                35.8%                     33.0%                       31.2%
Forecasted Normalized Net Income                     36.2%                     27.4%                       36.4%

AT OR FOR THE YEAR ENDING DECEMBER 31, 2000:
Forecasted Fully Diluted Equity Capital              36.7%                     29.7%                       33.6%
Forecasted Total Loans                               38.4%                     24.3%                       37.3%
Forecasted Total Deposits                            37.3%                     26.4%                       36.3%
Forecasted Total Assets                              38.3%                     26.1%                       35.6%
Forecasted Net Income                                37.1%                     29.7%                       33.2%
Forecasted Normalized Net Income                     37.6%                     26.8%                       35.6%



                                                First National             First National
                                                Bank of Osceola             Bank of Polk                 Community
                                                    County                     County                  National Bank
                                              -------------------       --------------------      -----------------------

Conversion Ratio                                     2.00                       1.62                       2.02

Pro Forma Fully Diluted Percentage
Ownership of Centerstate Banks of
Florida to be Owned by the
Shareholders of Each of the
Three Banks                                          36.0%                     29.1%                       34.9%

         ACCRETION AND DILUTION ANALYSIS. Allen C. Ewing analyzed the pro forma impact of the merger on fully diluted earnings per share and book value per share of Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County. Allen C. Ewing's analysis showed that the merger, compared to the continued operation of Community National Bank on a stand-alone basis, would be:

         - accretive to earnings per share and accretive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;
         - accretive to forecasted earnings per share and accretive to fully diluted forecasted book value per share for the year ending December 31, 1999; and
         - accretive to forecasted earnings per share and accretive to fully diluted forecasted book value per share for the year ending December 31, 2000.

Allen C. Ewing's analysis showed that the merger, compared to the continued operation of First National Bank of Osceola County on a stand-alone basis, would be:

         - accretive to earnings per share and dilutive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;
         - accretive to forecasted earnings per share and dilutive to fully diluted forecasted book value per share for the year ending December 31, 1999; and
         - dilutive to forecasted earnings per share and dilutive to fully diluted forecasted book value per share for the year ending December 31, 2000.

Allen C. Ewing's analysis showed that the merger, compared to the continued operation of First National Bank of Polk County on a stand-alone basis, would be:

         - dilutive to earnings per share and dilutive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;
         - dilutive to forecasted earnings per share and dilutive to fully diluted forecasted book value per share for the year ending December 31, 1999; and
         - dilutive to forecasted earnings per share and dilutive to fully diluted forecasted book value per share for the year ending December 31, 2000.

         STOCK TRADING HISTORY. Allen C. Ewing reviewed the prior stock trading history for Community National Bank common stock and concluded that no active trading market exists for Community National Bank common stock. After the merger, Centerstate Banks of Florida intends to list its shares of common stock for trading on the Nasdaq system, which may provide the opportunity for share liquidity if an active trading market develops.

                  While the summary set forth above describes the material analyses performed by Allen C. Ewing, it does not purport to be a complete description of the analyses. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Allen C. Ewing believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part or all of the above summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses reflected in Allen C. Ewing's opinions. In addition, Allen C. Ewing may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Allen C. Ewing's view of the actual value of Community National Bank, First National Bank of Osceola

County, or First National Bank of Polk County. The fact that any specific analysis has been referred to in the summary above is not intended to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Allen C. Ewing made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of Community
National Bank, First National Bank of Osceola County, and First National Bank of Polk County. The analyses performed by Allen C. Ewing are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen C. Ewing's analysis of the fairness, from a financial point of view, of the conversion ratio to the shareholders of Community National Bank. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Allen C. Ewing's opinion is just one of many factors taken into consideration by the board of directors of Community
National Bank in determining to enter into the merger agreement.

         In the ordinary course of its business as a broker/dealer, Allen C. Ewing may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the account of its customers. As of the date of this proxy statement/prospectus, Allen C. Ewing had no such position in the securities of Community
National Bank, First National Bank of Osceola County, First National Bank of Polk County, or Centerstate Banks of Florida.

COMPENSATION OF ALLEN C. EWING

         Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County have agreed to pay Allen C. Ewing a total fee equal to $25,000 ($8,333 each) for financial advisory services rendered in connection with the merger. Further, each of the three banks has agreed to reimburse Allen C. Ewing for reasonable out-of-pocket expenses incurred in connection with acting as financial advisor to each. Each of the three banks has also agreed to indemnify and hold harmless Allen C. Ewing and its directors, officers, and employees against certain liabilities, including liabilities under the federal securities laws, in connection with its services.

CONVERSION RATIO

         As a result of the merger, each share of Community National Bank common stock outstanding immediately prior to effectiveness of the merger, other than shares as to which dissenters' rights have been perfected under the national banking laws, will be converted into the right to receive 2.02 shares of Centerstate Banks of Florida common stock. This is referred to as the conversion ratio. Centerstate Banks of Florida will not issue fractional shares of its common stock. A holder of Community National Bank common stock otherwise entitled to a fractional share will be paid cash in lieu of such fractional share based on the book value of Community National Bank common stock on the last day of the month prior to or on the date the merger becomes effective.

INTEREST OF CERTAIN PERSONS IN THE MERGER


         All of Community National Bank's directors and officers will obtain an equity interest in Centerstate Banks of Florida in exchange for their shares of Community National Bank common stock in the merger. Each of them will receive the same number of shares of Centerstate Banks of Florida common stock for each share of Community National Bank common stock owned by him or her as every other Community National Bank shareholder. Directors and officers of Community National Bank will be treated the same as other Community National Bank shareholders, except that they may be subject to certain restrictions on any resale of Centerstate Banks of Florida common stock received by them in the merger. See "Resales of Centerstate Banks of Florida common stock to be received by affiliates of Community National Bank" below.

         Community National Bank has outstanding stock options covering 11,375 shares of Community National Bank common stock. These options will be assumed by Centerstate Banks of Florida and will continue as outstanding options exercisable for shares of Centerstate Banks of Florida common stock. Each holder of an option will have the right to acquire after effectiveness of the merger a number of shares of Centerstate Banks of Florida common stock equal to the product, rounded up to the next whole e number, of (1) the number of shares of Community National Bank common stock covered by the option and (2) the conversion ratio. The exercise price at which the option will be exercisable will be an amount, rounded up to the next whole cent, computed by dividing (1) the exercise price per share of the option, by (2) the conversion ratio. Option holders who exercise their options prior to effectiveness of the merger and receive Community National Bank common stock will receive Centerstate Banks of Florida common stock in the merger in the same manner as any other Community National Bank shareholder.

         The merger agreement also provides that after effectiveness of the merger, Centerstate Banks of Florida will indemnify the present and former officers, directors and employees of Community National Bank against losses incurred by them prior to effectiveness of the merger to the full extent allowed under Florida law and by the articles of incorporation of Community National Bank.

EFFECTIVENESS OF THE MERGER

         The merger will become effective on the date and time set forth in the certificate of merger relating to the merger issued by the Comptroller of the Currency. Unless otherwise agreed to by Community National Bank and Centerstate Banks of Florida, the effectiveness of the merger will occur on the tenth business day following the later to occur of (1) the effective date of the last required regulatory approval to consummate the merger, (2) the date on which Community National Bank shareholders a approved the merger agreement, and (3) the date on which all other conditions required for consummation of the merger are completed.

REGULATORY APPROVALS FOR THE MERGER

         The merger is subject to prior approval by the appropriate banking regulatory authorities. An application was filed for approval of the merger with the Board of Governors of the Federal Reserve System on December 17, 1999. An application for approval of the merger also was filed with the Office of the Comptroller of the Currency on December 17, 1999. The merger cannot be closed in the absence of these regulatory approvals. Although there can be no assurance, we believe that the required a regulatory approvals will be obtained.

RIGHTS OF DISSENTING SHAREHOLDERS

         The national banking laws afford you the right to dissent from the merger and receive cash for the value of your shares. The following is a brief summary of the steps you must take to perfect your dissenters' rights under the national banking laws. This summary does not purport to be complete and is subject in all respects to the provisions of the national banking laws which are reproduced as Appendix C to this proxy statement/prospectus. A shareholder of Community National Bank who wishes to exercise his or her dissenters' rights:

         - must either give written notice to the President of Community National Bank, at or prior to the special meeting, of the holder's dissent from the merger or must vote against the merger at the special meeting;

         - within 30 days after the effectiveness of the merger, must make a written request to Community National Bank for appraisal; and

         - must send his or her Community National Bank stock certificates with the written request for appraisal.

         The written notices and written requests to Community National Bank should be addressed to: James S. Stalnaker, Jr., President and Chief Executive Officer, Community National Bank of Pasco County, 6930 Gall Blvd., Zephyrhills, Florida 33541-2513.

         If you perfect your dissenters' rights, the value of your shares will be determined as of the effectiveness of the merger by an appraisal made by a committee of three persons. One person will be selected by a vote of the holders of a majority of the stock, the owners of which are exercising their dissenters' rights. The second member will be selected by the board of directors of Community National Bank. The third member will be selected by the two persons so selected. The value agreed upon by any two of the three appraisers governs. If the value so fixed is not satisfactory to a dissenting shareholder who has requested payment, that shareholder may within five days after being notified of the appraised value of the shares, appeal to the Comptroller of the Currency. The Comptroller of the Currency will cause a reappraisal to be made which will be final and binding as to the value of the shares. If within 90 days after effectiveness of the merger, one or more of the appraisers is not selected for any reason, or the appraisers fail to determine the value of the shares, the Comptroller of the Currency will, upon request of any interested party, cause an appraisal to be made. This appraisal will be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal will be paid by Community National Bank.


         To exercise your dissenters' rights, strict adherence to the provisions of the national banking laws is required. If you think you may desire to exercise your dissenters' rights, you should carefully review the statutory provisions attached to this proxy statement/prospectus as Appendix C. As in all legal matters, you would be well advised to seek the guidance of an attorney.

         If you receive cash for the fair value of your shares of Community National Bank common stock, that cash will be subject to federal income taxes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with the Internal Revenue Code. If you are contemplating the possible exercise of dissenters' rights, you are urged to consult a tax advisor as to the federal and any applicable state and local income tax consequences resulting from such an election.

RESALES OF CENTERSTATE BANKS OF FLORIDA COMMON STOCK TO BE RECEIVED BY AFFILIATES OF COMMUNITY NATIONAL BANK

         The shares of Centerstate Banks of Florida common stock that you will receive in the merger will be registered under the Securities Act of 1933. Under current law, if you are not an affiliate of Community National Bank or Centerstate Banks of Florida within the meaning of Rule 144 under the Securities Act, you may sell or transfer any shares of Centerstate Banks of Florida common stock that you receive in the merger without need of further registration under the Securities Act.

         If you are an affiliate of Community National Bank before the merger or an affiliate of Centerstate Banks of Florida after the merger, you may resell the shares of Centerstate Banks of Florida common stock issued to you in the merger only:

         - in transactions permitted by Rule 144 and 145 under the Securities Act;

         -        pursuant to an effective registration statement; or

         -        in transactions exempt from registration.

         Generally, if you are an executive officer, director or principal shareholder or other control person of Community National Bank or Centerstate Banks of Florida, you may be deemed to be an affiliate for these purposes. Other shareholders would not be deemed to be affiliates. Rule 144 and 145, insofar as relevant to the merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they may act in n concert, may make within any three-month period.

ACCOUNTING TREATMENT OF THE MERGER

         Centerstate Banks of Florida intends to treat the merger as a pooling of interests for accounting purposes. The unaudited pro forma financial information included in this proxy statement/prospectus reflects the merger using the pooling of interests method of accounting.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The merger is conditioned upon receipt of an opinion as to the principal federal income tax consequences expected to result from the merger. KPMG LLP will provide this opinion.

         The following summary of the material federal income tax consequences expected to result from the merger is qualified in its entirety by reference to the full text of the opinion of KPMG LLP, including the assumptions upon which that opinion is based. The opinion is filed as Exhibit 8 to the registration statement of which this proxy statement/prospectus is a part. Neither the opinion nor this summary addresses any tax considerations under foreign, state or local laws, or the tax considerations to shareholders other than individual United States citizens who hold their shares of Community National Bank common stock or Centerstate Banks of Florida common stock as capital assets within the meaning of the Internal Revenue Code.

         No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the merger. You should be aware that the opinion of KPMG LLP is not binding on the

Internal Revenue Service and the Internal Revenue Service is not precluded from taking a different position. You should also be aware that some of the federal income tax consequences of the merger are governed by provisions of the Internal Revenue Code as to which there are no final regulations and little or no judicial or administrative guidance. KPMG LLP's opinion is based upon the federal income tax laws as in effect on the date of the opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained in this proxy statement/prospectus or in the opinion.

         Subject to the limitations and assumptions described above, KPMG LLP will render an opinion to Centerstate Banks of Florida and Community National Bank that the merger will have the following federal income tax consequences:

         - No gain or loss will be recognized by Centerstate Banks of Florida or Community National Bank as a result of the transactions contemplated in the merger agreement;

         - No gain or loss will be recognized by the shareholders of Community National Bank as a result of their exchange of Community National Bank common stock for Centerstate Banks of Florida common stock, except to the extent that any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

         - The holding period of the Centerstate Banks of Florida common stock received in the merger will include the period during which the stock of Community National Bank exchanged therefor was held, provided such stock was a capital asset in the hands of the holder on the date of the exchange; and

         - The federal income tax basis of the Centerstate Banks of Florida common stock received in the merger will be the same as the basis of the Community National Bank common stock exchanged therefor.


         The tax consequences of the merger may vary depending upon your particular circumstances. You are urged to consult your own tax advisor to determine the particular tax consequences of the merger to you, including the applicability and effect of any state, local or foreign income, property, transfer or other tax laws.

HOW TO EXCHANGE COMMUNITY NATIONAL BANK STOCK CERTIFICATES FOR CENTERSTATE BANKS OF FLORIDA STOCK


         Promptly after the merger becomes effective, Centerstate Banks of Florida will mail transmittal and exchange instructions to each holder of record of Community National Bank common stock to be used to exchange shares of Community National Bank common stock for shares of Centerstate Banks of Florida common stock. These transmittal letters will be accompanied by instructions specifying other details of the exchange. You should not send in your certificates until you receive a transmittal form and instructions.

         After the merger becomes effective, each certificate for shares of Community National Bank common stock will be deemed to represent only the right to receive:

         - the number of shares of Centerstate Banks of Florida common stock that the holder is entitled to receive in the merger; and

         - the cash payment for any fractional share of Community National Bank common stock.

         The holder of an unexchanged certificate will not be entitled to receive any dividend or other distribution payable by Centerstate Banks of Florida until the certificate has been exchanged.

CONDUCT OF BUSINESS PENDING THE MERGER

         In the merger agreement, Community National Bank and Centerstate Banks of Florida have agreed that until the merger becomes effective or the merger agreement is terminated, each will, with some exceptions:

         - use its best efforts to take all actions necessary for all regulatory applications to be approved and use reasonable efforts to remove any condition unduly restricting the operations or materially adversely affecting the condition of Centerstate Banks of Florida or Community National Bank or rendering consummation of the merger unduly burdensome;

         - use its best efforts to obtain any consents and approvals required to consummate the merger;

         - refrain from taking any action which would cause any representations and warranties to become untrue in any material respect or any condition set forth in the merger agreement to not be satisfied;

         - continue to file all reports and documents required with appropriate regulatory authorities;

         - refrain from taking any action which would disqualify the merger as a tax-free reorganization under the Internal Revenue Code;

         - permit representatives of the other party to have full access to information and documents pertaining to it;

         - notify the other of any material adverse development affecting its business;

         - conduct its business in the ordinary course consistent with past practices;

         - use reasonable efforts to maintain its business organization, employees and business relationships; and

         - take no action which would adversely affect or delay the ability of any party to obtain any consent or approval required for the merger.

         In addition, until the merger becomes effective, Community National Bank and Centerstate Banks of Florida have each agreed that it will not

         -        incur any debt other than the ordinary course of business;

         - make any change in its capital structure, except for the payment of dividends consistent with past practices and the issuance of shares upon the exercise of stock options;

         - sell any of its material properties or assets or cancel any material indebtedness, except in the ordinary course of business;

         - make any material investment in any other entity, except in the ordinary course of business;

         - enter into or terminate, or make any changes to, any material leases or contracts, other than renewals, and except in the ordinary course of business;

         - increase in any material manner the compensation of its employees or implement or change any benefit plans, except in the ordinary course of business;

         -        amend its articles of association or bylaws;

         -        enter into any new material line of business;

         - change its lending, investment, liability management and other material banking policies in any respect which is material;

         - incur or commit to any capital expenditure other than the ordinary course of business;

         -        change its method of accounting; or

         - issue or sell any additional shares, except upon the conversion of outstanding options.

         The merger agreement also provides that neither Centerstate Banks of Florida nor Community National Bank may solicit or encourage or consider or participate in the negotiation or the submission of a proposal or offer from any person relating to any recapitalization, merger, acquisition of 25% or more of its stock or assets, or similar transaction. This excludes the agreements that Centerstate Banks of Florida has entered into to similarly acquire First National Bank of Polk County and First d National Bank of Osceola County. However, either party can consider and negotiate regarding any prohibited proposal to the extent its board of directors determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations. If a party makes this determination, it must promptly notify the other party.

CONDITIONS FOR THE MERGER

         The obligations of Community National Bank and Centerstate Banks of Florida to affect the merger are subject to conditions, including:

         - the approval of the merger agreement by the holders of at least two-thirds of the outstanding shares of Community National Bank common stock;

         - receipt of the approval of the merger by all bank regulatory agencies, without inclusion of any condition which would unduly restrict the operations, or would materially adversely affect the condition, of Centerstate Banks of Florida or Community National Bank or make consummation of the merger unduly burdensome;

         - the accuracy in all material respects of the representations and warranties of the parties set forth in the merger agreement;

         - the absence of any pending or threatened action or proceeding which would prevent consummation of the merger or would adversely affect the rights of a party after effectiveness of the merger to own, operate or control its assets;

         - the shareholders equity of Community National Bank on the last day of the calendar month immediately preceding effectiveness of the merger shall not be less than the amount at September 30, 1999;

         - the holders of no more than 5% of the outstanding Community National Bank common stock shall have elected to exercise their dissenters' rights in the merger.

         The closing of the merger is also conditioned upon the simultaneous closing by Centerstate Banks of Florida of the First National Bank of Polk County and First National Bank of Osceola County mergers.

EXPENSES AND FEES RELATED TO THE MERGER

         Each party to the merger agreement will bear its own expenses incurred in connection with the merger.

AMENDMENT, WAIVER AND TERMINATION

         The merger may be terminated at any time prior to the merger, either before or after the special meeting by mutual consent of Centerstate Banks of Florida and Community National Bank. In addition, the merger agreement may be terminated at any time by either Centerstate Banks of Florida or Community National Bank if:

         -        the effectiveness of the merger has not occurred by December
                  31, 2000;

         - there is a material breach of a representation, warranty or covenant by the other party, which has not been cured within 15 days after written notice of the breach has been given;

         - if a material adverse development occurs affecting the condition of the other party;

         - if the merger fails to receive approval of the Community National Bank shareholders; or

         - if any approval from a bank regulatory agency required for effectiveness of the merger is not received, or includes conditions which in the reasonable judgment of a party would unduly impair or restrict the operations or materially adversely affect the condition of either party, or render consummation of the merger unduly burdensome.

         If the merger agreement is terminated, no party will have any further liability to the other party, except for any liability of a party which breaches the merger agreement.

         Substantially all of the conditions to consummating the merger may be waived to the extent permissible under law by the party for whose benefit the condition has been imposed, without the approval of shareholders of Community National Bank.

         DIFFERENCE IN RIGHTS OF CENTERSTATE BANKS OF BANKS OF FLORIDA
                    AND COMMUNITY NATIONAL BANK SHAREHOLDERS

         As a result of the merger, shareholders of Community National Bank will exchange their shares of common stock in Community National Bank for shares of common stock in Centerstate Banks of Florida and will become shareholders of Centerstate Banks of Florida. Community National Bank is a national banking association and subject to the national banking laws. Centerstate Banks of Florida is a Florida corporation and subject to Florida law. As discussed below, there are certain differences between the national banking laws and the laws of the State of Florida that will change the rights of Community National Bank shareholders as a result of their becoming shareholders of Centerstate Banks of Florida. In addition, the following also summarizes certain differences between Centerstate Banks of Florida's articles of incorporation and bylaws and the articles of association of Community National Bank.

AUTHORIZED CAPITAL STOCK

         Centerstate Banks of Florida is authorized to issue up to 20,000,000 shares of common stock. As of the date of this proxy statement/prospectus, only one share of common stock was outstanding which was held by James H. White solely to facilitate the organization of Centerstate Banks of Florida. Community National Bank articles authorize the issuance of up to 509,500 shares of Community National Bank common stock.

         The Centerstate Banks of Florida articles also authorize Centerstate Banks of Florida to issue up to 5,000,000 shares of preferred stock, none of which were issued or outstanding as of the date of this Proxy Statement. The Community National Bank articles do not authorize the issuance of any shares of Community National Bank preferred stock. The shares of Centerstate Banks of Florida preferred stock may be issued by the Centerstate Banks of Florida board from time to time without further shareholder action, in one or more series, and with such relative rights and preferences as the board may determine. As to any series this may include the dividend rate, the terms and conditions of redemption, liquidation value, voting rights, conversion rights, and such other relative, participating, optional, or special rights, qualifications, limitations, or restrictions as the Centerstate Banks of Florida board may determine.

         The Centerstate Banks of Florida board of directors may authorize the issuance of additional shares of Centerstate Banks of Florida common stock or preferred stock without further action by the Centerstate Banks of Florida shareholders, unless such action is required in a particular case by applicable law. The authority to issue additional shares of Centerstate Banks of Florida common stock or preferred stock provides Centerstate Banks of Florida with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The unissued shares of Centerstate Banks of Florida common stock and preferred stock may be issued from time to time for any corporate purposes, including stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Centerstate Banks of Florida. In addition, the sale of a substantial number of shares of Centerstate Banks of Florida common stock or the sale of preferred stock to persons who have an understanding with Centerstate Banks of Florida concerning the voting of such shares, or the distribution or dividend of such shares, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Centerstate Banks of Florida. Further, because the Centerstate Banks of Florida board has the power to determine the voting, conversion or other rights of Centerstate Banks of Florida preferred stock, the issuance of a series of preferred stock to persons friendly to management could effectively discourage or preclude consummation of a change in control transaction or have the effect of maintaining the position of Centerstate Banks of Florida incumbent management. Centerstate Banks of Florida does not currently have any plans or commitments to effect any such issuance, but reserves the right to take any action that the board of directors deems to be in the best interests of Centerstate Banks of Florida and its shareholders.

VOTING

         Each holder of Community National Bank common stock is entitled to one vote for each share of Community National Bank common stock held, except in the election of directors. In all elections of directors, each Community National Bank shareholder has the right to vote the number of shares of Community National Bank common stock owned by such shareholder for as many persons as there are directors to be elected, or to use cumulative voting, which permits the shareholder to cumulate such shares and give one candidate as many votes as will equal the number of directors multiplied by the number of shares of such shareholder's stock, or to distribute such shareholder's votes on the same principle among as many candidates as the shareholder shall think fit. Shareholders of Centerstate Banks of Florida do not have cumulative voting rights. Each share of Centerstate Banks of Florida common stock entitles the holder thereof to one vote on all matters, including the election of directors.

         Community National Bank may effect mergers or consolidations if the holders of at least two-thirds of the outstanding shares of Community National Bank common stock cast their votes in favor of such a proposal. Centerstate Banks of Florida may effect mergers or consolidations if the holders of a majority of the outstanding shares of Centerstate Banks of Florida common stock cast their votes in favor of such a proposal.

SHAREHOLDERS' MEETINGS

         Special meetings of Community National Bank shareholders may be called by the Board or any 20 or more shareholders owning, in the aggregate, not less than 20% of the outstanding Community National Bank shares. Centerstate Banks of Florida's Bylaws provide that special meetings of Centerstate Banks of Florida shareholders may be called by the Chairman, the President, the board of directors or by the holders of not less than one-third of the outstanding Centerstate Banks of Florida shares.

DIVIDEND RIGHTS

         The holders of Community National Bank common stock are entitled to dividends when, as and if declared by Community National Bank's board of directors out of funds legally available therefor. However, national banks are subject to the provisions of the national banking laws which limit the payment of dividends by national banks if (1) such dividends would impair the bank's capital structure, (2) the bank's surplus fund is not equal to its common capital, or (3) dividends declared in any year would exceed the total of net profits in that year combined with retained net profits for the preceding two years, less any required transfer to surplus.

         Holders of Centerstate Banks of Florida common stock are entitled to dividends when, as and if declared by Centerstate Banks of Florida's board of directors out of funds legally available therefor. Under Florida law, a dividend may not be paid if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to dissolve to satisfy the preferential rights of those shareholders whose rights are superior to those receiving the distribution.

APPRAISAL RIGHTS

         Both the national banking laws and Florida corporate law provide that dissenting shareholders have appraisal rights with respect to mergers and consolidations. These appraisal rights differ primarily in the procedures employed to determine the value of the shares. Under the national banking laws, the value of shares of dissenting shareholders is determined by an appraisal made by a committee of three persons composed of one selected by the vote of the holders of a majority of the shares as to which dissenters' rights are exercised, one selected by the directors and one selected by the two so selected. Any shareholder may within five days after being notified of the appraised value of the shares, as determined by two of the three appraisers, appeal to the OCC, who must reappraise the shares. The OCC's determination is final and binding.

         Under Florida law, a corporation is entitled to make a written offer to each dissenting shareholder to pay an amount the corporation estimates to be the fair value of the shares to which dissenters' rights have been exercised. If the corporation fails to make such an offer or a dissenting shareholder fails to accept it, then the corporation, at its own election or upon demand from any dissenting shareholder given within certain time periods, may file an action in state court requesting that the fair value of the shares be determined. The court has the option of appointing one or more persons to act as appraisers to receive evidence and recommend a decision on the question of fair value. The court also has the discretion of including a fair rate of interest.

         Florida law provides that holders of shares which are traded on the NASDAQ national market system or an exchange, or held of record by not fewer than 2,000 shareholders, do not have dissenters' rights with respect to a plan of merger or share exchange, or a proposed sale or exchange of property. After the Community National Bank, First National Bank of Polk County and First National Bank of Osceola County mergers, Centerstate Banks of Florida intends to make application to qualify the shares of Centerstate Banks of Florida common stock for trading under the NASDAQ system. If such shares are designated a NASDAQ national market system security, then holders of Centerstate Banks of Florida common stock will not have dissenters' rights in connection with a plan of merger or share exchange, or a proposed sale or exchange of property, submitted by Centerstate Banks of Florida to a vote of the Centerstate Banks of Florida shareholders.

CONTROL SHARE AND FAIR PRICE LAWS

         Centerstate Banks of Florida is subject to several provisions under Florida law which may deter or frustrate unsolicited attempts to acquire certain Florida corporations. These statutes, commonly referred to as the "Control Share Act" and the "Fair Price Act," apply to most public corporations organized in Florida unless the corporation has specifically elected to opt out of such provisions. Centerstate Banks of Florida has not elected to opt out of these provisions. The Fair Price Act generally requires that certain transactions between a public corporation and an affiliate must be approved by two-thirds of the disinterested directors or shareholders, not including those shares beneficially owned by an "interested shareholder". The Control Share Act generally provides that shares of a public corporation acquired in excess of certain specified thresholds will not posses any voting rights unless such voting rights are approved by a majority vote of the corporation's disinterested shareholders. These anti-takeover provisions of Florida law could result in Centerstate Banks of Florida being less attractive to a potential acquiror and/or result in shareholders receiving less for their shares than otherwise might be available in the event of an unsolicited takeover attempt.


                        MARKET AND DIVIDEND INFORMATION

STOCK TRADING INFORMATION

         Centerstate Banks of Florida has only one share outstanding, which is held by James H. White solely to facilitate the organization of Centerstate Banks of Florida. Thus, no shares of Centerstate Banks of Florida common stock have been traded and there is no established public trading market for the shares.

         After the Community National Bank, First National Bank of Polk County and First National Bank of Osceola County mergers, Centerstate Banks of Florida intends to make application to qualify the shares of Centerstate Banks of Florida common stock for trading under the NASDAQ System. Although Centerstate Banks of Florida believes that the shares of Centerstate Banks of Florida common stock will meet the qualification for trading under the NASDAQ System, including the qualifications for the NASDAQ national market system, there is no assurances as to whether or when the shares will be accepted for trading under the NASDAQ System.

         Community National Bank common stock is not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. There is no established public trading market for the shares of Community National Bank common stock. Management of Community National Bank is aware of certain transactions in its shares that have occurred since January 1, 1998, although the actual trading prices of all stock transactions are not known.

         The following sets forth the high and low trading prices for certain trades of Community National Bank common stock that occurred in transactions known to Community National Bank since January 1, 1998:


                                                           1998                               1999
                                                           ----                               ----
                                               HIGH        LOW         SHARES     HIGH         LOW      SHARES
                                               ----        ---         ------     ----         ---      ------

1st Quarter                                   $25.00      $23.00       2,200     $28.50      $28.50        200
2nd Quarter                                    30.00       25.00       2,320      30.00       28.50        600
3rd Quarter                                    28.00       28.00       2,500      32.00       32.00        500
4th Quarter                                    28.50       27.50         900      32.00       29.00      7,850


         The last sale of Community National Bank common stock of which Community National Bank management had knowledge occurred on December 9, 1999 at a price of $29.00 per share. This also was the last sale prior to the December 10, 1999 date of the merger agreement. As noted above, there is no established public trading market for the shares of Community National Bank common stock or Centerstate Banks of Florida common stock.

         Community National Bank had approximately 282 shareholders of record as of December 31, 1999.

DIVIDENDS

         Since Centerstate Banks of Florida has not commenced any business, it has not paid any dividends. Community National Bank paid cash dividends of $.25 per share in 1998, and $.30 per share in 1999, respectively. The Centerstate Banks of Florida board may consider the payment of regular quarterly dividends following completion of the Community National Bank, First National Bank of Polk County and First National Bank of Osceola County mergers. If at any time the Centerstate Banks of Florida board determines to pay dividends on the Centerstate Banks of Florida common stock, the timing and the extent to which dividends are paid by Centerstate Banks of Florida will be determined by such board in light of then-existing circumstances, including Centerstate Banks of Florida's rate of growth, profitability, financial condition, existing and anticipated capital requirements, the amount of funds legally available for the payment of cash dividends, regulatory constraints and such other factors as the board determines relevant. The primary source of funds for payment of dividends by Centerstate Banks of Florida is dividends paid to Centerstate Banks of Florida by Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. There are various statutory limitations on the dividends paid by such banks. For additional information regarding the restrictions on the payment of dividends by national banks and Florida corporations, see "Difference in Rights of Centerstate Banks of Florida and Community National Bank Shareholders - Dividend Rights" and "Supervision and Regulation -- Dividends."

                  DESCRIPTION OF CENTERSTATE BANKS OF FLORIDA

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Centerstate Banks of Florida was formed as a Florida corporation on September 20, 1999 to serve as a bank holding company for Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. The outstanding capital stock of Centerstate Banks of Florida consists of one share of common stock, which is owned by James H. White solely to facilitate the organization of the company. Mr. White is chairman of the board of each of Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. The merger agreement provides that prior to effectiveness of the merger Centerstate Banks of Florida will not conduct any business operations or enter into any contract or agreement of any kind, acquire any asset, or incur any liability, except as contemplated by the merger agreement.

CONDUCT OF BUSINESS FOLLOWING THE MERGER

         Following the merger, Centerstate Banks of Florida will own all of the outstanding shares of Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. Each of the three banks will continue to operate as separate subsidiary banks of Centerstate Banks of Florida. They will continue with their same name, directors, officers, employees and banking offices that they had prior to effectiveness of the merger. Although no plans have been made as of the date of this proxy statement/prospectus, Centerstate Banks of Florida in the future may decide to establish new subsidiaries for the purposes of carrying on businesses not now conducted by the Banks. Centerstate Banks of Florida also could assess opportunities for possible growth through additional business combinations with other community banks located in Florida.

DIRECTORS

         The board of directors of Centerstate Banks of Florida consists of seven persons, two of whom have been designated by each of Community National Bank, First National Bank of Polk County, and First National Bank of Osceola County. The seventh director is Mr. James H. White, who serves as a director of each of the three banks. The following sets forth certain information regarding each of the directors:



                                    PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                        EXPERIENCE DURING PAST FIVE YEARS
------------                        ---------------------------------
James H. White, 73                  Chairman of the Board of Community National
                                    Bank of Pasco County, First National Bank
                                    of Osceola County and First National Bank
                                    of Polk County

G. Robert Blanchard, Sr., 72        President and CEO of WRB Enterprises, Inc.
                                    (diversified holding company)

James H. Bingham, 51                President of Bingham Realty, Inc.
                                    (commercial real estate company)

Terry W. Donley, 51                 President of Donley Citrus, Inc. (citrus
                                    harvesting and production)

Bryan W. Judge, 72                  Self-employed, farming (1994-present);
                                    Chief Executive Officer of Judge Farms
                                    (1965-1994)

Samuel L. Lupfer, IV, 44            President of Lupfer-Frakes, Inc.
                                    (insurance)

J. Thomas Rocker, 57                Director - Arctic Services, Inc.
                                    (commercial insulation)


EXECUTIVE OFFICERS

         The table below lists the executive officers of Centerstate Banks of Florida. Each officer is elected by the board of directors for a term of office extending until the meeting of the board of directors following the next annual meeting of shareholders and until his successor has been elected and qualified.


                                         POSITION WITH CENTERSTATE
NAME AND AGE                                 BANKS OF FLORIDA              PRINCIPAL OCCUPATION
------------                                 ----------------              --------------------

James H. White, 73                       Chairman of Board, President      Chairman of Board, President and Chief
                                         and Chief Executive Officer       Executive Officer of Centerstate; Chairman
                                                                           of the Board of Community National Bank of
                                                                           Pasco County, First National Bank of
                                                                           Osceola County and First National Bank of
                                                                           Polk County


G. Robert Blanchard, Sr., 72             Vice Chairman of the Board        Vice Chairman of the Board of Centerstate;
                                                                           President and Chief Executive Officer of
                                                                           WRB Enterprises, Inc. (diversified holding
                                                                           company)

James J. Antal, 48                       Senior Vice President and Chief   Senior Vice President and Chief Financial
                                         Financial Officer                 Officer of Centerstate (November 1999 to
                                                                           present); self-employed certified public
                                                                           accountant (November 1998 to November
                                                                           1999); Senior Vice President, Chief
                                                                           Financial Officer and Treasurer of Trumbull
                                                                           Savings and Loan Company (August 1992 to
                                                                           November 1998)



         Each officer holds office until the next annual meeting of the directors and until such officer's successor is duly elected and qualified.

         Centerstate Banks of Florida has not compensated any of its officers or directors. There are no plans at the present time to provide compensation to any officers or directors of Centerstate Banks of Florida. However, the board of directors may provide for such compensation at a future date without shareholder approval.

PROPERTY

         Centerstate Banks of Florida owns no real property. In the event that its business requires office space, it is anticipated that the space will be minimal and will be located in the main office of Community National Bank at 6930 Gall Blvd., Zephyrhills, Florida 33541-2513.

EMPLOYEES

         Centerstate Banks of Florida does not currently intend to employ any persons other than its executive officers, who will be compensated by the respective Bank for which the officer is employed.

LEGAL PROCEEDINGS

         Centerstate Banks of Florida is not a party to any legal proceeding.

                      BUSINESS OF COMMUNITY NATIONAL BANK

GENERAL

      Community National Bank was organized as a national banking association on November 3, 1989. Community National Bank provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by Community National Bank include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, Community National Bank makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. Community National Bank provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. Community National Bank does not have trust powers and, accordingly, no trust services are provided.

         The revenues of Community National Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for Community National Bank's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of Community National Bank are the interest paid on deposits, and operating and general administrative expenses.


         As is the case with banking institutions generally, Community National Bank's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. Community National Bank faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

         Community National Bank offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. Community National Bank's total loans at September 30, 1999 and December 31, 1998 were $57.0 million, or 60% of total assets, and $56.7 million, or 61% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. Community National Bank has no foreign loans or loans for highly leveraged transactions.

         Community National Bank's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At September 30, 1999, 84.9%, 10.7% and 4.4% and at December 31, 1998, 83.5%, 13.5%, and 3.0% of
Community National Bank's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 94% and 95% of Community National Bank's loans at September 30, 1999 and December 31, 1998, respectively, were made on a secured basis. As of September 30, 1999 and December 31, 1998, 84.9% and 83.5%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.


         Community National Bank's commercial loans include loans to individuals and small-to-medium sized businesses located primarily in Pasco, Sumter and Lake Counties for working capital, equipment purchases, and various other business purposes. A majority of Community National Bank's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in three to five years.


         Community National Bank's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. Community National Bank generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. Community National Bank's residential real estate loans generally are repayable in monthly installments based on up to a 30-year amortization schedule with variable-interest rates.

         Community National Bank's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed- and variable-interest rates, and are often based on up to a five- year amortization schedule.


      For additional information regarding Community National Bank's loan portfolio, see "Community National Bank's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

      Deposits are the major source of Community National Bank's funds for lending and other investment activities. Community National Bank considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 40.8% and 37.7% of Community National Bank's total deposits at September 30, 1999 and December 31, 1998, respectively. Approximately 59.2% and 62.3% of Community National Bank's deposits at September 30, 1999 and

December 31, 1998 were certificates of deposit. Generally, Community National Bank attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 7.0% and 5.7% of Community National Bank's total deposits at September 30, 1999 and December 31, 1998, respectively. The majority of the deposits of Community National Bank are generated from Pasco, Sumter and Lake Counties. Community National Bank does not accept brokered deposits. For additional information regarding Community National Bank's deposit accounts, see "Community National Bank's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

EMPLOYEES

         At September 30, 1999, Community National Bank employed 51 full-time employees. The employees are not represented by a collective bargaining unit. Community National Bank consider relations with its employees to be good.

PROPERTIES

      The main office of Community National Bank is located at 6930 Gall Blvd., Zephyrhills, Florida, in a two-story building of approximately 11,400 square feet, which is owned by Community National Bank. Community National Bank also has a branch office of approximately 3,361 square feet in a single story building located at 36239 St. Rd 54W, Zephyrhills, Florida; a branch office of approximately 4,000 square feet in a single story building located at 114 West Belt Avenue, Bushnell, Florida; a branch office of approximately 4,000 square feet in a single story building located at 1017 South Main Street, Wildwood, Florida; a branch office of approximately 3,361 square feet in a single story building located at 1105 West Broad Street, Groveland, Florida; and a branch office located at 1051 East Highway 50, Clermont, Florida, in a single story building of approximately 4,000 square feet. All of Community National Bank's branch offices are owned by it.

LITIGATION

         In the ordinary course of operations, Community National Bank is a party to various legal proceedings. Management does not believe there is any proceeding against Community National Bank which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of Community National Bank.


MANAGEMENT

         Board of Directors. The Board of Directors of Community National Bank currently consists of 11 directors, each of whom holds office until the next annual meeting of Community National Bank shareholders. The following table sets forth certain information with respect to the directors of Community National Bank.


                                    DIRECTOR OR OFFICER      PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                        OF CNB SINCE             EXPERIENCE DURING PAST FIVE YEARS
------------                        -------------------      ---------------------------------
James H. Bingham, 51                       1988              President of Bingham Realty, Inc.
                                                             (commercial real estate company)

G. Robert Blanchard, Sr., 72               1990              President and CEO of WRB Enterprises,
                                                             Inc. (diversified holding company)


Pavitar S. Cheema, 50                      1988               Urologist for Pavitar S. Cheema, M.D., P.A.

Emory R. Guess, 59                         1994               Owner of Emory Guess Realty (real estate business)

Larry S. Hersch, 49                        1988               Partner in Hersch & Kelly (law firm)

Michael R. Langley, 40                     1997               President of Mike Langley Citrus (citrus grower)

Carol Madill Lockey, 56                    1994               Real Estate Investor

Jean M. Murphy, 67                         1992               Owner of Freedom Travel (travel agency)

Ronald E. Oakley, 54                       1988               Vice President and Secretary of Oakley Groves, Inc.
                                                              (citrus harvester, hauler and grower)

James S. Stalnaker, Jr., 45                1988               President and Chief Executive Officer of Community
                                                              National Bank

James H. White, 73                         1988               Chairman of the Board of Community National Bank,
                                                              First National Bank of Osceola County, and First
                                                              National Bank of Polk County

         Executive Officers. The following sets forth information regarding the executive officers of Community National Bank. The officers of Community National Bank serve at the pleasure of the Board of Directors.


                                    PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                        EXPERIENCE DURING PAST FIVE YEARS
------------                        ---------------------------------
James S. Stalnaker, Jr., 45         President and Chief Executive Officer

Timothy A. Pierson, 40              Executive Vice President

Elizabeth J. Bowen, 51              Sr. Vice President and Cashier

Linda A. Jones, 42                  Sr. Vice President

Thomas M. Ward, 42                  Sr. Vice President (June 1999 to present); Vice President
                                    of First Union National Bank (1987 to June 1999)

James H. White, 73                  Chairman of the Board of Community National
                                    Bank, First National Bank of Osceola
                                    County, and First National Bank of Polk
                                    County

COMPENSATION AND BENEFITS

         The table below sets forth certain information with respect to compensation paid to Mr. Stalnaker (the President and Chief Executive Officer of Community National Bank) during the years presented. No other executive officer of Community National Bank received a total salary and bonus in excess of $100,000 in 1998.


                                                ANNUAL COMPENSATION
                                                -------------------

    NAME AND                                                              OTHER ANNUAL         ALL OTHER
PRINCIPAL POSITION        YEAR              SALARY($)        BONUS        COMPENSATION      COMPENSATION(1)
------------------        ----              ---------        -----        ------------      ---------------
James S. Stalnaker,       1998              $117,460          $ 0             $ 0               $20,098
President and Chief       1997              $107,460          $ 0             $ 0               $15,722
Executive Officer         1996              $ 97,691          $ 0             $ 0               $16,765

------------------

(1) Represents amounts contributed by Community National Bank to Mr. Stalnaker's Section 401(k) savings plan accounts and Profit Sharing Plan.

         Non-employee directors of Community National Bank receive directors fees of $250 for each Board and $100 committee meeting attended.

         Savings Plan

         Community National Bank has a 401(k) savings plan covering substantially all employees of Community National Bank. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. Community National Bank may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

         Profit Sharing Plan

         Community National Bank has a Profit Sharing Plan covering substantially all employees of Community National Bank. Under the provisions of the plan, Community National Bank may make, at the discretion of the Board of Directors, a cash payout and a deferred contribution to employees and officers, annually.

         Stock Option Plan

         Community National Bank has an Officers' and Employees' Stock Option Plan. Under the plan, options for an aggregate of 5,750 shares of Community National Bank Common Stock were outstanding as of the date of this Proxy Statement. The plan provides that options are granted at prices equal to market value on the date of grant as determined by the Board of Directors, and become exercisable over four years at the rate of 25% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the outstanding options range from $10.00 to $12.81 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

      Directors and Officers

      The following table sets forth the beneficial ownership of outstanding shares of Community National Bank Common Stock as of the date of this Proxy Statement by Community National Bank's current directors, and by current directors and executive officers as a group. Except as set forth below, management of Community National Bank is not aware of any individual or group that owns in excess of 5% of the outstanding shares of Community National Bank.



NAME OF INDIVIDUAL                        AMOUNT/NATURE OF                    PERCENT
(AND ADDRESS OF 5% OWNER)                 BENEFICIAL OWNERSHIP(1)             OF CLASS
-------------------------                 -----------------------             --------
James H. Bingham                           21,382 (2)                          4.39%


G. Robert Blanchard, Sr.                   42,500 (3)                          8.73%
1414 Swan Ave., Suite 201
Tampa, FL  33606

Pavitar S. Cheema                          25,725 (4)                          5.28%
38023 Medical Center Dr.
Zephyrhills, FL  33543

Emory R. Guess                                300 (5)                          0.06%

Larry S. Hersch                            11,162 (6)                          2.29%

Michael R. Langley                            200                              0.04%

Carol Madill Lockey                        23,982 (7)                          4.93%

Jean M. Murphy                                500                              0.10%

Ronald E. Oakley                           19,977 (8)                          4.10%

James S. Stalnaker, Jr.                    22,200                              4.56%

James H. White                             32,500 (9)                          6.68%
P. O. Box 188
Haines City, FL  33845-0188

All directors and executive
officers as a group (15 persons)           208,028                      42.73%

---------------------------

(1) Information related to beneficial ownership is based upon the information available to Community National Bank.
(2) Includes 11,025 held by a trust as to which he exercises voting and investment power, 200 shares held jointly with his spouse, 100 shares held by his spouse, 450 shares held by him as custodian for a minor child, and 5 shares held by a company as to which shares he exercises voting and investment power.
(3) Includes 39,800 shares held by a company as to which shares he exercises voting and investment power, and 2,500 shares held by a trust as to which shares he exercises voting and investment power.
(4)      Consists of shares held jointly with spouse.
(5) Consists of shares held by a trust as to which the individual exercises voting and investment power.
(6) Includes 500 shares held by his spouse and 100 shares held as custodian for minor children.
(7) Consists of 10,982 shares held by trusts as to which she exercises voting and investment power, 9,000 held by her spouse, and 4,000 shares held by her spouse as custodian for minor children.
(8) Includes 12,300 shares held by a trust as to which he exercises voting and investment power.
(9) Includes 14,000 shares held by his spouse, 5,800 shares held jointly with his spouse, and 2,000 held by his individual retirement account.

                            COMMUNITY NATIONAL BANK
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF COMMUNITY NATIONAL BANK FOR THE PERIODS SHOWN. COMMUNITY NATIONAL BANK'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         Community National Bank is a national bank chartered November 1989. It provides traditional deposit and lending products and services to its commercial and retail customers through six full service branches located within Pasco County in central Florida. Community National Bank is a national bank and is subject to the supervision of the Office of the Comptroller of the Currency. At September 30, 1999, the Bank had total assets of $95.7 million, total loans of $56.0 million, total deposits of $85.2 million, and total shareholders' equity of $7.8 million. Net income for the nine months ended September 30, 1999 and for the year ended December 31, 1998, was $438,000 and $702,000 respectively, as compared with $434,000 and $825,000 for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively.

         Community National Bank is located in Pasco county, which is primarily a retirement and agricultural community. Pasco county is contiguous to Hillsborough county in which Tampa is located. Community National Bank's locations are situated along Interstate 75 and Interstate 4 in small communities.

         At September 30, 1999 real estate loans were approximately 75% of total gross loans outstanding. Of this amount, approximately half were residential real estate loans and half were commercial real estate loans. Due to the demographics of the market, the concentration in real estate loans is expected to continue.


RESULTS OF OPERATIONS

NET INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Community National Bank's net income for the nine month period ended September 30, 1999 was $438,000 compared to $434,000 for the nine month period ending September 30, 1998. The net income per share for the periods ended September 30, 1999 and 1998 were $0.94 ($0.90 diluted) and $0.95 ($0.90 diluted). The per share income was negatively impacted due to the issuance of additional shares from the exercise of stock options. Community National Bank has a qualified stock option plan for its employees, as well as a non qualified stock option plan for its directors.

         Community National Bank's return on average assets ("ROA") and return on average equity ("ROE") for the nine month period ended September 30, 1999 was 0.62% and 7.70% as compared to the ROA and ROE of 0.70% and 8.41% for the nine month period ended September 30, 1998. The efficiency ratios for the two periods ended September 30, 1999 and 1998 approximated 77% and 67% respectively.

         There were positive improvements in net interest income of approximately $273,000 and in non interest income of approximately $145,000 in the nine month period ending September 30, 1999 as compared to the same period for 1998. The current provision for loan losses decreased by $141,000 and income tax expense decreased by $41,000. These positive impacts were offset by the negative impacts resulting from a $596,000 increase in non-interest expense for the nine month period ending September 30, 1999, compared to the same period for 1998.

         The improvement in net interest margin was primarily due to a combination of increased interest earning assets and changes in interest bearing liabilities plus an increase in non interest bearing demand deposits. The increase in non interest expense was primarily due to an increase in compensation related expenses, occupancy and other related expenses associated with the opening of two branch locations in October 1998.


Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net income decreased $123,000, or 15%, to $702,000 in 1998 compared to $825,000 in 1997. Earnings per share decreased $0.44 ($0.38 diluted), or 22%, to $1.53 ($1.45 diluted) in 1998 compared to $1.97 ($1.83 diluted) in 1997. ROA and ROE both decreased to 0.84% and 10.03% in 1998 compared to 1.10% and 14.30% in 1997. Earnings per share was negatively impacted due to the issuance of additional shares related to the exercise of stock options.

         The increase in net income was due to an increase in net interest margin $326,000, a decrease in income tax expense $91,000, and an increase in non interest income $41,000. These positive effects on net income were offset by an increase in non-interest expense $581,000. This was a result of Community National Bank opening a new branch in November 1997 and two new branches in October 1998.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.


Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Net interest income increased $273,000, or 12%, to $2,610,000 during the nine month period ended September 30, 1999 compared to $2,337,000 for the nine month period ended September 30, 1998. The $273,000 increase was a combination of a $254,000 increase in interest income and a $19,000 decrease in interest expense.

         Average interest earning assets increased $9,144,000 to $83,901,000 during the nine month period ending September 30, 1999 compared to $74,757,000 for the nine month period ending September 30, 1998. Comparing these same two periods, yield on average interest earning assets decreased from 8.29% to 7.80%. The increase in volume had a positive effect on the change in interest income (+$535,000 volume variance), which was partially offset by the negative impact resulting from the 0.49% decrease in average yields (-$281,000 rate variance). The result was a $254,000 increase in interest income.

         Average interest bearing liabilities increased $9,255,000 to $75,301,000 during the nine month period ending September 30, 1999 compared to $66,046,000 for the nine month period ending September 30, 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.66% to 4.05%. The increase in volume resulted in an increase in interest expense (+$191,000 volume variance), which was offset by the 0.61% decrease in average yields (-$210,000 rate variance). The result was a $19,000 decrease in interest expense.



Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net interest income increased $326,000 or 11% to $3,176,000 during 1998 compared to $2,850,000 for 1997. The $326,000 increase was a combination of a $467,000 increase in interest income and a $141,000 increase in interest expense.

         Average interest earning assets increased $7,092,000 to $75,995,000 during 1998 compared to $68,903,000 for 1997. Comparing these same two periods, the yield on average interest earning assets decreased from 8.43% to 8.26%. The increase in volume had a positive effect on the change in interest income (+$537,000 volume variance), which was partially offset by the negative impact resulting from the 0.17% decrease in average yields (-$70,000 rate variance). The result was a $467,000 increase in interest income.

         Average interest bearing liabilities increased $6,011,000 to $67,250,000 during 1998 compared to $61,239,000 for 1997. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.83% to 4.61%. The increase in volume had an increasing effect on interest expense (+$205,000 volume variance). The decrease in yield had a decreasing effect on interest expense (-$64,000 rate variance). The result was a $141,000 increase in interest expense.

                       AVERAGE BALANCES - YIELDS & RATES
                           (Dollars are in Thousands)

                                                                          Nine Months Ended September 30,
                                               ------------------------------------------------------------------------------
                                                                1999                                    1998
                                               -------------------------------------     ------------------------------------
                                                Average       Interest      Average       Average     Interest       Average
                                                Balance      Inc / Exp      Rate (1)      Balance     Inc / Exp      Rate (1)
                                               ---------     ---------      --------     ---------    ---------     ---------
        ASSETS:
        Federal Funds Sold                     $   5,681     $     207          4.87%    $   5,679    $     233          5.49%
        Securities Available for Sale             22,649           929          5.48%       17,777          782          5.88%
        Securities Held to Maturity                    0             0                         746           35          6.27%
        Loans (2) (5)                             55,571         3,756          9.04%       50,555        3,588          9.49%
                                               ---------     ---------      --------     ---------    ---------     ---------
        TOTAL EARNING ASSETS                   $  83,901     $   4,892          7.80%    $  74,757    $   4,638          8.29%
        All Other Assets                          10,036                                     7,387
                                               ---------                                 ---------
        TOTAL ASSETS                           $  93,937                                 $  82,144
                                               =========                                 =========
        LIABILITIES & SHAREHOLDERS' EQUITY:
        Deposits:
          NOW & Money Markets                  $  15,757     $     204          1.73%    $  10,843    $     135          1.66%
          Savings                                  7,115           106          1.99%        5,049           76          2.01%
          Time Deposits                           51,477         1,946          5.05%       48,712        2,039          5.60%
        Short Term Borrowings                        952            26          3.65%        1,442           51          4.73%

                                               ---------     ---------     ---------     ---------    ---------     ---------
        TOTAL INTEREST BEARING
        LIABILITIES                            $  75,301     $   2,282          4.05%    $  66,046    $   2,301          4.66%
        Demand Deposits                           10,991                                     9,119
        Other Liabilities                             62                                        95
        Shareholders' Equity                       7,583                                     6,884
                                               ---------                                 ---------
        TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY                   $  93,937                                 $  82,144
                                               =========                                 =========

        NET INTEREST SPREAD (3)                                                 3.74%                                    3.64%
                                                                           =========                                =========
        NET INTEREST INCOME                                  $   2,610                                $   2,337
                                                             =========                                =========
        NET INTEREST MARGIN (4)                                                 4.16%                                    4.18%
                                                                           =========                                =========
                                                                          Years Ended December 31,
                                               ------------------------------------------------------------------------------
                                                                1998                                    1997
                                               -------------------------------------     ------------------------------------
                                                Average       Interest      Average       Average     Interest       Average
                                                Balance      Inc / Exp      Rate (1)      Balance     Inc / Exp      Rate (1)
                                               ---------     ---------      --------     ---------    ---------     ---------
        ASSETS:
        Federal Funds Sold                     $   5,518     $     296          5.36%    $   4,815    $     261          5.42%
        Securities Available for Sale             18,451         1,074          5.82%       12,382          746          6.02%
        Securities Held to Maturity                  558            35          6.27%        3,923          253          6.45%
        Loans (2) (5)                             51,468         4,869          9.46%       47,783        4,547          9.52%
                                               ---------     ---------     ---------     ---------    ---------     ---------
        TOTAL EARNING ASSETS                   $  75,995     $   6,274          8.26%    $  68,903    $   5,807          8.43%
        All Other Assets                           7,781                                     6,296
                                               ---------                                 ---------
        TOTAL ASSETS                           $  83,776                                 $  75,199
                                               =========                                 =========


        LIABILITIES & SHAREHOLDERS' EQUITY:
        Deposits:
          NOW & Money Markets                  $  11,248     $     187          1.66%    $   8,997    $     159          1.77%
          Savings                                  5,272           105          1.99%        4,080           82          2.01%
          Time Deposits                           49,461         2,747          5.55%       47,330        2,676          5.65%
        Short Term Borrowings                      1,269            59          4.65%          832           40          4.81%

                                               ---------     ---------     ---------     ---------    ---------     ---------
        TOTAL INTEREST BEARING
        LIABILITIES                            $  67,250     $   3,098          4.61%    $  61,239    $   2,957          4.83%
        Demand Deposits                            9,417                                     8,045
        Other Liabilities                            109                                       146
        Shareholders' Equity                       7,000                                     5,769
                                               ---------                                 ---------
        TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY                   $  83,776                                 $  75,199
                                               =========                                 =========

        NET INTEREST SPREAD (3)                                                 3.65%                                    3.60%
                                                                           =========                                =========
        NET INTEREST INCOME                                  $   3,176                                $   2,850
                                                             =========                                =========
        NET INTEREST MARGIN (4)                                                 4.18%                                    4.14%
                                                                           =========                                =========

(1)    Nine month data presented on an annualized basis.
(2) Interest income on average loans includes loan fee recognition of $139,000 and $126,000 for the nine month periods ended September 30 1999 and 1998, and $185,000 and $175,000 for the years ended December 31, 1998 and 1997. Generally, interest is not accrued on loans past due by more than 90 days.
(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.
(4)    Represents net interest income divided by total earning assets.
(5) Loan balances are net of deferred fees/cost of origination and reserve for loan loss allowances.

              ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)

                                             Net Change Sept 30, 1998-1999              Net Change Dec 31, 1998 - 1999
                                           -----------------------------------       -----------------------------------
                                                                         Net                                        Net
                                           Volume (1)     Rate (2)      Change       Volume (1)    Rate (2)       Change
                                           -----------------------------------       -----------------------------------
INTEREST INCOME
     Federal Funds sold                      $   0         $ (26)        $ (26)        $  38         $ (3)        $  35
     Securities Available for Sale             214           (67)          147           366          (38)          328
     Securities Held to Maturity               (35)            0           (35)         (217)          (1)         (218)
     Loans                                     356          (188)          168           351          (29)          322
                                           -----------------------------------       ----------------------------------
TOTAL INTEREST INCOME                        $ 535         $(281)        $ 254         $ 537         $(70)        $ 467
                                           -----------------------------------       ----------------------------------

INTEREST EXPENSE
     Deposits
          NOW & Money Market Accounts        $  61         $   8         $  69         $  40         $(12)        $  28
          Savings                               31            (1)           30            24           (1)           23
          Time Deposits                        116          (209)          (93)          120          (49)           71
     Short-Term  Borrowings                    (17)           (8)          (25)           21           (2)           19
                                           -----------------------------------       ----------------------------------
TOTAL INTEREST EXPENSE                       $ 191         $(210)        $ (19)        $ 205         $(64)        $ 141
                                           -----------------------------------       ----------------------------------

NET INTEREST INCOME                          $ 345         $ (72)        $ 273         $ 332         $ (6)        $ 326
                                           ===================================       ==================================

(1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.
(2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.



PROVISION FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses, which is a charge to current period earnings, and net recoveries on prior period loan charge-offs. The allowance is decreased by net charge-offs. In determining the adequacy of the reserve for loan losses, management considers the conditions of individual borrowers, Community National Bank's historical loan loss experience, the general economic environment, and the overall portfolio composition. As these factors change, the level of loan loss provision changes.

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         The provision for loan loss expense decreased $141,000, or 94%, to $9,000 during the nine month period ending September 30, 1999, as compared to $150,000 for the comparable period in 1998. The difference was due primarily to a change in management's assessments of conditions of individual borrowers and the overall portfolio composition. At September 30, 1999 the allowance for loan losses totaled $866,000, or 1.52%, of total loans outstanding compared to $875,000, or 1.63%, of total loans outstanding at September 30, 1998.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         The provision for loan loss expense was $150,000 for the year ended December 31, 1998 and for the year ended December 31, 1997. At December 31, 1998 the allowance for loan losses totaled $866,000, or 1.53%, of total loans outstanding compared to $755,000, or 1.46%, of total loans outstanding at December 31, 1997.

         Management believes that Community National Bank's allowance for loan losses was adequate at September 30, 1999. The following sets forth certain information on Community National Bank's allowance for potential future loan losses for the periods presented.


                     ACTIVITY IN ALLOWANCE FOR LOAN LOSSES

                           (In Thousands of Dollars)


                                                    Nine Months Ended                     Years Ended
                                                          Sept 30                            Dec 31
                                                --------------------------          -----------------------
                                                   1999            1998                1998             1997
                                                --------------------------          --------------------------

Balance at Beginning of Year                    $    866          $    755          $    755          $    654

Loans Charged-Off:
    Commercial, Financial & Agricultural               0               (11)              (11)              (20)
    Real Estate, Mortgage                            (54)              (19)              (28)              (10)
    Consumer                                           0                (2)               (4)              (29)
                                                --------------------------          --------------------------
Total Loans Charged-Off                         $    (54)         $    (32)         $    (43)         $    (59)
                                                --------------------------          --------------------------
Recoveries on Loans Previously
Charged-Off:
    Commercial, Financial & Agricultural        $     42          $      2          $      2          $      9
    Real Estate, Mortgage                              2                 0                 0                 1
    Consumer                                           1                 0                 2                 0
                                                --------------------------          --------------------------
Total Loan Recoveries                           $     45          $      2          $      4          $     10
                                                --------------------------          --------------------------

Net Loans Charged-Off                           $     (9)         $    (30)         $    (39)         $    (49)
                                                --------------------------          --------------------------

Provision for Loan Losses Charged
     to Expense                                 $      9          $    150          $    150          $    150
                                                --------------------------          --------------------------

Ending Balance                                  $    866          $    875          $    866          $    755
                                                ==========================          ==========================

Total Loans Outstanding                         $ 57,013          $ 53,764          $ 56,764          $ 51,683
Average Loans Outstanding                       $ 56,584          $ 51,488          $ 52,414          $ 48,638
Allowance for Loan Losses to Loans
     Outstanding                                    1.52%             1.63%             1.53%             1.46%
Net Charge-offs to Average Loans
     Outstanding (annualized)                       0.02%             0.08%             0.07%             0.10%


NON-INTEREST INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non interest income for the nine months ended September 30, 1999 increased $145,000 or 44% to $477,000 as compared to $332,000 for the same period in 1998. Most of this increase ($129,000) was due to an increase in service fees from various deposit accounts.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non interest income for 1998 increased by $41,000 or 8%, to $564,000 as compared to $523,000 for 1997. The net increase was comprised of a $88,000 increase in service fees on various deposit accounts, a $49,000 decrease from gain on sale of other real estate owned, and a $2,000 net increase from other miscellaneous fees.


NON-INTEREST EXPENSE

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non-interest expense increased $596,000 (33%) for the nine months ended September 30, 1999, to $2,385,000 compared to $1,789,000 for the same period in 1998. The increase was a result of a $241,000 increase in compensation and related employee costs. Office occupancy and related equipment expenses increased $184,000. All other expenses combined increased by $171,000 as summarized in the table below - Non Interest Expenses. These increases were primarily due to the opening of two new branches in October 1998.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non-interest expense increased $581,000 (30%) to $2,495,000 during 1998 compared to $1,914,000 for 1997. The increase was a result of a $238,000 increase in compensation and related employee expenses. Data processing service expense increased $100,000 and office occupancy and related equipment expenses increased by $118,000. All other expenses combined increased by $125,000 as summarized in the table below - Non Interest Expenses. These increases are primarily due to the opening of one new branch office in November 1997 and two new branch offices in October 1998.

                             NON INTEREST EXPENSES
                           (Dollars are in Thousands)

                                                         Nine months ended                          Year ended
                                                              Sept 30                                  Dec 31
                                                -----------------------------------     ------------------------------------
                                                     1999       1998    Incr/(Decr)         1998       1997       Incr/(Decr)
                                                -----------------------------------     ------------------------------------

Salary, wages and employee benefits                 $1,080     $  839         $241          $1,132     $  894       $ 238
Occupancy expense                                      303        194          109             272        196          76
Depreciation of premises and equipment                 232        157           75             215        173          42
Stationary and printing supplies                        58         55            3              83         65          18
Advertising and public relations                        59         31           28              48         53          (5)
Data processing expense                                180        153           27             209        109         100
Legal & professional fees                               77         75            2             115        137         (22)
Other operating expenses                               396        285          111             421        287         134

                                                -----------------------------------     ----------------------------------
Total non interest expenses                         $2,385     $1,789         $596          $2,495     $1,914       $ 581
                                                -----------------------------------     ----------------------------------

INCOME TAX PROVISION

         The income tax provision for the nine month period ended September 30, 1999 was $255,000, an effective tax rate of 36.8%, as compared to $296,000 for the nine month period ended September 30, 1998, an effective tax rate of 40.5%.

         The income tax provision for the year ended December 31, 1998, was $393,000, an effective tax rate of 35.9%, as compared to $484,000 for the year ended December 31, 1997, an effective tax rate of 37.0%. The reduction in the effective tax rate in 1998 compared to 1997 was primarily the result of higher amounts of non deductible items in 1997 compared to 1998.

NET INCOME

         Net income for the years ended December 31, 1998, and 1997 was $702,000 and $825,000, respectively. Net income for the nine month periods ended September 30, 1999 and 1998 was $438,000 and $434,000 respectively.

FINANCIAL CONDITION

         As of September 30, 1999, the Community National Bank had total assets of $95.7 million, compared to $93.0 million and $80.0 million as of December 31, 1998, and 1997, respectively. Net loans outstanding on September 30, 1999, were $56.0 million, compared to $55.8 million and $50.8 million as of December 31, 1998, and 1997, respectively.

Loans

         Lending related income is the most important component of Community National Bank's net interest income and is the major contributor to profitability. The loan portfolio is the largest component of earning assets, and it generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets is an important determinant of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the nine-month period ending September 30, 1999, were $55,571,000, or 66.2% of earning assets as compared to $51,468,000 or 67.7% of earning assets for December 31, 1998 and $47,783,000, or 69.3% of earning assets, for December 31, 1997. This represented an average loan to average deposit ratio of 65.2%, 68.3%, and 69.8% for September 30, 1999, December 31, 1998, and December 31, 1997, respectively.

         As of September 30, 1999, Community National Bank had total loans, net of deferred fees/costs, of $56,899,000 as compared to $56,650,000 at December 31, 1998, an increase of $249,000, or 0.4%. The growth in loans in the nine-month period was mainly due to the general growth in the market and the calling efforts of the loan officers. As of September 30, 1999, commercial, financial and agricultural loans totaled $6,093,000, or 10.7%, of the loan portfolio. Real estate construction loans totaled $5,756,000, or 10.1%, of the loan portfolio. Real estate mortgage loans totaled $42,542,000 or 74.8% of the loan portfolio. Installment and consumer loans totaled $2,508,000, or 4.4% of the loan portfolio.

         As of December 31, 1998, Community National Bank had total loans, net of deferred fees/costs, of $56,650,000 as compared to $51,569,000 at December 31, 1997, an increase of $5,081,000, or 9.8%. The growth was mainly due to general growth in the market and the calling efforts of the loan officers. As of December 31, 1998, commercial, financial and agricultural loans totaled $7,690,000, or 13.6%, of the loan portfolio. Real estate construction loans totaled $4,698,000, or 8.3%, of the loan portfolio. Real estate mortgage loans totaled $42,598,000, or 75.2% of the loan portfolio. Installment and consumer loans totaled $1,664,000, or 2.9% of the loan portfolio.

         Loan concentrations are considered by management to exist where there are amounts loaned to multiple borrowers engaged in similar activities which collectively could be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry in the markets served, Community National Bank has concentrations in geographic locations as well as in types of loans funded.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)


TYPES OF LOANS                                              September 30,                      December 31,
-----------------------------------------             --------------------------      ------------------------------
                                                          1999          1998               1998             1997
                                                      ------------  ------------      -------------    -------------
Commercial, Financial & Agricultural                  $      6,093  $      6,816      $       7,690    $       6,116
Real Estate - Construction                                   5,756         3,563              4,698            2,978
Real Estate - Mortgage                                      42,542        41,655             42,598           41,007
Installment & Consumer Lines                                 2,508         1,617              1,664            1,468
                                                      ------------  ------------      -------------    -------------
Total Loans, Net of Deferred fees/costs               $     56,899  $     53,651      $      56,650    $      51,569
Less:  Allowance for Loan Losses                              (866)         (875)              (866)            (755)
                                                      ------------  ------------      -------------    -------------
Net Loans                                             $     56,033  $     52,776      $      55,784    $      50,814
                                                      ============  ============      =============    =============


                             LOAN MATURITY SCHEDULE
                           (Dollars are in Thousands)
                       (Based on Contractual Maturities)

                                                                      September 30, 1999
                                              -----------------------------------------------------------------
                                                 0 - 12             1 - 5            Over 5
                                                 Months             Years             Years            Total
                                              ------------       -----------       -----------     ------------
All Loans other Than Construction             $     32,549       $    17,327       $     2,073     $     51,949
Real Estate - Construction                           5,064                 0                 0            5,064
                                              ------------       -----------       -----------     ------------
Total                                         $     37,613       $    17,327       $     2,073     $     57,013
                                              ============       ===========       ===========     ============
Fixed Interest Rate                           $      5,967       $    17,327       $     2,073     $     25,367
Variable Interest Rate                              31,646                 0                 0           31,646
                                              ------------       -----------       -----------     ------------
Total                                         $     37,613       $    17,327       $     2,073     $     57,013
                                              ============       ===========       ===========     ============
                                                                       December 31, 1998
                                              -----------------------------------------------------------------
                                                 0 - 12             1 - 5            Over 5
                                                 Months             Years             Years            Total
                                              ------------       -----------       -----------     ------------
All Loans Other Than Construction             $     36,159       $    14,203       $     1,704     $     52,066
Real Estate - Construction                           4,698                 0                 0            4,698
                                              ------------       -----------       -----------     ------------
Total                                         $     40,857       $    14,203       $     1,704     $     56,764
                                              ============       ===========       ===========     ============
Fixed Interest Rate                           $      4,929       $    14,203       $     1,704     $     20,836
Variable Interest Rate                              35,928                 0                 0           35,928
                                              ------------       -----------       -----------     ------------
Total                                         $     40,857       $    14,203       $     1,704     $     56,764
                                              ============       ===========       ===========     ============


Credit Quality

         Community National Bank maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The allowance consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of possible future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. Community National Bank is committed to the early recognition of problems and to maintaining a sufficient allowance. At September 30, 1999, the allowance for loan losses was $866,000, or 1.5% of total loans outstanding, net of deferred fees/costs, compared to $866,000, or 1.5% at December 31, 1998, and $755,000, or 1.5%, at December 31, 1997.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of September 30, 1999, increased $14,000, or 2%, to $591,000, compared to $577,000 on the same date in 1998.
Non-performing loans, plus other real estate owned, as a percentage of total assets at September 30, 1999, and 1998, was .62% and .67%, respectively. Management believes that the allowance for loan losses was adequate at September 30, 1999.

         Total non-performing assets decreased by $439,000 to $215,000 in 1998 from $654,000 in 1997. Non-performing assets, as a percentage of total assets decreased to .23% in 1998 from .82% in 1997.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of September 30, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such, management continuously focuses its attention on promptly identifying and managing potential problem loans as they arise. The tables below summarize Community National Bank's non performing Assets and Allocation of Allowance for loan losses for the periods provided.


                             NON PERFORMING ASSETS
                           (Dollars are in Thousands)

                                                      September 30,                        December 31,
                                                --------------------------          --------------------------
                                                  1999              1998              1998              1997
                                                --------          --------          --------          --------
Non-Accrual Loans                               $    201          $    212          $    180          $    290
Past Due Loans 90 Days or More
     and Still Accruing Interest                     390                38                 0                 5
Other Real Estate Owned                                0               327                35               359
                                                --------          --------          --------          --------
Total Non-Performing Assets                     $    591          $    577          $    215          $    654
                                                ========          ========          ========          ========

Percent of Total Assets                             0.62%             0.67%             0.23%             0.82%
                                                ========          ========          ========          ========
Allowance for Loan Losses                       $    866          $    875          $    866          $    755
                                                ========          ========          ========          ========
Allowance for Loan Losses to
     Nonperforming Loans                          146.53%           151.65%           402.79%           115.44%
                                                ========          ========          ========          ========

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)

                                               September 30, 1999         December 31, 1998          December 31, 1997
                                            -----------------------    -----------------------     -----------------------
                                                        Percent of                 Percent of                   Percent of
                                                          Loans in                  Loans in                     Loans in
                                                           Each                        Each                         Each
                                                        Category to                Category to                 Category to
                                             Amount     Total Loans      Amount    Total Loans      Amount     Total Loans
                                            ---------   -----------    ---------   -----------     ---------   -----------
Commercial, Financial & Agricultural        $     259           11%    $     264           14%    $     428           12%
Real Estate Construction                           78           10%           60            8%           32            6%
Real Estate - Mortgage                            364           75%          385           75%          284           79%
Consumer                                          165            4%          157            3%           11            3%
                                            ---------    ---------     ---------    ---------     ---------    ---------
Total                                       $     866          100%    $     866          100%    $     755          100%
                                            =========    =========     =========    =========     =========    =========



Deposits and Funds Purchased

         Total deposits as of September 30, 1999, were $85,220,000 compared to $76,838,000 on December 31, 1998, an increase of $8,382,000 or 11%, during the nine month period ended September 30, 1999. Total deposits for the year ended December 31, 1998, increased by $12,976,000 or 18%, as compared to total deposits of $71,671,000 at December 31, 1997. The Bank does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area, serves as the Bank's fundamental tool in providing a source of funds to be invested, primarily in loans. The tables below summarize selected deposit information for the periods indicated.


                 SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                           (Dollars are in Thousands)

                                                 September 30,                            December 31,
                                            ----------------------     --------------------------------------------------
                                                     1999                       1998                        1997
                                            ----------------------     --------------------------------------------------
                                             Average                    Average                    Average
                                             Balance        Rate        Balance        Rate        Balance        Rate
                                            ---------    ---------     ---------    ---------     ---------    ---------
Noninterest-bearing
     demand deposits                        $  10,991         0.00%    $   9,417         0.00%    $   8,045         0.00%
Interest-bearing demand
     Deposits                                  15,757         1.73%       11,248         1.66%        8,997         1.77%
Savings deposits                                7,115         1.99%        5,272         1.99%        4,080         2.01%
Time deposits                                  51,477         5.05%       49,461         5.55%       47,330         5.65%
                                            ---------    ---------     ---------    ---------     ---------    ---------
      Total Average Deposits                $  85,340         3.53%    $  75,398         4.03%    $  68,452         4.26%
                                            =========    =========     =========    =========     =========    =========

                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)

                                                      Sept 30, 1999                        Dec 31, 1998
                                                      -------------                        ------------
Three Months or Less                                        $3,919                              $3,141
Three Through Six Months                                     3,270                               1,456
Six Through Twelve Months                                    1,191                               2,670
Over Twelve Months                                           1,599                               1,106
                                                       -----------                         -----------
              Total                                         $9,979                              $8,373
                                                       ===========                         ===========


Repurchase Agreements

         Community National Bank enters into agreements to repurchase ("repurchase agreements") under which Community National Bank pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these agreements for the periods ended September 30, 1999 and 1998 was approximately $952,000 and $1,442,000, respectively. Interest expense for the same periods was approximately $35,000 and $68,000, respectively, resulting in an average rate paid of 3.65% and 4.73% for the nine-month periods ended September 30, 1999 and 1998, respectively. The daily average balance for the period ended December 31, 1998, and 1997 was approximately $1,269,000 and $832,000, respectively. Interest expense for these periods was approximately $59,000 and $40,000, respectively, resulting in an average rate paid of 4.65% and 4.81% for the years ended 1998 and 1997, respectively.


                     SCHEDULE OF SHORT-TERM BORROWINGS (1)
                           (Dollars are in Thousands)

                                      Maximum                     Average                   Weighted
                                    Outstanding                Interest Rate                 Average
                                       at any       Average     during the     Ending     Interest Rate
                                     Month End      Balance        Year       Balance      at Year End
                                    -----------    --------    -------------  --------    -------------
NINE MONTHS ENDED
September 30, 1999                    $  2,848     $    952         3.64%     $  2,211         3.64%
September 30, 1998                    $  1,785     $  1,442         4.68%     $  1,458         4.68%
YEAR ENDED DECEMBER 31,
1998                                  $  1,526     $  1,269         4.63%     $    653         4.63%
1997                                  $  1,576     $    832         4.85%     $  1,488         4.82%

--------
  (1) Consists of Securities sold under agreements to repurchase

Securities

         Community National Bank accounts for investments at fair value except for those securities which Community National Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and the Community National Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         Community National Bank does not engage in trading activities as defined in Statement of Financial Accounting Standard No. 115.

         Community National Bank 's available for sale portfolio was $22,236,000 at September 30, 1999, $21,956,000 at December 31, 1998, and
$14,186,000 at December 31, 1997, 23%, 24% and 18% respectively of total assets. See the tables below for a summary of security type, maturity and average yield distributions.

         Community National Bank did not have any securities in its held to maturity portfolio at September 30, 1999, or December 31, 1998. At December 31, 1997 the held to maturity portfolio was $3,001,000.

         Community National Bank uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. Community National Bank has designated substantially all of its securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, with the intent to minimize the adverse impact on its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $56,000 on September 30, 1999, a net unrealized gain of approximately $187,000 on December 31, 1998 and a net unrealized gain of approximately $56,000 on December 31, 1997.

         Community National Bank invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, Community National Bank enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by Community National Bank. The tables below summarize the maturity distribution of investment securities, weighted average yield by range of maturities, and distribution of investment securities for the periods provided.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)

                                                      September 30, 1999        December 31, 1998         December 31, 1997
                                                    ----------------------    ----------------------    ----------------------
AVAILABLE-FOR-SALE                                  Amortized    Estimated    Amortized    Estimated    Amortized    Estimated
------------------                                     Cost        Market       Cost         Market        Cost        Market
                                                                   Value                     Value                     Value
                                                    ---------    ---------    ---------    ---------    ---------    ---------
U.S. Treasury and U.S. Government Agencies
     and Corporations and Obligations of
     State and Political Subdivisions:
          One Year or Less                          $  14,077    $  14,075    $   7,508    $   7,576    $   5,994    $   6,003
          Over One Through Five Years                   8,074        8,020       13,120       13,239        8,015        8,062
          Over Five Through Ten Years                       0            0            0            0            0            0
          Over Ten Years                                    0            0        1,000        1,000            0            0
Federal Reserve Bank Stock                                141          141          141          141          121          121
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Total                                               $  22,292    $  22,236    $  21,769    $  21,956    $  14,130    $  14,186
                                                    =========    =========    =========    =========    =========    =========

HELD-TO-MATURITY
State and Political Subdivisions                    $       0    $       0    $       0    $       0    $   3,001    $   3,006
                                                    ---------    ---------    ---------    ---------    ---------    ---------
     Total                                          $       0    $       0    $       0    $       0    $   3,001    $   3,006
                                                    =========    =========    =========    =========    =========    =========



                 WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
                (Average Yields on Securities Available For Sale
                    Were Calculated Based on Amortized Cost)

                                            Sept 30, 1999                Dec 31, 1998             Dec 31, 1997
                                            -------------------------------------------------------------------
     One Year or Less                           5.54%                       6.10%                    6.19%
     Over One Through Five Years                5.29%                       5.42%                    6.06%
     Over Five Through Ten Years                0.00%                       0.00%                    0.00%
     Over Ten Years                             0.00%                       5.62%                    0.00%



                     DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)

                                                      September 30, 1999         December 31, 1998         December 31, 1997
                                                    ----------------------    ----------------------    -----------------------
                                                    Amortized      Fair       Amortized      Fair       Amortized      Fair
                                                      Cost         Value        Cost         Value        Cost         Value
                                                    ---------    ---------    ---------    ---------    ---------    ---------
US Treasury Securities                              $  16,591    $  16,568    $  15,076    $  15,225    $  13,508    $  13,557
US Government Agencies                                  5,560        5,528        5,552        5,590          501          508
State, County, & Municipal                                  0            0        1,000        1,000            0            0
Mortgage-Backed Securities                                  0            0            0            0            0            0
Federal Reserve Bank Stock                                141          141          141          141          121          121
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Total                                               $  22,292    $  22,236    $  21,769    $  21,956    $  14,130    $  14,186
                                                    =========    =========    =========    =========    =========    =========



Liquidity and Interest Rate Sensitivity

         Market and public confidence is the financial strength of Community National Bank and financial institutions in general, and will largely determine the institutions access to appropriate levels of liquidity. This confidence is significantly dependent on Community National Bank ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability of Community National Bank to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures the company's liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, Community National Bank's primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of Community National Bank's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to the company.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

         Community National Bank's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At September 30, 1999, approximately 56% of total gross loans were adjustable rate and 61% of total securities either reprice or mature in less than one year. Total deposit liabilities consisted of approximately $23,971,000 (28%) in NOW, Money Market Accounts and Savings, $50,457,000 (59%) in time deposits, and $10,790,000 (13%) in non interest bearing demand accounts. At December 31, 1998, approximately 64% of total gross loans were adjustable rate and 32% of total securities either reprice or mature in less than one year. Total deposit liabilities consisted of approximately $20,625,000 (24%) in NOW, Money Market Accounts and Savings, $52,697,000 (63%) in time deposits, and $11,325,000 (13%) in non interest bearing demand accounts. A rate sensitivity analysis is presented below as of September 30, 1999 and December 31, 1998.

         Community National Bank has prepared a table which presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were Community National Bank have to dispose of such instruments at December 31, 1998, and September 30, 1999, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1998, and September 30, 1999, should not necessarily be considered to apply at subsequent dates.

                           RATE SENSITIVITY ANALYSIS
                               September 30, 1999
                           (Dollars are in Thousands)

                                                                                                                  Est. Fair
                                      0-1 Yr       1-2 Yrs     2-3 Yrs      3-4 Yrs       4 Yrs+       TOTAL        Value
                                     --------     --------     --------     --------     --------     --------     --------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                  $  5,967     $  4,162     $  5,749     $  7,294     $  2,073     $ 25,245     $ 25,341
   Average Interest Rate                 8.63%        9.42%        8.87%        8.81%        8.26%        8.84%
   Variable Rate Loans                 31,129          256          242          139            0       31,766       31,766
   Average Interest Rate                 8.09%        7.42%        6.75%        6.75%                     8.07%
Investment Securities (1)
   Fixed Rate Securities               13,577        7,574        1,000            0            0       22,151       22,095
   Average Interest Rate                 5.42%        5.33%        5.73%                                  5.40%
   Variable Rate Securities                 0            0            0            0            0            0
   Average Interest Rate
Federal Funds Sold                      4,207            0            0            0            0        4,207        4,207
Average Interest Rate                    4.86%                                                            4.86%
Other Earning Assets (2)                  141            0            0            0            0          141          141
Average Interest Rate                    6.00%                                                            6.00%
                                     --------     --------     --------     --------     --------     --------     --------
Total Interest-Earning Assets        $ 55,021     $ 11,992     $  6,991     $  7,433     $  2,073     $ 83,510     $ 83,550
                                         7.24%        6.79%        8.35%        8.77%        8.26%        7.43%
                                     ========     ========     ========     ========     ========     ========

INTEREST BEARING LIABILITIES
NOW Accounts                         $ 10,278     $      0     $      0     $      0     $      0     $ 10,278     $ 10,278
Average Interest Rate                    1.04%                                                            1.04%
Money Market Accounts                   6,312            0            0            0            0        6,312        6,223
Average Interest Rate                    2.72%                                                            2.72%
Savings Accounts                        7,383            0            0            0            0        7,383        7,383
Average Interest Rate                    2.05%                                                            2.05%
CDs $100,000 & Over                     8,380        1,096          102          401            0        9,979        9,973
Average Interest Rate                    4.74%        4.79%        5.24%        5.61%                     4.79%
CDs Under $100,000                     20,591       10,094        4,212        1,672        3,909       40,478       40,593
Average Interest Rate                    4.51%        5.35%        5.69%        5.75%        5.74%        5.01%
Securities Sold Under
Repurchase Agreement                    2,211            0            0            0            0        2,211        2,211
Average Interest Rate                    3.63%                                                            3.63%

                                     --------     --------     --------     --------     --------     --------     --------
Total Interest-Bearing Liabilities   $ 55,155     $ 11,190     $  4,314     $  2,073     $  3,909     $ 76,641     $ 76,661
                                         3.33%        5.30%        5.68%        5.72%        5.74%        3.94%
                                     ========     ========     ========     ========     ========     ========

--------------------
(1)      Securities for sale are shown at their amortized cost.
(2)      Represents interest earning Federal Reserve Bank Stock

                           RATE SENSITIVITY ANALYSIS
                               December 31, 1998
                           (Dollars are in Thousands)


                                                                                                                  Est. Fair
                                      0-1 Yr       1-2 Yrs     2-3 Yrs      3-4 Yrs       4 Yrs+       TOTAL        Value
                                     --------     --------     --------     --------     --------     --------     --------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                  $  4,929     $  5,042     $  3,384     $  5,640     $  1,407     $ 20,402     $ 20,729
   Average Interest Rate                 9.19%        9.74%        9.56%        9.13%        8.08%        9.29%
   Variable Rate Loans                 35,807          474           81            0            0       36,362       36,362
   Average Interest Rate                 8.28%        7.50%        7.25%                                  8.27%
Investment Securities (1)
   Fixed Rate Securities                7,007       10,620        2,001        1,000        1,000       21,628       21,816
   Average Interest Rate                 6.01%        5.34%        6.07%        5.73%        5.62%        5.66%
   Variable Rate Securities                 0            0            0            0            0            0
   Average Interest Rate
Federal Funds Sold                      5,175            0            0            0            0        5,175         5175
Average Interest Rate                    5.72%                                                            5.72%
Other Earning Assets (2)                  141            0            0            0            0          141          141
Average Interest Rate                    6.00%                                                            6.00%
                                     --------     --------     --------     --------     --------     --------     --------
Total Interest-Earning Assets        $ 53,059     $ 16,136     $  5,466     $  6,640     $  2,407     $ 83,708     $ 84,223
                                         7.81%        6.78%        8.25%        8.62%        7.06%        7.68%
                                     ========     ========     ========     ========     ========     ========

INTEREST BEARING LIABILITIES
NOW Accounts                         $  9,032     $      0     $      0     $      0     $      0     $  9,032     $  9,032
Average Interest Rates                   1.08%                                                            1.08%
Money Market Accounts                   5,182            0            0            0            0        5,182        5,182
Average Interest Rates                   2.28%                                                            2.28%
Savings Accounts                        6,411            0            0            0            0        6,411        6,411
Average Interest Rates                   1.85%                                                            1.85%
CDs $100,000 & Over                     7,266          602          103          302          100        8,373        8,477
Average Interest Rates                   5.23%        5.61%        6.02%        6.02%        6.09%        5.31%
CDs Under $100,000                     22,479       12,056        4,521        1,967        3,301       44,324       45,111
Average Interest Rates                   5.11%        5.71%        5.66%        5.82%        5.88%        5.42%
Securities Sold Under
Repurchase Agreement                      653            0            0            0            0          653          653
Average Interest Rates                   4.63%                                                            4.63%

                                     --------     --------     --------     --------     --------     --------     --------
Total Interest-Bearing Liabilities   $ 51,023     $ 12,658     $  4,624     $  2,269     $  3,401     $ 73,975     $ 74,866
                                         3.71%        5.71%        5.67%        5.85%        5.89%        4.34%
                                     ========     ========     ========     ========     ========     ========

--------------------
(1)      Securities for sale are shown at their amortized cost.
(2)      Represents interest earning Federal Reserve Bank Stock

Primary Use of Funds

Nine Month period ending September 30, 1999

         The primary source of funds during the period included an increase in deposits ($573,000), increase in borrowings from repurchase agreements ($1,558,000), exercise of stock options net of tax benefit ($255,000) and net income ($438,000). The primary uses of funds during the period included a decrease in cash and federal funds sold ($1,419,000), an increase in net loans outstanding ($249,000), an increase in net investments outstanding ($280,000), an increase in premises and equipment ($660,000), dividends paid ($146,000) and other miscellaneous net uses ($70,000).

Twelve Month period ending December 31, 1998

         The primary source of funds during the period included net growth in deposits ($12,976,000), exercise of stock options net of tax benefit ($290,000), net income ($702,000), and other miscellaneous net sources ($251,000). The primary uses of funds during the period included an increase in investments outstanding ($4,769,000), an increase in net loans outstanding ($4,970,000), an increase in cash and federal funds sold ($1,686,000), an increase in premises and equipment ($1,844,000), a decrease in borrowings from repurchase agreements ($835,000), and dividends paid ($115,000).


CAPITAL RESOURCES

         Shareholders' equity at September 30, 1999, was $7,842,000, as compared to $7,184,000 at September 30, 1998. Shareholders' equity was $7,447,000 at December 31, 1998, as compared to $6,488,000 at December 31, 1997.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off-balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. Community National Bank's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on Community National Bank. Selected capital ratios at December 31, 1998, and 1997 compared to September 30, 1999, were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)

                                                       Actual           Well Capitalized
                                                  ---------------       ----------------       Excess
                                                  Amount    Ratio       Amount     Ratio       Amount
                                                  ---------------       ----------------       -------
AS OF SEPTEMBER 30, 1999:
Total Capital:  (to Risk Weighted Assets):        $8,571   15.3%        $5,607    10.0%        $2,964
Tier 1 Capital: (to Risk Weighted Assets):        $7,868   14.0%        $3,364     6.0%        $4,504
Tier 1 Capital: (to Average Assets):              $7,868    8.3%        $4,759     5.0%        $3,109

AS OF DECEMBER 31, 1998:
Total Capital:  (to Risk Weighted Assets):        $7,966   14.9%        $5,360    10.0%        $2,606
Tier 1 Capital: (to Risk Weighted Assets):        $7,267   13.6%        $3,216     6.0%        $4,051
Tier 1 Capital: (to Average Assets):              $7,267    8.2%        $4,431     5.0%        $2,836

AS OF DECEMBER 31, 1997:
Total Capital:  (to Risk Weighted Assets):        $6,931   15.2%        $4,569    10.0%        $2,362
Tier 1 Capital: (to Risk Weighted Assets):        $6,358   13.9%        $2,741     6.0%        $3,617
Tier 1 Capital: (to Average Assets):              $6,358    8.1%        $3,941     5.0%        $2,417


EFFECTS OF INFLATION AND CHANGING PRICES

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce Community National Bank's earnings from such activities.


ACCOUNTING PRONOUNCEMENTS

On January 1, 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of Community National Bank.

         In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for Community National Bank. This information is derived from Community National Bank's unaudited financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with Community National Bank's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.

                            SELECTED QUARTERLY DATA

                                         1999                                 1998                             1997
(Dollars in Thousands except           -----------------------   -------------------------------   ------------------------------
for per share data)                      3Q     2Q      1Q         4Q      3Q      2Q      1Q        4Q     3Q      2Q     1Q
------------------------------------   -----------------------   -------------------------------   ------------------------------

Net Interest Income                      $867    $859    $884       $839    $767    $780   $790      $714    $726   $713    $698
Provision for Loan Losses                   6     (18)     21          0      30      60     60         0      60     45      45
                                       -----------------------   -------------------------------   ------------------------------
Net Interest Income after
     provision for loan losses           $861    $877    $863       $839    $737    $720   $730      $714    $666   $668    $653
Other Income (excluding
     Security transactions)              $169    $158    $149       $233    $123    $104   $104      $172    $174    $89     $87
Securities gains (losses), net             $0      $0      $0         $0      $0      $0     $0        $0      $0     $0      $0
Other expenses                           $791    $815    $778       $706    $599    $607   $583      $483    $472   $480    $479
                                       -----------------------   -------------------------------   ------------------------------
Income before income
     tax expense                         $239    $220    $234       $366    $261    $217   $251      $403    $368   $277    $261
Income tax expense                        $90     $83     $88       $118     $98     $82    $95      $140    $140   $105     $99
                                       -----------------------   -------------------------------   ------------------------------
Net Income                               $149    $137    $146       $248    $163    $135   $156      $263    $228   $172    $162
                                       =======================   ===============================   ==============================

Basic earnings per common share         $0.32   $0.30   $0.32      $0.54   $0.36   $0.30  $0.36     $0.61   $0.57  $0.43   $0.40
Diluted earnings per common share       $0.31   $0.28   $0.30      $0.51   $0.34   $0.28  $0.33     $0.57   $0.52  $0.39   $0.37

                           SUPERVISION AND REGULATION

         Banks and their holding companies, and many of their affiliates, are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting Centerstate Banks of Florida, Community National Bank, First National Bank of Polk County and First National Bank of Osceola County. For purposes of this summary, Community National Bank, First National Bank of Polk County and First National Bank of Osceola County are collectively referred to as the "Banks." This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of Centerstate Banks of Florida and the Banks. Any change in the applicable law or regulation may have a material effect on the business and prospects of Centerstate Banks of Florida and the Banks. Supervision, regulation, and examination of banks by regulatory agencies are intended primarily for the protection of depositors, rather than shareholders.

         Bank Holding Company Regulation. Centerstate Banks of Florida has not commenced any business but has filed applications with the Federal Reserve Bank of Atlanta to become a bank holding company by acquiring the Banks. If the applications are approved and Centerstate Banks of Florida acquires the Banks, then Centerstate Banks of Florida will be subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve. The Company is required to furnish to the Federal Reserve an annual report of its operations at the end of each fiscal year, and such additional information as the Federal Reserve may require pursuant to the Act. The Act requires that a bank holding company obtain the prior approval of the Federal Reserve before (1) acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, (2) taking any action that causes a bank to become a subsidiary of the bank holding company, or (3) merging or consolidating with any other bank holding company.

         The Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly of banking in any section of the United States, or substantially lessen competition, unless the anticompetitive effects are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, both of which are discussed below.

         Bank holding companies are generally prohibited from engaging in activities other than banking, or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining control of any company engaged in any activities other than those activities determined by the Federal Reserve to be closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and certain insurance underwriting activities have all been determined by regulations of the Federal Reserve to be permissible activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that such activity or ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Banks are subject to the provisions of the Community Reinvestment Act. Under the terms of the Community Reinvestment Act, the appropriate federal bank regulatory agency is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the community served by that bank, including low- and moderate-income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Act. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied to

         -        charter a national bank,

         - obtain deposit insurance coverage for a newly chartered institution,

         -        establish a new branch office that will accept deposits,

         -        relocate an office, or

         - merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

         In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the record of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application.

         Gramm-Leach-Bliley Act. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which reforms and modernizes certain areas of financial services regulation. The law permits the creation of new financial services holding companies that can offer a full range of financial products under a regulatory structure based on the principle of functional regulation. The legislation eliminates the legal barriers to affiliations among banks and securities firms, insurance companies, and other financial services companies. The law also provides financial organizations with the opportunity to structure these new financial affiliations through a holding company structure or a financial subsidiary. The new law reserves the role of the Federal Reserve Board as the supervisor for bank holding companies. At the same time, the law also provides a system of functional regulation which is designed to utilize the various existing federal and state regulatory bodies. The law also sets up a process for coordination between the Federal Reserve Board and the Secretary of the Treasury regarding the approval of new financial activities for both bank holding companies and national bank financial subsidiaries.

         The law also includes a minimum federal standard of financial privacy. Financial institutions are required to have written privacy policies that must be disclosed to customers. The disclosure of a financial institution's privacy policy must take place at the time a customer relationship is established and not less than annually during the continuation of the relationship. The act also provides for the functional regulation of bank securities activities. The law repeals the exemption that banks were afforded from the definition of "broker," and replaces it with a set of limited exemptions that allow the continuation of some historical activities performed by banks. In addition, the act amends the securities laws to include banks within the general definition of dealer. Regarding new bank products, the law provides a procedure for handling products sold by banks that have securities elements. In the area of Community Reinvestment Act activities, the law generally requires that financial institutions address the credit needs of low-to-moderate income individuals and neighborhoods in the communities in which they operate. Bank regulators are required to take the Community Reinvestment Act ratings of a bank or of the bank subsidiaries of a holding company into account when acting upon certain branch and bank merger and acquisition applications filed by the institution. Under the law, financial holding companies and banks that desire to engage in new financial activities are required to have satisfactory or better Community Reinvestment Act ratings when they commence the new activity.

         Most of the provisions of the law take effect on November 12, 1999, with other provisions being phased in over a one to two year period thereafter. It is anticipated that the effects of the law, while providing additional flexibility to bank holding companies and banks, may result in additional affiliation of different financial services providers, as well as increased competition, resulting in lower prices, more convenience, and greater financial products and services available to consumers.

         Bank Regulation. The Banks are national banks. The deposits of the Banks are insured by the FDIC to the extent provided by law. The Banks are subject to comprehensive regulation, examination and supervision by the Comptroller of the Currency and the FDIC. The Banks also are subject to other laws and regulations applicable to banks. Such regulations include limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; and the disclosure of the costs and terms of such credit. The Banks are examined periodically by the Comptroller of the Currency, to whom the Banks submit periodic reports regarding their financial condition and other matters. The Comptroller of the Currency has a broad range of powers to enforce regulations and to take discretionary actions determined to be for the protection and safety and soundness of banks, including the institution of cease and desist orders and the removal of directors and officers. The Comptroller of the Currency also has the authority to approve or disapprove mergers, consolidations, and similar corporate actions.

         Under federal law, federally insured banks are subject to certain restrictions on any extension of credit to their parent holding companies or other affiliates, on investment in the stock or other securities of affiliates, and on the taking of such stock or securities as collateral from any borrower. In addition, banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

         Federal law also contains capital standards and civil and criminal enforcement provisions. Annual full-scope, on-site examinations are required of all insured depository institutions. The cost for conducting an examination of an institution may be assessed to that institution, with special consideration given to affiliates and any penalties imposed for failure to provide information requested.

         Transactions with Affiliates. There are various legal restrictions on the extent to which Centerstate Banks of Florida and any future nonbank subsidiaries can borrow or otherwise obtain credit from the Banks. There also are legal restrictions on the Banks' purchase of or investments in the securities of and purchases of assets from Centerstate Banks of Florida. The Banks also are restricted in loaning to third parties collateralized by the securities or obligations of Centerstate Banks of Florida, issuing guarantees, acceptances, and letters of credit on behalf of Centerstate Banks of Florida and certain bank transactions with Centerstate Banks of Florida. Subject to certain limited exceptions, the Banks may not extend credit to Centerstate Banks of Florida or to any other affiliate in an amount which exceeds 10% of the respective Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit transactions between the Banks and Centerstate Banks of Florida or such other affiliates. Such transactions also must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Banks as those prevailing at the time for comparable transactions with non-affiliated companies. Also, Centerstate Banks of Florida and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         Dividends. Dividends from the Banks constitute the primary source of funds for dividends to be paid by Centerstate Banks of Florida. As national banks, the Banks are subject to certain limitations on their right to pay dividends. See "Difference in Rights of Centerstate Banks of Florida and Community National Bank Shareholders - Dividend rights." Florida law applicable to companies including Centerstate Banks of Florida provides that dividends may be declared and paid only if, after giving it effect, (1) the company is able to pay its debts as they become due in the usual course of business, and (2) the company's total assets would be greater than the sum of its total liabilities plus the amount that would be needed if the company were to be dissolved at the time of the dividend to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

         Capital Requirements. The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies. The resulting capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain all ratios well in excess of the minimums. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred shares, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred shares not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred shares, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

         Federal law contains "prompt corrective action" provisions pursuant to which banks are to be classified into one of five categories based upon capital adequacy, ranging from "well capitalized" to "critically undercapitalized" and which require, subject to certain exceptions, the appropriate federal banking agency to take prompt corrective action with respect to an institution which becomes "significantly undercapitalized" or "critically undercapitalized".

         The Comptroller of the Currency has issued final regulations to implement the "prompt corrective action" provisions. In general, the regulations define the five capital categories as follows:

         - an institution is "well capitalized" if it has a total risk-based capital ratio of 10% or greater, has a Tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater and is not subject to any written capital order or directive to meet and maintain a specific capital level for any capital measures;

         - an institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, has a Tier 1 risk-based capital ratio of 4% or greater, and has a leverage ratio of 4% or greater;

         - an institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, has a Tier 1 risk-based capital ratio that is less than 4% or has a leverage ratio that is less than 4%;

         - an institution is "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3% or a leverage ratio that is less than 3%; and

         - an institution is "critically undercapitalized" if its "tangible equity" is equal to or less than 2% of its total assets.

         The Comptroller of the Currency also, after an opportunity for a hearing, has authority to downgrade an institution from "well capitalized" to "adequately capitalized" or to subject an "adequately capitalized" or "undercapitalized" institution to the supervisory actions applicable to the next lower category, for supervisory concerns. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to

         -        submit a capital restoration plan;

         -        raise additional capital;

         - restrict their growth, deposit interest rates, and other activities;

         -        improve their management;

         -        eliminate management fees; or

         -        divest themselves of all or part of their operations.

         Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans. These capital guidelines can affect Centerstate Banks of Florida in several ways.

         After completion of the acquisition of the three Banks, Centerstate Banks of Florida's capital levels will be in excess of those required to be maintained by a "well capitalized" financial institution. However, rapid growth, poor loan portfolio performance, or poor earnings performance, or a combination of these factors, could change Centerstate Banks of Florida's capital position in a relatively short period of time, making an additional capital infusion necessary.

         Federal law also requires that (1) only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and (2) the appropriate federal banking agency annually examine all insured depository institutions, with some exceptions for small, "well capitalized" institutions and state-chartered institutions examined by state regulators. Federal law also contains a number of consumer banking provisions, including disclosure requirements and substantiative contractual limitations with respect to deposit accounts.

         Enforcement Powers. Congress has provided the federal bank regulatory agencies with an array of powers to enforce laws, rules, regulations and orders. Among other things, the agencies may require that institutions cease and desist from certain activities, may preclude persons from participating in the affairs of insured depository institutions, may suspend or remove deposit insurance, and may impose civil money penalties against institution-affiliated parties for certain violations.

         Maximum Legal Interest Rates. Like the laws of many states, Florida law contains provisions on interest rates that may be charged by banks and other lenders on certain types of loans. Numerous exceptions exist to the general interest limitations imposed by Florida law. The relative importance of these interest limitation laws to the financial operations of the Banks will vary from time to time, depending on a number of factors, including conditions in the money markets, the costs and availability of funds, and prevailing interest rates.

         Bank Branching. Banks in Florida are permitted to branch state wide. Such branch banking, by national banks, however, is subject to prior approval by the Comptroller of the Currency. Any such approval would take into consideration several factors, including the bank's level of capital, the prospects and economics of the proposed branch office, and other conditions deemed relevant by the Comptroller of the Currency for purposes of determining whether approval should be granted to open a branch office.

         Change of Control. Federal law restricts the amount of voting stock of a bank holding company and a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank holding company and a bank by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, shareholders of Centerstate Banks of Florida may be less likely to benefit from the rapid increases in stock prices that may result from tender offers or similar efforts to acquire control of other companies. Federal law also imposes restrictions on acquisitions of stock in a bank holding company and a state bank. Under the federal Change in Bank Control Act and the regulations thereunder, a person or group must give advance notice to the Federal Reserve before acquiring control of any bank holding company and the Comptroller of the Currency before acquiring control of any national bank, such as the Banks. Upon receipt of such notice, the Federal Reserve or the Comptroller of the Currency, as the case may be, may approve or disapprove the acquisition. The Change in Bank Control Act creates a rebuttable presumption of control if a member or group acquires a certain percentage or more of a bank holding company's or national bank's voting stock, or if one or more other control factors set forth in the Change in Bank Control Act are present.

         Interstate Banking. Federal law provides for nationwide interstate banking and branching. Under the law, interstate acquisitions of banks or bank holding companies in any state by bank holding companies in any other state are permissible subject to certain limitations. Florida also has a law that allows out-of-state bank holding companies (located in states that allow Florida bank holding companies to acquire banks and bank holding companies in that state) to acquire Florida banks and Florida bank holding companies. The law essentially provides for out-of-state entry by acquisition only (and not by interstate branching). Interstate branching and consolidation of existing bank subsidiaries in different states is permissible.

         Effect of Governmental Policies. The earnings and businesses of Centerstate Banks of Florida and the Banks are affected by the policies of various regulatory authorities of the United States, especially the Federal Reserve. The Federal Reserve, among other things, regulates the supply of credit and deals with general economic conditions within the United States. The instruments of monetary policy employed by the Federal Reserve for those purposes influence in various ways the overall level of investments, loans, other extensions of credit, and deposits, and the interest rates paid on liabilities and received on assets.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Centerstate Banks of Florida's articles of incorporation authorize it to issue up to 20,000,000 common shares. Only one share of such common stock was outstanding as of the date of this proxy statement/prospectus was held by James H. White solely to facilitate the organization of Centerstate Banks of Florida. Centerstate Banks of Florida also is authorized to issue up to 5,000,000 shares of preferred stock, none of which were outstanding as of the date of this proxy statement/prospectus.

COMMON SHARES

         The Centerstate Banks of Florida common stock to be issued in the merger will be fully paid and nonassessable. The holders of common shares are entitled to one vote for each share held of record on all matters voted upon by shareholders. Each outstanding common share is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation, dissolution, or winding up Centerstate Banks of Florida and is entitled to participate equally in dividends as and when declared by Centerstate Banks of Florida's Board of Directors. There are no redemption, sinking fund, conversion, or preemptive rights with respect to the common stock. All common stock have equal rights and preferences.

PREFERRED SHARES

         As of the date of this proxy statement/prospectus, no preferred shares were issued or outstanding. The board of directors is authorized to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of preferred shares, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series but not below the number of shares then outstanding. The board of directors, without shareholder approval, can issue preferred shares with the voting and conversion rights described above, which could adversely affect the voting power of the shareholders of common shares. Centerstate Banks of Florida has no plans at this time to issue any preferred shares. Any such issuance of preferred shares could have the effect of delaying or preventing a change of control.

INDEMNIFICATION PROVISIONS

         Florida law authorizes a company to indemnify its directors and officers in certain instances against certain liabilities which they may incur by virtue of their relationship with the company. Further, a Florida company is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions which constitute:

         - a violation of the criminal law unless the individual had reasonable cause to believe it was lawful,

         - a transaction in which the individual derived an improper personal benefit,

         - in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act are applicable related to payment of dividends or other distributions or repurchases of shares in violation of such Act, or

         - willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder.

         A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

         Centerstate Banks of Florida's bylaws provide that Centerstate Banks of Florida shall indemnify each of its directors and officers to the fullest extent permitted by law, and that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. There is no assurance that Centerstate Banks of Florida will maintain liability insurance for its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Centerstate Banks of Florida pursuant to the foregoing provisions, Centerstate Banks of Florida has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 LEGAL OPINION

         The legality of the common stock being offered hereby will be passed upon for Centerstate Banks of Florida by Smith, Mackinnon, Greeley, Bowdoin, Edwards, Brownlee & Marks, P.A., Orlando, Florida.

                                    EXPERTS

         The financial statements of Community National Bank, First National Bank of Osceola County, and First National Bank of Polk County at December 31, 1998 and for the year then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The financial statements of First National/Osceola at December 31, 1997 and for the year then ended have been included herein and in the registration statement in reliance upon the report of Graham & Cottrill, P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The financial statements of Community National Bank at December 31, 1997 and for the year then ended have been included herein and in the registration statement in reliance upon the report of Dwight Darby & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The financial statements of First National Bank of Polk County at December 31, 1997 and for the year then ended have been included herein and in the registration statement in reliance upon the report of G. T. Nunez & Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Centerstate Banks of Florida has filed with the Commission a Registration Statement under the Securities Act, with respect to the common shares offered by the Registration Statement. This proxy statement/prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits attached. Certain items were omitted in accordance with the rules and regulations of the Commission. For further information with respect to Centerstate Banks of Florida and the common shares, reference is made to the Registration Statement and the exhibits filed with it. Anyone can inspect the Registration Statement without charge at the Public Reference Section of the Commission Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Commission's regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies may be obtained upon payment of the required fees. Information contained in this proxy statement/prospectus which refer to a document filed as an exhibit to the Registration Statement are qualified in their entirety by reference to a copy of that document. In addition, Centerstate Banks of Florida is required to file electronic versions of these documents with the Commission through the Commission's EDGAR system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         Centerstate Banks of Florida intends to furnish its shareholders with annual reports containing financial statements audited by independent public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS




CENTERSTATE BANKS OF FLORIDA, INC


      Balance Sheet at September 30, 1999 (unaudited) and Note to Balance Sheet ....................  F-3


FIRST NATIONAL BANK OF OSCEOLA COUNTY

      Independent Auditors' Report -- December 31, 1998 ............................................  F-4

      Independent Auditors' Report -- December 31, 1997 ............................................  F-5

      Balance Sheets at September 30, 1999 (unaudited) and at December 31, 1998 and 1997 ...........  F-6

      Statements of Operations for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 ..........................  F-7

      Statements of Changes in Stockholders' Equity and Comprehensive Income
          for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 ..........................  F-8

      Statements of Cash Flows for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 ..........................  F-9

      Notes to the Financial Statements ............................................................ F-10


COMMUNITY NATIONAL BANK OF PASCO COUNTY

      Independent Auditors' Report -- December 31, 1998 ............................................ F-32

      Independent Auditors' Report -- December 31, 1997 ............................................ F-33

      Balance Sheets at September 30, 1999 (unaudited) and at December 31, 1998 and 1997 ........... F-34

      Statements of Operations for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 .......................... F-35

      Statements of Changes in Stockholders' Equity and Comprehensive Income
          for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 .......................... F-36

      Statements of Cash Flows for the nine months ended September 30, 1999 (unaudited) and 1998
          (unaudited), and for the years ended December 31, 1998 and 1997 .......................... F-37

      Notes to the Financial Statements ............................................................ F-38

FIRST NATIONAL BANK OF POLK COUNTY


        Independent Auditors' Report -- December 31, 1998 .................................................. F-57

        Independent Auditors' Report -- December 31, 1997 .................................................. F-58

        Balance Sheets at September 30, 1999 (unaudited) and at December 31, 1998 and 1997 ................. F-59

        Statements of Operations for the nine months ended September 30, 1999 (unaudited) and 1998
            (unaudited), and for the years ended December 31, 1998 and 1997 ................................ F-60

        Statements of Changes in Stockholders' Equity and Comprehensive Income
            for the nine months ended September 30, 1999 (unaudited) and 1998
            (unaudited), and for the years ended December 31, 1998 and 1997 ................................ F-61

        Statements of Cash Flows for the nine months ended September 30, 1999 (unaudited) and 1998
            (unaudited), and for the years ended December 31, 1998 and 1997 ................................ F-62

        Notes to the Financial Statements .................................................................. F-63

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                 Balance Sheet
                               September 30, 1999
                                  (Unaudited)



Cash                                                  $       1
                                                      =========

Stockholders' equity                                  $       1
                                                      =========



                             Note to Balance Sheet


(1)  Organization


     Centerstate Banks of Florida was formed as a Florida corporation on September 20, 1999 to serve as a bank holding company for First National Bank of Osceola County, First National Bank of Polk County and Community National Bank of Pasco County. The outstanding capital stock of Centerstate Banks of Florida consists of one share of common stock, which is owned by James H. White solely to facilitate the organization of the company. Mr. White is chairman of the board of each of First National Bank of Osceola County, First National Bank of Polk County and Community National Bank of Pasco County. The merger agreement provides that prior to effectiveness of the merger Centerstate Banks of Florida will not conduct any business operations or enter into any contract or agreement of any kind, acquire any asset, or incur any liability, except as contemplated by the merger agreement.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
First National Bank of Osceola County
Kissimmee, Florida


We have audited the accompanying balance sheet of First National Bank of Osceola County as of December 31, 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Osceola County at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ KPMG LLP
Orlando, Florida
January 15, 1999

                            GRAHAM & COTTRILL, P.A.

                          CERTIFIED PUBLIC ACCOUNTANTS
                           110 EAST HILLCREST STREET
                             ORLANDO, FLORIDA 32801
                                   ----------
                                 (407) 843-1681
                                 (800) 342-2720
                            FACSIMILE (407) 423-3156



The Board of Directors
First National Bank of Osceola County
Kissimmee, Florida


                          INDEPENDENT AUDITORS' REPORT


         We have audited the accompanying balance sheet of First National Bank of Osceola County (the "Bank") as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Osceola County at December 31, 1997, the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                      /s/ GRAHAM & COTTRILL, P.A.


January 16, 1998

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY
                                 Balance Sheets

                                                               SEPTEMBER 30,              DECEMBER 31,
                                                               --------------    -------------------------------
                     ASSETS                                         1999               1998             1997
                                                               --------------    --------------   --------------
                                                                (UNAUDITED)

Cash and due from banks ....................................   $    4,545,343    $    4,687,944   $    2,344,670
Federal funds sold .........................................        2,150,000         5,017,000       10,216,000
Investment securities available for sale ...................       25,883,187        35,818,706       14,667,408
Investment securities held to maturity (market
  value of $ 3,484,850, $2,546,254 and
  $3,011,830 as of September 30, 1999 (unaudited)
  and as of December 31, 1998 and 1997, respectively .......        3,537,952         2,555,226        3,002,679
Loans, less allowance for loan losses of $798,112,
  $781,034 and $780,995 as of September 30, 1999
  (unaudited) and as of December 31, 1998 and 1997,
  respectively .............................................       65,813,796        56,591,397       52,313,130
Accrued interest receivable ................................          742,807           753,990          606,134
Bank premises and equipment, net ...........................        4,456,821         3,714,825        2,921,895
Deferred income taxes ......................................          200,677            91,869          150,808
Prepaids and other assets ..................................          147,947            93,959           63,434
                                                               --------------    --------------   --------------
            Total assets ...................................   $  107,478,530    $  109,324,916   $   86,286,158
                                                               ==============    ==============   ==============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Interest bearing .........................................   $   74,344,697   $   78,886,965   $   65,556,297
  Noninterest bearing ......................................       21,611,724       18,670,815       12,951,485
                                                               --------------   --------------   --------------
            Total deposits .................................       95,956,421       97,557,780       78,507,782
  Securities sold under agreements to repurchase ...........        2,790,990        3,978,073        1,044,200
  Accrued interest payable .................................          111,410          143,246          127,000
  Accounts payable and accrued expenses ....................           80,738          189,294          249,324
                                                               --------------   --------------   --------------
            Total liabilities ..............................       98,939,559      101,868,393       79,928,306
                                                               --------------   --------------   --------------

Stockholders' equity:
  Common stock, $5 par value; 460,000 shares
     authorized; 511,175, 451,109 and
     435,500 shares as of September 30, 1999
     (unaudited) and as of December 31, 1998 and 1997,
     issued and outstanding, respectively ..................        2,555,875         2,255,545        2,177,500
    Additional paid-in capital .............................        2,763,787         2,334,249        2,200,078
    Retained earnings ......................................        3,273,315         2,741,285        1,960,171
    Accumulated other comprehensive income .................          (54,006)          125,444           20,103
                                                               --------------    --------------   --------------
            Total stockholders' equity .....................        8,538,971         7,456,523        6,357,852

Commitments and contingent liabilities......................
                                                               --------------    --------------   --------------
            Total liabilities and stockholders'
              equity .......................................   $  107,478,530    $  109,324,916   $   86,286,158
                                                               ==============    ==============   ==============

See accompanying notes to financial statements.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY
                            Statements of Operations

                                                                      NINE MONTHS ENDED                    YEARS ENDED
                                                                         SEPTEMBER 30,                      DECEMBER 31,
                                                               --------------------------------   -------------------------------
                                                                    1999              1998             1998             1997
                                                               --------------    --------------   --------------   --------------
Interest income:
    Interest and fees on loans..............................   $    4,086,715    $    3,864,760   $    5,160,699   $    4,860,932
    Investment securities ..................................        1,364,759         1,010,700        1,468,988        1,031,926
    Federal funds sold .....................................          129,945           515,654          636,830          362,596
                                                               --------------    --------------   --------------   --------------
           Total interest income............................        5,581,419         5,391,114        7,266,517        6,255,454
                                                               --------------    --------------   --------------   --------------
Interest expense:
    Deposits ...............................................        2,357,005         2,481,065        3,349,948        2,735,645
    Securities sold under agreement to repurchase ..........           99,592            54,146          103,563           81,883
                                                               --------------    --------------   --------------   --------------
           Total interest expense...........................        2,456,597         2,535,211        3,453,511        2,817,528
                                                               --------------    --------------   --------------   --------------
           Net interest income .............................        3,124,822         2,855,903        3,813,006        3,437,926
Provision for loan losses ..................................           99,000            96,000           38,473          212,400
                                                               --------------    --------------   --------------   --------------
           Net interest income after loan loss provision ...        3,025,822         2,759,903        3,774,533        3,225,526
                                                               --------------    --------------   --------------   --------------
Other income:
    Service charges on deposit accounts ....................          519,922           409,657          584,789          439,390
    Other service charges and fees .........................          130,550            92,910          122,114           90,309
    Loss on sale of available for sale securities ..........               --                --               --           (5,874)
                                                               --------------    --------------   --------------   --------------
           Total other income ..............................          650,472           502,567          706,903          523,825
                                                               --------------    --------------   --------------   --------------
Other expenses:
    Salaries, wages and employee benefits ..................        1,215,246           972,001        1,373,971        1,205,179
    Occupancy and equipment rental...........................         610,879           475,680          640,112          614,565
    Other operating expenses................................        1,009,963           768,710        1,061,066          922,462
                                                               --------------    --------------   --------------   --------------
           Total other expenses ............................        2,836,088         2,216,391        3,075,149        2,742,206
                                                               --------------    --------------   --------------   --------------
           Income before income taxes ......................          840,206         1,046,079        1,406,287        1,007,145

Provision for income taxes .................................          308,176           387,096          512,396          405,413
                                                               --------------    --------------   --------------   --------------

           Net income ......................................   $      532,030    $      658,983   $      893,891   $      601,732
                                                               ==============    ==============   ==============   ==============

Net Income per Share
    Basic...................................................   $         1.13    $         1.48   $         2.00   $         1.41
    Diluted.................................................   $         1.07    $         1.38   $         1.86   $         1.32

Average Number of Common Shares Outstanding
    Basic...................................................          471,008           446,264          446,737          425,836
    Diluted.................................................          495,739           479,113          481,677          456,159


See accompanying notes to financial statements.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY
     Statements of Changes in Stockholders' Equity and Comprehensive Income
                     Years ended December 31, 1998 and 1997

                                                                                                     ADDITIONAL
                                                                 COMPREHENSIVE       COMMON           PAID-IN         RETAINED
                                                                     INCOME           STOCK           CAPITAL         EARNINGS
                                                                 -------------      ----------      -----------      ----------
Balance, December 31, 1996
 .................................                                                   $2,127,500      $ 2,127,500      $1,430,774

Dividends paid .............................................                                --               --         (72,335)

Stock options exercised ....................................                            50,000           50,000              --

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............                                --           22,578              --

Comprehensive income:
 Net income ................................................      $   601,732               --               --         601,732
 Other comprehensive income, net of tax
   unrealized gain on securities ...........................      $     1,854
                                                                  -----------

Comprehensive income .......................................      $   603,586
                                                                  ===========

                                                                                    ----------      -----------      ----------
Balance, December 31, 1997 .................................                        $2,177,500      $ 2,200,078      $1,960,171

Dividends paid .............................................                                --               --        (112,777)

Stock options exercised ....................................                            78,045           78,045              --

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............                                --           56,126              --

Comprehensive income:
 Net income ................................................      $   897,491               --               --         893,891
 Other comprehensive income, net of tax
   unrealized gain on securities ...........................          105,341               --               --              --
                                                                  -----------
Comprehensive income .......................................      $ 1,002,832
                                                                  ===========       ----------      -----------      ----------
Balance, December 31, 1998 .................................                        $2,555,545      $ 2,334,249      $2,741,285


Dividends paid .............................................                                --               --              --

Stock options exercised ....................................                           308,330          300,330              --

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............                                --          129,208              --

Comprehensive income:
 Net income ................................................      $   532,030               --               --         532,030
 Other comprehensive income, net of tax
   unrealized loss on securities ...........................         (179,450)              --               --             --
                                                                  -----------
Comprehensive income .......................................      $   352,580
                                                                  ===========       ----------      -----------      ----------
Balance, September 30, 1999 ................................                        $2,555,875      $ 2,763,787      $3,273,315
                                                                                    ==========      ===========      ==========



                                                                  ACCUMULATED
                                                                     OTHER            TOTAL
                                                                 COMPREHENSIVE     STOCKHOLDERS'
                                                                     INCOME           EQUITY
                                                                 -------------     -----------

Balance, December 31, 1996.. ...............................    $      18,249      $ 5,704,023

Dividends paid .............................................                           (72,335)

Stock options exercised ....................................               --          100,000

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............               --           22,578

Comprehensive income:
 Net income ................................................               --          601,732
 Other comprehensive income, net of tax
   unrealized gain on securities ...........................

Comprehensive income .......................................            1,854            1,854

                                                                  -----------      -----------
Balance, December 31, 1997 .................................      $    20,103      $ 6,357,852

Dividends paid ..............................................              --         (112,777)

Stock options exercised ....................................               --          159,090

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............               --           56,126

Comprehensive income:
 Net income ................................................               --          839,891
 Other comprehensive income, net of tax
   unrealized gain on securities ...........................         (105,341)        (105,341)

Comprehensive income .......................................
                                                                  -----------      -----------
Balance, December 31, 1998 .................................      $   125,444      $ 7,456,523

Dividends paid .............................................               --               --

Stock options exercised ....................................               --          600,060

Tax effect of tax deduction in excess of book
 deduction on options exercised during the year ............               --          129,208

Comprehensive income:
 Net income ................................................               --          532,030
 Other comprehensive income, net of tax
   unrealized loss on securities ...........................         (179,456)        (179,456)

Comprehensive income .......................................
                                                                  -----------      -----------
Balance, September 30, 1999 ................................      $   (54,086)     $ 8,538,971
                                                                  ===========      ===========






See accompanying notes to financial statements.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY
                            Statements of Cash Flows

                                                                            NINE MONTHS ENDED                  YEARS ENDED
                                                                               SEPTEMBER 30,                   DECEMBER 31,
                                                                       ----------------------------    ----------------------------
                                                                           1999            1998            1998            1997
                                                                       ------------    ------------    ------------    ------------
Cash flows from operating activities:
 Net income ........................................................   $    532,030    $    658,983    $    893,891    $    601,732
 Adjustments to reconcile net income to net cash provided
   by operating activities:
    Provision for loan losses ......................................         99,000          96,000          38,473         212,400
    Depreciation of premises and equipment .........................        243,949         196,600         217,172         206,238
    Net amortization/accretion of investment securities ............         99,986          28,378         189,386              --
    Net deferred loan origination fees .............................         26,569           8,353             471              --
    Deferred income taxes ..........................................         (2,744)        (25,250)         (5,091)        (21,249)
    Net (gains) losses on sale of investment securities available
      for sale .....................................................         (8,205)             --              --           5,874
    Tax deduction in excess of book deduction on options
     exercised .....................................................        129,208          56,126          56,126          22,578
Cash provided by (used in) changes in:
    (Increase) decrease in accrued interest receivable .............         11,183        (138,720)       (147,856)        (71,361)
    (Increase) decrease in prepaids and other assets ...............        (53,988)        (40,627)        (30,525)         61,918
    (Decrease) increase in accrued interest payable ................        (31,836)         12,408          16,246           3,624
    (Decrease) increase in accounts payable and
     accrued expenses ..............................................       (108,556)        (18,164)        (60,030)        226,809
                                                                       ------------    ------------    ------------    ------------
     Net cash provided by operating activities .....................        936,596         834,087       1,168,263       1,248,563
                                                                       ------------    ------------    ------------    ------------

Cash flows from investing activities:
 Purchases of investment securities available for sale .............     (2,537,023)    (26,475,329)    (33,032,503)     (8,269,367)
 Proceeds from sales, maturities and calls of investment securities
    available for sale .............................................     12,112,521      10,940,935      10,853,955       9,493,906
 Purchases of investment securities held to maturity................     (1,500,000)             --      (1,058,438)       (503,672)
 Proceeds from maturities of investment securities held to maturity.        500,000       2,500,000       2,513,126              --
 Increase in loans, net of repayments ..............................     (9,347,968)     (4,138,894)     (4,317,211)     (6,840,459)
 Net purchases of premises and equipment ...........................       (985,945)       (866,706)     (1,010,102)       (137,681)
                                                                       ------------    ------------    ------------    ------------
     Net cash used in investing activities .........................     (1,758,415)    (18,039,994)    (26,051,173)     (6,257,273)
                                                                       ------------    ------------    ------------    ------------

Cash flows from financing activities:
 Net (decrease) increase in demand and savings deposits ............     (1,601,359)     19,024,197      19,049,998      11,169,041
 Net (decrease) increase in securities sold under agreements
    to repurchase ..................................................     (1,187,083)        121,741       2,933,873          41,500
 Stock options exercised ...........................................        600,660         156,090         156,090         100,000
 Dividends paid ....................................................             --        (112,777)       (112,777)        (72,335)
                                                                       ------------    ------------    ------------    ------------
     Net cash provided by (used in) financing activities ...........     (2,187,782)     19,189,251      22,027,184      11,238,206
                                                                       ------------    ------------    ------------    ------------

     Net (decrease) increase in cash and cash equivalents ..........     (3,009,601)      1,983,344      (2,855,726)      6,229,496
Cash and cash equivalents, beginning of period .....................      9,704,944      12,560,670      12,560,670       6,331,174
                                                                       ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period ...........................   $  6,695,343    $ 14,544,014    $  9,704,944    $ 12,560,670
                                                                       ============    ============    ============    ============
Supplemental schedule of noncash transactions:
 Market value adjustment-investment securities available
   for sale
     Market value adjustments-investments ..........................   $    (84,385)   $    221,009    $    201,129    $     31,758
     Deferred income tax liability .................................         30,379         (81,110)        (75,685)        (11,655)
                                                                       ------------    ------------    ------------    ------------
            Unrealized gain (loss) on investment securities
               available for sale ..................................   $    (54,006)   $    139,899    $    125,444    $     20,103
                                                                       ============    ============    ============    ============
Cash paid during the period for:

 Interest ..........................................................   $  2,488,433    $  2,522,803    $  3,437,265    $  2,813,904
                                                                       ============    ============    ============    ============
 Income taxes ......................................................   $    466,765    $    408,496    $    497,114    $    177,275
                                                                       ============    ============    ============    ============

See accompanying notes to financial statements.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                           December 31, 1998 and 1997
          (Information insofar as it relates to the nine months ended
                        September 30, 1999 (unaudited))


(1)    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a description of the basis of presentation and the significant accounting and reporting policies which First National Bank of Osceola County (the "Bank") follows in preparing and presenting its financial statements.

       (A)    NATURE OF OPERATIONS

              First National Bank of Osceola County (the "Bank") is an independent community bank whose headquarters are located in Osceola County, Florida, with three branches in Poinciana, St. Cloud, and Ocoee, and whose customers are primarily located in the Central Florida area.

       (B)    BASIS OF ACCOUNTING

              The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.

       (C)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (D) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

              The Bank accounts for investments at fair value, except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of shareholders' equity net of the effect of income taxes.

              Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statements of operations. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.
       (E)    LOANS

              Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

              Interest on loans is computed by using the simple interest method on daily balances of the principal amounts outstanding.

              Loan origination fees, net of related costs, are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

              Commitment fees and costs relating to the commitments are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.

              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

       (F)    ALLOWANCE FOR LOAN LOSSES

              The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loan. The Bank provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions; and concentrations of credit.

              Specific allowances are provided in the event that the specific collateral analysis on each classified loan indicates that the probable loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued


              The Bank records impairment in the value of its loans as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revisions in estimates are reported as adjustments to provision expense in the same manner in which impairment initially was recognized.

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (G)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 5 to 40 years on a straight-line basis.

       (H)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (I)    COMPREHENSIVE INCOME

              In June 1997, the Financial Accounting Standards Board established Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. This Statement requires that an enterprise classify items or other comprehensive income by nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet.

              The Bank adopted this Statement effective January 1, 1998 with the 1997 financial statements reclassified to reflect this adoption. The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale.

       (J)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       (K)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (L)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1997, the FASB issued Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information". This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This Statement is effective for fiscal years beginning after December 15, 1997. The Company adopted the Statement effective January 1, 1998, however, the Company has only one reportable segment.

              In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Company.

              In October 1998, the FASB issued Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This Statement requires that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. The Statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company does not expect the adoption of this Statement to have any impact on its financial statements.

       (M)    RECLASSIFICATION

              Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform with the September 30, 1999 presentation.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued


(2) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

       The amortized cost and estimated market values of investment securities available for sale as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 are as follows:

       INVESTMENT SECURITIES AVAILABLE FOR SALE:

                                                                     SEPTEMBER 30, 1999 (UNAUDITED)
                                                --------------------------------------------------------------------
                                                                       GROSS             GROSS          ESTIMATED
                                                   AMORTIZED        UNREALIZED        UNREALIZED          MARKET
                                                      COST             GAINS             LOSSES            VALUE
                                                 -------------     -------------     -------------     -------------
        U.S. Treasury securities ...........     $  15,567,172     $      12,070     $      37,972     $  15,641,270
        Obligations of U.S.
          government agencies ..............         8,265,050                --            58,403         8,206,567
        Municipals .........................         2,000,000                --                --         2,000,000
        Federal reserve bank stock .........           135,350                --                --           135,350
                                                 -------------     -------------     -------------     -------------
                                                 $  25,967,572            12,070            96,455        25,883,187
                                                 =============     =============     =============     =============


                                                                           DECEMBER 31, 1998
                                                 -------------------------------------------------------------------
        U.S. Treasury securities ...........     $  19,621,138     $     153,434     $          --     $  19,774,573
        Obligations of U.S.
            government agencies ............        15,861,089            53,664             5,969        15,908,784
        Federal reserve bank stock .........           135,350                --                --           135,350
                                                 -------------     -------------     -------------     -------------
                                                 $  35,617,577     $     207,098     $       5,969     $  35,818,706
                                                 =============     =============     =============     =============


                                                                           DECEMBER 31, 1997
                                                 -------------------------------------------------------------------
        U.S. Treasury securities ...........     $  10,259,063     $      25,963     $          --     $  10,285,026
        Obligations of U.S.
            government agencies ............         4,248,973             5,795                --         4,254,732
        Federal reserve bank stock .........           127,650                --                --           127,650
                                                 -------------     -------------     -------------     -------------
                                                 $  14,635,650     $      31,758     $          --     $  14,667,408
                                                 =============     =============     =============     =============

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       The amortized cost and estimated market values of investment securities held to maturity as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 are as follows:

       INVESTMENT SECURITIES HELD TO MATURITY:

                                                                     SEPTEMBER 30, 1999 (UNAUDITED)
                                                --------------------------------------------------------------------
                                                                       GROSS             GROSS          ESTIMATED
                                                   AMORTIZED        UNREALIZED        UNREALIZED          MARKET
                                                      COST             GAINS             LOSSES            VALUE
                                                 -------------     -------------     -------------     -------------
        Obligations of U.S.
           government agencies .............     $   3,537,952     $          --     $      53,102     $   3,484,850
                                                 -------------     -------------     -------------     -------------
                                                 $   3,537,952     $          --     $      53,102     $   3,484,850
                                                 =============     =============     =============     =============


                                                                            DECEMBER 31, 1998
                                                 -------------------------------------------------------------------
        U.S. Treasury securities ...........     $   2,054,537     $          --     $      12,658     $   2,041,879
        Obligations of U.S.
            government agencies ............           500,689             3,686                --           504,375
                                                 -------------     -------------     -------------     -------------
                                                 $   2,555,226     $       3,686     $      12,658     $   2,546,254
                                                 =============     =============     =============     =============

                                                                            DECEMBER 31, 1997
                                                 -------------------------------------------------------------------
        U.S. Treasury securities ...........     $   2,002,742     $       7,888     $          --     $   2,010,630
        Obligations of U.S.
            government agencies ............           999,937             1,263                --         1,001,200
                                                 -------------     -------------     -------------     -------------
                                                 $   3,002,679     $       9,151     $          --     $   3,011,830
                                                 =============     =============     =============     =============

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       The amortized cost and estimated market value of investment securities available for sale and held to maturity as of September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     AMORTIZED        ESTIMATED
                                                                       COST         MARKET VALUE
                                                                   ------------     ------------

        SEPTEMBER 30, 1999 (UNAUDITED):
           Investment securities available for sale:
              Due in one year or less ........................    $  15,670,107     $ 15,670,350
              Due after one year through five years ..........        8,297,465        8,212,837
              Due after ten years ............................        2,000,000        2,000,000
                                                                   ------------     ------------

                                                                   $ 25,967,572     $ 25,883,187
                                                                   ============     ============

        DECEMBER 31, 1998:
           Investment securities available for sale:
              Due in one year or less ........................     $ 10,395,243     $ 10,439,570
              Due after one year through five years ..........       25,222,334       25,379,136
                                                                   ------------     ------------

                                                                   $ 35,617,577     $ 35,818,706
                                                                   ============     ============

        DECEMBER 31, 1997:
           Investment securities available for sale:
              Due in one year or less ........................     $  7,242,428     $  7,255,974
              Due after one year through five years ..........        7,265,572        7,283,784
                                                                   ------------     ------------

                                                                   $ 14,508,000     $ 14,539,758
                                                                   ============     ============

        SEPTEMBER 30, 1999 (UNAUDITED):
           Investment securities held to maturity:
              Due in one year or less ........................     $         --     $         --
              Due after one year through five years ..........        3,537,952        3,484,850
                                                                   ------------     ------------

                                                                   $  3,537,952     $  3,484,850
                                                                   ============     ============

        DECEMBER 31, 1998:
           Investment securities held to maturity:
              Due in one year or less ........................     $    500,689     $    504,375
              Due after one year through five years ..........        2,054,537        2,041,879
                                                                   ------------     ------------

                                                                   $  2,555,226     $  2,546,254
                                                                   ============     ============

        DECEMBER 31, 1997:
           Investment securities held to maturity:
              Due in one year or less ........................     $  2,500,200     $  2,504,485
              Due after one year through five years ..........          502,479          507,345
                                                                   ------------     ------------

                                                                   $  3,002,679     $  3,011,830
                                                                   ============     ============

       As of September 30, 1999, the Bank had $500,000, at cost, in securities pledged to the State of Florida as collateral on public fund deposits and for other purposes required or permitted by law. At December 31, 1998, the Bank had pledged $250,000, 25% of cost, in investment securities pledged to the Treasurer of the State of Florida; and $2,000,000 and $5,500,000, at par value, at December 31, 1998 and 1997, respectively, in investment securities pledged as collateral on repurchase agreements.

       Accrued interest receivable includes $373,632, $448,064 and $263,584 as of September 30, 1999, December 31, 1998 and 1997, respectively, related to investment securities.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

(3)    LOANS

       Major categories of loans included in the loan portfolio as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 are:

                                                 SEPTEMBER 30,                 DECEMBER 31,
                                                 -------------        -------------------------------
                                                      1999                 1998              1997
                                                 -------------        -------------     -------------
                                                  (UNAUDITED)
        Real estate:
            Residential ....................     $  16,294,539        $  17,055,229     $  14,285,540
            Commercial .....................        28,505,097           20,799,754        18,702,294
            Construction ...................         3,556,902            2,801,246         3,183,919
                                                 -------------        -------------     -------------

                Total real estate ..........        48,356,538           40,656,229        36,171,753

        Commercial .........................        10,875,691           10,827,888        11,242,999
        Installment ........................         6,556,919            5,831,592         5,656,484
        Overdrafts .........................           885,659               93,052            58,748
                                                 -------------        -------------     -------------

                                                    66,674,807           57,408,761        53,129,984
        Less:
            Allowance for loan
               losses ......................           798,112              781,034           780,995
            Deferred loan
               origination fees ............            62,899               36,330            35,859
                                                 -------------        -------------     -------------

                Net loans ..................     $  65,813,796        $  56,591,397     $  52,313,130
                                                 =============        =============     =============

       The following is a summary of information regarding nonaccrual and impaired loans as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997:

                                                 SEPTEMBER 30,                DECEMBER 31,
                                                 -------------      --------------------------------
                                                      1999                1998              1997
                                                 -------------      -------------      -------------
                                                  (UNAUDITED)
        Nonaccrual loans ...................     $     156,000                  --                --
                                                 =============      ==============     =============

        Recorded investment in impaired
           loans ...........................     $          --                  --                --
                                                 =============      ==============     =============

        Allowance for loan losses related to
            impaired loans .................     $          --                  --                --
                                                 =============      ==============     =============

       Accrued interest receivable includes $369,175, $305,926, and $342,550 related to loans as of September 30, 1999, December 31, 1998 and December 31, 1997, respectively.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

                                                             INTEREST             INTEREST              AVERAGE
                                                            INCOME NOT             INCOME               RECORDED
                                                           RECOGNIZED ON        RECOGNIZED ON         INVESTMENT IN
                                                             NONACCRUAL           IMPAIRED               IMPAIRED
                                                               LOANS                LOANS                 LOANS
                                                         -----------------     -----------------     -----------------
        FOR THE NINE MONTHS ENDED SEPTEMBER 30:
             1999 (Unaudited) ......................     $           6,824     $              --     $              --
                                                         =================     =================     =================

        FOR THE YEARS ENDED DECEMBER 31:
             1998  .................................     $           4,497     $              --     $         747,000
                                                         =================     =================     =================

             1997  .................................     $              --     $              --     $          81,000
                                                         =================     =================     =================

       Certain directors and officers and their related interests were indebted to the Bank as summarized below as of September 30, 1999 (unaudited) and December 31, 1998 and 1997:

                                                      SEPTEMBER 30,            DECEMBER 31,
                                                      -------------     ---------------------------
                                                         1999               1998            1997
                                                      -------------     -----------     -----------
                                                      (UNAUDITED)

        Balance, beginning of period ............     $ 1,653,797       $ 1,587,000     $ 1,573,000
        Additional new loans ....................         915,246         1,471,480         615,354
        Repayments on outstanding
          loans .................................         813,846         1,404,683         601,354
                                                      -----------       -----------     -----------

        Balance, end of period ..................     $ 1,755,197       $ 1,653,797     $ 1,587,000
                                                      ===========      ===========     ===========

       As of September 30, 1999 (unaudited) and December 31, 1998 and
       1997, directors and officers of the Bank and their related interests had $913,374, $842,077 and $338,570, respectively, available in lines of credit.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       Changes in the allowance for loan losses for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

                                                      SEPTEMBER 30            DECEMBER 31,
                                                      ------------    --------------------------
                                                         1999            1998           1997
                                                      ------------    -----------    -----------
                                                      (UNAUDITED)

        Balance, beginning of period.............     $   781,034     $   780,995     $   616,490
        Provision charged to operations .........          38,473
                                                                           99,000          96,000
        Loans charged-off .......................        (108,102)        (55,198)        (72,221)
        Recoveries of previous
            charge-offs .........................          26,180          16,764          24,326
                                                      -----------     -----------     -----------

        Balance, end of period...................     $   798,112     $   781,034     $   780,995
                                                      ===========     ===========     ===========

       As of September 30, 1999, nonaccrual loans were $156,000. If interest due on all nonaccrual loans as of September 30, 1999 had been accrued at the original contract rates, estimated interest income would have been increased by $6,824. In addition, there were no recorded investments for impaired loans or related allowance as of September 30, 1999.

(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 is as follows:

                                                      SEPTEMBER 30              DECEMBER 31,
                                                      ------------      ---------------------------
                                                          1999               1998            1997
                                                      ------------      -----------     -----------
                                                      (UNAUDITED)

        Land ....................................     $ 1,744,689      $ 1,732,098     $ 1,062,540
        Building and building
          improvements...........................       1,720,714        1,210,327       1,082,404
        Furniture, fixtures and
          equipment .............................       1,653,515        1,267,758       1,185,940
        Leasehold improvements ..................         266,887          244,020         211,377
                                                      -----------      -----------     -----------

             Total...............................       5,385,805        4,454,203       3,542,261
        Less accumulated
          depreciation ..........................         928,984          739,378         620,366
                                                      -----------      -----------     -----------

             Net premises and equipment..........     $ 4,456,821      $ 3,714,825     $ 2,921,895
                                                      ===========      ===========     ===========

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued


(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents approximates fair value.

         INVESTMENTS - The Bank's investment securities available for sale and held to maturity represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Bank's equity investments represent stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       The following tables present the carrying amounts and estimated fair values of the Bank's financial instruments.

                                                                  SEPTEMBER 30, 1999 (UNAUDITED)
                                                                  ------------------------------
                                                                    CARRYING
                                                                     AMOUNT         FAIR VALUE
                                                                   ------------     ------------
        Financial assets:
            Cash and due from banks and federal
              funds sold .....................................    $  6,695,343      $  6,695,343
            Investment securities available for sale .........      25,883,187        25,883,187
            Investment securities held to maturity ...........       3,537,952         3,484,850
            Total loans ......................................      66,611,908        65,256,112

        Financial liabilities:
            Deposits:
              Without stated maturities ......................    $ 47,311,063      $ 47,311,063
              With stated maturities .........................      48,645,358        48,295,000
            Securities sold under agreements to repurchase ...       2,790,900         2,790,900

        Commitments:
            Letter of credit .................................    $    195,549      $    195,549
            Loan commitments.................................        9,883,860         9,883,860

                                                                         DECEMBER 31, 1998
                                                                   -----------------------------
                                                                     CARRYING
                                                                      AMOUNT         FAIR VALUE
                                                                   ------------     ------------
        Financial assets:
            Cash and due from banks and federal
              funds sold .....................................     $  9,704,944     $  9,704,944
            Investment securities available for sale .........       35,818,706       35,818,706
            Investment securities held to maturity ...........        2,555,226        2,546,254
            Total loans ......................................       57,372,431       57,531,034

        Financial liabilities:
            Deposits:
              Without stated maturities ......................     $ 42,793,386     $ 42,793,386
              With stated maturities .........................       54,764,394       55,080,000
            Securities sold under agreements to repurchase ...        3,978,073        3,978,073

        Commitments:
            Letter of credit .................................    $    191,149      $    191,149
            Loan commitments.................................        6,028,801         6,028,801


                                                                         DECEMBER 31, 1997
                                                                    -----------------------------
                                                                      CARRYING
                                                                       AMOUNT        FAIR VALUE
                                                                    ------------    ------------
        Financial assets:
            Cash and due from banks and federal
              funds sold .....................................     $12,560,670      $12,560,670
            Investment securities available for sale .........      14,667,408       14,667,408
            Investment securities held to maturity ...........       3,002,679        3,011,830
            Total loans ......................................      53,094,000       53,047,000
            Interest earned, not collected ...................         606,134          606,134

        Financial liabilities:
            Deposits:
               Without stated maturities .....................      31,553,359       31,553,359
               With stated maturities ........................      46,954,423       48,205,641
            Securities sold under agreements to repurchase ...       1,044,200        1,044,200


                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued


(6)    DEPOSITS

       A detail of deposits as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 is as follows:

                                                          SEPTEMBER 30,
                                                          -----------------------------
                                                                            WEIGHTED
                                                                             AVERAGE
                                                                            INTEREST
                                                              1999            RATE
                                                          ------------      ----------
                                                          (UNAUDITED)
        Non-interest bearing demand deposits ........     $ 21,611,724              --%
        Interest bearing:
          Interest-bearing demand deposits ..........       15,517,026            1.01%
          Savings deposits ..........................       10,182,313            1.65%
          Time deposits less than $100,000 ..........       37,885,056            4.90%
          Time deposits of $100,000 or greater ......       10,760,302            5.18%
                                                          ------------      ----------

                                                          $ 95,956,421            2.85%
                                                          ============      ==========
                                                                           DECEMBER 31,
                                                          ----------------------------------------------
                                                                            WEIGHTED
                                                                             AVERAGE
                                                                            INTEREST
                                                              1998            RATE              1997
                                                          ------------      ----------      ------------
                                                                           (UNAUDITED)

        Non-interest bearing demand deposits ........     $ 18,670,815              --%     $ 12,951,485
        Interest bearing:
          Interest-bearing demand deposits ..........       16,093,120            1.43%       13,574,565
          Savings deposits ..........................        8,029,451            1.65%        5,027,309
          Time deposits less than $100,000 ..........       43,203,321            5.43%       36,415,815
          Time deposits of $100,000 or greater ......       11,561,073            5.60%       10,538,608
                                                          ------------      ----------      ------------

                                                          $ 97,557,780            3.09%     $ 78,507,782
                                                          ============      ==========      ============

       The following table presents, by various interest rate categories, the amount of certificate accounts as of September 30, 1999, maturing during the periods reflected below:

  INTEREST RATE         1999            2000          2001          2002          2003          2004           TOTAL
------------------  ------------     ---------     ---------     ---------     ---------     -----------     -----------

1.00% - 3.99%       $    936,557            --            --            --            --              --         936,557
4.00% - 4.99%          7,032,109       811,366        26,652         5,110       106,201              --       7,981,348
5.00% - 5.99%         26,647,994     2,981,718       703,366       551,686       258,329              --      31,143,093
6.00% - 6.99%         10,592,074     1,227,883       702,702       198,792        43,480              --      12,764,931
7.00% - 7.45%             90,000       340,202            --        67,932            --              --         498,134
                    ------------     ---------     ---------     ---------     ---------     -----------     -----------

                    $ 45,298,734     5,361,169     1,432,630       823,520       408,010              --      53,324,063
                    ============     =========     =========     =========     =========     ===========     ===========

l
                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       Included in interest-bearing deposits are certificates of deposit which have remaining maturities as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 as follows:

                                                                          SEPTEMBER 30,            DECEMBER 31,
                                                                          -------------     -----------------------------
                                                                              1999              1998             1997
                                                                          -------------     ------------     ------------
                                                                           (unaudited)

        One year ...................................................      $ 38,556,072      $ 46,833,079     $ 33,762,420
        Two years ..................................................         7,435,130         5,384,106       10,095,011
        Three years ................................................           225,023         1,398,041        1,374,780
        Four years .................................................         1,188,040           766,052          979,024
        Five years .................................................           710,043           383,116          743,188
        Thereafter .................................................           531,050                --               --
                                                                          ------------      ------------     ------------

                                                                          $ 48,645,358      $ 54,764,394     $ 46,954,423
                                                                          ============      ============     ============

       A summary of interest expense on deposits and other borrowed money is as follows:

                                                                  SEPTEMBER 30,                      DECEMBER 31,
                                                          -----------------------------     -----------------------------
                                                             1999              1998             1998             1997
                                                          ------------     ------------     ------------     ------------
                                                                    (UNAUDITED)

        Interest-bearing demand
            deposits ................................     $    183,421     $    175,653     $    231,130     $    222,650
        Savings deposits ............................          177,208          129,517          181,338           85,030
        Time deposits less than
            $100,000  ...............................        1,570,701        1,673,416        2,269,057        1,867,270
        Time deposits of $100,000 or
            greater .................................          425,675          502,480          668,423          560,695
        Interest on other borrowed
            money....................................           99,592           54,146          103,563           81,883
                                                          ------------     ------------     ------------     ------------

                                                          $  2,456,597     $  2,535,211     $  3,453,511     $  2,817,528
                                                          ============     ============     ============     ============

       The Bank had deposits from directors, officers and employees and their related interests of approximately $3,729,021, $1,280,453 and $1,186,000 as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997, respectively.


(7)    OTHER BORROWINGS

       The Bank enters into sales of securities under agreements to repurchase substantially identical securities. These fixed-coupon agreements are treated as secured borrowings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       Repurchase agreements averaged $3,540,164, $2,315,848 and $1,732,210 during the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $5,097,021, $4,729,620 and $3,285,100, respectively. Total interest expense paid on repurchase agreements for the nine months ending September 30, 1999 and 1998 (unaudited) and for the years ending December 31, 1998 and 1997 was $99,591, $54,146, $103,563 and $81,883,
       respectively.

       As of December 31, 1998 and September 30, 1999, the Bank has available repurchase lines equal to the amount of all unpledged investment securities.

       In 1998, the Bank had an unsecured line of credit with another financial institution of $1,000,000, with an interest rate of 5.59%. As of December 31, 1998, the outstanding balance was zero.


(8)    INCOME TAXES

       The provision for income taxes for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 consists of the following:

                                                           CURRENT          DEFERRED          TOTAL
                                                         -----------      -----------      -----------
        SEPTEMBER 30, 1999 (UNAUDITED):
             Federal                                     $   285,378      $    (2,239)     $   283,139
             State                                            25,420             (383)          25,037
                                                         -----------      -----------      -----------

                                                         $   310,798      $    (2,622)     $   308,176
                                                         ===========      ===========      ===========

        DECEMBER 31, 1998:
             Federal                                     $   462,781      $    (4,784)     $   457,997
             State                                            54,706             (307)          54,399
                                                         -----------      -----------      -----------

                                                         $   517,487      $    (5,091)     $   512,396
                                                         ===========      ===========      ===========

        DECEMBER 31, 1997:
             Federal                                     $   384,342      $   (18,929)     $   365,413
             State                                            42,320           (2,320)          40,000
                                                         -----------      -----------      -----------

                                                         $   426,662      $   (21,249)     $   405,413
                                                         ===========      ===========      ===========

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of September 30, 1999 (unaudited) and December 31, 1998 and 1997 are as follows:

                                                      SEPTEMBER 30,            DECEMBER 31,
                                                      -------------     ---------------------------
                                                           1999              1998            1997
                                                      -------------     -----------     -----------
                                                       (UNAUDITED)

        Deferred tax assets:
          Unrealized loss on investments ........     $      31,754     $        --     $        --
          Allowance for loan losses .............           258,883         256,862         250,945
          Reserve for group insurance ...........                --              --           2,367
                                                      -------------     -----------     -----------

                Total deferred tax asset ........           290,637         256,862         253,312
                                                      -------------     -----------     -----------

        Deferred tax liabilities:
          Premises and equipment, due
        to differences in
        depreciation methods and
        useful lives ............................           (89,960)        (89,308)        (90,849)
          Unrealized gain on investment
          securities available for
              sale ..............................                --         (75,685)        (11,655)
                                                      -------------     -----------     -----------

              Total deferred tax
                  liability .....................           (89,960)       (164,993)       (102,504)
                                                      -------------     -----------     -----------

              Net deferred tax asset ............     $     200,677     $    91,869     $   150,808
                                                      =============     ===========     ===========

       The Bank has recorded a deferred tax asset of $200,677, $91,869 and $150,808 as of September 30, 1999 (unaudited) and as of December 31, 1998 and 1997, respectively. No valuation allowance as defined by SFAS 109 is required as of September 30, 1999 (unaudited) and December 31, 1998 and 1997, because management believes that based on levels of historical taxable income, projections for future taxable income and reversals of deferred tax liabilities over the periods which the deferred tax assets are deductible, it is more likely than not that the Bank will realize the benefits of these deductible differences.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       A reconciliation between the provision for taxes and the "expected" tax expense computed by applying the U.S. federal statutory corporate rate of 34% to earnings before income taxes is as follows:

                                                             SEPTEMBER 30,                    DECEMBER 31,
                                                      ---------------------------     ---------------------------
                                                          1999            1998            1998            1997
                                                      -----------     -----------     -----------     -----------
                                                               (UNAUDITED)

        Tax expense at statutory rate ...........     $   285,670     $   358,603     $   478,138     $   342,429
        State income taxes, net of federal
            income tax benefits .................          16,524          23,484          35,800          26,400
        Other, primarily nondeductible
            expenses, net .......................           5,982           5,008          (1,542)         36,584
                                                      -----------     -----------     -----------     -----------

        Provision for income taxes ..............     $   308,176     $   387,086     $   512,396     $   405,413
                                                      ===========     ===========     ===========     ===========


(9)    RENT

       The following is a schedule of future minimum annual rentals under the noncancellable operating leases of the Bank's facilities as of September 30, 1999:


               YEAR ENDING DECEMBER 31,
          ------------------------------------

                 1999 ..................................     $     35,730
                 2000 ..................................          142,921
                 2001 ..................................          142,921
                 2002 ..................................          142,921
                 2003 ..................................          142,921
                 Thereafter ............................          714,604
                                                             ------------

                                                             $  1,429,209
                                                             ============

       Rent expense for the years ended December 31, 1998 and 1997 was $142,687 and $138,408, respectively, and is included in occupancy expense in the accompanying consolidated statements of income. Operating lease income from subleases of the Bank's premises for 1998 and 1997 amounted to $6,250 and $10,200, respectively.


(10)   REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based capital and Tier I capital (as defined in the regulations) to risk-weighted assets and Tier I capital to adjusted total assets (as defined in the regulations). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1998, the most recent notification from the Office of Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

       The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                                   TO BE WELL
                                                                                                                CAPITALIZED UNDER
                                                                                        FOR CAPITAL             PROMPT CORRECTIVE
                                                               ACTUAL                ADEQUACY PURPOSES           ACTION PROVISION
                                                     ------------------------    ------------------------     ---------------------

                                                       AMOUNT          RATIO        AMOUNT           RATIO      AMOUNT       RATIO
                                                     ----------        -----      ----------         -----    ----------     -----
   AS OF SEPTEMBER 30, 1999
       (UNAUDITED):
              Total risk-based capital (to risk
                 weighted assets) ..............     $9,251,485         13.9%     $5,308,480          >8%     $6,635,600       >10%
                                                                                                      -                        -
              Tier I capital (to risk
                 weighted assets) ..............      8,453,373         12.7%       2,654,20          >4%      3,981,360       > 6%
                                                                                                      -                        -
              Tier I capital (to adjusted total
                 assets) .......................      8,453,373          7.9%      4,280,840          >4%      5,351,050       > 5%
                                                                                                      -                        -

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued


                                                                                                                TO BE WELL
                                                                                                            CAPITALIZED UNDER
                                                                                        FOR CAPITAL         PROMPT CORRECTIVE
                                                               ACTUAL                ADEQUACY PURPOSES       ACTION PROVISION
                                                     -----------------------      ---------------------    --------------------
                                                       AMOUNT          RATIO        AMOUNT        RATIO      AMOUNT       RATIO
                                                     ----------        -----      ----------      -----    ----------     -----

        DECEMBER 31, 1998:
           Total risk-based capital (to risk
             weighted assets) ..................     $8,019,444         13.7%     $4,668,192       >8%     $5,835,241       >10%
                                                                                                   -                        -

          Tier I capital (to risk weighted
                  assets .......................      7,289,402         12.5%      2,334,096       >4%      3,501,144       > 6%
                                                                                                   -                        -
           Tier I capital (to adjusted total
                 assets) .......................      7,289,402          6.7%      4,336,161       >4%      5,420,201       > 5%
                                                                                                   -                        -
        AS OF DECEMBER 31, 1997:
           Total risk-based capital (to risk
             weighted assets) ..................     $7,009,000         13.0%     $4,301,000       >8%     $5,376,268       >10%
                                                                                                   -                        -
           Tier I capital (to risk weighted
             assets ............................      6,335,000         11.8%      2,155,000       >4%      3,252,218       > 6%
                                                                                                   -                        -
           Tier I capital (to adjusted total
             assets) ...........................      6,335,000          7.3%      3,452,000       >4%      4,314,308       > 5%
                                                                                                   -                        -


(11)   DIVIDENDS

       The Board of Directors of the Bank declared cash dividends of $66,188, $112,777 and $72,335 during the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. Banking regulations limit the amount of dividends that may be paid by the Bank without prior approval of the Bank's regulatory agency.


(12)   STOCK OPTION PLANS

       The Bank currently has an incentive stock plan for its directors and employees. In September 1989, the Bank authorized 97,500 common shares for future options for all directors under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than September 18, 1999 and vesting occurs at 20% on September 18th of each year. As of September 30, 1999 (unaudited) and December 31, 1998 and 1997, all directors options are fully vested, with no additional options granted and 22,891 and 10,000 exercised during the nine month period ended September 30, 1999 and the year ended December 31, 1997, respectively. There were 400 and 38,900 outstanding options as of September 30, 1999 (unaudited) and December 31, 1997, respectively.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

       In addition, in 1989, the Bank authorized options for a total of 45,000 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share (fair market value of the stock). Each option provides an exercise period as decided by the Board with expiration at ten years from the date of grant. In January 1998, the Bank granted an additional 1,000 options with an exercise price of $20.00 per share (fair market value of the stock). The options vest over a four year period beginning with the date of the grant and expire in ten years. In October 1998, the Bank granted an additional 2,500 options with an exercise price of $25.00 per share (fair market value of the stock). The options vest over a four year period beginning with the date of grant and expire in ten years. During the nine month period ended September 30, 1999 and the year ended December 31, 1997, 37,175 and 0 options were exercised, respectively, and none were granted for either year. As of September 30, 1999 and December 31, 1997, there were 5,506 and 41,075 options outstanding, of which 2,881 and 39,825 were vested.

       The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Bank's stock-based compensation plan been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                            SEPTEMBER 30,                 DECEMBER 31,
                                      -----------------------    ---------------------------
                                         1999           1998         1998            1997
                                      ---------       -------    ------------    -----------
                                             (UNAUDITED)
        Net income:

            As reported .........     $ 532,030      $658,983      $893,891        $601,732
            Pro forma ...........     $ 529,687      $656,580      $887,746        $584,232
        Basic net income
           As reported ..........     $    1.13      $   1.48      $   2.00        $   1.41
           Pro forma ............     $    1.12      $   1.47      $   1.99        $   1.37
        Diluted net income
           As reported ..........     $    1.07      $   1.38      $   1.86        $   1.32
           Pro forma ............     $    1.07      $   1.37      $   1.84        $   1.28

       The fair value of each option granted is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants for the nine months ended September 30, 1999 and for the year ended December 31, 1998: annual dividend per share of $0.25; expected volatility of 0%; risk-free interest rates of 4.73% and expected lives of 10 years for the plan options.

       A summary of the status of the Bank's stock option plan for the nine months ended September 30, 1999 (unaudited) and for the years December 31, 1998 and 1997, and changes during the periods ended on those dates is presented below:

                                                          SEPTEMBER 30,            DECEMBER 31,               Weighted Average
                                                          ---------------   ----------------------------       Exercise Price
                   FIXED OPTIONS                              1999              1998             1997       at December 31, 1997
      ----------------------------------------            ------------      ------------      ----------    --------------------
                                                           (UNAUDITED)

        Outstanding at beginning of period: .........           65,972            79,975          89,975           $  10
            Granted .................................               --             3,500              --
            Exercised ...............................          (60,066)          (15,609)        (10,000)          $  10
            Forfeited ...............................               --            (1,894)             --
                                                          ------------      ------------      ----------

        Outstanding at end of period ................            5,906            65,972          79,975           $  10
                                                          ------------      ------------      ----------

        Options exercisable at end of period ........            3,281            62,972          78,725
                                                          ------------      ============      ==========

        Weighted-average fair value of
            options granted during the period
            per share ...............................     $         --      $       6.67      $       --
                                                          ============      ============      ==========

       The following table summarizes information about fixed stock options outstanding at September 30, 1999 (unaudited) and December 31, 1998:

                                                  SEPTEMBER 30, 1999 (UNAUDITED)
      --------------------------------------------------------------------------------------------------------------------
                                                                                                              WEIGHTED
                                 NUMBER          WEIGHTED          WEIGHTED            NUMBER             AVERAGE EXERCISE
                             OUTSTANDING AT     REMAINING          AVERAGE          EXERCISABLE AT            PRICE AT
          RANGE OF            SEPTEMBER 30,    CONTRACTUAL         EXERCISE          SEPTEMBER 30,           SEPTEMBER 30,
       EXERCISE PRICES            1999             LIFE             PRICE                1999                    1999
       ---------------       --------------    -----------         --------         --------------        ----------------
        $       10.00               406            1 year          $  10.00               406                  $  10.00
        $14.00-415.00             2,000           7 years          $  14.67             1,750                  $  14.50
        $20.00-$25.00             3,500           9 years          $  23.50             1,125                  $  23.50

                                                       DECEMBER 31, 1998
      --------------------------------------------------------------------------------------------------------------------
                                                                                                              WEIGHTED
                                 NUMBER          WEIGHTED          WEIGHTED            NUMBER             AVERAGE EXERCISE
                             OUTSTANDING AT     REMAINING          AVERAGE          EXERCISABLE AT            PRICE AT
          RANGE OF            DECEMBER 31,     CONTRACTUAL         EXERCISE          DECEMBER 31,           DECEMBER 31,
       EXERCISE PRICES            1998             LIFE             PRICE                1998                    1998
       ---------------       --------------    -----------         --------         --------------        ----------------
        $       10.00            60,472            1 year          $  10.00            60,472                  $  10.00
        $14.00-$15.00             2,000           8 years          $  14.67             1,750                  $  14.50
        $20.00-$25.00             3,500          10 years          $  23.50             1,125                  $  23.50


(13)   EMPLOYEE BENEFIT PLAN

       The Bank maintains a 401(k) compensation and incentive plan for the benefit of its employees. Employees are eligible to participate in the plan after completing one year of continuous employment. The Bank contributes an amount equal to a certain percentage of the employees' contributions based on the discretion of the Board of Directors. The Bank's total contributions are not to exceed six percent of the employees' annual compensation. During the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997, the Bank's contributions to the plan were $20,487, $18,403, $32,267 and $34,785, respectively.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                     December 31, 1998 and 1997--Continued

(14)   CREDIT COMMITMENTS

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

                                                             Contract or Notional Amount
                                                  --------------------------------------------------
                                                  SEPTEMBER 30,               DECEMBER 31,
                                                  -------------        -----------------------------
                                                      1999                1998               1997
                                                  -------------        ---------          ----------
                                                  (UNAUDITED)

        Standby letters of credit .........       $   195,549           191,149          1,289,386
        Available lines of credit .........         9,883,960         6,028,801          7,072,527

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

       Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. As of September 30, 1999 (unaudited) and December 31, 1998, essentially all letters of credit issued have expiration dates within one year. As of December 31, 1997, approximately $1,145,000 of these letters of credit had expiration dates greater than one year, with all other letters of credit expiring within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(15)   CONCENTRATIONS OF CREDIT RISK

       Most of the Bank's business activity is with customers located within Osceola County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of September 30, 1999, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Osceola County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.

       In addition, cash and cash equivalents in excess of federal deposit insurance coverage amounted to approximately $12,300,000 at December 31, 1997. The bank has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Community National Bank of Pasco County:


We have audited the accompanying balance sheet of Community National Bank of Pasco County as of December 31, 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community National Bank of Pasco County at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ KPMG LLP
Orlando, Florida
February 1, 1999

                          INDEPENDENT AUDITORS' REPORT


                                January 14, 1998


Board of Directors
Community National Bank
  of Pasco County
Zephyrhills, Florida

     We have audited the accompanying statement of financial condition of Community National Bank of Pasco County as of December 21, 1997, and the related statement of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community National Bank of Pasco County as of December 31, 1997, the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Dwight Darby & Company
                                        ---------------------------------------
                                        Certified Public Accountants

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                                 Balance Sheets

                                                          SEPTEMBER 30,              DECEMBER 31,
                                                          -------------       --------------------------
                    Assets                                     1999               1998           1997
                                                          -------------       -----------    -----------
                                                          (UNAUDITED)
Cash and due from banks ..............................    $ 6,174,798        $ 3,787,574    $ 3,557,064
Federal funds sold ...................................      4,207,000          5,175,000      3,720,000
Investment securities available for sale .............     22,236,228         21,955,703     14,185,891
Investment securities held to maturity (market
    value of $3,006,075 at December 31, 1997) ........             --                 --      3,000,846
Loans, less allowance for loan losses of $865,306,
    $865,503 and $754,637 for the nine months ended
    September 30, 1999 and for the years ended
    December 31, 1998 and 1997, respectively..........     56,033,412         55,783,943     50,813,641
Accrued interest receivable ..........................        711,989            666,606        609,410
Bank premises and equipment, net .....................      5,954,581          5,294,524      3,450,588
Other real estate owned ..............................             --             34,672        359,254
Deferred income taxes ................................        315,852            235,942        223,896
Prepaids and other assets ............................         86,491             46,960         44,488
                                                          -----------        -----------    -----------
                                                          $95,720,351        $92,980,924    $79,965,078
                                                          ===========        ===========    ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Noninterest bearing ..............................    $10,789,505        $11,324,586    $ 9,281,953
    Interest bearing .................................     74,430,885         73,322,182     62,388,590
                                                          -----------        -----------    -----------
             Total deposits ..........................     85,220,390         84,646,768     71,670,543
    Securities sold under agreements to repurchase ...      2,211,244            652,948      1,487,751
    Accrued interest payable .........................        124,546            144,862        141,957
    Accounts payable and accrued expenses ............        322,298             89,694        176,518
                                                          -----------        -----------    -----------
             Total liabilities .......................     87,878,478         85,534,272     73,476,769
                                                          -----------        -----------    -----------
Stockholders' equity:
    Common stock, $5 par value; 5,000,000 shares
       authorized; 486,435, 461,585 and 436,648
       shares for the nine months ended
       September 30, 1999 and for the years ended
       December 31, 1998 and 1997, respectively,
       issued and outstanding ........................      2,434,175          2,307,925      2,183,240
    Additional paid-in capital .......................      2,559,580          2,430,696      2,265,349
    Retained earnings ................................      2,883,095          2,591,424      2,005,032
    Accumulated other comprehensive income ...........        (34,977)           116,607         34,688
                                                          -----------        -----------    -----------
             Total stockholders' equity ..............      7,841,873          7,446,652      6,488,309
Commitments and contingent liabilities
                                                          -----------        -----------    -----------
             Total liabilities and stockholders'
                equity ...............................    $95,720,351        $92,980,924    $79,965,078
                                                          ===========        ===========    ===========

See accompanying notes to financial statements.

             COMMUNITY NATIONAL BANK OF PASCO COUNTY
                    Statements of Operations

                                                                    YEARS ENDED
                                                                    SEPTEMBER 30,               DECEMBER 31,
                                                              ------------------------    ------------------------
                                                                 1999          1998          1998          1997
                                                              ----------    ----------    ----------    ----------
                                                                    (Unaudited)
Interest income:
    Loans ................................................    $3,756,223    $3,587,471    $4,868,419    $4,546,805
    Investment securities ................................       928,884       817,155     1,108,953       998,874
    Federal funds sold ...................................       206,698       233,372       296,312       261,436
                                                              ----------    ----------    ----------    ----------
                                                               4,891,805     4,637,998     6,273,684     5,807,115
                                                              ----------    ----------    ----------    ----------
Interest expense:
    Deposits .............................................     2,256,364     2,250,329     3,039,598     2,916,542
    Securities sold under agreement to repurchase ........        25,874        50,533        58,853        40,090
                                                              ----------    ----------    ----------    ----------
                                                               2,282,238     2,300,862     3,098,451     2,956,632
                                                              ----------    ----------    ----------    ----------
             Net interest income .........................     2,609,567     2,337,136     3,175,233     2,850,483
Provision for loan losses ................................         9,000       150,000       150,000       150,000
                                                              ----------    ----------    ----------    ----------
             Net interest income after loan loss provision     2,600,567     2,187,136     3,025,233     2,700,483
                                                              ----------    ----------    ----------    ----------
Other income:
    Service charges on deposit accounts ..................       431,091       301,865       423,759       336,680
    Other service charges and fees .......................        45,688        29,901        41,098        36,849
    Gain on sale of other real estate owned ..............            --            --        99,659       148,985
                                                              ----------    ----------    ----------    ----------
                                                                 476,779       331,766       564,516       522,514
                                                              ----------    ----------    ----------    ----------
Other expenses:
    Salaries, wages and employee benefits ................     1,079,930       839,014     1,131,682       893,967
    Occupancy expense ....................................       302,497       194,473       272,603       195,728
    Depreciation of premises and equipment ...............       231,857       157,069       215,412       172,896
    Stationary and printing supplies .....................        58,175        55,454        83,034        64,677
    Advertising and public relations .....................        59,331        30,641        47,772        53,209
    Data processing expense ..............................       180,091       152,866       208,688       109,566
    Legal and professional fees ..........................        77,196        74,713       114,735       136,945
    Other expenses .......................................       395,353       285,205       420,755       287,041
                                                              ----------    ----------    ----------    ----------
                                                               2,384,430     1,789,435     2,494,681     1,914,029
                                                              ----------    ----------    ----------    ----------
             Income before provision for income taxes ....       692,916       729,467     1,095,068     1,308,968
Provision for income taxes ...............................       255,194       295,538       393,405       484,235
                                                              ----------    ----------    ----------    ----------
             Net income ..................................    $  437,722    $  433,929    $  701,663    $  824,733
                                                              ==========    ==========    ==========    ==========
Net Income per Share
    Basic ................................................    $     0.94    $     0.95    $     1.53    $     1.97
    Diluted ..............................................    $     0.90    $     0.90    $     1.45    $     1.83

Average Number of Common Shares Outstanding
    Basic ................................................       465,417       456,805       458,049       418,129
    Diluted ..............................................       483,472       481,734       483,581       451,096

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

      Statements of Changes in Stockholder' Equity and Comprehensive Income

                                                                                                         ACCUMULATED
                                                                                                            OTHER          TOTAL
                                                   COMPREHENSIVE     COMMON     CAPITAL     RETAINED    COMPREHENSIVE  STOCKHOLDERS'
                                                       INCOME        STOCK      SURPLUS     EARNINGS        INCOME        EQUITY
                                                   --------------  ----------  ----------  -----------  -------------  ------------
Balance, December 31, 1996 ......................                  $2,017,000   2,017,000    1,253,222        26,094      5,313,316

Dividends paid ..................................                          --          --      (72,923)           --        (72,923)

Stock options exercised .........................                     166,240     166,240           --            --        322,480

Tax effect of tax deduction in excess of book
   deduction on options exercised during the year                          --      82,109           --            --         82,109

Comprehensive income:
   Net income ...................................     $ 824,733            --          --      824,733            --        824,733
   Other comprehensive income, net of tax
       unrealized gain on securities ............         8,594            --          --           --         8,594          8,594
                                                      ---------
Comprehensive income ............................     $ 833,327
                                                      =========
                                                                   ----------  ----------  -----------     ---------    -----------
Balances, September 30, 1997 ....................                  $2,183,240  $2,265,349  $ 2,005,032     $  34,688    $ 6,488,309

Dividends paid ..................................                          --          --     (115,271)           --       (115,271)

Stock options exercised .........................                     124,685     124,685           --            --        249,370

Tax effect of tax deduction in excess of book
   deduction on options exercised during the year                          --      40,662           --            --         40,662

Comprehensive income:
   Net income ...................................     $ 701,663            --          --      701,663            --        701,663
   Other comprehensive income, net of tax
       unrealized gain on securities ............        81,919            --          --           --        81,919         81,919
                                                      ---------
Comprehensive income ............................     $ 783,582
                                                      =========

Balances, December 31, 1998 .....................                  $2,307,925  $2,430,696  $ 2,591,424     $ 116,607    $ 7,446,652

Dividends paid ..................................                          --          --     (146,051)           --       (146,051)

Stock options exercised .........................                     126,250     126,250           --            --        252,500

Tax effect of tax deduction in excess of book
   deduction on options exercised during the year                          --       2,634           --            --          2,634

Comprehensive income:
   Net income ...................................     $ 437,722            --          --      437,722            --        437,722
   Other comprehensive income, net of tax
       unrealized gain on securities ............      (151,584)           --          --           --      (151,584)      (151,584)
                                                      ---------
Comprehensive income ............................     $ 286,138
                                                      =========

                                                                   ----------  ----------  -----------     ---------    -----------
Balance, September 30, 1999 .....................                  $2,434,175  $2,559,580  $ 2,883,095     $ (34,977)   $ 7,841,873
                                                                   ==========  ==========  ===========     =========    ===========

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                            Statements of Cash Flows

                                                                         NINE MONTHS ENDED
                                                                            SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                                                   -----------------------------     ----------------------------
                                                                       1999             1998             1998             1997
                                                                   ------------     ------------     ------------     -----------
                                                                            (UNAUDITED)
Cash flows from operating activities:
    Net income ................................................    $    437,722     $    433,929     $    701,663     $   824,733
    Adjustments to reconcile net income to net cash provided
       by operating activities:
          Provision for loan losses ...........................           9,000          150,000          150,000         150,000
          Depreciation of premises and equipment ..............         231,857          157,069          215,412         172,896
          Net amortization/accretion of investment securities .          58,299            8,837           17,571           2,217
          Net deferred loan origination fees ..................            (858)          (2,114)             (62)             --
          Provision for loss of other assets owned ............              --               --               --          (2,000)
          Loss (gain) on sale of other real estate owned ......           3,428             (643)         (99,659)       (148,985)
          Deferred income taxes ...............................          11,547          (53,536)         (61,139)        (41,069)
          Tax deduction in excess of book deduction on options
             exercised ........................................           2,634           40,662           40,662              --
    Cash provided by (used in) changes in: ....................          82,109
          Net change in accrued interest receivable ...........         (45,383)         (25,500)         (57,196)        (57,036)
          Net change in prepaids and other assets .............         (39,531)          (9,267)          (2,472)        (37,002)
          Net change in accrued interest payable ..............         (20,316)          (1,857)           2,905          23,502
          Net change in accounts payable and accrued expenses .         232,604          100,189          (86,824)         14,668
                                                                   ------------     ------------     ------------     -----------
             Net cash provided by operating activities ........         881,003          797,769          820,861         984,033
                                                                   ------------     ------------     ------------     -----------
Cash flows from investing activities:
    Purchases of investment securities available for sale .....      (6,081,865)     (13,923,376)     (15,955,525)     (8,027,148)
    Proceeds from callable investment securities available
       for sale ...............................................       1,000,000        1,000,000        2,300,000              --
    Proceeds from maturities of investment securities available
       for sale ...............................................       3,500,000        5,500,000        6,000,000       6,000,000
    Proceeds from sales of investment securities available
       for sale ...............................................       1,000,000               --               --              --
    Proceeds from maturities of investment securities held
       to maturity ............................................              --        3,000,000        3,000,000       1,000,000
    Increase in loans, net of repayments ......................        (257,611)      (2,110,496)      (5,086,240)     (5,386,764)
    Purchases of premises and equipment .......................        (891,914)      (1,433,114)      (2,059,348)       (937,244)
    Proceeds from sale of other real estate owned .............          31,244           32,663          390,241          40,250
                                                                   ------------     ------------     ------------     -----------
             Net cash used in investing activities ............      (1,700,146)      (7,934,323)     (11,410,872)     (7,310,906)
                                                                   ------------     ------------     ------------     -----------
Cash flows from financing activities:
    Net increase in demand and savings deposits ...............         573,622        5,167,722       12,976,225       8,047,930
    Net (decrease) increase in other borrowings ...............       1,558,296          (29,862)        (834,803)      1,487,751
    Stock options exercised ...................................         252,500          244,370          249,370         414,589
    Dividends paid ............................................        (146,051)        (115,271)        (115,271)        (72,923)
                                                                   ------------     ------------     ------------     -----------
               Net cash provided by financing activities ......       2,238,367        5,266,959       12,275,521       9,877,347
                                                                   ------------     ------------     ------------     -----------
               Net increase in cash and due from banks ........       1,419,224       (1,869,595)       1,685,510       3,550,474
Cash and cash equivalents, beginning of period ................       8,962,574        7,277,064        7,277,064       3,726,590
                                                                   ------------     ------------     ------------     -----------
Cash and cash equivalents, end of period ......................    $ 10,381,798     $  5,407,469     $  8,962,574     $ 7,277,064
                                                                   ============     ============     ============     ===========
Supplemental schedule of noncash transactions:
    Market value adjustment-investment securities available-
       for-sale ...............................................
          Market value adjustments-investments ................    $    (56,081)    $    204,866     $    186,960     $    55,948
          Deferred income tax liability .......................          21,104          (77,849)         (70,353)        (21,260)
                                                                   ------------     ------------     ------------     -----------
               Unrealized gain (loss) on investments
                   available-for-sale .........................    $    (34,977)    $    127,017     $    116,607     $    34,688
                                                                   ============     ============     ============     ===========
       Transfer of loan to other real estate owned ............    $         --     $         --     $     34,000     $    77,062
                                                                   ============     ============     ============     ===========
Other supplemental disclosures: Cash paid during the year for:
       Interest ...............................................    $  2,302,554     $  2,302,719     $  3,095,546     $ 2,933,130
                                                                   ============     ============     ============     ===========
       Income taxes ...........................................    $    206,145     $    303,522     $    368,750     $   371,637
                                                                   ============     ============     ============     ===========

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1998 and 1997
           (Information insofar as it relates to the nine months ended
                    September 30, 1999 and 1998 (unaudited))




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following is a description of the basis of presentation and the significant accounting and reporting policies which Community National Bank of Pasco County (the "Bank") follows in preparing and presenting its financial statements.

         (A)      CASH EQUIVALENTS

                  For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

         (B) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

                  The Bank accounts for investments at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of shareholders' equity net of the effect of income taxes.

                  Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statements of operations.

         (C)      LOANS

                  Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

                  Loan origination fees, net of related costs, are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

                  Commitment fees and costs relating to the commitments are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997



                  Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.

                  The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

         (D)      ALLOWANCE FOR LOAN LOSSES

                  The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

                  The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loan. The Bank provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions; and concentrations of credit.

                  Specific allowances are provided in the event that the specific collateral analysis on each classified loan indicates that the probable loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


                  The Bank records impairment in the value of its loans as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revisions in estimates are reported as adjustments to provision expense in the same manner in which impairment initially was recognized.

                  Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

         (E)      PREMISES AND EQUIPMENT

                  Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 5 to 31.5 years on a straight-line basis.

         (F)      OTHER REAL ESTATE OWNED

                  Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

         (G)      COMPREHENSIVE INCOME

                  In June 1997, the Financial Accounting Standards Board established Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. This Statement requires that an enterprise classify items or other comprehensive income by nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet.

                  The Bank adopted this Statement effective January 1, 1998 with the 1997 financial statements reclassified to reflect the adoption. The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale.

         (H)      INCOME TAXES

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         (I)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

         (J)      EFFECT OF NEW PRONOUNCEMENTS

                  In June 1997, the FASB issued Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information". This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision make in deciding how to allocate resources and in assessing performance. This Statement is effective for fiscal years beginning after December 15, 1997. The Company adopted the Statement effective January 1, 1998, however, the Company has only one reportable segment.

                  In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Company.

                  In October 1998, the FASB issued Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This Statement requires that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. The Statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company does not expect the adoption of this Statement to have any impact on its consolidated financial statements.

         (K)      RECLASSIFICATION

                  Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform with the September 30, 1999 presentation.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


(2) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

         The amortized cost and estimated market values of investment securities available for sale for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

         INVESTMENT SECURITIES AVAILABLE FOR SALE:

                                             SEPTEMBER 30, 1999 (UNAUDITED)
                              ----------------------------------------------------
                                               GROSS         GROSS          ESTIMATED
                               AMORTIZED     UNREALIZED    UNREALIZED        MARKET
                                  COST         GAINS         LOSSES           VALUE
                              -----------    ----------   ------------     -----------

U.S. Treasury securities .    $16,590,903    $ 10,516     $    (33,899)    $16,567,520
Obligations of U.S.
  government agencies ....      5,560,456         470          (33,168)      5,527,758
Federal reserve bank stock        140,950          --               --         140,950
                              -----------    --------     ------------     -----------

                              $22,292,309    $ 10,986     $    (67,067)    $22,236,228
                              ===========    ========     ============     ===========


                              ----------------------------------------------------

U.S. Treasury securities .    $15,075,747    $149,425    $        --    $15,225,172
Obligations of U.S.
    government agencies ..      5,552,046      37,535             --      5,589,581
Municipals ...............      1,000,000          --             --      1,000,000
Federal reserve bank stock        140,950          --             --        140,950
                              -----------    --------    -----------    -----------

                              $21,768,743    $186,960    $        --    $21,955,703
                              ===========    ========    ===========    ===========

                                                DECEMBER 31, 1997
                              ----------------------------------------------------

U.S. Treasury securities .    $13,507,921    $49,632    $       212    $15,337,341
Obligations of U.S.
    government agencies ..        500,972      6,528             --        507,500
Federal reserve bank stock        121,050         --             --        121,050
                              -----------    -------    -----------    -----------

                              $14,129,943    $56,160    $       212    $14,185,891
                              ===========    =======    ===========    ===========

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         The amortized cost and estimated market values of investment securities held to maturity at December 31, 1997:

         INVESTMENT SECURITIES HELD TO MATURITY:


                                              GROSS         GROSS
                               AMORTIZED    UNREALIZED    UNREALIZED     ESTIMATED
                                 COST         GAINS         LOSSES      MARKET VALUE
                              ----------    ----------   -----------    ------------

1997:
  U.S. Treasury securities .  $2,500,892      4,583             --      2,505,475
  Obligations of U.S.
      government agencies ..     499,954        646             --        500,600
                              ----------      -----      ---------      ---------

                              $3,000,846      5,229             --      3,006,075
                              ==========      =====      =========      =========

         The amortized cost and estimated market value of investment securities available for sale for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 by contractual maturity, are below:

                                                SEPTEMBER 30, 1999 (UNAUDITED)
                                                ------------------------------

                                                 AMORTIZED          ESTIMATED
                                                   COST           MARKET VALUE
                                                -----------       ------------

Investment securities available for sale:
       Due in one year or less .............    $14,218,318       $14,215,748
       Due after one year through five years      8,073,991         8,020,480
                                                -----------       -----------

                                                $22,292,309       $22,236,228
                                                ===========       ===========

                                                      DECEMBER 31, 1998
                                                ---------------- ------------
Investment securities available for sale:
       Due in one year or less .............    $ 8,147,879       $ 8,210,505
       Due after one year through five years     13,620,864        13,745,198
                                                -----------       -----------

                                                $21,768,743       $21,955,704
                                                ===========       ===========

                                                      DECEMBER 31, 1997
                                                ------------------------------

                                                 AMORTIZED          ESTIMATED
                                                   COST           MARKET VALUE
                                                -----------       ------------

Investment securities available for sale:
       Due in one year or less .............    $ 6,114,462       $ 6,123,860
       Due after one year through five years      8,015,481         8,062,031
                                                -----------       -----------

                                                $14,129,943       $14,185,891
                                                ===========       ===========

                                                      DECEMBER 31, 1997
                                                ---------------- ------------
Investment securities held to maturity:
       Due in one year or less .............    $ 3,000,846       $ 3,006,075
       Due after one year through five years             --                --
                                                -----------       -----------

                                                $ 3,000,846       $ 3,006,075
                                                ===========       ===========


         At September 30, 1999 (unaudited) and at December 31, 1998 and 1997, the Bank had $2,000,000, $2,023,915 and $3,551,861, respectively, in securities pledged to the State of Florida as collateral on public fund deposits; and for other purposes.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


(3)      LOANS

         Major categories of loans included in the loan portfolio for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are:

                              SEPTEMBER 30,          DECEMBER 31,
                              -------------   --------------------------
                                   1999           1998           1997
                              -------------   -----------    -----------
                               (UNAUDITED)

Real estate:
   Residential ...........    $21,793,499     $23,590,905    $25,593,687
   Commercial ............     20,862,060      19,121,381     15,524,421
   Construction ..........      5,756,335       4,697,886      2,978,253
                              -----------     -----------    -----------

         Total real estate     48,411,894      47,410,172     44,096,361

Commercial ...............      6,093,136       7,689,922      6,115,991
Installment ..............      2,492,889       1,654,245      1,464,355
Overdrafts ...............         14,700           9,866          6,392
                              -----------     -----------    -----------

                               57,012,619      56,764,205     51,683,099

Less:
   Allowance for loan
       losses ............        865,306         865,503        754,637
   Deferred loan
       origination fees ..        113,901         114,759        114,821
                              -----------     -----------    -----------

         Net loans .......    $56,033,412     $55,783,943    $50,813,641
                              ===========     ===========    ===========


         Certain principal stockholders, directors and officers and their related interests were indebted to the Bank as summarized below for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997:

                                          SEPTEMBER 30,        DECEMBER 31,
                                          -------------   ------------------------
                                               1999          1998          1997
                                          -------------   ----------    ----------
                                           (UNAUDITED)

       Balance, beginning of period ..    $1,973,214      $2,172,197    $1,454,561
       Additional new loans ..........       797,102       1,192,571     1,437,872
       Repayments on outstanding loans       725,291         617,181       720,236
                                          ----------      ----------    ----------

       Balance, end of period.........    $2,045,025      $2,747,587    $2,172,197
                                          ==========      ==========    ==========

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         All such loans were made in the ordinary course of business. For the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, principal stockholders, directors and officers of the Bank and their related interests had $830,533, $194,900, $169,909, respectively, available in lines of credit.

         Changes in the allowance for loan losses for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 were as follows:

                                             SEPTEMBER 30,           DECEMBER 31,
                                             -------------     -----------------------
                                                 1999             1998          1997
                                             -------------     ---------     ---------
                                              (UNAUDITED)

       Balance, beginning of period .....     $ 865,503       $ 754,637     $ 654,332
       Provision charged to operations ..         9,000         150,000       150,000
       Loans charged-off ................       (53,926)        (42,808)      (59,197)
       Recoveries of previous charge-offs        44,729           3,674         9,502
                                              ---------       ---------     ---------

       Balance, end of period ...........     $ 865,306       $ 865,503     $ 754,637
                                              =========       =========     =========

         For the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, nonaccrual loans were $201,141, $180,003 and $290,272, respectively. If interest due on all nonaccrual loans for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 had been accrued at the original contract rates, estimated interest income would have been increased by $18,607, $6,881 and $4,600 for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997, respectively.

         The recorded investment in loans for which impairment has been recognized and the related allowance for loan losses for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 were $813,000 and $15,000, $596,000 and $54,000 and
         $1,202,000 and $93,000, respectively. The average recorded investment in impaired loans during the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 was $1,043,000, $899,000 and 1,176,755, respectively. Interest income recognized on impaired loans for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998 and 1997 was $62,300, $53,300, $40,005
         and $102,238, respectively.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997



(4)      PREMISES AND EQUIPMENT

         A summary of premises and equipment for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 is as follows:

                                     SEPTEMBER 30,           DECEMBER 31,
                                     -------------     ------------------------
                                         1999             1998          1997
                                     -------------     ----------    ----------
                                      (UNAUDITED)

Land ............................     $1,682,576       $1,109,845    $  806,698
Building ........................      3,931,552        3,710,891     2,331,270
Furniture, fixtures and equipment      1,706,760        1,524,662     1,103,446
Construction in progress ........             --           87,008       131,654
                                      ----------       ----------    ----------

                                       7,320,888        6,432,406     4,373,068
Less accumulated
    depreciation ................      1,366,307        1,137,882       922,480
                                      ----------        ----------   ----------

                                      $5,954,581       $5,294,524    $3,450,588
                                      ==========       ==========    ==========


(5)      DEPOSITS

         A detail of deposits for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 follows:

                                                        SEPTEMBER 30,
                                                   ------------------------
                                                                   WEIGHTED
                                                                    AVERAGE
                                                                   INTEREST
                                                      1999           RATE
                                                   -----------     --------
                                                          (UNAUDITED)

        Non-interest bearing deposits .........    $10,789,505        --%
        Interest bearing:
           Interest-bearing demand deposits ...     16,590,241       1.6%
           Savings deposits ...................      7,383,492       2.0%
           Time deposits less than $100,000 ...     40,478,575       4.5%
           Time deposits of $100,000 or greater      9,978,577       4.7%
                                                   -----------       ---

                                                   $85,220,390       3.2%
                                                   ===========       ===

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997



                                                                        DECEMBER 31,
                                                   ---------------------------------------------------
                                                                   WEIGHTED                   WEIGHTED
                                                                    AVERAGE                    AVERAGE
                                                                   INTEREST                   INTEREST
                                                      1998           RATE        1997           RATE
                                                   -----------     --------   -----------     --------

        Non-interest bearing deposits .........    $11,324,586        --%     $ 9,281,953        --%
        Interest bearing:
           Interest-bearing demand deposits ...     14,213,877       1.7%       9,119,593       1.7%
           Savings deposits ...................      6,411,103       2.0%       4,288,161       2.0%
           Time deposits less than $100,000 ...     44,323,979       4.7%      41,765,836       4.8%
           Time deposits of $100,000 or greater      8,373,223       4.9%       7,215,000       5.0%
                                                   -----------       ---      -----------       ---

                                                   $84,646,768       3.4%     $71,670,543       3.6%
                                                   ===========       ===      ===========       ===

         The following table presents, by various interest rate categories, the amount of certificate accounts maturing during the periods reflected below:

   INTEREST RATE        1999          2000          2001         2002         2003         2004          TOTAL
   -------------    -----------    ----------    ---------    ---------    ---------    ----------    ----------

   1.00% - 3.99%    $   508,725         4,213           --           --           --            --       512,938
   4.00% - 4.99%      8,184,357    13,404,104    4,287,028    1,072,420      672,617        77,475    27,698,001
   5.00% - 5.99%      5,763,734     8,961,102    2,855,925      714,423      448,082        51,613    18,794,879
   6.00% - 6.99%      1,058,404     1,645,542      524,438      131,191       82,282         9,477     3,451,334
                    -----------    ----------    ---------    ---------    ---------    ----------    ----------

                    $15,515,220    24,014,961    7,667,391    1,918,034    1,202,981       138,565    50,457,152
                    ===========    ==========    =========    =========    =========    ==========    ==========

         Included in interest-bearing deposits are certificates of deposit which have remaining maturities for the nine months ended September 30, 1999 (unaudited) and for the year ended December 31, 1998 as follows:

                              SEPTEMBER 30, 1999     DECEMBER 31, 1998
                              ------------------     -----------------
       One year ...........       28,971,032             29,745,046
       Two years ..........       11,190,011             12,658,064
       Three years ........        4,314,056              4,624,012
       Four years .........        2,073,029              2,269,018
       Five years .........        3,909,024              3,401,062
                                  ----------             ----------
                                  50,457,152             52,697,202
                                  ==========             ==========

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         A summary of interest expense on deposits and other borrowed money is as follows:

                                             SEPTEMBER 30,                DECEMBER 31,
                                       ------------------------    ------------------------
                                          1999          1998          1998          1997
                                       ----------    ----------    ----------    ----------
                                              (UNAUDITED)

       Interest-bearing demand
           deposits ...............    $  203,917    $  135,895    $  186,682    $  159,713
       Savings deposits ...........       106,099        75,508       105,377        81,445
       Time deposits less than
           $100,000 ...............     1,760,889     1,837,653     2,484,703     2,409,615
       Time deposits of $100,000 or
           greater ................       185,459       201,273       262,836       265,769
       Interest on other borrowed
           money ..................        25,874        50,533        58,853        40,090
                                       ----------    ----------    ----------    ----------

                                       $2,282,238    $2,300,862    $3,098,451    $2,956,632
                                       ==========    ==========    ==========    ==========

         The Bank had deposits from directors, officers and employees and their related interests of approximately $1,137,000, $931,000 and $636,000 for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively.


(6)      OTHER BORROWINGS

         The Bank enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

         The repurchase agreements were to repurchase the identical securities as those which were sold. Repurchase agreements averaged $952,134, $1,268,558 and $832,203 during the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $2,848,705, $1,525,913 and $1,575,512, respectively. Total interest expense paid on repurchase agreements for the nine months ended September 30, 1999 and 1998 (unaudited) for the years ending December 31, 1998 and 1997 was $25,874, $50,533, $58,853
         and $40,090, respectively.

         The Bank has available repurchase lines equal to the amount of all unpledged investment securities.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


(7)      INCOME TAXES

         The provision for income taxes for the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997 consists of the following:

                                      CURRENT      DEFERRED       TOTAL
                                     ---------     ---------     --------

SEPTEMBER 30, 1999 (UNAUDITED):
  Federal .......................    $ 248,048     $ (20,190)    $227,858
  State .........................       30,792        (3,456)      27,336
                                     ---------     ---------     --------

                                     $ 278,840     $ (23,646)    $255,194
                                     =========     =========     ========

DECEMBER 31, 1998:
  Federal .......................    $ 397,901     $ (52,234)    $345,667
  State .........................       56,643        (8,905)      47,738
                                     ---------     ---------     --------

                                     $ 454,544     $ (61,139)    $393,405
                                     =========     =========     ========

DECEMBER 31, 1997:
  Federal .......................    $ 458,873     $ (35,067)    $423,806
  State .........................       66,431        (6,002)      60,429
                                     ---------     ---------     --------

                                     $ 525,304     $ (41,069)    $484,235
                                     =========     =========     ========

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are presented below:

                                            SEPTEMBER 30,           DECEMBER 31,
                                            -------------     ---------     ---------
                                               1999              1998         1997
                                            ----------        ---------     ---------
                                            (UNAUDITED)

        Unrealized loss on investment
             securities ................    $  21,103         $      --     $      --
        Deferred tax assets:
             Allowance for loan losses .      297,424           294,038       243,624
             Deferred loan fees ........       42,861            43,184        40,509
                                            ---------         ---------     ---------

               Total deferred tax asset     $ 361,388           337,222       176,135
                                            ---------         ---------     ---------

        Deferred tax liabilities:
             Accretion of discount on
                 investments ...........         (512)           (3,498)      (13,049)
             Unrealized gain on
                 investment securities
                 available for sale ....           --           (70,353)      (21,472)
             Premises and equipment due
                 to differences in
                 depreciation method and
                 useful lives ..........      (45,024)          (27,429)      (25,716)
        Other ..........................           --                --            --
                                            ---------         ---------     ---------

                 Total deferred tax
                     liability .........      (45,536)         (101,280)      (60,237)
                                            ---------         ---------     ---------

                 Net deferred tax asset     $ 315,852         $ 235,942     $ 223,896
                                            =========         =========     =========

         The Company has recorded a deferred tax asset of $315,852, $235,942 and $223,896 for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. No valuation allowance as defined by SFAS 109 is required at September 30, 1999 (unaudited) and December 31, 1998 and 1997, because management believes that based on levels of historical taxable income, projections for future taxable income and reversals of deferred tax liabilities over the periods which the deferred tax assets are deductible, it is more likely than not that the Bank will realize the benefits of these deductible differences.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:

                                                 SEPTEMBER 30,             DECEMBER 31,
                                               1999        1998         1998          1997
                                             --------    --------    ---------     ---------
                                                  (UNAUDITED)

"Expected" tax expense ..................    $235,591    $279,245    $ 372,323     $ 445,049
State income taxes, net of federal income
    tax benefits ........................      18,042      14,652       32,879        47,123
Other ...................................       1,561       1,641      (11,797)       (7,937)
                                             --------    --------    ---------     ---------

                                             $255,194    $295,538    $ 393,405     $ 484,235
                                             ========    ========    =========     =========


(8)      REGULATORY CAPITAL

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

         As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                             TO BE WELL
                                                                                         CAPITALIZED UNDER
                                                                     FOR CAPITAL         PROMPT CORRECTIVE
                                            ACTUAL               ADEQUACY PURPOSES       ACTION PROVISIONS
                                   -----------------------     --------------------    ---------------------
                                     AMOUNT         RATIO        AMOUNT      RATIO      AMOUNT        RATIO
                                   -----------------------     --------------------    ---------------------

AS OF SEPTEMBER 30, 1999
   UNAUDITED):
     Total capital (to risk
        weighted assets) ......    $8,571,000       15.29%     $4,485,520    =>.0%    $5,606,900    =>10.0%

     Tier I capital (to risk
        weighted assets) ......     7,868,000       14.03%      2,242,760    =>4.0%     3,364,140    => 6.0%

     Tier I capital (to average
        assets) ...............     7,868,000        8.39%      3,807,480    =>4.0%     4,759,350    => 5.0%


                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


                                                                                        TO BE WELL
                                                                                    CAPITALIZED UNDER
                                                                  FOR CAPITAL       PROMPT CORRECTIVE
                                            ACTUAL             ADEQUACY PURPOSES    ACTION PROVISIONS
                                  -----------------------   ---------------------  --------------------
                                    AMOUNT         RATIO      AMOUNT       RATIO     AMOUNT       RATIO
                                  -----------------------   ---------------------  --------------------

AS OF DECEMBER 31, 1998:
    Total capital (to risk
       weighted assets) ......    $7,965,900       14.86%   $4,288,320     8.0%    $5,360,400   =>10.0%

    Tier I capital (to risk
       weighted assets) ......     7,267,000       13.56%    2,144,160   =>4.0%     3,216,240   => 6.0%

    Tier I capital (to average
       assets) ...............     7,267,000        8.20%    3,544,800   =>4.0%     4,431,000   => 5.0%

AS OF DECEMBER 31, 1997:
    Total capital (to risk
       weighted assets) ......    $6,931,000       15.17%   $3,655,040   =>8.0%    $4,568,800   =>10.0%

    Tier I capital (to risk
       weighted assets) ......     6,358,000       13.92%    1,827,520   =>4.0%     2,741,280   => 6.0%

    Tier I capital (to average
       assets) ...............     6,358,000        8.07%    3,152,600   =>4.0%     3,940,750   => 5.0%


(9)      DIVIDENDS

         The Board of Directors of the Bank declared cash dividends of $115,271, $115,271 and $72,923 for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. Banking regulations limit the amount of dividends that may be paid by the Company without prior approval of the Bank's regulatory agency.


(10)     STOCK OPTION PLANS

         The Bank currently has an incentive stock plan for the directors and employees. In October 1989, the Bank authorized 62,500 common shares for future options for each director under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than December 31, 1999 and vesting occurs at 25% for each year of service from the effective date of the grant. As of September 30, 1999 (unaudited) and December 31, 1998, there were 6,000 and 7,000, respectively, options vested and outstanding. No additional options were granted and 1,000 were exercised during the nine month period ended September 30, 1999.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997


         In addition, in 1989, the Bank granted options for a total of 45,000 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share or fair market value of the stock at the date of grant. Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The option expires in ten years from the date of the grant. As of September 30, 1999 (unaudited) and December 31, 1998, there were 5,375 and 32,000 shares outstanding with 4,875 and 29,750 shares vested, respectively. During the nine month period ended September 30, 1999, no additional shares were granted, there were no forfeitures and 24,625 shares were exercised.

         At December 31, 1998, the Bank has two stock-based compensation plans, which are described above. The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Bank's stock-based compensation plans been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                        SEPTEMBER 30,           DECEMBER 31,
                                    -------------------    ------------------
                                      1999        1998       1998       1997
                                    --------    -------    -------    -------
                                        (UNAUDITED)

Net income:
    As reported.................... $437,722    433,929    701,663    824,733
    Pro forma......................                        698,966    822,036
Basic net income
    As reported.................... $   0.94   $   0.95   $   1.53   $   1.97
    Pro forma...................... $   0.94   $   0.94   $   1.53   $   1.97
Diluted net income
    As reported.................... $   0.90   $   0.90   $   1.45   $   1.83
    Pro forma...................... $   0.90   $   0.90   $   1.45   $   1.82

         There were no options granted during the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 or 1997, therefore, there is no fair value of options granted.

         A summary of the status of the Bank's stock option plan for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, and changes during the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 on those dates is presented below:

                                          SEPTEMBER 30,         DECEMBER 31,
                                          -------------     -------------------
             FIXED OPTIONS                  1999              1998       1997
--------------------------------------    -------------     -------     -------
                                           (UNAUDITED)

Outstanding at beginning of  period: .       37,000            67,607     100,935
    Granted ..........................           --                --          --
    Exercised ........................      (25,625)          (24,937)    (33,248)
    Forfeited ........................           --                --          --
                                          ---------           -------     -------

Outstanding at end of  period ........       11,375            42,750      67,867
                                          ---------           -------     -------

Options exercisable at period-end ....       10,875            40,500      61,062
                                          ---------           =======     =======

Weighted-average fair value of
    options granted during the period
    per share ........................    $      --                --          --
                                          =========           =======     =======

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997

         The following table summarizes information about fixed stock options outstanding for the nine months ended September 30, 1999 (unaudited) and for the year December 31, 1998:

                                             SEPTEMBER 30, 1999 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                             NUMBER          WEIGHTED             WEIGHTED             NUMBER         AVERAGE EXERCISE
                         OUTSTANDING AT      REMAINING            AVERAGE           EXERCISABLE AT        PRICE AT
   RANGE OF               SEPTEMBER 30,     CONTRACTUAL           EXERCISE          SEPTEMBER 30,       SEPTEMBER 30,
EXERCISE PRICES               1999             LIFE                PRICE                 1999                1999
---------------          --------------     -----------           --------          --------------    ----------------

$10.00-$12.81                11,350          2.9 years             $10.49               10,875              $10.49


                                                    DECEMBER 31, 1998
----------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                             NUMBER          WEIGHTED             WEIGHTED              NUMBER        AVERAGE EXERCISE
                         OUTSTANDING AT      REMAINING            AVERAGE           EXERCISABLE AT        PRICE AT
   RANGE OF               DECEMBER 31,      CONTRACTUAL           EXERCISE           DECEMBER 31,       DECEMBER 31,
EXERCISE PRICES               1999             LIFE                PRICE                 1998               1998
---------------          --------------     -----------           --------          --------------    ----------------

$10.00-$12.81                42,750          2.5 years             $10.12               40,500             $10.00


(11)     EMPLOYEE BENEFIT PLAN

         The Bank has adopted a 401(k) profit sharing plan. The effective date of the 401(k) portion of the plan is April 1, 1992, and was restated January 1, 1996. The effective date of the profit sharing portion of the plan is January 1, 1995. The plan covers all employees with one year of service who are 18 years of age or older. Under the 401(k) plan, employees can contribute and defer taxes on compensation contributed, as defined in the plan, within prescribed limits. The Bank may make discretionary matching contributions, qualified nonelective contributions and discretionary nonelective contributions, which are allocated on deferring bases. The Bank's contribution to the 401(k) portion of the plan amounted to $14,902, $13,206, $17,756 and $13,780 for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998 and 1997, respectively. The Bank's contribution to the profit sharing portion of the plan was $33,000, $35,083, $24,783 and $59,758 for nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997, respectively.


(12)     CREDIT COMMITMENTS

         The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                           December 31, 1998 and 1997

                                     SEPTEMBER 30,                 DECEMBER 31,
                                     -------------             ----------------------
                                          1999                    1998         1997
                                     -------------             ---------    ---------
                                      (UNAUDITED)

       Standby letters of credit    $      324,795               401,295       783,723
       Available lines of credit         8,536,826             4,697,456     2,571,680

         Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

         The majority of loan commitments have terms up to one year and have variable interest rates.

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

         The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

         Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


(13)     CONCENTRATIONS OF CREDIT RISK

         Most of the Bank's business activity is with customers located within Pasco County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1998, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Pasco County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
First National Bank of Polk County:


We have audited the accompanying balance sheet of First National Bank of Polk County as of December 31, 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Polk County at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ KPMG LLP
Orlando, Florida
January 22, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
First National Bank of Polk County


We have audited the accompanying statement of condition of First National Bank of Polk County as of December 31, 1997, and the related statement of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the First National Bank of Polk County's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Polk County as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


January 27, 1998

/s/ GT Nunez

------------------------------------------------------------- GTN -------------------------------------------------------------
900 Ingraham Avenue, Haines City, FL 33844                        Tel:(941)422-4861 Fax: (941)421-9830 E-mail: GTNCPA's@AOL.com

                       FIRST NATIONAL BANK OF POLK COUNTY

                                 Balance Sheets

                                                     SEPTEMBER 30,                DECEMBER 31,
                                                     -------------         -------------------------
                         Assets                          1999                 1998           1997
                                                     -------------         -----------   -----------
                                                      (UNAUDITED)
Cash and due from banks ..........................   $  2,468,087          $ 3,106,304   $ 2,602,062
Federal funds sold ...............................      2,673,000            3,752,000     4,566,000
Investment securities available for sale .........     23,182,047           23,809,823    18,646,836
Loans, less allowance for loan losses of $636,028,
    $688,503, and $653,750 for
    September 30, 1999 (unaudited) and December 31,
    1998 and 1997, respectively ..................     40,180,058           39,414,516    34,497,300
Accrued interest receivable ......................        516,071              533,345       483,910
Premises and equipment, net ......................      2,596,466            2,701,899     2,994,487
Other real estate owned ..........................        208,295                   --
Deferred income taxes ............................        250,543              184,117       110,178
Prepaids and other assets ........................        138,515               72,493        24,681
                                                     ------------          -----------   -----------
                                                     $ 72,213,082          $73,777,676   $63,925,454
                                                     ============          ===========   ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Interest bearing .............................   $ 54,282,199          $57,359,893   $51,374,944
    Noninterest bearing ...........................    10,816,226           10,066,213     7,079,391
                                                     ------------          -----------   -----------
              Total deposits .....................     65,098,425           67,426,106    58,454,335
    Securities sold under agreements to repurchase        365,000              255,000       389,000
    Accrued interest payable .....................         66,821               91,057        95,922
    Accounts payable and accrued expenses ........        123,526              115,617        85,466
                                                     ------------          -----------   -----------
              Total liabilities ..................     65,653,772           67,887,780    59,024,723
                                                     ------------          -----------   -----------
Stockholders' equity:
    Common stock, $5 par value; 5,000,000 shares
       authorized; 475,625, 441,250 and 412,500
       shares or for the nine months ended
       September 30, 1999 (unaudited)
       and as of December 31, 1998
       and 1997, issued and outstanding,
       respectively...............................      2,378,125            2,206,250     2,062,500
    Additional paid-in capital ...................      2,500,034            2,250,547     2,074,435
    Retained earnings ............................      1,727,480            1,364,345       739,242
    Accumulated other comprehensive income .......        (46,329)              68,754        24,554
                                                     ------------          -----------   -----------
              Total stockholders' equity .........      6,559,310            5,889,896     4,900,731
Commitments and contingent liabilities
                                                     ------------          -----------   -----------
              Total liabilities and stockholders'
                equity ...........................   $ 72,213,082          $73,777,676   $63,925,454
                                                     ============          ===========   ===========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

                            Statements of Operations


                                                                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                                --------------------------      --------------------------
                                                                   1999           1998             1998            1997
                                                                ----------      ----------      ----------      ----------
                                                                        (UNAUDITED)
Interest income:
    Loans ................................................      $2,610,461      $2,577,351      $3,452,295      $3,145,803
    Investment securities ................................       1,003,904         943,084       1,254,071       1,097,001
    Federal funds sold ...................................         119,377         240,937         291,839         196,637
                                                                ----------      ----------      ----------      ----------
             Total interest income .......................       3,733,742       3,761,372       4,998,205       4,439,441
                                                                ----------      ----------      ----------      ----------
Interest expense:
    Deposits .............................................       1,507,428       1,648,927       2,198,379       1,939,256
    Securities sold under agreement to repurchase ........          12,315          30,578          33,975          20,189
                                                                ----------      ----------      ----------      ----------
             Total interest expense ......................       1,519,743       1,679,505       2,232,354       1,959,445
                                                                ----------      ----------      ----------      ----------
             Net interest income .........................       2,213,999       2,081,867       2,765,851       2,479,996

Provision for loan losses ................................          63,000          39,000          39,000          73,000
                                                                ----------      ----------      ----------      ----------
             Net interest income after loan loss provision       2,150,999       2,042,867       2,726,851       2,406,996
                                                                ----------      ----------      ----------      ----------
Other income:
    Service charges on deposit accounts ..................         173,351         141,944         195,016         140,569
    Other service charges and fees .......................          93,003          56,951          79,701          68,822
                                                                ----------      ----------      ----------      ----------
                                                                   266,354         198,895         274,717         209,391
                                                                ----------      ----------      ----------      ----------
Other expenses:
    Salaries, wages and employee benefits ................         769,828         660,931         887,138         802,415
    Occupancy expense ....................................         189,567         165,960         215,842         214,413
    Depreciation of premises and equipment ...............         164,150         166,300         212,826         167,278
    Stationary and printing supplies .....................          67,121          64,096          77,193          83,164
    Advertising and public relations .....................          37,591          41,770          56,837          45,518
    Data processing expense ..............................         168,900         132,029         185,072         132,931
    Legal and professional fees ..........................          49,354          55,853          52,288          36,223
    Other operating expenses .............................         266,439         249,672         326,910         284,001
                                                                ----------      ----------      ----------      ----------
                                                                 1,712,950       1,536,611       2,014,106       1,765,943
                                                                ----------      ----------      ----------      ----------
             Income before provision for income taxes ....         704,403         705,151         987,462         850,444
Provision for income taxes ...............................         255,656         220,587         296,171         302,751
                                                                ==========      ==========      ==========      ==========
             Net income ..................................      $  448,747      $  484,564      $  691,291      $  547,693
                                                                ==========      ==========      ==========      ==========

Net Income per Share
    Basic.................................................      $     0.95      $     1.11      $     1.58      $     1.35
    Diluted...............................................      $     0.92      $     1.05      $     1.49      $     1.27

Average Number of Common Shares Outstanding
    Basic.................................................         470,616         436,049         437,360         406,719
    Diluted...............................................         488,726         461,599         462,603         431,201


See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

      Statements of Changes in Stockholder' Equity and Comprehensive Income

                                                                                                        ACCUMULATED
                                                                                                           OTHER         TOTAL
                                                      COMPREHENSIVE    COMMON    CAPITAL    RETAINED   COMPREHENSIVE  STOCKHOLDERS'
                                                         INCOME        STOCK     SURPLUS    EARNINGS       INCOME        EQUITY
                                                      -------------  ---------- ---------  ----------  -------------  -------------
Balance, December 31, 1996 .......................                   $2,012,500 2,012,500     232,299         54,153      4,311,452

Dividends paid ...................................                           --        --     (40,750)            --        (40,750)

Stock options exercised ..........................                       50,000    50,000          --             --        100,000

Tax effect of tax deduction in excess of book
    deduction on options exercised during the year                           --    11,935          --             --         11,935

Comprehensive income:
    Net income ...................................    $     547,693          --        --     547,693             --        547,693
    Other comprehensive income, net of tax
        unrealized gain on securities ............          (29,599)         --        --          --        (29,599)       (29,599)
                                                      -------------
Comprehensive income .............................    $     518,094
                                                      =============  ---------  ---------   ---------  -------------  -------------

Balance,  September 31, 1997 .....................                    2,062,500 2,074,435     739,242         24,554      4,900,731

Dividends paid ...................................                           --        --     (66,188)            --        (66,188)

Stock options exercised ..........................                      143,750   143,750          --             --        287,500

Tax effect of tax deduction in excess of book
    deduction on options exercised during the year                           --    32,362          --             --         32,362

Comprehensive income:
    Net income ...................................    $     691,291          --        --     691,291             --        691,291
    Other comprehensive income, net of tax
        unrealized gain on securities ............          (44,200)         --        --          --        (44,200)       (44,200)
                                                      -------------
Comprehensive income .............................    $     735,491
                                                      =============  ---------- ---------  ----------  -------------  -------------

Balance,  December 31, 1998 ......................                    2,206,250 2,250,547   1,364,345         68,754      5,889,896

Dividends paid ...................................                           --        --     (85,612)            --        (85,612)

Stock options exercised ..........................                      171,875   171,875          --             --        343,750

Tax effect of tax deduction in excess of book
    deduction on options exercised during the year                           --    77,612          --             --         77,612

Comprehensive income:
    Net income ...................................    $     448,747          --        --     448,747             --        448,747
    Other comprehensive income, net of tax
        unrealized loss on securities ............         (115,083)         --        --          --       (115,083)      (115,083)
                                                      -------------
Comprehensive income .............................    $     333,664
                                                      =============

                                                                     ---------- ---------  ----------  -------------  -------------
Balance,  September 30, 1999 .....................                   $2,378,125 2,500,034   1,727,480        (46,329)     6,559,310
                                                                     ========== =========  ==========  =============  =============

See accompanying notes to financial statements.

                     FIRST NATIONAL BANK OF POLK COUNTY

                          Statements of Cash Flows


                                                                          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                                                     ----------------------------     ----------------------------
                                                                        1999             1998             1998             1997
                                                                     -----------     ------------     ------------     -----------
                                                                             (UNAUDITED)
Cash flows from operating activities:
    Net income ..................................................    $   448,747     $    484,564     $    691,291     $   547,693
    Adjustments to reconcile net income to net cash provided
       by operating activities:
         Provision for loan losses ..............................         63,000           39,000           39,000          73,000
         Depreciation of premises and equipment .................        164,150          166,300          212,828         165,538
         Net accretion of discounts on investment securities ....         52,667          (15,346)         (12,300)             --
         Net deferred loan origination fees .....................          9,888           18,227           20,366           8,487
         Gain on sale of other real estate owned ................        (10,535)              --               --              --
         Write down of other real estate owned ..................             --               --            9,227              --
         Deferred income taxes ..................................          2,970          (89,512)        (101,847)             --
         Tax deduction in excess of book deduction on options
            exercised ...........................................         77,612           32,362           32,362          11,935
    Cash provided by (used in) changes in:
         Net change in accrued interest receivable ..............         17,274           15,444          (49,435)        (28,403)
         Net change in prepaids and other assets ................        (66,022)         (56,213)         (47,812)         17,184
         Net change in accrued interest payable .................        (24,236)         (11,770)          (4,865)          6,554
         Net change in accounts payable and accrued expenses ....          7,909          140,264           30,151        (121,684)
                                                                     -----------     ------------     ------------     -----------
            Net cash provided by operating activities ...........        743,424          723,320          818,966         680,304
                                                                     -----------     ------------     ------------     -----------
Cash flows from investing activities:
    Maturities of investment securities available for sale ......      5,457,321       12,015,366       12,521,191       6,500,000
    Call of investment securities available for sale ............      2,000,000        1,000,000        1,500,000              --
    Purchases of investment securities ..........................     (7,066,691)     (16,082,537)     (19,099,770)     (7,540,759)
    Increase in loans, net of repayments ........................     (1,013,011)      (4,333,134)      (5,188,988)     (4,916,973)
    Purchases of premises and equipment .........................        (58,717)        (192,068)        (196,655)       (681,391)
    Proceeds from sale of other real estate owned ...............        180,000               --          276,415              --
                                                                     -----------     ------------     ------------     -----------
            Net cash used in investing activities ...............       (501,098)      (7,592,373)     (10,187,807)     (6,639,123)
                                                                     -----------     ------------     ------------     -----------
Cash flows from financing activities:
    Net (decrease) increase in demand and savings deposits ......     (2,327,681)       5,398,609        8,971,771       9,104,674
    Net (decrease) increase in other borrowings .................        110,000         (128,000)        (134,000)         52,000
    Stock options exercised .....................................        343,750          287,500          287,500         100,000
    Dividends paid ..............................................        (85,612)         (66,188)         (66,188)        (40,750)
                                                                     -----------     ------------     ------------     -----------
               Net cash provided by (used in) financing
                 activities .....................................     (1,959,543)       5,491,921        9,059,083       9,215,924
                                                                     -----------     ------------     ------------     -----------
               Net increase (decrease) in cash and due from banks     (1,717,217)      (1,377,132)        (309,758)      3,257,105

Cash and cash equivalents, beginning of period ..................      6,858,304        7,168,062        7,168,062       3,910,957
                                                                     -----------     ------------     ------------     -----------
Cash and cash equivalents, end of period ........................    $ 5,141,087     $  5,790,930     $  6,858,304     $ 7,168,062
                                                                     ===========     ============     ============     ===========
Supplemental schedule of noncash transactions:
    Market value adjustment-investment securities available-
       for-sale .................................................
         Market value adjustments-investments ...................    $   (74,244)    $    130,138     $    110,235     $    38,127
         Deferred income tax liability ..........................         27,915          (47,630)         (41,481)        (13,573)
                                                                     -----------     ------------     ------------     -----------
               Unrealized gain (loss) on investments
                 available-for-sale .............................    $   (46,329)    $     82,508     $     68,754     $    24,554
                                                                     ===========     ============     ============     ===========
       Transfer of loan to other real estate owned ..............    $   174,581     $         --     $    212,406     $        --
                                                                     ===========     ============     ============     ===========
    Cash paid during the year for:
       Interest .................................................    $ 1,543,979     $  1,691,275     $  2,237,219     $ 1,952,891
                                                                     ===========     ============     ============     ===========
       Income taxes .............................................    $   249,629     $    262,792     $    357,513     $   407,190
                                                                     ===========     ============     ============     ===========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                           December 31, 1998 and 1997
           (Information insofar as it relates to the nine months ended
                    September 30, 1999 and 1998 (unaudited))


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a description of the basis of presentation and the significant accounting and reporting policies which First National Bank of Polk County (the "Bank") follows in preparing and presenting its financial statements.

       (A)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (B) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

              The Bank accounts for investments at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

              Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

       (C)    LOANS

              Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

              Loan origination fees, net of related costs, are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

              Commitment fees and costs relating to the commitments are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued



              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.

              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

       (D)    ALLOWANCE FOR LOAN LOSSES

              The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loan. The Bank provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions; and concentrations of credit.

              Specific allowances are provided in the event that the specific collateral analysis on each classified loan indicates that the probable loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

              The Bank records impairment in the value of its loans as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revisions in estimates are reported as adjustments to provision expense in the same manner in which impairment initially was recognized.

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (E)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 3 to 40 years on a double-declining balance.

       (F)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (G)    COMPREHENSIVE INCOME

              In June 1997, the Financial Accounting Standards Board established Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. This Statement requires that an enterprise classify items or other comprehensive income by nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet.

              The Bank adopted this Statement effective January 1, 1998 with the 1997 financial statements reclassified to reflect this adoption. The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale.

       (H)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       (I)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (J)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1997, the FASB issued Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information". This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision make in deciding how to allocate resources and in assessing performance. This Statement is effective for fiscal years beginning after December 15, 1997. The Company adopted the Statement effective January 1, 1998, however, the Company has only one reportable segment.

              In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Company.

              In October 1998, the FASB issued Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This Statement requires that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. The Statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company does not expect the adoption of this Statement to have any impact on its consolidated financial statements.

       (K)    RECLASSIFICATIONS

              Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform with the September 30, 1999 presentation.


(2) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

       The amortized cost and estimated market values of investment securities available for sale for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued


       INVESTMENT SECURITIES AVAILABLE FOR SALE:

                                                    SEPTEMBER 30, 1999 (UNAUDITED)
                                        --------------------------------------------------------
                                                          GROSS         GROSS         ESTIMATED
                                          AMORTIZED     UNREALIZED    UNREALIZED        MARKET
                                            COST          GAINS         LOSSES          VALUE
                                        ------------    ----------    -----------    -----------
          U.S. Treasury securities .    $ 12,535,672    $    6,988    $    28,425    $12,514,235
          Obligations of U.S.
              government agencies ..       9,576,570           465         53,273      9,523,762
          Municipals ...............       1,000,000            --             --      1,000,000
          Federal Reserve Bank stock         144,050            --             --        144,050
                                        ------------    ----------    -----------    -----------

                                        $ 23,256,292    $    7,453    $    81,698    $23,182,047
                                        ============    ==========    ===========    ===========

                                                          DECEMBER 31, 1998
                                        --------------------------------------------------------
          U.S. Treasury securities .    $  8,535,040    $   62,497    $      (220)   $ 8,597,317
          Obligations of U.S.
              government agencies ..      14,031,798        57,424         (9,466)    14,079,756
          Municipals ...............       1,000,000            --             --      1,000,000
          Federal reserve bank stock         132,750            --             --        132,750
                                        ------------    ----------    -----------    -----------

                                        $ 23,699,588    $  119,921    $    (9,686)   $23,809,823
                                        ============    ==========    ===========    ===========

                                                          DECEMBER 31, 1997
                                        --------------------------------------------------------

          U.S. Treasury securities .    $ 14,486,746    $   38,127    $        --    $14,524,873
          Obligations of U.S.
              government agencies ..       4,002,013            --             --      4,002,013
          Federal reserve bank stock         119,950            --             --        119,950
                                        ------------    ----------    -----------    -----------

                                        $ 18,608,709    $   38,127    $        --    $18,646,836
                                        ============    ==========    ===========    ===========

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       The amortized cost and estimated market value of investment securities available for sale for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 by contractual maturity are listed below:

                                                       SEPTEMBER 30, 1999 (UNAUDITED)
                                                       -----------------------------
                                                        AMORTIZED       ESTIMATED
                                                          COST         MARKET VALUE
                                                       -----------     ------------
       Investment securities available for sale:
             Due in one year or less .............     $18,239,006     $18,208,127
             Due after one year through five years       4,017,286       3,973,920
             Due after ten years .................       1,000,000       1,000,000
                                                       -----------     -----------

                                                       $23,256,292     $23,182,047
                                                       ===========     ===========

                                                              DECEMBER 31, 1998
                                                       ---------------------------
       Investment securities available for sale:
             Due in one year or less .............     $ 8,649,107     $ 8,689,995
             Due after one year through five years      15,050,481      15,119,828
                                                       -----------     -----------

                                                       $23,699,588     $23,809,823
                                                       ===========     ===========

                                                              DECEMBER 31, 1997
                                                       ---------------------------
       Investment securities available for sale:
             Due in one year or less .............     $13,093,558     $13,116,570
             Due after one year through five years       5,515,151       5,530,266
                                                       -----------     -----------

                                                       $18,608,709     $18,646,836
                                                       ===========     ===========

At September 30, 1999 and at December 31, 1998 and 1997, the Bank had $1,750,000, $1,750,000 and $1,989,980, at cost, respectively, in securities pledged to the State of Florida as collateral on public fund deposits and for other purposed required or permitted by law.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

(3)    LOANS

       Major categories of loans included in the loan portfolio at and September 30, 1999 (unaudited) and December 31, 1998 and 1997 are:

                             SEPTEMBER 30,           DECEMBER 31,
                             -------------    --------------------------
                                 1999             1998           1997
                             -------------    -----------    -----------
                             (UNAUDITED)
Real estate:
    Residential .........    $17,659,343      $15,623,778    $13,225,586
    Commercial ..........     10,999,881       10,166,172      9,961,255
    Construction ........      1,151,507        1,800,438      1,562,980
                             -----------      -----------    -----------

        Total real estate     29,810,731       27,590,388     24,749,821

Commercial ..............    $ 4,249,230        5,433,823      3,962,480
Installment .............      6,513,214        6,788,342      6,250,691
Equity lines of credit ..        343,165          306,565        237,481
Overdrafts ..............          7,959           82,253         28,536
                             -----------      -----------    -----------

                              40,924,299       40,201,371     35,229,009

Less:
    Allowance for loan
       losses ...........        636,028          688,530        653,750
    Deferred loan
       origination fees .        108,213           98,325         77,959
                             -----------      -----------    -----------

        Net loans .......    $40,180,058      $39,414,516    $34,497,300
                             ===========      ===========    ===========

       The following is a summary of information regarding nonaccrual and impaired loans for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997:

                                         SEPTEMBER 30,       DECEMBER 31,
                                         -------------   --------------------
                                              1999         1998       1997
                                         -------------   --------   ---------
                                          (UNAUDITED)
Nonaccrual loans ....................      $201,000      $452,832    $     --
                                           ========      ========    ========

Recorded investment in impaired
    loans ...........................      $551,992      $778,407    $208,057
                                           ========      ========    ========

Allowance for loan losses related to
    impaired loans ..................      $585,694      $716,347    $ 13,411
                                           ========      ========    ========

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued


                                       INTEREST            INTEREST           AVERAGE
                                      INCOME NOT            INCOME            RECORDED
                                     RECOGNIZED ON       RECOGNIZED ON      INVESTMENT IN
                                      NONACCRUAL           IMPAIRED           IMPAIRED
                                         LOANS               LOANS              LOANS
                                     -------------       -------------      -------------
FOR THE NINE MONTHS ENDED
 SEPTEMBER 30:

     1999 (Unaudited) ...........    $       8,690       $      17,957      $     321,768
                                     =============       =============      =============

FOR THE YEARS ENDED DECEMBER 31:
     1998 .......................    $       4,497       $          --      $     747,000
                                     =============       =============      =============

     1997 .......................    $          --       $          --      $      46,000
                                     =============       =============      =============

       Certain principal stockholders, directors and officers and their related interests were indebted to the Bank as summarized below at September 30, 1999 (unaudited) and December 31, 1998 and 1997:

                                      SEPTEMBER 30,           DECEMBER 31,
                                      -------------    --------------------------
                                           1999           1998           1997
                                      -------------    -----------    -----------
                                      (UNAUDITED)
      Balance, beginning of period..  $ 2,588,361      $ 2,429,671    $ 2,140,540
      Additional new loans .........       10,000        1,416,572        274,800
      Repayments on outstanding
          loans ....................        1,218        1,257,882         14,331
                                      -----------      -----------    -----------
      Balance, end of period........  $ 2,597,143      $ 2,588,361    $ 2,429,671
                                      ===========      ===========    ===========

All such loans were made in the ordinary course of business. For the nine months ended September 30, 1999 (unaudited) and December 31, 1998 and 1997, principal stockholders, directors and officers of the Bank and their related interests had $3,469,497, $864,592 and $876,099, respectively, available in lines of credit.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

Changes in the allowance for loan losses for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 were as follows:

                                      SEPTEMBER 30,          DECEMBER 31,
                                      -------------     ----------------------
                                           1999            1998          1997
                                      -------------     --------      --------
                                       (UNAUDITED)
Balance, beginning of period......      $ 688,530         $653,750      $613,013
Provision charged to operations ..         63,000           39,000        73,000
Loans charged-off ................       (117,256)         (23,601)      (50,722)
Recoveries of previous charge-offs          1,754           19,381        18,459
                                        ---------         --------      --------
Balance, end of period............      $ 636,028         $688,530      $653,750
                                        =========         ========      ========

For the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, nonaccrual loans were $201,000, $452,832 and $-0-, respectively. If interest due on all nonaccrual loans for the nine months ended September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 had been accrued at the original contract rates, estimated interest income would have been increased by $8,690, $4,497 and $-0- in September 30, 1999 (unaudited) and December 31, 1998 and 1997, respectively.

The recorded investment in loans for which impairment has been recognized and the related allowance for loan losses for the nine months ended September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 were $551,992, $76,423,
$778,407 and $208,057, $716,347 and $13,411, respectively. The average recorded investment in impaired loans during the nine months ended September 30, 1999 (unaudited) and as of December 31, 1998 and 1997 was $321,768, $747,000 and $46,000, respectively. Interest income recognized on impaired loans for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 was $17,957, $-0-, and $-0-, respectively.

(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 is as follows:

                           SEPTEMBER 30,         DECEMBER 31,
                           -------------    ------------------------
                               1999            1998          1997
                           -------------    ----------    ----------
                            (UNAUDITED)

Land ..................    $  941,507       $  757,346    $  997,346
Building and building
    improvements ......     1,652,492        1,836,652     1,851,318
Furniture, fixtures and
    equipment .........     1,159,599        1,100,883       937,401
                           ----------       ----------    ----------

                            3,753,598        3,694,881     3,786,065
Less accumulated
    depreciation ......     1,157,132          992,982       791,578
                           ----------       ----------    ----------

                           $2,596,466       $2,701,899    $2,994,487
                           ==========       ==========    ==========

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents represents fair value.

         INVESTMENTS - The Bank's investment securities available for sale and held to maturity represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Bank's equity investments at year end represents stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1998 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit
         (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       The following tables present the carrying amounts and estimated fair values of the Bank's financial instruments.

                                                                  SEPTEMBER 30, 1999 (UNAUDITED)
                                                                  -----------------------------
                                                                   CARRYING
                                                                    AMOUNT         FAIR VALUE
                                                                  -----------      -----------
Financial assets:
    Cash and due from banks and federal
      funds sold .............................................    $ 5,141,087      $ 5,141,087
    Investment securities available for sale .................     23,182,047       23,182,047
    Loans (carrying amount less allowance
      for loan losses of $636,028) ...........................     40,180,058       40,849,000

Financial liabilities:
    Deposits:
      Without stated maturities ..............................    $29,489,139      $29,489,139
      With stated maturities .................................     24,793,060       24,790,000
    Securities sold under agreement to repurchase ............        365,000          365,000

Commitments:
    Letter of credit .........................................    $   446,000      $   446,000
    Loan commitments .........................................      7,012,000        7,012,000

                                                                        DECEMBER 31, 1998
                                                                  ----------------------------
                                                                    CARRYING
                                                                     AMOUNT        FAIR VALUE
                                                                  ------------     -----------
Financial assets:
    Cash and due from banks and federal
      Funds sold .............................................    $ 6,858,304      $ 6,858,304
    Investment securities available for sale .................     23,809,823       23,809,823
    Loans (carrying amount less allowance
      for loan losses of $658,503) ...........................     39,414,516       39,414,516

Financial liabilities:
    Deposits:
      Without stated maturities ..............................    $29,370,419      $29,370,419
      With stated maturities .................................     27,989,474       28,404,000
    Securities sold under agreement to repurchase.............        255,000          255,000

Commitments:
    Letter of credit .........................................    $   200,000     $    200,000
    Loan commitments .........................................      4,038,203        4,038,203

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

(6)      DEPOSITS

         A detail of deposits for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 follows:

                                                                SEPTEMBER 30,
                                                        --------------------------
                                                                         WEIGHTED
                                                                         AVERAGE
                                                                         INTEREST
                                                            1999           RATE
                                                        ------------     --------
                                                                 (UNAUDITED)
       Non-interest bearing deposits ...............    $ 10,816,226            0%
       Interest bearing:
         Interest-bearing demand deposits ..........      24,544,344         2.85%
         Savings deposits ..........................       4,944,795         1.19%
         Time deposits less than $100,000 ..........      21,536,136         4.63%
         Time deposits of $100,000 or greater ......       3,256,924         4.52%
                                                        ------------     --------

                                                        $ 65,098,425         3.15%
                                                        ============     ========


                                                                          DECEMBER 31,
                                                      ----------------------------------------------------
                                                                      WEIGHTED                    WEIGHTED
                                                                      AVERAGE                     AVERAGE
                                                                      INTEREST                    INTEREST
                                                          1998          RATE         1997           RATE
                                                      ------------    --------    ------------    --------
       Non-interest bearing deposits ..............   $ 10,066,213           0%   $  7,079,391          0%
       Interest bearing:
         Interest-bearing demand deposits .........     25,077,507        2.65%     18,513,207       2.52%
         Savings deposits .........................      4,292,912        1.75%      3,700,742       2.00%
         Time deposits less than $100,000 .........     24,383,845        5.13%     25,618,826       5.36%
         Time deposits of $100,000 or greater .....      3,605,629        5.22%      3,542,169       5.36%
                                                      ------------    --------    ------------    -------

                                                      $ 67,426,106        3.51%   $ 58,454,335       3.60%
                                                      ============    ========    ============    =======

The following table presents, by various interest rate categories, the amount of certificate accounts maturing during the periods reflected below:

          INTEREST RATE         1999         2000         2001         2002         2003         2004         TOTAL
          -------------       --------     --------     --------     --------     --------     --------     --------
          1.00% - 3.99%       $  1,540          161           --           --           --           --        1,701
          4.00% - 4.99%          3,481       11,513          984          216           51          138       16,383
          5.00% - 5.99%            840        1,560          582        1,186          342           --        4,510
          6.00% - 6.99%            313        1,686           --          200           --           --        2,199
                              --------     --------     --------     --------     --------     --------     --------

                              $  6,174       14,920        1,566        1,602          393          138       24,793
                              ========     ========     ========     ========     ========     ========     ========

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       Included in interest-bearing deposits are certificates of deposit which have remaining maturities for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 as follows:

                                             SEPTEMBER 30,      DECEMBER 31,
                                             -------------     --------------
                                                1999                1998
                                             -------------     --------------

One year ...............................     $  18,851,001     $  20,100,111
Two years ..............................         3,803,014         5,050,078
Three years ............................         1,605,008         1,189,023
Four years .............................           396,012         1,310,106
Five years .............................           138,025           340,156
                                             -------------     -------------
                                             $  24,793,060     $  27,989,474
                                             =============     =============

A summary of interest expense on deposits and other borrowed money is as follows:

                                               SEPTEMBER 30,                  DECEMBER 31,
                                        -------------------------     -------------------------
                                           1999           1998           1998           1997
                                        ----------     ----------     ----------     ----------
                                               (UNAUDITED)
Interest-bearing demand
    deposits ......................     $  514,350     $1,358,546     $  613,574     $  265,284
Savings deposits ..................         46,973         59,589         78,558         60,304
Time deposits less than $100,000 ..        818,295        100,388      1,333,051      1,394,809
Time deposits of $100,000 or
    greater .......................        127,810        130,404        173,196        218,859
Interest on other borrowed money...         12,315         30,578         33,975         20,189
                                        ----------     ----------     ----------     ----------
                                        $1,519,743     $1,679,505     $2,232,354     $1,959,445
                                        ==========     ==========     ==========     ==========

       The Bank had deposits from directors, officers and employees and their related interests of approximately $1,420,182, $1,506,131 and $1,567,797 for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively.

(7)    OTHER BORROWINGS

       The Bank enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       The repurchase agreements were to repurchase similar securities as those which were sold. Repurchase agreements averaged $384,278, $682,822 and $411,212 during the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $734,000, $1,161,000 and $646,000, respectively. Total interest expense paid on repurchase agreements for the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997 was $12,315, $30,578, $33,975 and $20,186, respectively.

       The Bank has available repurchase lines equal to the amount of all unpledged investment securities.


(8)    INCOME TAXES

       The provision for income taxes for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 consists of the following:

                                     CURRENT       DEFERRED         TOTAL
                                    ---------      ---------      --------
SEPTEMBER 30, 1999 (UNAUDITED):
    Federal ...................     $ 227,062      $   2,538      $229,600
    State .....................        25,622            434        26,056
                                    ---------      ---------      --------

                                    $ 252,684      $   2,972      $255,656
                                    =========      =========      ========

DECEMBER 31, 1998:
    Federal ...................     $ 344,241      $ (80,219)     $264,022
    State .....................        53,777        (21,628)       32,149
                                    ---------      ---------      --------

                                    $ 398,018      $(101,847)     $296,171
                                    =========      =========      ========

DECEMBER 31, 1997:
    Federal ...................     $ 267,895      $   5,804      $273,699
    State .....................        34,856         (5,804)       29,052
                                    ---------      ---------      --------

                                    $ 302,751      $      --      $302,751
                                    =========      =========      ========

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997 are presented below:

                                           SEPTEMBER 30,        DECEMBER 31,
                                           -------------    ---------------------
                                               1999           1998         1997
                                           -------------    --------     --------
                                            (UNAUDITED)
Deferred tax assets:
    Unrealized loss on
        investments ................          $ 27,917      $     --     $     --
    Allowance for loan losses ......           218,837       227,139      212,463
    Nonaccrual interest ............             1,694         1,694           --
    Deferred loan fees .............            40,721        37,000       29,338
                                              --------      --------     --------

           Deferred tax asset ......           289,169       265,833      241,801
    Valuation allowance ............                --            --       65,666
                                              --------      --------     --------

         Total deferred tax asset ..           289,169       265,833      176,135
                                              --------      --------     --------

Deferred tax liabilities:
    Depreciation ...................            38,626        40,235       40,236
    Unrealized gain on investment
      securities available for sale                 --        41,481       13,573
    Other ..........................                --            --       12,148
                                              --------      --------     --------

        Total deferred tax
           Liability ...............            38,626        81,716       65,957
                                              --------      --------     --------

        Net deferred tax asset .....          $250,543      $184,117     $110,178
                                              ========      ========     ========

       The Company has recorded a deferred tax asset of $250,543, $184,117 and $110,178 for the nine months ended September 30, 1999 (unaudited) and as of December 31, 1998 and 1997, respectively. No valuation allowance as defined by SFAS 109 is required at September 30, 1999 (unaudited) December 31, 1998. Management believes the valuation allowance is no longer necessary because it is more likely than not the deferred tax asset will be recovered based on projections of future taxable income and reversal of deferred tax liabilities over the periods which the deferred tax assets are deductible.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:

                                                SEPTEMBER 30,                 DECEMBER 31,
                                          ------------------------      -----------------------
                                            1999           1998           1998           1997
                                          ---------      ---------      ---------      --------
                                                (UNAUDITED)
"Expected" tax expense ..............     $ 239,497      $ 251,803      $ 335,737      $289,151
Tax exempt interest .................        (2,066)        (2,535)        (3,381)           --
State income taxes, net of federal
    income tax benefits .............        17,197         11,040         17,878        13,600
Valuation allowance .................            --        (49,250)       (65,666)           --
Other ...............................         1,028          9,529         11,603            --
                                          ---------      ---------      ---------      --------

                                          $ 255,656      $ 220,587      $ 296,171      $302,751
                                          =========      =========      =========      ========


(9)    REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                  TO BE WELL
                                                                               CAPITALIZED UNDER
                                                            FOR CAPITAL        PROMPT CORRECTIVE
                                          ACTUAL         ADEQUACY PURPOSES     ACTION PROVISIONS
                                  --------------------  -------------------   -------------------
                                    AMOUNT      RATIO     AMOUNT     RATIO      AMOUNT     RATIO
                                  ----------   -------  ----------  -------   ----------   ------
AS OF SEPTEMBER 30, 1999
  (UNAUDITED):
     Total capital (to risk
       weighted assets) .......   $7,012,000    18.1%   $3,100,000   =>.0%   $3,874,000   =>10.0%

     Tier I capital (to risk
       weighted assets) .......    6,526,000    16.8%    1,550,000   =>4.0%    2,325,000    =>6.0%

     Tier I capital (to average
       assets) ................    6,526,000     8.9%    2,934,000   =>4.0%    3,668,000    =>5.0%

AS OF DECEMBER 31, 1998:
   Total capital (to risk
       weighted assets) .......   $6,315,000   16.05%   $3,147,200   =>8.0%   $3,934,000   =>10.0%

   Tier I capital (to risk
       weighted assets) .......    5,821,000   14.80%    1,573,600   =>4.0%    2,360,400    =>6.0%

   Tier I capital (to average
       assets) ................    5,821,000    8.19%    2,844,040   =>4.0%    3,555,050    =>5.0%

AS OF DECEMBER 31, 1997:
   Total capital (to risk
       weighted assets) .......   $5,301,000   15.70%   $2,701,000   =>8.0%   $3,376,700   =>10.0%

   Tier I capital (to risk
       weighted assets) .......    4,876,000   14.44%    1,351,000   =>4.0%    2,026,020    =>6.0%

   Tier I capital (to average
       assets) ................    4,876,000    7.63%    2,556,360   =>4.0%    3,195,450    =>5.0%

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

(10)   DIVIDENDS

       The Board of Directors of the Company declared cash dividends of $85,612, $66,188 and $40,750 for the nine months ended September 30, 1999 (unaudited) and for the years ended 1998 and 1997, respectively. Banking regulations limit the amount of dividends that may be paid by the Company without prior approval of the Bank's regulatory agency.


(11)   STOCK OPTION PLANS

       The Bank currently has an incentive stock plan for the directors and employees. In March 1991, the Bank authorized 97,500 common shares for future options for each director under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying options expires no later than December 31, 2002 and vesting occurs at the time of grant. As of December 31, 1998, there were 34,375 options vested and outstanding. No additional options were granted and 28,750 were exercised during the year.

       In addition, in March 1991, the Bank granted options for a total of 40,250 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share or fair market value of the stock at the date of grant. Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The option expires in ten years from the date of the grant. During January 1998, the Bank granted an additional 1,000 options with an exercise price of $16.00 per share (fair market value of the stock). An additional 1,000 options were granted at $17.50 per share (fair market value of the stock) in July 1998. As of December 31, 1998, there were 31,175 shares outstanding with 28,575 shares vested. During 1998, 1,225 were forfeited due to terminations.

       At December 31, 1998, the Bank has two stock-based compensation plans, which are described above. The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Bank's stock-based compensation plans been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                           SEPTEMBER 30,            DECEMBER 31,
                                       --------------------    ---------------------
                                         1999        1998        1998         1997
                                       --------    --------    --------     --------
                                            (UNAUDITED)
      Net income:
          As reported .............    $ 448,747    484,564     691,291      547,693
          Pro forma ...............    $ 444,155    480,089     685,445      543,548

      Basic net income:
          As reported .............    $    0.95       1.11        1.58         1.35
          Pro forma ...............    $    0.94       1.10        1.57         1.34

      Dilutes net income:
          As reported .............    $    0.92       1.05        1.49         1.27
          Pro forma ...............    $    0.91       1.04        1.48         1.26

       The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants for the nine months ended September 30, 1998 (unaudited) and for the years ended December 31, 1998 and 1997, respectively; annual dividend yield of $0.18 expected volatility of 0 percent; risk-free interest rate of 4.30 percent, and expected lives of 10 years for the plan options.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

       A summary of the status of the Bank's stock option plan for the nine months ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997, and changes during the years ended on those dates is presented below:

                                                   SEPTEMBER 30,         DECEMBER 31,
                                                   -------------     -------------------
                   FIXED OPTIONS                       1999           1998        1997
------------------------------------------------   -------------     -------     -------
                                                    (UNAUDITED)
Outstanding at beginning of period: ............       71,950         93,525     100,525
    Granted ....................................           --          2,000       3,000
    Exercised ..................................      (34,375)       (28,750)    (10,000)
    Forfeited ..................................         (125)        (1,225)         --
                                                      -------        -------     -------

Outstanding at end of period ...................       37,450         65,550      93,525
                                                      -------        -------     -------

Options exercisable at end of period ...........       36,100         62,950      89,025
                                                      -------        =======     =======

Weighted-average fair value of
    options granted during the period
    per share ..................................      $    --           5.52        5.82
                                                      =======        =======     =======

       The following table summarizes information about fixed stock options outstanding at September 30, 1999 (unaudited) and December 31, 1998:

                                      SEPTEMBER 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------------------------------
                                                                                           WEIGHTED
                         NUMBER           WEIGHTED      WEIGHTED        NUMBER          AVERAGE EXERCISE
                     OUTSTANDING AT      REMAINING      AVERAGE      EXERCISABLE AT        PRICE AT
    RANGE OF          SEPTEMBER 30,     CONTRACTUAL     EXERCISE     SEPTEMBER 30,        SEPTEMBER 30,
 EXERCISE PRICES          1999             LIFE          PRICE           1999                1999
----------------     --------------     -----------     --------     --------------     ----------------
$10.00 - $17.50          37,450         3.29 years      $ 10.61         36,100               $10.61


                                           DECEMBER 31, 1998
--------------------------------------------------------------------------------------------------------
                                                                                            WEIGHTED
                         NUMBER           WEIGHTED       WEIGHTED        NUMBER          AVERAGE EXERCISE
                      OUTSTANDING AT     REMAINING       AVERAGE      EXERCISABLE AT        PRICE AT
     RANGE OF          DECEMBER 31,      CONTRACTUAL     EXERCISE      DECEMBER 31,        DECEMBER 31,
 EXERCISE  PRICES         1998              LIFE          PRICE           1998                1998
-----------------     --------------     -----------     --------     --------------     ----------------
$10.00 - $17.50          65,550           2.8 years       $10.35          62,950              $10.35

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued

(12)   EMPLOYEE BENEFIT PLAN

       The Bank has a qualified profit sharing plan covering all officers and employees. Under the plan, profits are distributed based on the Bank's actual return on capital compared to benchmarks established annually by the Board. The plan, available to employees and officers generally after completing one year of service, consists of a current cash award component and a deferred award component. The deferred award component vests ten percent for the first four years and the remaining sixty percent at the end of year five. The total amount accrued and funded under this plan for the nine months ended September 30, 1999
       (unaudited) and for the years ended December 31, 1998 and 1997 was $36,000, $45,299 and $36,333, respectively.

       The Bank also has a I.R.C. Section 401-K deferred compensation plan, whereby the Bank matches 50% of the employees' contributions up to 6% of compensation. Employees are fully vested after six years of service. The Bank's contributions to this plan for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998 and 1997 were $9,834, $10,595, $14,123 and $11,580, respectively.

(13)   CREDIT COMMITMENTS

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the nine months ended September 30, 1999 and 1998 (unaudited) and for the years ended December 31, 1998 and 1997 are as follows:

                                         SEPTEMBER 30,         DECEMBER 31,
                                         -------------   --------------------------
                                             1999            1998            1997
                                         -----------     -----------    -----------
                                         (UNAUDITED)
      Standby letters of credit          $   446,000         200,000        175,000
      Available lines of credit            7,012,000       4,038,203      5,341,378

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

                       FIRST NATIONAL BANK OF POLK COUNTY

                        Notes to the Financial Statements

                     December 31, 1998 and 1997 -- Continued


       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

       Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


(14)   CONCENTRATIONS OF CREDIT RISK

       Most of the Bank's business activity is with customers located within Polk County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1998, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Polk County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.

                                   APPENDIX A

        Agreement to Merge Among Community National Bank of Pasco County, Centerstate Banks of Florida, Inc. and Community Interim National Bank
                                of Pasco County

                               AGREEMENT TO MERGE

                                     AMONG

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                      AND

                COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I - THE MERGER.........................................................................................   2
         Section 1.1       Consummation of Merger; Closing Date................................................   2
         Section 1.2       Effect of Merger....................................................................   2
         Section 1.3       Further Assurances..................................................................   3
         Section 1.4       Directors and Officers..............................................................   3
         Section 1.5       Name of Surviving Bank..............................................................   3
         Section 1.6       Capitalization of Surviving Bank....................................................   3
         Section 1.7       Articles of Association and Bylaws..................................................   3
         Section 1.8       Absence of Trust Powers.............................................................   3

ARTICLE II - CONVERSION OF SHARES..............................................................................   4
         Section 2.1       Manner of  Conversion of Community National Bank Shares.............................   4
         Section 2.2       Community National Bank Stock Options and Related Matters...........................   4
         Section 2.3       Fractional Shares...................................................................   5
         Section 2.4       Effectuating Conversion.............................................................   5
         Section 2.5       Laws of Escheat.....................................................................   6
         Section 2.6       CBF Shares..........................................................................   6
         Section 2.7       CINB Shares.........................................................................   6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                           COMMUNITY NATIONAL BANK.............................................................   7
         Section 3.1       Representations and Warranties of Community National Bank...........................   7
                  (a)      Organization, Qualification, and Corporate Power....................................   7
                  (b)      Capitalization......................................................................   7
                  (c)      Community National Bank Subsidiaries................................................   8
                  (d)      Authorization of Transaction........................................................   8
                  (e)      Noncontravention....................................................................   8
                  (f)      Financial Statements................................................................   9
                  (g)      Undisclosed Liabilities.............................................................   9
                  (h)      Brokers' Fees.......................................................................   9
                  (i)      Taxes...............................................................................  10
                  (j)      Allowance for Loan or Credit Losses.................................................  10
                  (k)      Properties; Insurance...............................................................  10
                  (1)      Material Contracts..................................................................  11
                  (m)      Material Contract Defaults..........................................................  11
                  (n)      Compliance with Laws................................................................  11
                  (o)      Employee Benefit Plans..............................................................  12
                  (p)      Legal Proceedings...................................................................  14
                  (q)      Absence of Certain Changes or Events................................................  14
                  (r)      Reports.............................................................................  14
                  (s)      Statements True and Correct.........................................................  14
                  (t)      Environmental Matters...............................................................  15
                  (u)      Labor Matters.......................................................................  16

                                                                                                               Page
                                                                                                               ----

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CBF.............................................................  16
         Section 4.1       Representations and Warranties of CBF...............................................  16
                  (a)      Organization, Qualification, and Corporate Power....................................  16
                  (b)      Capitalization......................................................................  17
                  (c)      CBF Subsidiaries....................................................................  17
                  (d)      Authorization of Transaction........................................................  17
                  (e)      Noncontravention....................................................................  17
                  (f)      Statements True and Correct.........................................................  18

ARTICLE V - COVENANTS AND AGREEMENTS...........................................................................  18
         Section 5.1       Covenants...........................................................................  18
                  (a)      Current Information.................................................................  18
                  (b)      Regulatory Matters and Approvals....................................................  19
                  (c)      Tax Opinion.........................................................................  20
                  (d)      Conduct of Business Prior to the Effective Time of the Merger.......................  20
                  (e)      Forbearance.........................................................................  20
                  (f)      Issuance of Securities..............................................................  21
                  (g)      No Acquisitions.....................................................................  22
                  (h)      Other Actions.......................................................................  22
                  (i)      Government Filings..................................................................  22
                  (j)      Tax-Free Reorganization Treatment...................................................  22
                  (k)      Full Access.........................................................................  22
                  (1)      Notice of Material Adverse Developments.............................................  22
                  (m)      Exclusivity.........................................................................  23
                  (n)      Filings with the Offices............................................................  23
                  (o)      Press Releases......................................................................  23
                  (p)      Agreements of Affiliates............................................................  23
                  (q)      Miscellaneous Agreements and Consents...............................................  24
                  (r)      Indemnification.....................................................................  24
                  (s)      Fairness Opinions...................................................................  24
                  (t)      Employee Benefit Plans..............................................................  25

ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF
                           COMMUNITY NATIONAL BANK AND CBF.....................................................  25
         Section 6.1       Conditions to Obligation to Close...................................................  25
                  (a)      Conditions to Obligation of CBF.....................................................  25
                  (b)      Conditions to Obligation of Community National Bank.................................  26

ARTICLE VII - TERMINATION......................................................................................  27
         Section 7.1       Termination.........................................................................  27
                  (a)      Termination of Agreement............................................................  27
                  (b)      Effect of Termination...............................................................  28

                                                                                                               Page
                                                                                                               ----

ARTICLE VIII - MISCELLANEOUS...................................................................................  28
         Section 8.1       Miscellaneous.......................................................................  28
                  (a)      Survival............................................................................  28
                  (b)      No Third Party Beneficiaries........................................................  28
                  (c)      Entire Agreement....................................................................  29
                  (d)      Successors and Assigns..............................................................  29
                  (e)      Counterparts........................................................................  29
                  (f)      Headings............................................................................  29
                  (g)      Notices.............................................................................  29
                  (h)      Governing Law.......................................................................  30
                  (i)      Amendments and Waivers..............................................................  30
                  (j)      Severability........................................................................  30
                  (k)      Expenses............................................................................  30
                  (l)      Construction........................................................................  31
                  (m)      Incorporation of Exhibits and Schedules.............................................  31
                  (n)      Jurisdiction and Venue..............................................................  31
                  (o)      Remedies Cumulative.................................................................  31

                               AGREEMENT TO MERGE

                                     AMONG

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY,

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                      AND

                COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY



         This Agreement to Merge (the "Agreement") is dated as of the 10th day of December, 1999 by and among COMMUNITY NATIONAL BANK OF PASCO COUNTY, a national banking association ("Community National Bank") and CENTERSTATE BANKS OF FLORIDA, INC., a Florida corporation ("CBF"); to be joined in by COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY, an interim national banking association to be organized as a wholly-owned subsidiary of CBF under the laws of the United States and to become a party to this Agreement upon its organization ("CINB"). Community National Bank, CBF and CINB are individually referred to in this Agreement as a "Party" and collectively as the "Parties."


                                   BACKGROUND


         The respective Boards of Directors of Community National Bank and CBF deem it in the best interests of Community National Bank and CBF, respectively, and of their respective shareholders, that Community National Bank and CINB merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") (the "Merger"), and the Boards of Directors of the Parties have approved this Agreement and the Merger, which provides for CBF to issue shares of its common stock to the shareholders of Community National Bank, as herein provided.

         This Agreement is between (A) Community National Bank, being located at 6930 Gall Boulevard, City of Zephyrhills, County of Pasco, in the State of Florida, with a capital of $7,834,175, consisting of (i) 2,434,175 shares of common stock divided into 486,835 shares of common stock, each of $5.00 par value, (ii) surplus of $2,557,000, and (iii) undivided profits of $2,843,000 as of September 30, 1999, acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)); (B) CBF, which has been organized for purposes of serving as a bank holding company for Community National Bank and other banks; and (C) CINB, to be located at 6930 Gall Boulevard, Zephyrhills, FL 33541-2513, with a capital of $100,000, divided into 1,000 shares of common stock, each of $100 par value, surplus of $20,000, and no undivided profits, acting pursuant to a resolution to be adopted by its Board of Directors, and by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, Community National Bank shall be merged with and into CINB (which has heretofore and shall hereinafter be referred to as the "Merger"), under the charter of Community National Bank, pursuant to 12 U.S.C. ss.215a of the National Bank Act, and CINB shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the Surviving Bank shall be Community National Bank of Pasco County, and the business of the Surviving Bank shall be that of a national banking association. The Merger shall become effective on the date and at the time set forth in the Certificate of Merger relating to the Merger issued by the Office of the Comptroller of the Currency (the "OCC") (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by Community National Bank and CBF, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of
(i) the effective date (including the expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated pursuant to this Agreement, (ii) the date on which the shareholders of Community National Bank approve the transactions contemplated by this Agreement, and (iii) the date of the satisfaction or waiver of all other conditions precedent to the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval, authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the OCC, the Florida Department of Banking and Finance (the "Florida Department"), the Office of Thrift Supervision ("OTS"), the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                 (b) The closing of the Merger (the "Closing") shall take place at such location as the Parties hereto shall determine at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the Parties may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the Parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                 (c) After the Effective Time of the Merger, the business of the Surviving Bank shall be conducted at its main office which shall be located at 6930 Gall Boulevard, Zephyrhills, FL 33541-2513, and at its legally established branches.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, Community National Bank shall be merged with and into CINB, under the charter of Community National Bank, and the separate existence of Community National Bank shall cease. The Surviving Bank shall be that of a national banking association. Except as otherwise provided in this Agreement, the Surviving Bank shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a banking association organized under the laws of the United States and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall


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

be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided in this Agreement, the Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Bank, the officers and directors of Community National Bank last in office shall execute and deliver or cause to be executed and delivered in the name of Community National Bank such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Bank title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Community National Bank.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, James H. Bingham, G. Robert Blanchard, Sr., Terry W. Donley, W. Bryan Judge, Jr., Samuel L. Lupfer, IV, J. Thomas Rocker and James H. White shall serve as the CBF Board of Directors (or, if any one or more of such Directors is unwilling or unable to serve as a Director of CBF, such substitute Director as the then remaining directors of CBF shall determine). From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, the directors and executive officers of the Surviving Bank shall consist of those individuals who were serving as directors and executive officers, respectively, of Community National Bank as of the Effective Time of the Merger. The names and addresses of the Directors and executive officers of the Surviving Bank are attached hereto as Schedule 1.4. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified: James H. White shall serve as Chairman of the Board, President and Chief Executive Officer, G. Robert Blanchard, Sr. shall serve as Vice Chairman of the Board, and George H. Carefoot shall serve as Secretary.

         Section 1.5 Name of Surviving Bank. The name of the Surviving Bank shall be Community National Bank of Pasco County.

         Section 1.6 Capitalization of Surviving Bank. As of the Effective Time of the Merger, the Surviving Bank shall have 509,900 shares of common stock, par value $5.00 per share, authorized of which 486,835 shares shall be issued and outstanding (plus shares of Community National Bank common stock issued after September 30, 1999), all of which shall be owned by CBF. The Surviving Bank shall have no other classes of capital stock authorized or outstanding. As of the Effective Time of the Merger, the capital, surplus and retained earnings of the Surviving Bank shall be as set forth on Schedule 1.6. Preferred stock shall not be issued by the Surviving Bank.

         Section 1.7 Articles of Association and Bylaws. The Articles of Association and Bylaws under which the Surviving Bank will operate are attached hereto as Schedule 1.7.

         Section 1.8 Absence of Trust Powers. The Surviving Bank shall not have trust powers.


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

                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Manner of Conversion of Community National Bank Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of Community National Bank, par value $5.00 per share (the "Community National Bank Shares"):

                 (a) All Community National Bank Shares which are held by Community National Bank as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                 (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting Community National Bank Shares (as hereinafter defined), each Community National Bank Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.02 shares of common stock of CBF, par value $.01 per share (the "CBF Shares"). The applicable amount of CBF Shares issuable in the Merger for each Community National Bank Share pursuant to this Section, as may be adjusted as provided herein, shall be hereinafter referred to as the "Conversion Ratio." The Conversion Ratio, including the number of CBF Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in CBF Shares, reclassification or similar distribution whereby CBF issues CBF Shares or any securities convertible into or exchangeable for CBF Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Time of the Merger.

                 (c) Each outstanding Community National Bank Share, the holder of which has perfected dissenters' rights in accordance with the provisions of the National Bank Act (the "Dissent Provisions") and has not effectively withdrawn or lost such holder's right to such appraisal (the "Dissenting Community National Bank Shares"), shall not be converted into or represent a right to receive the CBF Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Community National Bank shall give CBF prompt notice upon receipt by Community National Bank of any written objection to the Merger and any written demands for payment of the fair or appraised value of Community National Bank Shares, and of withdrawals of such demands, and any other instruments provided to Community National Bank pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of any Community National Bank Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Bank (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Community National Bank Shares shall be canceled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Community National Bank Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 Community National Bank Stock Options and Related Matters. As of the Effective Time of the Merger, all rights with respect to the Community National Bank Shares issuable pursuant to the exercise of stock purchase options ("Community National Bank Options") granted by Community National Bank, and which are outstanding at the Effective Time of Merger shall be converted into options for CBF Shares (the "Merger Options") in compliance with any


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

restrictions contained in the plan or agreement, if any, under which such Community National Bank Options were issued. Each holder of a Community National Bank Option shall have the right to acquire as of the Effective Time of the Merger a number of CBF Shares equal to the product (rounded up to the next whole share) of (i) the number of Community National Bank Shares covered by such Community National Bank Option immediately prior to the Effective Time of the Merger and (ii) the Conversion Ratio; and the exercise price per share of the CBF Shares at which such Community National Bank Option is exercisable shall be an amount (rounded up to the next whole cent) computed by dividing (i) the exercise price per share of the Community National Bank Shares at which such Community National Bank Option is exercisable immediately prior to the Effective Time of the Merger by (ii) the Conversion Ratio.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Community National Bank Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a CBF Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such CBF Share, multiplied by the book value per Community National Bank Share as of the end of the calendar month immediately preceding or occurring on the Effective Time of the Merger. No such holder shall be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion. (a) CBF, or such other institution as CBF may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. After the Effective Time of the Merger, CBF shall cause the Exchange Agent to deliver the consideration to be paid by CBF for the Community National Bank Shares, along with the appropriate cash payment in lieu of fractional interests in CBF Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Community National Bank Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Community National Bank Shares for the consideration provided for in this Agreement. The Letter of Transmittal shall contain instructions with respect to the surrender of certificates representing Community National Bank Shares and the receipt of the consideration contemplated by this Agreement and shall require each holder of Community National Bank Shares to transfer good and marketable title to such Community National Bank Shares to CBF, free and clear of all liens, claims and encumbrances.

                 (b) At the Effective Time of the Merger, the stock transfer books of Community National Bank shall be closed as to holders of Community National Bank Shares immediately prior to the Effective Time of the Merger and no transfer of Community National Bank Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Community National Bank Shares shall, without any action on the part of any holder thereof, no longer represent Community National Bank Shares. If, after the Effective Time of the Merger, certificates are properly presented to CBF, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Community National Bank Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of Community National Bank Shares is unable to deliver the certificate which represents such holder's Community National Bank Shares, CBF, in the absence of actual notice that any Community National Bank Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                      (i) An affidavit or other evidence to the reasonable satisfaction of CBF that any such certificate has been lost, wrongfully taken or destroyed;

                      (ii) Such security or indemnity as may be reasonably requested by CBF to indemnify and hold CBF harmless; and

                      (iii) Evidence to the satisfaction of CBF that such holder is the owner of the Community National Bank Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares are to be made to a person other than the person in whose name any certificate representing Community National Bank Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of CBF that such tax has been paid or is not applicable.

                 (e) No holder of Community National Bank Shares shall be entitled to receive any dividends or distributions declared or made with respect to the CBF Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional CBF Shares nor any dividend or other distribution with respect to CBF Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Community National Bank Shares as provided for by this Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing CBF Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional CBF Shares and the amount of any dividends or other distributions with respect to CBF Shares to which such holder is entitled as a holder of CBF Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Community National Bank Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, CBF shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Community National Bank, CBF, CINB, the Surviving Bank, nor any other person acting on their behalf shall be liable to a holder of Community National Bank Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.6 CBF Shares. The one CBF Share issued and outstanding at the Effective Time of the Merger shall be cancelled and thus shall not be outstanding after the Merger.

         Section 2.7 CINB Shares. The shares of CINB common stock, par value $100 per share, issued and outstanding at the Effective Time of the Merger shall be converted as a result of, and upon the Effective Time of the Merger, into 486,835 shares of common stock, each of $5.00 par value (plus shares of Community National Bank Shares issued by Community National Bank after September 30, 1999).


                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF COMMUNITY NATIONAL BANK

         Section 3.1 Representations and Warranties of Community National Bank. Community National Bank represents and warrants to CBF that the statements contained in this Article III are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by Community National Bank and delivered to CBF prior to the date of this Agreement (the "Community National Bank Disclosure Schedule"). The Community National Bank Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

                 (a) Organization, Qualification, and Corporate Power. Community National Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. Community National Bank is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act, as amended (the "FDIA"). Community National Bank is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its (i) business, financial condition or results of operations, or (ii) ability to consummate the transactions contemplated by this Agreement (together, its "Condition"); it being understood and agreed that, for purposes of this Agreement, a material adverse effect on the Condition of a Party shall not include a decline in results of operations resulting from any change in law, rule, regulation or GAAP which impacts banks or bank holding companies generally in a substantially similar manner. Community National Bank has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Association and the Bylaws of Community National Bank are attached hereto as Schedule 3(a). Community National Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of Community National Bank.

                 (b) Capitalization. The authorized capital stock of Community National Bank consists of 509,900 Community National Bank Shares, of which 486,835 Community National Bank Shares are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of Community National Bank authorized. Community National Bank holds no Community National Bank Shares as treasury stock. All of the issued and outstanding Community National Bank Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding Community National Bank Shares has been issued in violation of any preemptive rights of the current or past stockholders of Community National Bank. Except with respect to the 5,750 Community National Bank Shares issuable pursuant to the Community National Bank Options, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Community National Bank is a party or which are binding upon Community National Bank or, to the Knowledge of Community National Bank, any other party providing for the issuance, voting, transfer, disposition, or acquisition of any of the capital stock of Community National Bank. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Community National Bank. For purposes of this Agreement, the term "Knowledge" means actual knowledge after reasonable investigation of the Chairman, President, Chief Financial Officer, Chief Accounting Officer or any Executive or Senior Vice President of such Party.

                 (c) Community National Bank Subsidiaries. Community National Bank has no Subsidiary or Subsidiaries. For purposes of this Agreement, the term "Subsidiary" means all those corporations, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure, any such entity which owns or operates an automatic teller machine interchange network, any such entity the equity securities of which are owned or controlled in a fiduciary capacity or any such entity which is a general industry association or group.

                 (d) Authorization of Transaction. Community National Bank has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Community National Bank cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities and the approval of the shareholders of Community National Bank has been obtained. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by Community National Bank and this Agreement constitutes a valid and binding agreement of Community National Bank, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by Community National Bank of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of Community National Bank, and (iii) the Board of Directors of Community National Bank has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation ("PBGC") with respect to any employee benefit plans, Community National Bank does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of Community National Bank.

                 (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in
Section 3(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Community National Bank is subject or any provision of the Articles of Association or Bylaws of Community National Bank or (ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which Community National Bank is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Condition of Community National Bank. For purposes of this Agreement, the term "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanics, materialmen, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under workers compensation, unemployment insurance, social security, retirement, and similar legislation,
(d) liens on goods in transit incurred pursuant to documentary letters of credit, (e) purchase money liens and liens securing rental payments under capital lease arrangements, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money. For purposes of this Agreement, the term "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 (f) Financial Statements. Community National Bank has delivered to CBF prior to the execution of this Agreement copies of the following financial statements of Community National Bank (collectively referred to herein as the "Community National Bank Financial Statements"): (i) audited balance sheets of Community National Bank at December 31, 1998 and 1997, and the related statements of (A) income, (B) shareholders' equity and
(C) cash flows for the years then ended and the notes thereto as reported upon by its independent certified public accountants, and (ii) unaudited balance sheet of Community National Bank at September 30, 1999, and the related unaudited statements of (A) income and (B) shareholders' equity for the period then ended.

                      The Community National Bank Financial Statements (as of the dates thereof and for the periods covered thereby): (i) have been prepared from the books and records of Community National Bank, which in all material respects account for those transactions which in accordance with good business practices and applicable banking and other legal requirements are required to be accounted for, and (ii) present fairly in all material respects the financial position and the results of operations and cash flows of Community National Bank as of the dates and for the periods indicated, in accordance with GAAP, applied on a basis consistent with prior periods except as disclosed in the notes thereto or, in the case of unaudited quarterly statements, subject to normal recurring year-end adjustments that are not material and the absence of certain footnote and cash flow information.

                 (g) Undisclosed Liabilities. Community National Bank has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities for future disbursements on letters of credit, lines of credit and similar instruments or unfunded loan commitments, (ii) liabilities accrued or reserved against in the balance sheet dated as of September 30, 1999 included in the Community National Bank Financial Statements or reflected in the notes thereto, and (iii) liabilities which have arisen after September 30, 1999 in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the Condition of Community National Bank). Since September 30, 1999, Community National Bank has not incurred or paid any obligation or liability which would be material to the Condition of Community National Bank, except in the Ordinary Course of Business.

                 (h) Brokers' Fees. Neither Community National Bank nor any of its officers, directors or employees, has any liability or obligation to pay any fees or commissions to, or has


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

employed, any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (i)      Taxes.

                           (i)      All federal, state, local and foreign tax
returns required to be filed by or on behalf of Community National Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before September 30, 1999, and all such returns filed are true, complete and accurate in all material respects. Community National Bank has timely paid or caused to be paid all taxes shown to be due on such tax returns. There is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes currently pending involving Community National Bank. All material tax, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid, accrued or provided for.

                           (ii)     Community National Bank has not executed an
extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

                           (iii)    Adequate provision for any federal, state,
local or foreign taxes due or to become due for Community National Bank for any period or periods through and including September 30, 1999, has been made and is reflected on the September 30, 1999 financial statements included in the Community National Bank Financial Statements.

                           (iv)     Deferred taxes of Community National Bank
have been provided for in the Community National Bank Financial Statements in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments.

                           (v)      All taxes which Community National Bank is
required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by Community National Bank, except where the failure of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of Community National Bank.

                   (j) Allowance for Loan or Credit Losses. The allowance for loan or credit losses ("Allowance") shown on the balance sheet of Community National Bank as of September 30, 1999 included in the Community National Bank Financial Statements was, and the Allowance shown on the balance sheets of Community National Bank as of dates subsequent to the execution of this Agreement will to the Knowledge of Community National Bank be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivable) of Community National Bank and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Community National Bank, except where the failure of the Allowance to be so adequate would not have a material adverse effect on the Condition of Community National Bank.

                   (k) Properties; Insurance. Community National Bank has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the properties and assets, tangible or intangible, reflected in the Community National Bank Financial Statements, except for liens disclosed in such Financial Statements, those arising in the Ordinary Course of Business after September 30, 1999 or liens which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of Community National Bank. All buildings, and all fixtures, equipment and other property and


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

assets which are material to its business and which are held under leases or subleases by Community National Bank are held under valid instruments enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). The real property owned and used as facilities by Community National Bank has never been used for the handling, treatment, storage or disposal of any hazardous or toxic substance as defined under any applicable state or federal law. All policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Community National Bank, and the fidelity bonds in effect as to which Community National Bank is a named insured, are described in
Schedule 3(k) hereto. Substantially all of Community National Bank's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

                  (1) Material Contracts. Neither Community National Bank nor any of its assets, businesses or operations as of the date of this Agreement is a party to, or is bound or affected by, or receives benefits under, any of the following (whether written or oral and excluding agreements for the extension of credit by Community National Bank made in the Ordinary Course of Business):
(i) any employment agreement or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, or employee, including in any such person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder), (ii) any other agreement with any officer, director, employee, or affiliate, (iii) any agreement with any labor union, (iv) any agreement which limits the ability of Community National Bank to compete in any line of business or which involves any restriction of the geographical area in which Community National Bank may carry on its business (other than as may be required by law or applicable regulatory authorities), or (v) any agreement, contract, arrangement or commitment with annual payments aggregating $20,000 or more.

                  (m) Material Contract Defaults. Community National Bank is not in default, and has not received any written notice or has any Knowledge that any other party is in default, in any material respect under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, or instrument of indebtedness (except, as to the foregoing, extensions of credit by Community National Bank in the Ordinary Course of Business), and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                  (n)   Compliance with Laws.

                        (i) Community National Bank is in compliance in all respects with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, with any Regulatory Agreements (as hereinafter defined) applicable to Community National Bank, and with its internal policies and procedures, except where the breach or violation of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of Community National Bank.

                        (ii) Community National Bank has not received any written notification or communication from any Regulatory Authorities (A) asserting that Community National Bank is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces which as a result of such noncompliance would have a material adverse effect on the Condition of Community National Bank, (B) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of Community

National Bank, (C) requiring or threatening to require Community National Bank, or indicating that Community National Bank may be required, to enter into or be subject to a cease and desist order, agreement, memorandum of understanding or any other agreement or undertaking (or to cause its Board of Directors to adopt any resolutions) restricting or limiting or purporting to restrict or limit in any manner the operations of Community National Bank, including, without limitation, any restriction on the payment of dividends, or (D) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of Community National Bank, including, without limitation, any restriction on the payment of dividends (any such notice, communication, order, agreement, memorandum, resolutions or undertaking described in this sentence herein referred to as a "Regulatory Agreement"). Community National Bank has not consented to, entered into, agreed to enter into, or been made subject to, any Regulatory Agreement. Community National Bank has no Knowledge that any Regulatory Authority is considering imposing on Community National Bank any Regulatory Agreement.

                  (o)      Employee Benefit Plans.

                           (i)      The Community National Bank Disclosure
Schedule lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, any golden parachute or other executive compensation plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Benefit Plan" or, collectively, "Benefit Plans"), currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by Community National Bank or any ERISA Affiliate (as herein defined) for the benefit of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which any of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Community National Bank Benefit Plans"). No Community National Bank Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) and Section 4001(a)(3) of ERISA. For purposes of this Section 4(o), the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Community National Bank is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                           (ii)     True, correct and complete copies of all
written Community National Bank Benefit Plans and descriptions of all unwritten Community National Bank Benefit Plans listed in the Community National Bank Disclosure Schedule and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the IRS or the United States Department of Labor after December 31, 1974, annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any material modifications thereto, have previously been delivered to CBF or will be attached to the Community National Bank Disclosure Schedule.

                           (iii)    All the Community National Bank Benefit
Plans and the related trusts are in material compliance with, and have been administered in material compliance with, the provisions of ERISA, the provisions of the Internal Revenue Code and all other applicable laws, rules and regulations and collective bargaining agreements. Any required governmental approvals for the Community National Bank Benefit Plans have been obtained, including, but not limited to, favorable determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable, under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. To the Knowledge of Community National Bank, neither Community National Bank nor any administrator or fiduciary of any Community National Bank Benefit Plan or agent or delegate of any of the foregoing has engaged in any transaction or acted or failed to act in any manner which could subject Community National Bank, CBF or any affiliate thereof to any direct or indirect liability for a breach of any fiduciary, co-fiduciary or other duty under ERISA. To the Knowledge of Community National Bank, no oral or written representation or communication with respect to any aspect of the Community National Bank Benefit Plans has been made to employees of Community National Bank prior to the Effective Time of the Merger which is not in accordance with the written or otherwise pre-existing terms and provisions of such Community National Bank Benefit Plans in effect at the time of such communication. There are no unresolved claims or disputes under the terms of, or in connection with, the Community National Bank Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim under the terms of, or in connection with, the Community National Bank Benefit Plans.

                           (iv)     To the Knowledge of Community National
Bank, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue
Code) of any Community National Bank Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA). There has been no (A) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or
Section 4063(a) of ERISA, or (B) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which: (1) Community National Bank maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Community National Bank; or (2) which has been maintained or contributed to or was required to be maintained or contributed to by any member of a controlled group of trades or business as defined in ERISA Section 4001(a)(14) which has, since January 1, 1975, included Community National Bank.

                           (v)      For any given ERISA Plan relating to
Community National Bank, all assets of such plan are carried at their fair market value, to the extent required by the plan document and applicable law, and the fair market value of such plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such plan. No Community National Bank Benefit Plan is subject to the rules of the PBGC.

                           (vi)     As of the Effective Time, Community
National Bank will not have any material current or future liability under any Community National Bank Benefit Plan that was not reflected in the Community National Bank Financial Statements.

                           (vii)    No Community National Bank Benefit Plan
provides for welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement other than as may be required by Section 601 et seq. of ERISA.

                           (viii)   Each Community National Bank Benefit Plan
may be terminated by the Surviving Bank in its sole discretion on or after the Closing Date without liability of any kind or description arising from either such termination or any action attributable to the Surviving Bank.

                           (ix)     The execution of, or performance of the
transactions contemplated by, this Agreement will not create, accelerate or increase any obligations under the Community National Bank Benefit Plans, and will not require or cause to be payable any payment which is or would be an "excess parachute payment" under Section 28OG of the Internal Revenue Code.

                  (p) Legal Proceedings. There are no actions, suits or proceedings instituted or pending or, to the Knowledge of Community National Bank, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Community National Bank, or against any property, asset, interest or right of Community National Bank, that have a reasonable probability either individually or in the aggregate of having a material adverse effect on the Condition of Community National Bank.

                  (q) Absence of Certain Changes or Events. Since September 30, 1999, the businesses of Community National Bank has been operated only in the ordinary course consistent with past practices and since such date there has not been, occurred or arisen: (i) any damage, destruction, loss or casualty whether or not covered by insurance which has had or is reasonably likely to have a material adverse effect on the Condition of Community National Bank;
(ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Community National Bank Shares or any redemption or other acquisition of the Community National Bank Shares by Community National Bank or any split, combination or reclassification of Community National Bank Shares declared or made; (iii) any extraordinary losses required by GAAP to be disclosed as such that have been suffered and not adequately reserved against, whether or not in the Ordinary Course of Business;
(iv) any material assets mortgaged, pledged or subjected to any lien, charge or other encumbrance; (v) any agreement to do any of the foregoing; or (vi) any other event, development or condition of any character including any change in results of operations, financial condition, method of accounting or accounting practices, nature of business, or manner of conducting the business of Community National Bank that has had, or is reasonably likely to have, a material adverse effect on the Condition of Community National Bank.

                  (r) Reports. Since September 30, 1999, Community National Bank has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority. Each such report and statement, including the financial statements, exhibits and schedules thereto, at the time of filing thereof complied in all material respects with the laws and rules and regulations applicable to it and did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (s) Statements True and Correct. No representation or warranty made by Community National Bank in this Agreement, no written statement or certificate included in an Exhibit or Schedule by Community National Bank in connection with this Agreement, and no written statement or certificate to be furnished by Community National Bank to CBF pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Community National Bank for inclusion in the definitive proxy materials to be mailed to Community National Bank shareholders in connection with the Special Community National Bank Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to Community National Bank, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that Community National Bank is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                  (t)      Environmental Matters.

                           (i)      To the Knowledge of Community National
Bank, the Participation Facilities, and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, either individually or in the aggregate, do not or would not result in a material adverse effect on the Condition of Community National Bank.

                           (ii)     To the Knowledge of Community National
Bank, there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which Community National Bank or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil whether or not occurring at or on a site owned, leased or operated by Community National Bank or any Participation Facility except as would not, either individually or in the aggregate, result in a material adverse effect on the Condition of Community National Bank.

                           (iii)    To the Knowledge of Community National
Bank, there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except where such noncompliance or release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of Community National Bank.

                           (iv)     To the Knowledge of Community National
Bank, there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (ii) or (iii) of this Section 3(t) except as would not, individually or in the aggregate, have a material adverse effect on the Condition of Community National Bank.

                           (v)      During the period of (A) Community National
Bank's ownership or operation of any of its current properties, (B) Community National Bank's participation in the management of any Participation Facilities, or (C) Community National Bank's holding of a Security Interest in a Loan Property, to the Knowledge of Community National Bank, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of Community National Bank. Prior to the period of (A) Community National Bank's ownership or operation of any of its current properties, (B) Community National Bank's participation in the management of any Participation Facility, or (C) Community National Bank holding of a Security Interest in a Loan Property, to the Knowledge of Community National Bank, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the condition of Community National Bank.

                           (vi)     The following definitions apply for
purposes of this Section 3(t): (A) "Loan Property" means any real property in which Community National Bank holds a Security

Interest and, where required by the context, said term means the owner or operator of such property; (B) "Participation Facility" means any facility in which Community National Bank participates in the management and where required by the context, said term means the owner or operator of such property; and (C) "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq. or any similar state law.

                  (u) Labor Matters. Community National Bank is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any material proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, any of which would have, individually or in the aggregate, a material adverse effect on the Condition of Community National Bank.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBF

         Section 4.1 Representations and Warranties of CBF. CBF represents and warrants to Community National Bank that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by CBF and delivered to Community National Bank prior to the date of this Agreement (the "CBF Disclosure Schedule"). The CBF Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

                 (a) Organization, Qualification, and Corporate Power. CBF is a corporation duly organized, validly existing, and in good standing under the laws of Florida. CBF is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its Condition. CBF has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and the Bylaws of CBF are attached hereto as Schedule 4(a). CBF has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                      As of the Effective Time of the Merger, CINB (i) will be an interim national banking association duly organized, validly existing and in good standing under the laws of the United States (ii) will have the corporate power and authority to own or lease all of its properties and assets and to carry on its business as proposed to be conducted pursuant to this Agreement, and (iii) will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by CINB, or the character or location or the properties and assets owned or leased by CINB, make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of CBF on a consolidated basis. CINB, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                 (b) Capitalization. The authorized capital stock of CBF consists of (i) 20,000,000 CBF Shares, of which one CBF Share is issued and outstanding on the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of CBF authorized. CBF holds no CBF Shares as treasury stock. All of the issued and outstanding CBF Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding CBF Shares has been issued in violation of any preemptive rights of the current or past stockholders of CBF. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which CBF is a party or which are binding upon CBF or, to the Knowledge of CBF, any other party providing for the issuance, voting, transfer, disposition, or acquisition of any of the capital stock of CBF. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CBF.

                 (c) CBF Subsidiaries. Except for CINB (and other interim banking associations organized to facilitate consummation of the merger referred to in Sections 6(a)(xiii) and 6(b)(xi)), which at the Effective Time of the Merger will be organized as a wholly-owned subsidiary of CBF, CBF has no Subsidiary or Subsidiaries.

                 (d) Authorization of Transaction. CBF has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CBF cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by CBF and this Agreement constitutes a valid and binding agreement of CBF, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by CBF of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of CBF, and (iii) the Board of Directors of CBF has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the IRS or the PBGC with respect to any employee benefit plans, CBF does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                 (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in
Section 4(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which CBF is subject or any provision of the Articles of Incorporation or Bylaws of CBF or (ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which CBF is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                 (f) Statements True and Correct. No representation or warranty made by CBF in this Agreement, no written statement or certificate included in an Exhibit or Schedule by CBF in connection with this Agreement, and no written statement or certificate to be furnished by CBF to Community National Bank pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CBF for inclusion in the definitive proxy materials to be mailed to Community National Bank shareholders in connection with the Special Community National Bank Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to CBF, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that CBF is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Covenants. Except as otherwise set forth in the Disclosure Schedules, the Parties agree as follows with respect to the period from and after the execution of this Agreement until the earlier of the consummation of the transactions contemplated by this Agreement or the termination of this Agreement:

                 (a) Current Information. During the period from the date of this Agreement to the Effective Time of the Merger, each Party shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Within twenty (20) days after the end of each calendar month beginning after the date of this Agreement, each of Community National Bank and CBF shall deliver to the other copies of their respective unaudited balance sheets and statements of income, and any other financial or statistical information submitted by management to the Board of Directors of Community National Bank or CBF (other than information provided to a Board of Directors specifically in connection with its consideration of the Merger, this Agreement, and the transactions contemplated hereby) for or in the preceding fiscal month. All such financial statements shall be prepared in accordance with the books and records of such Party, shall be complete and accurate in all material respects, shall present fairly the financial position and the results of operations of that Party as of and for the periods indicated, and shall be prepared in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of certain footnote information in the unaudited statements.

                  (b)      Regulatory Matters and Approvals.

                           (i)      Bank Regulatory Matters.  CBF and Community
National Bank shall cause to be promptly prepared and filed with the FRB, the FDIC, and the OCC, applications for their approval of the Merger and with any other Regulatory Authority having jurisdiction any other applications for approvals or Consents which may be necessary for the consummation of the Merger. The Parties shall provide copies of all such applications and notices to the others for review prior to submission or filing with the appropriate Regulatory Authorities. Each Party agrees to promptly review and provide any comments on such applications and notices to the others. Each Party shall use its best efforts to take or cause to be taken all actions necessary for such applications and notices to be approved and shall provide the others with copies of all correspondence and notices to or from such agencies concerning such applications and notices. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

                           (ii)     Definitive Proxy Materials.  Community
National Bank shall prepare a proxy statement which shall consist of the Community National Bank definitive proxy materials relating to the Special Community National Bank Meeting (the "Proxy Statement"). The Proxy Statement shall contain the affirmative recommendation of the Board of Directors of Community National Bank in favor of the adoption of this Agreement and the approval of the Merger. CBF shall provide to Community National Bank such information and assistance in connection with the preparation of the Proxy Statement as Community National Bank may reasonably request. Community National Bank shall not be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, or in conformity with, information furnished to Community National Bank by CBF for use therein. In connection with the Special Community National Bank Meeting, the Parties shall file the proxy statement with such Regulatory Agencies as may be required by law in order for such materials to be furnished to Community National Bank shareholders in connection with such meeting.

                           (iii)    Shareholder Approvals. Community National
Bank shall call a special meeting of its shareholders (the "Special Community National Bank Meeting") and mail to them the Proxy Statement (as soon as reasonably practicable following a determination by Community National Bank and CBF that such special meeting should be called) in order that Community National Bank shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with applicable law. CBF, as sole shareholder of CINB, agrees to vote in favor of adoption of this Agreement and approval of the Merger.

                           (iv)     Securities Act Matters.  CBF will prepare
and file with the SEC a Registration Statement under the Securities Act in connection with the CBF Shares to be issued to Community National Bank shareholders in the Merger. Community National Bank and CBF shall each promptly furnish all information concerning it and the holders of its outstanding shares as the other may reasonably request from time to time in connection with the preparation of the Registration Statement. The Parties shall use their reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable after the filing thereof and to take any action required to be taken under applicable state, Blue Sky or securities laws in connection with the issuance of the CBF Shares upon consummation of the Merger.

                           (v)      Other Governmental Matters.  Subject to the
last sentence of Section 5(b)(i), each of the Parties shall take any additional action that may be necessary, proper, or advisable in connection with any other notice to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make or obtain in connection with the transactions contemplated by this Agreement.

                 (c) Tax Opinion. On or before the date the Proxy Statement is mailed to Community National Bank shareholders, Community National Bank and CBF shall each use all reasonable efforts to obtain a written opinion from an accounting or law firm selected by Community National Bank and CBF, to the effect that the exchange of Community National Bank Shares, to the extent exchanged for CBF Shares as contemplated herein, shall not give rise to gain or loss to the holders of such Community National Bank Shares, or gain or loss to CBF with respect to such exchange (except to the extent of any cash paid in lieu of fractional shares), and accordingly, the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Tax Opinion"). The Tax Opinion shall be reasonably satisfactory to each of Community National Bank and CBF in form and substance.

                 (d) Conduct of Business Prior to the Effective Time of the Merger. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the Community National Bank or CBF Disclosure Schedules, or with the prior written consent of the other Parties, or as expressly contemplated or permitted by this Agreement, each of Community National Bank and CBF shall (i) conduct its business in, and only in, the usual, regular and ordinary course consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would materially adversely affect or delay the ability of any Party to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (e) Forbearance. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the Community National Bank or CBF Disclosure Schedules, or except as expressly contemplated or permitted by this Agreement, no Party shall, or permit its Subsidiaries to, without the prior written consent of the other Parties:

                           (i)      Other than in the Ordinary Course of
Business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness; it being understood and agreed that incurrence of indebtedness in the Ordinary Course of Business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the Ordinary Course of Business;

                           (ii)     Adjust, split, combine or reclassify any
capital stock; make, declare or pay any dividend (except in accordance with past practice) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or, grant any stock options or stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

                           (iii)    Sell, transfer, mortgage, encumber or
otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, except (A) in the Ordinary Course of Business, or (B) as set forth in a Disclosure Schedule pursuant to contracts or agreements in force at the date of this Agreement;

                           (iv)     Except for transactions in the Ordinary
Course of Business, make any material investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of property or assets, any other individual, corporation or other entity;

                           (v)      Except for transactions in the Ordinary
Course of Business, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                           (vi)     Increase in any material manner the
compensation or fringe benefits of any of its employees or pay any bonus or pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than in the Ordinary Course of Business (except that Community National Bank may amend the stock option plans pursuant to which the Community National Bank Options were issued to provide that the Community National Bank Options shall not terminate as a result of the Merger); with the understanding that entering into any new employment contracts, or renewing or amending any existing employment contracts, shall be deemed outside the Ordinary Course of Business;

                           (vii)    Amend its Articles of Incorporation,
Articles of Association, or its bylaws;

                           (viii)   Enter into any new line of business;

                           (ix)     Change its lending, investment, asset/
liability management or other material banking policies in any respect which is material, including without limitation, policies and procedures relating to calculating and funding the Allowance;

                           (x)      Incur or commit to any capital expenditure
or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the Ordinary Course of Business;

                           (xi)     Change its methods of accounting in effect
at December 31, 1998, except as required by generally accepted accounting principles, or its fiscal year; or

                           (xii) Agree to, or make any commitment to, take any
of the actions prohibited by this Section 5(e).

                 (f) Issuance of Securities. Except as set forth in a Disclosure Schedule or as contemplated by this Agreement, no Party shall or shall permit any of its Subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into or exercisable for or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Community National Bank Shares, pursuant to outstanding Community National Bank Options, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms;
(ii) the issuance of CBF Shares pursuant to outstanding CBF Options or CBF Warrants, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms; (iii) issuances by a

Subsidiary of its capital stock to its parent; and (iv) the issuance by a Party of any shares of its capital stock in a transaction approved by the Parties pursuant to Section 5(g).

                 (g) No Acquisitions. Other than acquisitions which may be mutually agreed upon in writing by the Parties, no Party shall or shall permit any of its Subsidiaries to acquire or agree to acquire, by merging or consolidation with or by purchasing a substantial equity interest in, or by purchasing a substantial portion of the assets, or assuming a substantial portion of the liabilities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such Party and its Subsidiaries taken as a whole; provided, however, that the foregoing shall not prohibit (i) internal reorganizations, consolidations or dissolutions involving only existing Subsidiaries, (ii) foreclosure and other acquisitions related to previously contracted debt, in each case in the Ordinary Course of Business, (iii) acquisitions of control by Community National Bank in its fiduciary capacity, (iv) investments made by small business investment corporations, acquisitions of financial assets and merchant banking activities, in each case in the Ordinary Course of Business, or (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                 (h) Other Actions. No Party shall or shall permit any of its Subsidiaries to take any action that, or fail to take any action the failure of which, results in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement which would adversely affect the ability of any of them to obtain any of the Regulatory Approvals, except in every case as may be required by applicable law.

                 (i) Government Filings. Each Party shall file all reports, applications and other documents required to be filed with the appropriate bank regulators between the date hereof and the Effective Time of the Merger and shall make available to the other Party copies of all such reports promptly after the same are filed.

                 (j) Tax-Free Reorganization Treatment. No Party shall take or cause to be taken any action, whether before or after the Effective Time of the Merger, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                 (k) Full Access. Each Party shall and shall cause each of its Subsidiaries to permit representatives of the others to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such Party and its Subsidiaries, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of such Party and its Subsidiaries. Each Party agrees to furnish any other Party and its advisers with such financial operating data and other information with respect to its business, properties and employees as such Party shall, from time to time, reasonably request. No investigation by a Party shall affect the representations and warranties of any other Party to this Agreement, and each such representation and warranty shall survive any such investigation.

                 (1) Notice of Material Adverse Developments. Each Party shall give prompt written notice to the other Parties of any material adverse effect on its Condition, or any material adverse development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of such Party and its Subsidiaries taken as a whole, including without limitation (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of material litigation involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations and warranties set forth herein not to be true and correct in all material respects as of the Closing Date. Each Party shall also give prompt written notice to the other Parties of any other material adverse development affecting the ability of such Party to consummate the transactions contemplated by this Agreement. Any such notices shall be accompanied by copies of any and all pertinent documents, correspondence and similar papers relevant to a complete understanding of such material adverse development, which shall be promptly updated as necessary. CBF shall have 20 business days after Community National Bank gives any written notice pursuant to this Section 5(l) within which to exercise any right CBF may have to terminate this Agreement pursuant to Section 7(a)(iv) below by reason of the material adverse development, and Community National Bank likewise shall have 20 business days after CBF gives any written notice pursuant to this Section 5(l) within which to exercise any right Community National Bank may have to terminate this Agreement pursuant to
Section 7(a)(iii) below by reason of the material adverse development. Unless one of the Parties terminates this Agreement within the aforementioned period, the written notice of a material development shall be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained herein, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the material adverse development.

                 (m) Exclusivity. Except as specifically permitted or contemplated by this Agreement, the Parties shall not (and shall not cause or permit any of their Subsidiaries to) solicit, initiate, encourage, entertain, consider, or participate in the negotiation, discussion or submission of any proposal or offer from any person (other than a Party) relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation,
(iii) acquisition or purchase of 25% or more of securities or assets, or (iv) similar transaction or business combination involving any of the Parties and/or its Subsidiaries, or their respective assets (the foregoing transactions referred to in subclauses (i) through (iv), inclusive, are referred to in this Agreement as an "Acquisition Proposal"); provided, however, that each Party shall be entitled to entertain, consider, and participate in negotiations and discussions regarding, and furnish any information with respect to, any effort or attempt by any person to do or seek to do any of the foregoing to the extent that the Board of Directors of such Party determines in good faith, based upon the written advice of its legal counsel, that the failure to so consider or participate in such negotiations or discussions would be inconsistent with the fiduciary obligations of the directors of such Party to the shareholders of such Party. The Party shall give all of the other Parties prompt notice of any such negotiations and discussions. Each Party shall notify others immediately if any person (other than a Party) makes any proposal, offer, inquiry, or contact with respect to any Acquisition Proposal.

                 (n) Filings with the Offices. Upon the terms and subject to the conditions of this Agreement, the Parties shall execute and file any and all documents in connection with the Merger for filing with any Federal and state offices.

                 (o) Press Releases. Each Party shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation.

                 (p) Agreements of Affiliates. Community National Bank shall deliver to CBF a letter identifying all persons whom Community National Bank believes to be, at the time the Merger is submitted to a vote of the Community National Bank shareholders, "affiliates" of Community National Bank for purposes of Rule 145 under the Securities Act. Community National Bank shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to CBF prior to the Effective Time of the Merger a written agreement providing that each such person shall agree not to sell, transfer or otherwise dispose of the CBF

Shares to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and until such time as the financial results covering at least 30 days of combined operations of CBF and Community National Bank have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. Prior to the Effective Time of the Merger, Community National Bank shall amend and supplement such letter and use its reasonable best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5(p).

                   (q) Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. Each Party shall, and shall cause each of their respective Subsidiaries to, use their reasonable best efforts to obtain all approvals and Consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of any Party, desirable for the consummation of the transactions contemplated by this Agreement. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

                   (r)     Indemnification.

                           (i)      After the Effective Time of the Merger, CBF
shall cause the Surviving Bank to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Community National Bank (each, an "Indemnified Party") after the Effective Time of the Merger against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under, and in accordance with the terms and conditions of, the Florida Business Corporation Act and by the Articles of Association and Bylaws of Community National Bank as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. CBF shall cause the Surviving Bank to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

                           (ii)     If the Surviving Bank or any of its
successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, CBF shall cause the Surviving Bank to cause proper provision to be made so that the successors and assigns of the Surviving Bank shall assume the obligations set forth in this Section 5(r).

                 (s) Fairness Opinions. On or before 10 days prior to the date of the Proxy Statement, (i) Community National Bank shall use all reasonable efforts to obtain an opinion from a firm selected by it that the terms of the Merger are fair to Community National Bank shareholders from a financial point of view (the "Community National Bank Fairness Opinion"), and (ii) CBF shall have the right to obtain an opinion from a firm selected by it that the terms of the Merger are fair to CBF shareholders from a financial point of view (the "CBF Fairness Opinion").

                 (t) Employee Benefit Plans. Community National Bank and CBF shall use their best efforts to coordinate the conversion of each Community National Bank Benefit Plan into similar plans of the Surviving Bank, to the extent similar plans are maintained by the Surviving Bank, and to make available for eligibility for Community National Bank employees all benefit plans and policies maintained by the Surviving Bank following the Effective Time of the Merger with such employees receiving credit for past service with a Party prior to the Effective Time of the Merger for purposes of eligibility for participation, vesting, and years of service, under such benefit plans and policies.


                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                        COMMUNITY NATIONAL BANK AND CBF

         Section 6.1     Conditions to Obligation to Close.

                 (a) Conditions to Obligation of CBF. The obligation of CBF to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

                         (i)      This Agreement and the Merger shall have
received the requisite approval of the shareholders of Community National Bank and the number of Dissenting Community National Bank Shares shall not exceed 5% of the number of Community National Bank Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                         (ii)     The Parties shall have procured all
approvals, authorizations and Consents specified in Section 5(b) above and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of CBF;

                         (iii)    The representations and warranties set forth
in Article III above shall be true and correct in all material respects at and as of the Closing Date;

                         (iv)     Community National Bank shall have performed
and complied in all material respects with all its covenants required to be complied with hereunder through the Closing;

                         (v)      No action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank to own, operate, or control substantially all of the assets and operations of Community National Bank and/or CBF to own, operate, or control substantially all of the assets and operations of the Surviving Bank (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                           (vi)     The shareholders' equity of Community
National Bank on the last day of the calendar month immediately preceding the Closing Date, as determined in accordance with GAAP before any adjustments required pursuant to Statement of Financial Accounting Standards No. 115 ("FAS 115"), shall not be less than the amount set forth in the September 30, 1999 Community National Bank Financial Statements;

                           (vii)    Community National Bank shall have
delivered to CBF a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 6(a)(i) through (vi) is satisfied in all respects;

                           (viii)   All actions to be taken by Community
National Bank in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to CBF;

                           (ix)     CBF shall have received the Tax Opinion in
a form reasonably satisfactory to CBF;

                           (x)      CBF shall have received the CBF Fairness
Opinion;

                           (xi)     CBF shall have received a letter, dated as
of the Effective Time of the Merger, from an accounting firm selected by CBF and Community National Bank to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement; and

                           (xii)    CBF shall close simultaneously with the
Effective Time of the Merger the acquisitions by CBF of First National Bank of Polk County and First National Bank of Osceola County.

         CBF may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                    (b) Conditions to Obligation of Community National Bank. The obligations of Community National Bank to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i)      This Agreement and the Merger shall have
received the requisite approval of the shareholders of Community National Bank and the number of Dissenting Community National Bank Shares shall not exceed 5% of the number of Community National Bank Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                           (ii)     The Parties shall have procured all of the
third party approvals, authorizations and consents specified in Section 5(b) above, and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of Community National Bank;

                           (iii)    The representations and warranties set
forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                           (iv)     CBF shall have performed and complied in
all material respects with all its covenants required to be complied with hereunder through the Closing;

                           (v)      No action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank, to own, operate, or control substantially all of the assets and operations of Community National Bank (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

                           (vi)     CBF shall have delivered to Community
National Bank a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 6(b)(i) through (vii) is satisfied in all respects;

                           (vii)    All actions to be taken by CBF in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Community National Bank;

                           (viii)   Community National Bank shall have received
the Tax Opinion in a form reasonably satisfactory to Community National Bank;
and

                           (ix)     CBF shall close simultaneously with the
Effective Time of the Merger the acquisitions by CBF of First National Bank of Polk County and First National Bank of Osceola County.

         Community National Bank may waive any condition specified in this
Section 6(b) if it executes a writing so stating at or prior to the Closing.


                                  ARTICLE VII

                                  TERMINATION

         Section 7.1    Termination.

                 (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after approval of its or any other Party's shareholders) as provided below:

                        (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time of the Merger;

                        (ii) CBF may terminate this Agreement by giving written notice to Community National Bank at any time prior to the Effective Time of the Merger in the event Community National Bank is in breach, and Community National Bank may terminate this Agreement by giving written notice to CBF at any time prior to the Effective Time of the Merger in the event CBF or CINB is in breach, of any representation, warranty, or covenant contained in this Agreement in any material respect. Each Party shall have the right to cure any such breach, if such breach is capable of being cured, within 15 days after receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the Parties hereto ("Cure Period"); provided, however, that in no event shall the Cure Period extend beyond December 31, 2000;

                          (iii)     If a material adverse development shall
have occurred affecting the Condition of CBF on a consolidated basis, Community National Bank may terminate this Agreement by giving written notice to CBF;

                          (iv)      If a material adverse development shall
have occurred affecting the Condition of Community National Bank, CBF may terminate this Agreement by giving written notice to Community National Bank;

                          (v)       Community National Bank and CBF each may
terminate this Agreement by giving written notice to the other Party at any time after (i) the Community National Bank Special Meeting in the event this Agreement or the Merger fails to receive the requisite Community National Bank shareholder approval, or (ii) the denial, and any final appeal or rehearing thereof (or if any denial by such authority is not appealed within the time limit for appeal), of any approval from a Regulatory Authority necessary to permit the Parties to consummate the Merger and the transactions contemplated by this Agreement or if any Consent shall be conditioned or restricted in the manner provided in the last sentence of Section 5(b)(i); and

                          (vi)      Any Party may terminate this Agreement by
giving written notice to the other Parties at any time after December 31, 2000 if the Effective Time of the Merger has not yet then occurred and such termination was approved by a two-thirds vote of such Party's full Board of Directors.

                   (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(k) above, and the expense provisions in 8(k) below, shall survive any such termination.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1     Miscellaneous.

                 (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Article II above concerning issuance of CBF Shares and the provisions in Section 5(r) above concerning insurance and indemnification) shall survive the Effective Time of the Merger.

                 (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Article II above concerning issuance of CBF Shares are intended for the benefit of Community National Bank shareholders and (ii) the provisions in Section 5(r) above concerning insurance and indemnification are intended for the benefit of the individuals specified and their respective legal representatives.

                 (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

                 (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (g) Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by facsimile transmission, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


If to CBF or CINB:                James H. White
                                  Chairman of the Board, President and Chief
                                  Executive Officer
                                  Centerstate Banks of Florida, Inc.
                                  7722 State Road 544 East
                                  Winter Haven, Florida  33881
                                  Facsimile:  (941) 421-6663


If to Community National Bank:    James S. Stalnaker, Jr.
                                  President and Chief Executive Officer
                                  Community National Bank of Pasco County
                                  6930 Gall Boulevard
                                  Zephyrhills, FL  33541-2513
                                  Facsimile:  (813) 783-3599

and, in all cases, with copies to:    John P. Greeley, Esquire
                                      Smith, Mackinnon, Greeley, Bowdoin,
                                      Edwards, Brownlee & Marks, P.A.
                                      255 S. Orange Avenue, Suite 800
                                      Orlando, FL 32801
                                      Facsimile: (407) 843-2448

or to such other address as any Party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by hand delivery; (b) on the date of transmission with confirmed answer back if by telex, facsimile or other telegraphic method; and
(c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflict of laws.

                 (i) Amendments and Waivers. To the extent permitted by law, the Parties may amend any provision of this Agreement at any time prior to the Effective Time of the Merger by a subsequent writing signed by each of the Parties upon the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement by a Party's shareholders, there shall be made no amendment in the Conversion Ratio in a manner that adversely affects the economic value of the Merger to such shareholders without their further approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the termination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provisions with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                 (k) Expenses. Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the implementation and effectiveness of the Merger. Notwithstanding the foregoing, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such Party or Parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing Party.

                 (l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                 (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 (n) Jurisdiction and Venue. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Polk County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the Parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in a state or federal court of record in Polk County;
(b) consents to the jurisdiction of each such Court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                 (o) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and have affixed their respective seals as of the date first above written, each by its President and Chief Executive Officer and attested to by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority.


CENTERSTATE BANKS OF FLORIDA, INC.                COMMUNITY NATIONAL BANK OF
                                                  PASCO COUNTY


/s/ James H. White                                /s/ James S. Stalnaker, Jr.
----------------------------------------          ---------------------------------------
James H. White, Chairman of the Board             James S. Stalnaker, Jr.
President and Chief Executive Officer             President and Chief Executive Officer

Attest:                                           Attest:



/s/ George H. Carefoot                            /s/ Elizabeth J. Bowen
----------------------------------------          ---------------------------------------
George H. Carefoot, Secretary                     Elizabeth J. Bowen, Cashier

STATE OF FLORIDA
COUNTY OF POLK

       The foregoing instrument was acknowledged before me this 10th day of December, 1999, by James H. White and George H. Carefoot, Chairman of the Board, President and Chief Executive Officer, and Secretary, respectively, of Centerstate Banks of Florida, Inc.



                                       /s/ John P. Greeley
                                       -------------------------------------
                                       Printed Name: /s/ John P. Greeley
                                                     -----------------------
                                       Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                                ----------------------------------





STATE OF FLORIDA
COUNTY OF PASCO

         The foregoing instrument was acknowledged before me this 10th day of December, 1999, by James S. Stalnaker, Jr. and Elizabeth J. Bowen, President and Chief Executive Officer, and Cashier, respectively, of Community National Bank of Pasco County.



                                       /s/ John P. Greeley
                                       -------------------------------------
                                       Printed Name: /s/ John P. Greeley
                                                     -----------------------
                                       Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                                ----------------------------------

                                    JOINDER

         Community Interim National Bank of Pasco County hereby joins in the foregoing Agreement, undertakes that it be bound thereby and that it will duly perform all the acts and things therein referred to provided to be done by it.

         IN WITNESS WHEREOF, Community Interim National Bank of Pasco County has caused this undertaking to be made by its duly authorized officers as of this ____ day of _____________,________.


                                      COMMUNITY INTERIM NATIONAL
                                      BANK OF PASCO COUNTY


                                      -------------------------------------
                                      James S. Stalnaker, Jr.
                                      President and Chief Executive Officer


                                      Attest:


                                      -------------------------------------
                                      Elizabeth J. Bowen, Cashier




STATE OF FLORIDA
COUNTY OF PASCO

         The foregoing instrument was acknowledged before me this _____ day of __________, _____, by James S. Stalnaker, Jr., and Elizabeth J. Bowen, President and Chief Executive Officer, and Cashier, respectively, of Community Interim National Bank of Pasco County.


                                       --------------------------------------
                                       Printed Name:
                                                    -------------------------
                                       Notary Public, State of Florida


Personally Known [ ] or Produced Identification [ ]
Type of Identification Produced
                               ------------------------------------

                                  SCHEDULE 1.4
                                       TO
                               AGREEMENT TO MERGE

            NAMES AND ADDRESSES OF DIRECTORS AND EXECUTIVE OFFICERS
                               OF SURVIVING BANK


DIRECTORS                                          EXECUTIVE OFFICERS

James H. Bingham                                   James S. Stalnaker, Jr.
P. O. Box 1681                                     35124 Sidesaddle Trail
Dade City, FL   33526                              Dade City, FL  33523

G. Robert Blanchard, Sr.                           Timothy A. Pierson
1414 Swan Ave., Suite 201                          36549 Laurel Oak Lane
Tampa, FL  33606                                   Dade City, FL  33525

Pavitar S. Cheema                                  Elizabeth J. Bowen
38023 Medical Center Dr.                           40037 Sunburst Drive
Zephyrhills, FL  33541                            Dade City, FL   33525

Emory R. Guess                                     Linda A. Jones
103 CR 532C                                        7133 Peninsula Drive
Bushnell, FL  33513                                New Port Richey, FL  34652

Larry  S. Hersch                                   Thomas M. Ward
P. O. Box 1046                                     6439 Huntington Drive
Dade City, FL  33526                               Zephyrhills, FL  33541

Michael R. Langley                                 James H. White
10392 CR 561A                                      P. O. Box 188
Clermont, FL  34711                                Haines City, FL  33845-0188

Carol Madill Lockey
3909 Northampton Way
Tampa, FL  33624

Jean M. Murphy
6941 Murphy Rd.
Zephyrhills, FL  33540

Ronald E. Oakley
P. O. Box 4170
Lake Wales, FL  33853

James S. Stalnaker, Jr.
35124 Sidesaddle Trail
Dade City, FL  33523

James H. White
P. O. Box 188
Haines City, FL  33845-0188

                                  SCHEDULE 1.6
                                       TO
                               AGREEMENT TO MERGE

                        CAPITALIZATION OF SURVIVING BANK


       The capital stock, capital surplus and retained earnings of the Surviving Bank shall be the following amounts adjusted, however, for earnings and expenses and shares issued between September 30, 1999 and the Effective Time of the Merger:


Common Stock, $5.00 par value; 509,900
shares authorized; 486,835 shares issued and
outstanding                                                      $2,434,175

Capital surplus                                                   2,557,000

Net unrealized gains/losses on securities held
as available-for-sale                                               (35,000)

Retained earnings                                                 2,878,000
                                                                 ----------

     Total Shareholders' Equity                                  $7,834,175
                                                                 ==========

                                   APPENDIX B

                        Opinion of Allen C. Ewing & Co.

                               December 22, 1999




The Board of Directors
Community National Bank of Pasco County
6930 Gall Boulevard
Zephyrhills, Florida 33539

Members of the Board:

         Community National Bank of Pasco County ("Community National/Pasco"), Centerstate Banks of Florida, Inc., a registered bank holding company ("Centerstate"), and Community Interim National Bank of Pasco County, an interim banking association to be organized as a wholly-owned subsidiary of Centerstate ("Interim Bank"), have entered into a definitive agreement to merge dated as of December 10, 1999 (the "Agreement"), providing for Community National/Pasco to merge with and into Interim Bank (the "Merger"). The Agreement provides, among other things, that each share of outstanding common stock, par value $5.00 per share, of Community National/Pasco ("Community National/Pasco Common Stock") will be converted in the Merger into the right to receive 2.02 (the "Conversion Ratio") shares of common stock, par value $0.01 per share, of Centerstate ("Centerstate Common Stock"). Each option to purchase Community National/Pasco Common Stock outstanding at the Effective Time of the Merger shall be converted into an option to purchase Centerstate Common Stock in accordance with a formula set forth in the Agreement.

         The Agreement also provides that Centerstate shall close simultaneously with the Effective Time of the Merger (as defined in the Agreement) the acquisitions by Centerstate of First National Bank of Polk County ("First National/Polk") and First National Bank of Osceola County ("First National/Osceola"). Community National/Pasco, First National/Polk and First National/Osceola will become wholly-owned subsidiaries of Centerstate. Reference should be made to the Agreement for a more complete description of the terms and conditions of the Merger.

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Conversion Ratio to the shareholders of Community National/Pasco.

         Allen C. Ewing & Co. is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. As part of its investment banking business, Allen C. Ewing & Co. is regularly engaged in the valuation of securities of banking and thrift companies in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes.

         Allen C. Ewing & Co. was engaged by the Board of Directors of Community National/Pasco (the "Board") as financial advisor to Community National/Pasco for the limited purposes of (i) assisting in the determination of the Conversion Ratio contained in the Agreement and (ii) rendering an opinion as to the fairness, from a financial point of view, of the Conversion Ratio to the shareholders of Community National/Pasco. Consistent with the limited scope of our engagement, we did not make any recommendations to the Board as to alternative strategies to the Board's business decision to enter into the Merger. Allen C. Ewing & Co. was also engaged by the Boards of Directors of First National/Polk and First National/Osceola for the same limited purposes described in this paragraph.

         In arriving at the opinion expressed in this letter, we have reviewed, analyzed, and relied upon information and material bearing upon the Merger and the financial and operating condition of Community National/Pasco, Centerstate, Interim Bank, First National/Polk and First National/Osceola, including, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders and audited financial statements for Community National/Pasco, First National/Polk and First National/Osceola for the three years ended December 31, 1998; (iii) certain unaudited interim financial information for Community National/Pasco, First National/Polk and First National/Osceola for various periods during 1999; (iv) other financial information concerning the business and operations of Community National/Pasco, First National/Polk and First National/Osceola furnished to us by senior management from each respective institution for purposes of our analysis, including certain internal forecasts for each; and (v) certain adjustments for nonrecurring income and expenses for various periods for Community National/Pasco, First National/Polk and First National/Osceola. We have also held discussions with the management of Community National/Pasco, First National/Polk and First National/Osceola concerning their respective operations, financial condition, and prospects, as well as the results of regulatory examinations.

         We have considered financial, economic, regulatory, and other factors as we have deemed relevant and appropriate under the circumstances, including among others the following: (i) certain publicly available information concerning the financial terms of certain mergers and acquisitions of other financial institutions in Florida and the financial position and operating performance of the institutions acquired in those transactions; and (ii) certain publicly available information concerning the trading of, and the trading market for, the publicly-traded common stocks of certain other financial institutions. We have taken into account our assessment of general economic, market, and financial conditions, our experience in other transactions, our experience in securities valuation and our knowledge of the banking industry.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available, including that referred to above, and we have not attempted independently to verify such information. We have relied upon the management of Community National/Pasco, First National/Polk and First National/Osceola, respectively, as to the reasonableness and achievability (and the assumptions and bases therein) of the financial and operational forecasts and projections, as well as the adjustments for nonrecurring income and expenses, provided to us by the respective companies. We have assumed that such forecasts, projections, and adjustments reflect the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the allowances for loan and other losses of Community National/Pasco, Centerstate, Interim Bank, First National/Polk and First National/Osceola are adequate to cover any such losses. We have not made or obtained any inspections, evaluations, or appraisals of any of the assets or liabilities of Community National/Pasco, Centerstate, Interim Bank, First National/Polk and First National/Osceola, nor have we examined any individual loan, property, or securities files. We have also assumed that Community National/Pasco, Centerstate, Interim Bank, First National/Polk and First National/Osceola have taken the necessary steps to address Year 2000 issues. Ewing makes no representations with respect to Year 2000 readiness for Community National/Pasco, Centerstate, Interim Bank, First National/Polk or First National/Osceola.

         In the ordinary course of its business as a broker-dealer, Allen C. Ewing & Co. may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may from time to time have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the accounts of its customers. As of the date of this letter, Allen C. Ewing & Co. has no such positions in Community National/Pasco, Centerstate, Interim Bank, First National/Polk or First National/Osceola.

         Based upon and subject to the foregoing, we are of the opinion that the Conversion Ratio is fair, from a financial point of view, to the shareholders of Community National/Pasco. This opinion is necessarily based upon our limited scope and conditions as they exist and can be evaluated on the date of this letter and the information made available to us through such date. This opinion is also necessarily contingent upon execution of the Agreement and the provisions therein, including, among other things, the provision requiring Centerstate to close simultaneously with the Effective Time of the Merger the acquisitions by Centerstate of First National/Polk and First National/Osceola.

         This letter is directed to the Board of Directors of Community National/Pasco and does not constitute a recommendation as to how any shareholder of Community National/Pasco should vote in connection with the Merger.

                                          Very truly yours,

                                          ALLEN C. EWING & CO.




                                          By: /s/ Brian C. Beach
                                              ------------------------------
                                              Brian C. Beach
                                              Executive Vice President

                                   APPENDIX C

              Excerpts from Section 215a of the National Bank Act

      SS.215A. MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS

(A) APPROVAL OF COMPTROLLER, BOARD AND SHAREHOLDERS; MERGER AGREEMENT; NOTICES; CAPITAL STOCK; LIABILITY OF RECEIVING ASSOCIATION

         One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall --

         (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

         (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;

         (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

         (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(B)      DISSENTING SHAREHOLDERS

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder; or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(C)      VALUATION OF SHARES

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(D) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS: APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                   APPENDIX D

              Information on First National Bank of Osceola County

                       BUSINESS OF FIRST NATIONAL/OSCEOLA


GENERAL

      First National/Osceola was organized as a national banking association on September 13, 1989. First National/Osceola provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First National/Osceola include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, First National/Osceola originates real estate loans, secured and unsecured commercial loans, and issues stand-by letters of credit. First National/Osceola provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. First National/Osceola does not have trust powers and, accordingly, no trust services are provided.

      The revenues of First National/Osceola are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for First National/Osceola's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of First National/Osceola are the interest paid on deposits, and operating and general administrative expenses.

      As is the case with banking institutions generally, First National/Osceola's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First National/Osceola faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

      First National/Osceola offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. First National/Osceola's total loans at September 30, 1999 and December 31, 1998 were $66.6 million, or 62% of total assets, and $57.4 million, or 52.5% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. First National/Osceola has no foreign loans or loans for highly leveraged transactions.

      First National/Osceola's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At September 30, 1999, 72%, 16% and 12% and at December 31, 1998, 71%, 19%, and 10% of First National/Osceola's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 95% of First National/Osceola's loans at September 30, 1999 and December 31, 1998, respectively, were made on a secured basis. As of September 30, 1999 and December 31, 1998, 72% and 71%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.

      First National/Osceola's commercial loans include loans to individuals and small-to-medium sized businesses located primarily in Osceola and Orange Counties for working capital, equipment purchases, and various other business purposes. A majority of First National/Osceola's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in five to ten years.

      First National/Osceola's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. First National/Osceola generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. First National/Osceola's residential real estate loans generally are repayable in monthly installments based on up to a 25-year amortization schedule with variable-interest rates.

      First National/Osceola's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed interest rates, and are often based on up to a five-year amortization schedule.

      For additional information regarding First National/Osceola's loan portfolio, see "First National/Osceola's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

      Deposits are the major source of First National/Osceola's funds for lending and other investment activities. First National/Osceola considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 49% and 43% of First National/Osceola's total deposits at September 30, 1999 and December 31, 1998, respectively. Approximately 51% and 57% of First National/Osceola's deposits at September 30, 1999 and December 31, 1998 were certificates of deposit. Generally, First National/Osceola attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 11% and 12% of First National/Osceola's total deposits at September 30, 1999 and December 31, 1998, respectively. The majority of the deposits of First National/Osceola are generated from Osceola and Orange Counties. First National/Osceola does not accept brokered deposits. For additional information regarding First National/Osceola's deposit accounts, see "First National/Osceola's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

EMPLOYEES

      At September 30, 1999, First National/Osceola employed 54 full-time and one part-time employees. The employees are not represented by a collective bargaining unit. First National/Osceola consider relations with its employees to be good.

PROPERTIES

      The main office of First National/Osceola is located at 920 North Bermuda Avenue, Kissimmee, Florida, in a two-story building of approximately 12,000 square feet, which is leased by First National/Osceola under a lease which, with renewal options, expires in 2009. First National/Osceola also has a branch office of approximately 2,800 square feet in a one-story building located at 2801 13th Street, St. Cloud, Florida; a branch office of approximately 3,700 square feet in a one-story building located at 850 Cypress Parkway, Poinciana, Florida; a branch office of approximately 3,700 square feet in a one-story building located at 15 Silver Star Road E., Ocoee, Florida; a branch office located at 12285 South Orange Blossom Trail, Orlando, Florida, in a one-story building of approximately 3,700 square feet; and a drive-in facility at 100 Ruby Avenue, Kissimmee, Florida. All of First National/Osceola's branch offices are owned by it.

LITIGATION

      In the ordinary course of operations, First National/Osceola is a party to various proceedings. Management does not believe there is any proceeding pending against First National/Osceola which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of First National/Osceola.

MANAGEMENT

      Board of Directors. The Board of Directors of First National/Osceola currently consists of 13 directors, each of whom holds office until the next annual meeting of First National/Osceola shareholders. The following table sets forth certain information with respect to the directors of First National/Osceola.


                              DIRECTOR OR OFFICER
                           OF FIRST NATIONAL/OSCEOLA                    PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                        SINCE                               EXPERIENCE DURING PAST FIVE YEARS
------------               -------------------------                    ------------------------------------

O. Sam Ackley, 50                   1989                                Chief Executive Officer of Ackley
                                                                        Group (credit card processing)

James C. Chapman, 49                1998                                President of Chapco, Inc. (ranching
                                                                        and fencing)

A. Gerald Divers, 64                1989                                President of The Bank of Tampa

Bryan W. Judge, 72                  1989                                Self-employed, farming (1994-
                                                                        present); Chief Executive Officer of
                                                                        Judge Farms (1965-1994)

Danny L. Lackey, 55                 1998                                General Manager of Bronson's
                                                                        Partnership (ranching)

Sara S. Lewis, 61                   1998                                Owner of Travel Store (travel)

Samuel L. Lupfer, IV, 44            1989                                President of Lupfer-Frakes, Inc.
                                                                        (insurance)

R. Stephen Miles, Jr., 58           1989                                Attorney, Overstreet, Miles, Rich &
                                                                        Cumbie, P.A. (1997-present); Miles
                                                                        & Cumbie (1975-1997)

Charles H. Parsons, 69              1989                                Architect, Parsons Design &
                                                                        Development, P.A.

E. Hampton Sessions, 54             1989                                Chief of Radiology, Osceola
                                                                        Regional Medical Center (1996-
                                                                        present); private practice physician

Larry L. Walter, 47                 1989                                President and Chief Executive
                                                                        Officer of Hanson Walter &
                                                                        Associates (engineering)

James H. White, 73                  1989                                Chairman of the Board of First
                                                                        National/Osceola, Community
                                                                        National Bank of Pasco County, and
                                                                        First National Bank of Polk County

Thomas E. White, 45                 1989                                President and Chief Executive
                                                                        Officer of First National/Osceola


      Executive Officers. The following sets forth information regarding the executive officers of First National/Osceola. The officers of First National/Osceola serve at the pleasure of the Board of Directors.


                                             PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                                 EXPERIENCE DURING PAST FIVE YEARS
------------                                 -----------------------------------------------------

James W. Burns, 50                           Senior Vice President, Branch Administration
Linda J. Davidson, 51                        Senior Vice President, Cashier
Thomas E. White, 45                          President and Chief Executive Officer
James H. White, 73                           Chairman of 3 Central Florida Banks

COMPENSATION AND BENEFITS

      The table below sets forth certain information with respect to compensation paid to Thomas E. White (the President and Chief Executive Officer of First National/Osceola) during the years presented. No other executive officer of First National/Osceola received a total salary and bonus in excess of $100,000 in 1998.


                                                          ANNUAL COMPENSATION
                                           ------------------------------------------------------------------
     NAME AND                                                               OTHER ANNUAL         ALL OTHER
PRINCIPAL POSITION              YEAR       SALARY($)        BONUS           COMPENSATION      COMPENSATION(1)
------------------              ----       ---------       -------          ------------      ---------------

Thomas E. White,                1998       $114,000        $14,000                    --       $4,680
President and Chief             1997       $112,000        $ 6,990                    --       $4,480
Executive Officer               1996       $107,100        $ 9,400                    --       $4,242

-----------------

(1)  Represents amounts contributed by First National/Osceola to Mr. White's
     Section 401(k) savings plan account.

     Non-employee directors of First National/Osceola receive directors fees of $200 for each Board meeting attended and $100 for each Committee meeting attended.

     Savings Plan

     First National/Osceola has a 401(k) savings plan covering substantially all employees of First National/Osceola. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. First National/Osceola may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

     Stock Option Plans

     First National/Osceola has a Directors' Stock Option Plan and an Officers' and Employees' Stock Option Plan. Under the plans, options for an aggregate of 2,650 shares of First National/Osceola Common Stock were outstanding as of the date of this Proxy Statement. The plans provide that options are granted at prices equal to market value on the date of grant as determined by the Board of Directors, and become exercisable over five years at the rate of 20% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the outstanding options range from $10 to $24 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

     Directors and Officers

     The following table sets forth the beneficial ownership of outstanding shares of First National/Osceola Common Stock as of the date of this Proxy Statement by First National/Osceola's current directors, and by current directors and executive officers as a group. Except as set forth below, management of First National/Osceola is not aware of any individual or group that owns in excess of 5% of the outstanding shares of First National/Osceola.


NAME OF INDIVIDUAL                       AMOUNT/NATURE OF                      PERCENT
(AND ADDRESS OF 5% OWNER)                BENEFICIAL OWNERSHIP(1)               OF CLASS
                                         -----------------------               --------


O. Sam Ackley                                    6,250                           1.22%

James C. Chapman                                   125                           0.03%

A. Gerald Divers                                   600                           0.12%

Bryan W. Judge                                  15,714 (2)                       3.07%

Danny L. Lackey                                  5,852 (3)                       1.15%

Sara S. Lewis                                      125                           0.03%

Samuel L. Lupfer, IV                             9,025 (4)                       1.77%

R. Stephen Miles, Jr.                              4,500 (5)                     0.88%

Charles H. Parsons                                 6,250                         1.22%

E. Hampton Sessions                               12,203 (6)                     2.39%

Larry L. Walter                                   11,300 (7)                     2.21%

James H. White                                    35,000 (8)                     6.85%
1st National Bank of Polk County
P. O. Box 188
Haines City, FL  33845-0188

Thomas E. White                                   26,000 (9)                     5.09%
1472 Regal Court
Kissimmee, FL  34744

All directors and executive                      136,494                        26.70%
officers as a group (15 persons)

---------------

(1) Information related to beneficial ownership is based upon the information available to First National/Osceola.

(2)   Includes 15,514 shares held jointly with his spouse.

(3) Includes 5,000 shares owned by a partnership as to which shares he exercises voting and investment power.

(4)   Includes 8,825 shares held jointly with his spouse.

(5) Includes 2,800 shares held jointly with his spouse, and 1,500 shares held by his IRA.

(6) Includes 2,353 shares held by a trust as to which shares he exercises voting and investment power.

(7)   Includes 11,100 shares held jointly with his spouse.

(8) Includes 16,000 shares held jointly with his spouse and 11,500 shares held by his spouse.

(9) Includes 2,500 shares held by a partnership as to which shares he exercises voting and investment power, and 300 shares held as custodian for minor children.

                            FIRST NATIONAL / OSCEOLA
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FIRST NATIONAL / OSCEOLA FOR THE PERIODS SHOWN. FIRST NATIONAL / OSCEOLA'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         The First National Bank of Osceola County is a national bank chartered September, 1989. First National / Osceola provides traditional deposit and lending products and services to its commercial and retail customers through five full service branches located within Osceola County in central Florida. First National / Osceola is a national bank and is subject to the supervision of the Office of the Comptroller of the Currency. At September 30, 1999, First National / Osceola had total assets of $107.5 million, total loans of $65.8 million, total deposits of $96.0 million, and total shareholders' equity of $8.5 million. Net income for the nine months ended September 30, 1999, and for the year ended December 31, 1998, was $532,000 and $894,000 respectively, as compared with $659,000 and $602,000 for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively.

         First National/Osceola is located in Osceola County, primarily in the Kissimmee/St. Cloud area, which is contiguous to the southern edge of Orange County. It is also contiguous with the city of Orlando, Florida. First National/Osceola has three full service and one remote facility in Osceola county. The remaining two full service facilities are located within Orange county.

         First National / Osceola's primary lending focus is small business commercial lending, but also originates residential real estate loans and consumer loans within Osceola and Orange counties. First National/Osceola does not rely on purchased or broker deposits as a source of funds. Instead, the generation of deposits within its market area serves as the fundamental tool in providing a source of funds to be invested, primarily in loans.



RESULTS OF OPERATIONS

NET INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         First National / Osceola's net income for the nine month period ended September 30, 1999 was $532,000 compared to net income of $659,000 for the nine month period ended September 30, 1998. The per share net income for the periods ended September 30, 1999 and 1998 were $1.13 $(1.07 diluted) and $1.48 $(1.38 diluted). Net income overall was negatively impacted due to increased operating expenses resulting primarily from opening a new branch early in 1999. The per share income was also negatively impacted due to the issuance of additional shares from the exercise of stock options, primarily in 1999. First National / Osceola has a qualified stock option plan for its employees, as well as a non-qualified stock option plan for its directors.

         First National / Osceola's return on average assets ("ROA") and return on average equity ("ROE") for the nine month period ended September 30, 1999 (annualized) was 0.65% and 9.08%, as compared to the ROA and ROE of 0.89% and 12.92%, for the nine month period ended September 30, 1998. The efficiency ratios for the two periods ended September 30, 1999 and 1998 approximated 75% and 66% respectively.

         Net income decreased approximately $127,000, or 19%, to $532,000 during the nine month period ended September 30, 1999, compared to $659,000 for the same period during 1998. However, both net interest income and non-interest income increased by a combined amount of approximately $417,000 which was offset by an increase of approximately $620,000 in non interest expenses primarily due to the opening of a new branch early in 1999 as well as investing in future growth by adding additional employees and equipment in other areas of the bank. Income tax expense decreased by approximately $79,000.

         The improvement in net interest margin was primarily due to an increase in average interest earning assets resulting from a growth in lending activities. The increase in non-interest income was a result of an increase in loan related fees as well as deposit related fees, both due to the overall growth of the loan and deposit portfolios.


Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net income increased approximately $292,000, or 49%, to $894,000 in 1998, compared to $602,000 in 1997. Earnings per share increased $0.59 $(0.54 diluted), or 42% to $2.00 $(1.86 diluted) in 1998 compared to $1.41 $(1.32 diluted) in 1997. ROA and ROE both increased to 0.88% and 12.88% in 1998, compared to 0.75% and 10.06% in 1997. The increase in earnings per share was negatively impacted due to the issuance of additional shares related to the exercise of stock options, primarily in 1998.

         The increase in net income was due to an increase in net interest margin $375,000, a decrease in the loan loss provision $174,000, and an increase in non-interest income $183,000. These positive effects on net income were partially offset by an increase in non-interest expense $333,000 and an increase in income tax expense $107,000, primarily due to the continuing growth in activity resulting from two new branches that began operating in June of 1996 and October of 1996.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.


Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Net interest income increased $268,000, or 9%, to $3,124,000 during the nine month period ended September 30, 1999, compared to $2,856,000 for the nine month period ended September 30, 1998. The $268,000 increase was a combination of a $190,000 increase in interest income and a $78,000 decrease in interest expense.

         Average interest earning assets increased $8,702,000 to $99,104,000 during the nine month period ending September 30, 1999, compared to $90,402,000 for the nine month period ending September 30, 1998. Comparing these same two periods, yield on average interest earning assets decreased from 7.97% to 7.53%. The increase in volume had a positive effect on the change in interest income (+$666,000 volume variance), however, this was partially offset by the negative impact resulting from the 0.44% decrease in average yields (-$476,000 rate variance). The result was a $190,000 increase in interest income.

         Average interest bearing liabilities increased $8,218,000 to $81,719,000 during the nine month period ending September 30, 1999, compared to $73,501,000 for the nine month period ending September 30, 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.61% to 4.02%. The increase in volume resulted in an increase in interest expense (+$195,000 volume variance), which was partially offset by the 0.59% decrease in average yields (-$273,000 rate variance). The result was a $78,000 decrease in interest expense. Refer to the tables Average Balances - Yields & Rates, and Analysis Of Changes In Interest Income And Expenses below.


Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net interest income increased $375,000 or 11% to $3,812,000 during 1998 compared to $3,437,000 for 1997. The $375,000 increase was a combination of a $1,011,000 increase in interest income and a $636,000 increase in interest expense.

         Average interest earning assets increased $19,941,000 to $92,600,000 during 1998 compared to $72,659,000 for 1997. Comparing these same two periods, the yield on average interest earning assets decreased from 8.61% to 7.85%. The increase in volume had a positive effect on the change in interest income (+$1,368,000 volume variance), however, this was partially offset by the negative impact resulting from the 0.76% decrease in average yields (-$357,000 rate variance). The result was a $1,011,000 increase in interest income.

         Average interest bearing liabilities increased $14,566,000 to $75,659,000 during 1998 compared to $61,093,000 for 1997. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.61% to 4.57%. The increase in volume had an increasing effect on interest expense (+$649,000 volume variance). The decrease in yield had an increasing effect on interest expense (-$13,000 rate variance). The result was a $636,000 increase in interest expense.

                        AVERAGE BALANCES - YIELDS & RATES
                           (Dollars are in Thousands)

                                                                      Nine Months Ended September 30,
                                             --------------------------------------------------------------------------------
                                                              1999                                        1998
                                             ---------------------------------------      -----------------------------------
                                              Average         Interest      Average       Average       Interest      Average
                                              Balance         Inc / Exp     Rate (1)      Balance       Inc / Exp    Rate (1)
                                             --------         ---------     --------      -------       ---------    --------
ASSETS:
Federal Funds Sold                           $  3,515          $  130         4.94%       $13,868          $  516      4.97%
Securities Available for Sale                  31,134           1,230         5.28%        21,000             945      6.02%
Securities Held to Maturity                     3,012             135         5.99%         1,522              65      5.71%
Loans (2)                                      61,443           4,086         8.89%        54,012           3,865      9.57%

                                             --------          ------         ----        -------          ------      ----
TOTAL EARNING ASSETS                         $ 99,104          $5,581         7.53%       $90,402          $5,391      7.97%
All Other Assets                                9,882                                       8,731
                                             --------                                     -------
TOTAL ASSETS                                 $108,986                                     $99,133
                                             ========                                     =======
LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                        $ 16,196          $  183         1.51%       $13,895          $  176      1.69%
  Savings                                       9,463             177         2.50%         6,379             130      2.72%
  Time Deposits                                52,520           1,997         5.07%        51,617           2,175      5.63%
Short Term Borrowings                           3,540             100         3.78%         1,610              54      4.48%
TOTAL INTEREST BEARING                       --------          ------         ----        -------          ------      ----
LIABILITIES                                  $ 81,719          $2,457         4.02%       $73,501          $2,535      4.61%
Demand Deposits                                19,084                                      16,966
Other Liabilities                                 367                                       1,866
Shareholders' Equity                            7,816                                       6,800
                                             --------                                     -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                         $108,986                                     $99,133
                                             ========                                     =======

NET INTEREST SPREAD (3)                                                       3.51%                                    3.36%
                                                                              ====                                     ====
NET INTEREST INCOME                                            $3,124                                      $2,856
                                                               ======                                      ======
NET INTEREST MARGIN (4)                                                       4.21%                                    4.22%
                                                                              ====                                     ====

                                                                         Years Ended December 31,
                                             --------------------------------------------------------------------------------
                                                                1998                                      1997
                                             ---------------------------------------      -----------------------------------
                                              Average         Interest      Average       Average       Interest      Average
                                              Balance         Inc / Exp     Rate (1)      Balance       Inc / Exp    Rate (1)
                                             --------         ---------     --------      -------       ---------    --------
ASSETS:
Federal Funds Sold                           $ 12,790          $  637         4.98%       $ 6,494          $  363    5.59%
Securities Available for Sale                  23,485           1,379         5.87%        14,528             844    5.81%
Securities Held to Maturity                     1,716              90         5.24%         2,716             188    6.92%
Loans (2)                                      54,609           5,160         9.45%        48,921           4,860    9.93%
                                             --------          ------         ----        -------          ------    ----
TOTAL EARNING ASSETS                         $ 92,600          $7,266         7.85%       $72,659          $6,255    8.61%
All Other Assets                                8,750                                       7,295
                                             --------                                     -------
TOTAL ASSETS                                 $101,350                                     $79,954
                                             ========                                     =======

LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                        $ 14,164          $  231         1.63%       $12,407          $  223    1.80%
  Savings                                       6,722             181         2.69%         3,846              85    2.21%
  Time Deposits                                52,457           2,938         5.60%        43,108           2,428    5.63%
Short Term Borrowings                           2,316             104         4.49%         1,732              82    4.73%
                                             --------          ------         ----        -------          ------    ----
TOTAL INTEREST BEARING
LIABILITIES                                  $ 75,659          $3,454         4.57%       $61,093          $2,818    4.61%
Demand Deposits                                17,213                                      12,667
Other Liabilities                               1,537                                         210
Shareholders' Equity                            6,941                                       5,984
                                             --------                                     -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                         $101,350                                     $79,954
                                             ========                                     =======

NET INTEREST SPREAD (3)                                                       3.28%                                  4.00%
                                                                              ====                                   ====
NET INTEREST INCOME                                            $3,812                                      $3,437
                                                               ======                                      ======
NET INTEREST MARGIN (4)                                                       4.12%                                  4.73%
                                                                              ====                                   -====

(1) Nine month data presented on an annualized basis.

(2) Interest income on average loans includes loan fee recognition of $175,000 and $144,000 for the nine month periods ended September 30, 1999 and 1998 and $208,000 and $182,000 for the years ended December 31, 1998 and 1997. Generally, interest is not accrued on loans past due by more than 90 days.

(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.

(4) Represents net interest income divided by total earning assets.

               ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)


                                             Net Change Sept 30, 1998 -  1999                Net Change Dec 31, 1997 - 1998
                                         ---------------------------------------      -------------------------------------------
                                                                            Net                                            Net
                                         Volume (1)       Rate (2)        Change      Volume (1)        Rate (2)          Change
                                         ----------       --------        ------      ----------        --------          -------
INTEREST INCOME

    Federal Funds sold                     $(385)          $  (1)          $(386)       $   352           $ (78)          $   274
    Securities Available for Sale            456            (171)            285            520              15               535
    Securities Held to Maturity               64               6              70            (69)            (29)              (98)
    Loans                                    532            (311)            221            565            (265)              300


                                           -----           -----           -----        -------           -----           -------
TOTAL INTEREST INCOME                      $ 666           $(476)          $ 190        $ 1,368           $(357)          $ 1,011
                                           -----           -----           -----        -------           -----           -------

INTEREST EXPENSE

    Deposits

         NOW & Money Market                $  29           $ (22)          $   7        $    32           $ (24)          $     8
           Accounts
         Savings                              63             (16)             47             64              32                96
         Time Deposits                        38            (216)           (178)           527             (17)              510
    Short-Term  Borrowings                    65             (19)             46             28              (6)               22

                                           -----           -----           -----        -------           -----           -------
TOTAL INTEREST EXPENSE                     $ 195           $(273)          $ (78)       $   649           $ (13)          $   636
                                           -----           -----           -----        -------           -----           -------

NET INTEREST INCOME                        $ 471           $(203)          $ 268        $   719           $(344)          $   375
                                           =====           =====           =====        =======           =====           =======

        (1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.

        (2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses which is a charge to current period earnings and decreased by charge-offs net of recoveries on prior period loan charge-offs. In determining the adequacy of the reserve for loan losses, management considers those levels maintained by conditions of individual borrowers, the historical loan loss experience, the general economic environment, and the overall portfolio composition. As these factors change, the level of loan loss provision changes.

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         The provision for loan loss expense increased $3,000, or 3%, to $99,000 during the nine month period ending September 30, 1999, as compared to $96,000 for the comparable period in 1998, due to an increase in general lending activity. At September 30, 1999 the allowance for loan losses totaled $798,000, or 1.20%, of total loans outstanding, compared to $858,000, or 1.50%, of total loans outstanding at September 30, 1998.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         The provision for loan loss expense decreased $174,000, or 82%, to $38,000 during 1998, as compared to $212,000 for 1997. The decrease was primarily due to a change in management's assessments of conditions of individual borrowers and the overall portfolio composition. At December 31, 1998, the provision for loan losses totaled $781,000, or 1.36%, of total loans outstanding, compared to $781,000, or 1.47%, of total loans outstanding at December 31, 1997.

         Management believes that First National / Osceola's allowance for loan losses was adequate at September 30, 1999. The following sets forth certain information on First National / Osceola's allowance for loan losses for the periods presented.

                      ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
                            (In Thousands of Dollars)


                                                          Nine Months Ended                         Years Ended
                                                              Sept 30                                  Dec 31
                                                      1999                1998                1998                1997
                                                    --------            --------            --------            --------

Balance at Beginning of Year                        $    781            $    781            $    781            $    616

Loans Charged-Off:
    Commercial, Financial & Agricultural                 (56)                 (3)                (20)                (48)
    Real Estate, Mortgage                                  0                  (4)                 (4)                  0
    Consumer                                             (52)                (25)                (31)                (24)
                                                    --------            --------            --------            --------
Total Loans Charged-Off                             $   (108)           $    (32)           $    (55)           $    (72)
                                                    --------            --------            --------            --------

Recoveries on Loans Previously Charged-Off
    Commercial, Financial & Agricultural            $      8            $      3            $      3            $     19
    Real Estate, Mortgage                                  4                   8                   9                   0
    Consumer                                              14                   2                   5                   5
                                                    --------            --------            --------            --------
Total Loan Recoveries                               $     26            $     13            $     17            $     24
                                                    --------            --------            --------            --------


Net Loans Charged-Off                               $    (82)           $    (19)           $    (38)           $    (48)
                                                    --------            --------            --------            --------

Provision for Loan Losses Charged
     to Expense                                     $     99            $     96            $     38            $    213
                                                    --------            --------            --------            --------

Ending Balance                                      $    798            $    858            $    781            $    781
                                                    ========            ========            ========            ========

Total Loans Outstanding                             $ 66,612            $ 57,206            $ 57,372            $ 53,094
Average Loans Outstanding                           $ 61,443            $ 54,012            $ 54,609            $ 48,921

Allowance for Loan Losses to Loans Outstanding          1.20%               1.50%               1.36%               1.47%
Net Charge-offs to Average Loans
     Outstanding (annualized)                           0.18%               0.05%               0.07%               0.10%


NON-INTEREST INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non-interest income for the nine months ended September 30, 1999 increased $148,000 or 29% to $650,000 as compared to $502,000 for the same period in 1998. Most of this increase $(110,000) was due to an increase in service fees from various deposit accounts. The remaining increases related to increases in ATM charges $(27,000), and other miscellaneous fees $(11,000).

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non-interest income for 1998 increased by $183,000 or 35%, to $707,000 as compared to $524,000 for 1997. The net increase was comprised of a $145,000 increase in service fees on various deposit accounts, a $32,000 increase in ATM related fees, and other miscellaneous fees of $6,000.


NON-INTEREST EXPENSE

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non-interest expense increased $620,000 (30%) for the nine months ended September 30, 1999, to $2,836,000 compared to $2,216,000 for the same period in 1998. The increase was a result of a $243,000 increase in compensation and related employee benefits, a $135,000 increase in occupancy and related equipment expenses, with the remaining increases in non-interest expense (approximately $241,000) summarized in the table below - Non-Interest Expenses. The primary reasons for the increase in non interest expense was the new branch that began operating early in 1999, as well as an increase in employees and equipment required to sustain the overall growth of First National/Osceola.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non-interest expense increased $333,000 (12%) to $3,075,000 during 1998 compared to $2,742,000 for 1997. The increase was a result of a $169,000 increase in salary, wages and employee benefits and a $164,000 increase in other non-interest expenses as summarized in the table below - Non-Interest Expenses. Much of the increase was associated with the continued operations of the two new branches that began operations in June 1996 and October 1996, as well as funding the continuing growth of First National/Osceola.


                              NON INTEREST EXPENSE
                           (Dollars are in Thousands)


                                                    Nine Months Ended Sept 30               Years Ended Dec 31
                                                --------------------------------     -------------------------------
                                                 1999      1998      Incr(Decr)       1998       1997     Incr(Decr)
                                                ------    ------     ----------      ------     ------    ----------

Salary, wages and employee benefits             $1,215    $  972        $243         $1,374     $1,205       $169
Occupancy expense                                  421       312         109            423        427         (4)
Depreciation of premises and equipment             190       164          26            217        206         11
Stationery and printing supplies                   119        71          48            100        110        (10)
Advertising and public relations                    65        55          10             75         71          4
Data processing expense                            211       169          42            233        199         34
Legal & professional fees                           75        71           4             97         67         30
Other operating expenses                           540       402         138            556        457         99

                                                ------    ------        ----         ------     ------       ----
Total other operating expenses                  $2,836    $2,216        $620         $3,075     $2,742       $333
                                                ======    ======        ====         ======     ======       ====


INCOME TAX PROVISION

         The income tax provision for the nine month period ended September 30, 1999 was $308,000, an effective tax rate of 36.7%, as compared to $387,000 for the nine month period ended September 30,

1998, an effective tax rate of 37.0%.

         The income tax provision for the year ended December 31, 1998, was $512,000, an effective tax rate of 36.4%, as compared to $405,000 for the year ended December 31, 1997, an effective tax rate of 40.2%. The reduction in the effective tax rate in 1998 compared to 1997 was primarily the result of higher amounts of non deductible items in 1997 compared to 1998.

NET INCOME

         Net income for the years ended December 31, 1998, and 1997 was $894,000 and $602,000, respectively. Net income for the nine month periods ended September 30, 1999 and 1998, was $521,000 and $700,000 respectively.

FINANCIAL CONDITION

         As of September 30, 1999, the Bank had total assets of $107.5 million, compared to $109.3 million and $86.3 million as of December 31, 1998, and 1997, respectively. Net loans outstanding on September 30, 1999, were $65,814,000 compared to $56,591,000 and $52,313,000 as of December 31, 1998, and 1997,
respectively.

Loans

         Lending-related income is the most important component of the First National/Osceola's net interest income and is a major contributor to profitability. The loan portfolio is the largest component of earning assets, and it therefore generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets is an important determinant of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the nine-month period ending September 30, 1999, were $61,443,000, or 62% of earning assets, as compared to $54,609,000, or 59% of earning assets, for December 31, 1998, and $48,921,000, or 67% of earning assets, for December 31, 1997. This represented an average loan to average deposit ratio of 63%, 60%, and 68% for September 30, 1999, December 31, 1998, and December 31, 1997, respectively.

         As of September 30, 1999, First National/Osceola had total loans of $66,612,000, net of unearned discount, as compared to $57,372,000 at December 31, 1998, an increase of $9,240,000, or 16%. The growth in loans in the nine-month period was mainly due to the general growth in the market and the calling efforts of the loan officers. Commercial, financial and agricultural loans totaled $10,876,000, or 17% of the loan portfolio. Real estate construction loans totaled $3,557,000, or 5% of the loan portfolio. Real estate mortgage loans totaled $44,737,000, or 67% of the loan portfolio. Installment and consumer loans totaled $7,442,000, or 11% of the loan portfolio.

         As of December 31, 1998, loans totaled $57,372,000 million, net of unearned discount, as compared to $53,094,000 at December 31, 1997, an increase of $4,278,000, or 8%. The growth was mainly due to general growth in the market and the calling efforts of the loan officers. Commercial, financial and agricultural loans totaled $10,828,000 or 19% of the loan portfolio. Real estate construction loans totaled $2,801,000, or 5% of the loan portfolio. Real estate mortgage loans totaled $37,818,000, or 66% of the loan portfolio. Installment and consumer loans totaled $5,925,000, or 10% of the loan portfolio.

         Loan concentrations are considered to exist where there are amounts loaned to multiple borrowers engaged in similar activities which collectively should be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry and the relative proximity of markets served, the Bank has concentrations in geographic as well as in types of loans funded. The tables below provide a summary of the loan portfolio composition and maturities for the periods provided below.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)


TYPES OF LOANS                                        September 30,                         December 31,
                                               ---------------------------           ---------------------------
                                                 1999               1998               1998               1997
                                               --------           --------           --------           --------
Commercial, Financial & Agricultural           $ 10,876           $ 11,070           $ 10,828           $ 11,243
Real Estate - Construction                        3,557              3,334              2,801              3,184
Real Estate - Mortgage                           44,737             36,548             37,818             32,952
Installment & Consumer Lines                      7,442              6,254              5,925              5,715
                                               --------           --------           --------           --------
Total Loans, Net of Unearned Discount          $ 66,612           $ 57,206           $ 57,372           $ 53,094
Less:  Allowance for Loan Losses                   (798)              (858)              (781)              (781)
                                               --------           --------           --------           --------
Net Loans                                      $ 65,814           $ 56,348           $ 56,591           $ 52,313
                                               ========           ========           ========           ========


                             LOAN MATURITY SCHEDULE
                           (Dollars are in Thousands)


                                                              September 30, 1999
                                           ---------------------------------------------------------
                                            0 - 12           1 - 5           Over 5
                                            Months           Years           Years            Total
                                           -------          -------          ------          -------
All Loans other Than Construction          $35,569          $19,701          $7,785          $63,055
Real Estate - Construction                   3,557                0               0            3,557
                                           -------          -------          ------          -------
Total                                      $39,126          $19,701          $7,785          $66,612
                                           =======          =======          ======          =======
Fixed Interest Rate                        $ 4,793          $19,701          $7,785          $32,279
Variable Interest Rate                      34,333                0               0           34,333
                                           -------          -------          ------          -------
Total                                      $39,126          $19,701          $7,785          $66,612
                                           =======          =======          ======          =======

                                                               December 31, 1998
                                           ---------------------------------------------------------
                                           0 - 12            1 - 5           Over 5
                                           Months            Years           Years            Total
                                           -------          -------          ------          -------
All Loans other Than Construction          $36,789          $17,121          $  661          $54,571
Real Estate - Construction                   2,801                0               0            2,801
                                           -------          -------          ------          -------
Total                                      $39,590          $17,121          $  661          $57,372
                                           =======          =======          ======          =======
Fixed Interest Rate                        $ 5,706          $17,121          $  661          $23,488
Variable Interest Rate                      33,884                0               0           33,884
                                           -------          -------          ------          -------
Total                                      $39,590          $17,121          $  661          $57,372
                                           =======          =======          ======          =======



Credit Quality

         First National / Osceola maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The reserve consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. First National / Osceola is committed to the early recognition of problems and to maintaining a sufficient allowance. At September 30, 1999, the allowance for loan losses was $798,000, or 1.2% of total loans outstanding, net of unearned income, compared to $781,000, or 1.4%, at December 31, 1998, and $781,000, or 1.5%, at December 31, 1997.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of September 30, 1999, increased $82,000, or 48%, to $253,000, compared to $171,000 as of December 31, 1998.
Non-performing loans, plus other real estate owned, as a percentage of total assets at September 30, 1999, and December 31,1998, was .24% and .16%, respectively. The increase in non-performing assets was mainly attributable to the previous low level. Management believes that the allowance for loan losses on September 30, 1999 was adequate.

         Total non-performing assets as of December 31, 1998 increased $129,000, or 307%, to $171,000, compared to $42,000 as of December 31, 1997.
Non-performing loans, plus other real estate owned, as a percentage of total assets at December 31, 1998, and December 31, 1997, was .16% and .04%, respectively.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of September 30, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such management continuously focuses its attention on promptly identifying and providing for potential problem loans, as they arise. The tables below summarize First National/Osceola's non performing Assets and Allocation of Allowance for loan losses for the periods provided.

                              NON-PERFORMING ASSETS
                           (Dollars are in Thousands)


                                                 September 30,                     December 31,
                                           ------------------------          -----------------------
                                             1999             1998            1998             1997
                                           -------          -------          ------          -------

Non-Accrual Loans                          $     0          $     0          $    0          $     0
Past Due Loans 90 Days or More
     and Still Accruing Interest               253              276             171               42
Other Real Estate Owned                          0                0               0                0
                                           -------          -------          ------          -------
Total Non-Performing Assets                $   253          $   276          $  171          $    42
                                           =======          =======          ======          =======

Percent of Total Assets                       0.24%            0.26%           0.16%            0.04%
                                           =======          =======          ======          =======
Allowance for Loan Losses                  $   798          $   858          $  781          $   781
                                           =======          =======          ======          =======
Allowance for Loan Losses to

     Nonperforming Loans                       315%             311%            457%            1859%
                                           =======          =======          ======          =======

                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)


                                              September 30, 1999            December 31, 1998           December 31, 1997
                                             ---------------------       -----------------------      ----------------------
                                                        Percent of                    Percent of                  Percent of
                                                         Loans in                      Loans in                    Loans in
                                                           Each                          Each                         Each
                                                         Category                      Category                    Category
                                                            to                            to                           to
                                             Amount        Total         Amount          Total        Amount         Total
                                                           Loans                         Loans                       Loans
                                             ------     ----------       ------       ----------      ------      ----------

Commercial, Financial & Agricultural          $592           16%          $ 47            19%          $117            21%
Real Estate Construction                         0            5%             9             5%            10             6%
Real Estate - Mortgage                          70           67%           407            66%           333            62%
Consumer                                        30           12%            26            10%            24            11%
Unallocated                                    106            0%           292             0%           297             0%
                                              ----          ---           ----           ---           ----           ---
Total                                         $798          100%          $781           100%          $781           100%
                                              ====          ===           ====           ===           ====           ===


Deposits and Funds Purchased

         Total deposits decreased $1,602,000 (1.6%) to $95,956,000 as of September 30, 1999, compared to $97,558,000 on December 31, 1998. Total deposits increased $19,050,000 (24%) to $97,558,000 as of December 31, 1998, compared to
$78,508,000 on December 31, 1997. First National / Osceola does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area serves as the company's fundamental tool in providing a source of funds to be invested primarily in loans. The tables below summarize selected deposit information for the periods indicated.



                  SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                           (Dollars are in Thousands)


                                                September 30,                             December 31,
                                              -------------------          --------------------------------------------
                                                      1999                         1998                      1997
                                              -------------------          --------------------------------------------
                                              Average                      Average                    Average
                                              Balance        Rate          Balance       Rate         Balance      Rate
                                              -------        ----          -------       ----         -------      ----
Noninterest-bearing
     demand deposits                          $19,084        0.00%         $17,213       0.00%        $12,667      0.00%
Interest-bearing demand
     deposits                                  16,196        1.51%          14,164       1.63%         12,407      1.80%
Savings deposits                                9,463        2.50%           6,722       2.69%          3,846      2.21%
Time deposits                                  52,520        5.07%          52,457       5.60%         43,108      5.63%
                                              -------        ----          -------       ----         -------      ----
        Total Average Deposits                $97,263        3.24%         $90,556       3.70%        $72,028      3.80%
                                              =======        ====          =======       ====         =======      ====

                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)


                                                       Sept 30, 1999                   Dec 31, 1998
                                                       -------------                   ------------
Three Months or Less                                       $ 2,772                        $ 4,256
Three Through Six Months                                     3,211                          3,410
Six Through Twelve Months                                    3,509                          2,677
Over Twelve Months                                           1,268                          1,218
                                                           -------                        -------
Total                                                      $10,760                        $11,561
                                                           =======                        =======

Repurchase Agreements

         First National / Osceola enters into agreements to repurchase ("repurchase agreements") under which the company pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these agreements for the periods ended September 30, 1999 and 1998, was approximately $3,540,000 and $1,610,000 respectively. Interest expense for the same periods was approximately $99,600 and $54,100, respectively, resulting in an average rate paid of 3.76% and 4.50% for the nine-month periods ended September 30, 1999 and 1998, respectively. The daily average balance for the years ended December 31, 1998, and 1997 was approximately $2,316,000 and $1,732,000, respectively. Interest expense for these periods was approximately $104,000 and $82,000, respectively, resulting in an average rate paid of 4.48% and 4.73% for the years ended 1998 and 1997, respectively.

                      SCHEDULE OF SHORT-TERM BORROWINGS (1)
                             (dollars in thousands)


                                               Maximum                        Average                        Weighted
                                             Outstanding                    Interest Rate                     Average
                                               at any         Average        during the      Ending        Interest Rate
                                              Month End       Balance           Year         Balance        at Year End
                                             -----------      -------       -------------    -------       -------------
NINE MONTHS ENDED
September 30, 1999                              $5,097        $3,540            3.78%        $2,791            4.75%
September 30, 1998                               1,552         1,610            4.48%         1,166            5.04%
YEAR ENDED DECEMBER 31,
1998                                             4,729         2,316            4.49%         3,978            4.50%
1997                                             3,285         1,732            4.73%         1,044            5.87%

-------------
(1)  Consists of Securities sold under agreements to repurchase

Securities

         First National / Osceola accounts for investments at fair value except for those securities which the company has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and the company has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         First National / Osceola does not engage in trading activities as defined in Statement of Financial Accounting Standard Number 115.

         First National / Osceola's available for sale portfolio totaled $25,883,000 at September 30, 1999, $35,819,000 at December 31, 1998, and
$14,667,000 at December 31, 1997, or 24%, 33% and 17%, respectively, of total assets. The held to maturity portfolio totaled $3,538,000 at September 30, 1999, $2,555,000 at December 31, 1998 and $3,003,000 at December 31, 1997, or 3%, 2%
and 3%, respectively, of total assets. See the tables below for a summary of security type, maturity and average yield distributions.

          First National / Osceola uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. The company has designated substantially all of its securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, without adversely impacting its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $84,000 on September 30, 1999, a net unrealized gain of approximately $201,000 on December 31, 1998 and a net unrealized gain of approximately $31,000 on December 31, 1997.

         First National / Osceola invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, the company enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by First National / Osceola. The tables below summarize the maturity distribution of investment securities, weighted average yield by range of maturities, and distribution of investment securities for the periods provided.


                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                                     September 30, 1999         December 31, 1998          December 31, 1997
                                                   ----------------------     ----------------------     -----------------------
                                                   Amortized    Estimated     Amortized    Estimated     Amortized     Estimated
AVAILABLE-FOR-SALE                                   Cost        Market         Cost        Market          Cost         Market
                                                                  Value                      Value                        Value
                                                   ---------    ---------     ---------    ---------     ---------     ---------
U.S. Treasury and U.S. Government Agencies
    and Corporations and Obligations of
    State and Political Subdivisions:
         One Year or Less                           $15,535      $15,535       $10,395       $10,440       $ 7,242       $ 7,256
         Over One Through Five Years                  8,298        8,213        23,088        23,244         7,266         7,283
         Over Five Through Ten Years                      0            0             0             0             0             0
         Over Ten Years                               2,000        2,000         2,000         2,000             0             0
Federal Reserve Bank Stock                              135          135           135           135           128           128
                                                    -------      -------       -------       -------       -------       -------
Total                                               $25,968      $25,883       $35,618       $35,819       $14,636       $14,667
                                                    =======      =======       =======       =======       =======       =======

HELD-TO-MATURITY
U.S. Government Agencies and
Treasuries

         One Year or Less                $    0       $    0     $  501       $  504        $2,500        $2,504
         Over One Through Five Years      3,538        3,485      2,054        2,042           503           508
                                         ------       ------     ------       ------        ------        ------
    Total                                $3,538       $3,485     $2,555       $2,546        $3,003        $3,012
                                         ======       ======     ======       ======        ======        ======

                  WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
                (AVERAGE YIELDS ON SECURITIES AVAILABLE FOR SALE
                    ARE CALCULATED BASED ON AMORTIZED COST)

                                    Sept 30, 1999           Dec 31, 1998               Dec 31, 1997
                                    -------------           ------------               ------------

One Year or Less                        5.34%                   5.80%                      6.14%
Over One Through Five Years             5.16%                   5.34%                      5.94%
Over Five Through Ten Years             0.00%                   0.00%                      0.00%
Over Ten Years                          5.51%                   5.77%                      0.00%

                      DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                     September 30, 1999              December 31, 1998               December 31, 1997
                                  ------------------------        ------------------------        ------------------------
                                  Amortized         Fair          Amortized         Fair          Amortized         Fair
                                     Cost           Value           Cost            Value           Cost            Value
                                  ---------        -------        ---------        -------        ---------        -------
AVAILABLE FOR SALE:
US Treasury Securities             $15,567         $15,541         $19,621         $19,775         $10,259         $10,285
US Government Agencies               8,002           7,952          13,502          13,550           4,249           4,254
State, County, & Municipal           2,000           2,000           2,000           2,000               0               0
Mortgage-Backed Securities             264             255             360             359               0               0
Federal Reserve Bank Stock             135             135             135             135             128             128
                                   -------         -------         -------         -------         -------         -------
Total                              $25,968         $25,883         $35,618         $35,819         $14,636         $14,667
                                   =======         =======         =======         =======         =======         =======

HELD TO MATURITY:
US Treasury Securities             $     0         $     0         $ 2,054         $ 2,042         $ 1,000         $ 1,001
US Government Agencies               3,538           3,485             501             504           2,003           2,011
                                   -------         -------         -------         -------         -------         -------
Total                              $ 3,538         $ 3,485         $ 2,555         $ 2,546         $ 3,003         $ 3,012
                                   =======         =======         =======         =======         =======         =======



Liquidity and Interest Rate Sensitivity

         Market and public confidence in the financial strength of First National / Osceola and financial institutions in general will largely determine the company's access to appropriate levels of liquidity. This confidence is significantly dependent on First National / Osceola's ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures the liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, the primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of First National / Osceola's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to First National / Osceola.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

         First National / Osceola's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At September 30, 1999, approximately 50% of total gross loans were adjustable rate and 69% of total securities either reprice or mature in less than one year. Total financing liabilities consisted of approximately $25,699,000 (27%) in NOW, Money Market Accounts and Savings, $48,645,000 (51%) in time deposits, and $21,612,000 (22%) in non-interest bearing demand accounts. At December 31, 1998, approximately 59% of total gross loans were adjustable rate and 23% of total securities either reprice or mature in less than one year. Total financing liabilities consisted of approximately $24,122,000 (25%) in NOW, Money Market Accounts and Savings, $54,764,000 (56%) in time deposits, and $18,671,000 (19%) in non-interest bearing demand accounts. A rate sensitivity analysis is presented below as of September 30, 1999 and December 31, 1998.

         First National / Osceola has prepared a table which presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were First National / Osceola to have disposed of such instruments at December 31, 1998, and September 30, 1999, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1998, and September 30, 1999, should not necessarily be considered to apply at subsequent dates.

                            RATE SENSITIVITY ANALYSIS
                               September 30, 1999
                           (Dollars are in Thousands)



                                                                                                                          Est. Fair
                                      0-1 Yr      1-2 Yrs     2-3 Yrs     3-4 Yrs     4-5 Yrs     5 Ys +        TOTAL       Value
                                     -------      -------     -------     -------     -------     -------      -------    ---------

INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                  $ 4,793      $3,676      $4,464      $5,781      $5,781      $ 7,778      $32,273     $32,178
   Average Interest Rate                8.35%       9.35%       9.01%       8.41%        8.41%        8.10%       8.52%
   Variable Rate Loans                32,280           0           0           0           0            0       32,280      32,280
   Average Interest Rate                8.46%                                                                     8.46%
Investment Securities (1)
   Fixed Rate Securities              20,057       5,549       1,764           0           0        2,000       29,370      29,233
   Average Interest Rate                5.75%       5.72%       5.77%                                5.45%        5.72%
   Variable Rate Securities                0           0           0           0           0            0            0
   Average Interest Rate
Federal Funds Sold                     2,150           0           0           0           0            0        2,150       2,150
Average Interest Rate                   4.31%                                                                     4.31%
Other Earning Assets (2)                 135           0           0           0           0            0          135         135
Average Interest Rate                   6.00%                                                                     6.00%
                                     -------      ------      ------      ------      ------      -------      -------     -------
Total Interest-Earning Assets        $59,415      $9,225      $6,228      $5,781      $5,781      $ 9,778      $96,208     $95,976
                                        7.38%       7.17%       8.09%       8.41%       8.41%        7.55%        7.55%
                                     =======      ======      ======      ======      ======      =======      =======

INTEREST BEARING LIABILITIES
NOW Accounts                         $ 9,294      $    0      $    0      $    0      $    0      $     0      $ 9,294     $ 9,294
Average Interest Rate                   1.00%                                                                     1.00%
Money Market Accounts                  6,223           0           0           0           0            0        6,223       6,223
Average Interest Rate                   2.00%                                                                     2.00%
Savings Accounts                      10,182           0           0           0           0                    10,182      10,182
Average Interest Rate                   1.65%                                                                     1.65%
CDs $100,000 & Over                    9,492       1,137           0         131           0            0       10,760      10,828
Average Interest Rate                   5.13%       5.63%                   5.00%                                 5.18%
CDs Under $100,000                    29,064       6,298         225       1,057         710          531       37,885      37,467
Average Interest Rate                   4.80%       5.12%       5.95%       5.61%       5.36%        5.05%        4.90%
Securities Sold Under
Repurchase Agreement                   2,791           0           0           0           0            0        2,791       2,791
Average Interest Rate                   3.78%                                                                     3.78%

                                     -------      ------      ------      ------      ------      -------      -------     -------
Total Interest-Bearing Liabilities   $67,046      $7,435      $  225      $1,188      $  710      $   531      $77,135     $76,785
                                        3.54%       5.20%       5.95%       5.54%       5.36%        5.05%        3.77%
                                     =======      ======      ======      ======      ======      =======      =======


-----------------
(1)  Securities available for sale are shown at their amortized cost.

(2)  Represents interest earning Federal Reserve Bank Stock

                           RATE SENSITIVITY ANALYSIS
                               September 30, 1999
                           (Dollars are in Thousands)


                                                                                                                         Est. Fair
                                        0-1 Yr    1-2 Yrs     2-3 Yrs     3-4 Yrs     4-5 Yrs    5 Ys +      TOTAL          Value
                                       -------    -------     -------     -------     -------    ------     --------     ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                    $ 5,706    $ 2,971     $ 5,015     $4,531      $4,531     $  656     $ 23,410      $ 23,734
   Average Interest Rate                  8.45%      9.53%       9.29%      8.70%       8.70%      9.08%        8.88%
   Variable Rate Loans                  33,661          0           0          0           0          0       33,661        33,661
   Average Interest Rate                  8.12%                                                                 8.12%
Investment Securities (1)
   Fixed Rate Securities                 8,761     19,373       6,054      1,859           0      2,000       38,047        38,239
   Average Interest Rate                  6.07%      5.79%       5.69%      5.78%                  5.70%        5.83%
   Variable Rate Securities                  0          0           0          0           0          0            0
   Average Interest Rate
Federal Funds Sold                       5,146          0           0          0           0          0        5,146          5146
Average Interest Rate                     5.37%                                                                 5.37%
Other Earning Assets (2)                   135          0           0          0           0          0          135           135
Average Interest Rate                     6.00%                                                                 6.00%
                                       -------    -------     -------     ------      ------     ------     --------      --------
Total Interest-Earning Assets          $53,409    $22,344     $11,069     $6,390      $4,531     $2,656     $100,399      $100,915
                                          7.55%      6.28%       7.32%      7.85%       8.70%      6.53%        7.29%
                                       =======    =======     =======     ======      ======     ======     ========

INTEREST BEARING LIABILITIES

NOW Accounts                           $ 9,196    $     0     $     0     $    0      $    0     $    0     $  9,196      $  9,196
Average Interest Rate                     1.00%                                                                 1.00%
Money Market Accounts                    6,897          0           0          0           0          0        6,897         6,897
Average Interest Rate                     2.00%                                                                 2.00%
Savings Accounts                         8,029          0           0          0           0          0        8,029         8,029
Average Interest Rate                     1.65%                                                                 1.65%
CDs $100,000 & Over                     10,611        650         300          0           0          0       11,561        11,731
Average Interest Rate                     5.57%      5.91%       6.00%                                          5.60%
CDs Under $100,000                      36,222      4,734       1,098        766         383          0       43,203        43,784
Average Interest Rate                     5.39%      5.61%       5.75%      5.75%       5.30%                   5.43%
Securities Sold Under
Repurchase Agreement                     3,978          0           0          0           0          0        3,978         3,978
Average Interest Rate                     4.49%                                                                 4.49%

                                       -------    -------     -------     ------      ------     ------     --------      --------
Total Interest-Bearing Liabilities     $74,933    $ 5,384     $ 1,398     $  766      $  383     $    0     $ 82,864      $ 83,615
                                          4.12%      5.65%       5.80%      5.75%       5.30%                   4.27%
                                       =======    =======     =======     ======      ======     ======     ========


---------------
(1)  Securities available for sale are shown at their amortized cost.

(2)  Represents interest earning Federal Reserve Bank Stock

Primary Use of Funds

Nine Month period ending September 30, 1999

         The primary source of funds during the period included maturity/sale of investments $(1,444,000), decrease in federal funds sold and other cash items $(7,849,000), exercise of stock options net of tax benefit $(713,000), increase in borrowings from repurchase agreements $(1,625,000) and net income $(522,000). The primary uses of funds during the period included a decrease in deposits $(1,463,000), an increase in net loans outstanding $(9,466,000), increase in premises and equipment $(865,000), and other miscellaneous net uses $(246,000).

Twelve Month period ending December 31, 1998

         The primary source of funds during the period included net growth in deposits $(19,050,000), exercise of stock options net of tax benefit $(212,000), an increase in borrowings from repurchase agreements $(2,934,000), decrease in federal funds sold and other cash items $(2,856,000), and net income $(894,000). The primary uses of funds during the period included an increase in investments outstanding $(20,704,000), an increase in net loans outstanding $(4,278,000), an increase in premises and equipment $(793,000), dividends paid $(113,000), and other miscellaneous net uses $(58,000).



CAPITAL RESOURCES

         Shareholders' equity at September 30, 1999, was $8,511,000 as compared to $7,390,000 at September 30, 1998, and $7,457,000 at December 31, 1998, as
compared to $6,358,000 at December 31, 1997.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off-balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. First National/Osceola's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on First National/ Osceola. Selected capital ratios at December 31, 1998, and 1997 compared to September 30, 1999, were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)


                                                     Actual                   Well Capitalized          Excess
                                                ----------------             ------------------
                                                Amount     Ratio             Amount       Ratio         Amount
                                                ------     -----             ------       -----         ------
AS OF SEPTEMBER 30, 1999:
Total Capital:  (to Risk Weighted Assets):      $9,251      13.9%            $6,636       10.0%         $2,615
Tier 1 Capital: (to Risk Weighted Assets):      $8,453      12.7%            $3,981        6.0%         $4,472
Tier 1 Capital: (to Average Assets):            $8,453       7.9%            $5,350        5.0%         $3,103

AS OF DECEMBER 31, 1998:
Total Capital:  (to Risk Weighted Assets):      $8,019      13.7%            $5,835       10.0%         $2,184
Tier 1 Capital: (to Risk Weighted Assets):      $7,289      12.5%            $3,501        6.0%         $3,788
Tier 1 Capital: (to Average Assets):            $7,289       6.7%            $5,420        5.0%         $1,869

AS OF DECEMBER 31, 1997:
Total Capital:  (to Risk Weighted Assets):      $7,009      13.0%            $5,376       10.0%         $1,633
Tier 1 Capital: (to Risk Weighted Assets):      $6,335      11.8%            $3,232        6.0%         $3,103
Tier 1 Capital: (to Average Assets):            $6,335       7.3%            $4,314        5.0%         $2,021



EFFECTS OF INFLATION AND CHANGING PRICES

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce First National / Osceola's earnings from such activities.

ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, First National/Osceola adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of First National/Osceola.

         In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June of 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for First National/Osceola. This information is derived from First National/Osceola's unaudited financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with First National/Osceola's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.


                             SELECTED QUARTERLY DATA
                           (Dollars are in Thousands)


                                                1999                         1998                          1997
(Dollars in Thousands except           ----------------------   -----------------------------   -------------------------
for per share data)                      3Q       2Q      1Q      4Q       3Q     2Q     1Q     4Q     3Q     2Q     1Q
                                       ------   ------   ----   -------   ----   ----   ----   ----   ----   ----   -----

Net Interest Income                    $1,085   $1,065   $ 974  $   956   $ 980  $ 951  $ 925  $ 901  $ 876  $ 847  $ 814
Provision for Loan Losses                  24       38      37      (58)     27     27     42      0     58     77     77
                                       ------   ------   -----  -------   -----  -----  -----  -----  -----  -----  -----
Net Interest Income after
     provision for loan losses         $1,061   $1,027   $ 937  $ 1,014   $ 953  $ 924  $ 883  $ 901  $ 818  $ 770  $ 737
Non-Interest Income                       226      223     202      205     177    168    157    150    125    136    112
Non-Interest Expenses                   1,017      944     875      859     769    727    720    715    709    660    658
                                       ------   ------   -----  -------   -----  -----  -----  -----  -----  -----  -----
Income before income
     tax expense                       $  270   $  306   $ 264  $   360   $ 361  $ 365  $ 320  $ 336  $ 234  $ 246  $ 191
Income tax expense                         92      116     100      125     166     93    128    154     84     96     71
                                       ------   ------   -----  -------   -----  -----  -----  -----  -----  -----  -----
Net Income                             $  178   $  190    $164  $   235   $ 195  $ 272  $ 192  $ 182  $ 150  $ 150  $ 120
                                       ======   ======   =====  =======   =====  =====  =====  =====  =====  =====  =====

Basic earnings per common share        $ 0.36   $ 0.41   $0.36  $  0.52   $0.43  $0.61  $0.44  $0.43  $0.35  $0.35  $0.28
Diluted earnings per common share      $ 0.35   $ 0.38   $0.33  $  0.49   $0.40  $0.57  $0.40  $0.40  $0.33  $0.33  $0.26

                                   APPENDIX E

               Information on First National Bank of Polk County

                         BUSINESS OF FIRST NATIONAL/POLK


GENERAL

      First National/Polk was organized as a national banking association on February 21, 1992, First National/Polk provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First National/Polk include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, First National/Polk makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. First National/Polk provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. First National/Polk does not have trust powers and, accordingly, no trust services are provided.

      The revenues of First National/Polk are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for First National/Polk's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of First National/Polk are the interest paid on deposits, and operating and general administrative expenses.

      As is the case with banking institutions generally, First National/Polk's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First National/Polk faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

      First National/Polk offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. First National/Polk's total loans at September 30, 1999 and December 31, 1998 were $40.8 million, or 56% of total assets, and $40.1 million, or 54% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. First National/Polk has no foreign loans or loans for highly leveraged transactions.

      First National/Polk's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At September 30, 1999, 69.7%, 12.1% and 18.2% and at December 31, 1998, 69.8%, 13.6%, and 17.7% of
First National/Polk's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 96% of First National/Polk's loans at September 30, 1999 and December 31, 1998, respectively, were made on a secured basis. As of September 30, 1999 and December 31, 1998, 75.3% and 75.4%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.

      First National/Polk's commercial loans include loans to individuals and small-to-medium sized businesses located primarily in Polk County for working capital, equipment purchases, and various other business purposes. A majority of First National/Polk's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in three to five years.

      First National/Polk's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. First National/Polk generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. First National/Polk's residential real estate loans generally are repayable in monthly installments based on up to a 30-year amortization schedule with variable-interest rates.

      First National/Polk's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed- and variable-interest rates, and are often based on up to a five-year amortization schedule.

      For additional information regarding First National/Polk's loan portfolio, see "First National/Polk's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

      Deposits are the major source of First National/Polk's funds for lending and other investment activities. First National/Polk considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 61.9% and 58.5% of First National/Polk's total deposits at September 30, 1999 and December 31, 1998, respectively. Approximately 38.1% and 41.5% of First National/Polk's deposits at September 30, 1999 and December 31, 1998 were certificates of deposit. Generally, First National/Polk attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 5.1% of First National/Polk's total deposits at both September 30, 1999 and December 31, 1998. The majority of the deposits of First National/Polk are generated from Polk County. First National/Polk does not accept brokered deposits. For additional information regarding First National/Polk's deposit accounts, see "First National/Polk's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

EMPLOYEES

      At September 30, 1999, First National/Polk employed 32 full-time and two part-time employees. The employees are not represented by a collective bargaining unit. First National/Polk consider relations with its employees to be good.

PROPERTIES

      The main office of First National/Polk is located at 7722 State Road 544 East, Winter Haven, Florida in a two-story building of approximately 12,000 square feet, which is owned by First National/Polk. First National/Polk also has a branch office of approximately 2,800 square feet in a one-story building located at 1191 Highway 27 North, Haines City, Florida, and a branch office of approximately 3,200 square feet in a one-story building located at 12600 U.S. Highway 27 N., Davenport, Florida. All of First National/Polk's branch offices are owned by it.

LITIGATION

      In the ordinary course of operations, First National/Polk is a party to various legal proceedings. Management does not believe there is any proceeding pending against First National/Polk which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of First National/Polk.

MANAGEMENT

      Board of Directors. The Board of Directors of First National/Polk currently consists of 13 directors, each of whom holds office until the next annual meeting of First National/Polk shareholders. The following table sets forth certain information with respect to the directors of First National/Polk.


                                  DIRECTOR OR OFFICER
                                 OF FIRST NATIONAL/POLK            PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                              SINCE                    EXPERIENCE DURING PAST FIVE YEARS
------------                     ----------------------            -------------------------------------

James H. White, 73                         1992                    Chairman of the Board of First
                                                                   National/Polk, First National Bank of
                                                                   Osceola County, and Community
                                                                   National Bank of Pasco County

Bruce A. Davis, 47                         1992                    President - Bruce A. Davis & Associates,
                                                                   Inc. (insurance agency)

Terry W. Donley, 51                        1992                    President - Donley Citrus, Inc. (citrus
                                                                   harvesting and production)

Bruce B. Ingram, 54                        1992                    President - Ingram Grove Service, Inc.
                                                                   (citrus harvesting and production)

Jack A. Kuder, 71                          1992                    Citrus Grower

Charlie N. Long, Jr., 68                   1992                    Owner - Central Park and Central Park II
                                                                   (mobile retirement home community)

Edward D. Mathews, 65                      1992                    Owner - Sonny's Bar-B-Q (Haines City,
                                                                   Winter Haven & Bartow) (multiple
                                                                   franchise owner)

Louis W. McKnight, 82                      1992                    President - Holly Hill Fruit Products Co.,
                                                                   Inc. (fruit harvester, grower and
                                                                   processer)

William K. Pou, Jr., 42                    1992                    Executive Vice President of Retail
                                                                   Operations - W. S. Badcock Corp. (retail
                                                                   furniture business)

J. Thomas Rocker, 57                       1992                    Director - Arctic Services, Inc.
                                                                   (commercial insulation)

Joy C. Sims, 57                            1992                    Community Leader

Ralph T. Stalnaker, Jr.                    1992                    President - Woodland Lakes Retirement
                                                                   Concepts, Inc. (mobile home retirement
                                                                   community)

George H. Carefoot, 56                     1992                    President and Chief Executive Officer of
                                                                   First National Bank/Polk

      Executive Officers. The following sets forth information regarding the executive officers of First National/Polk. The officers of First National/Polk serve at the pleasure of the Board of Directors.


                                             PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                                 EXPERIENCE DURING PAST FIVE YEARS
------------                                 -------------------------------------

George H. Carefoot, 56                       President and Chief Executive Officer

Lynn C. Briske, 52                           Operations - Vice President - Cashier

Joyce W. Lovelace, 42                        Retail Lending - Vice President

COMPENSATION AND BENEFITS

      The table below sets forth certain information with respect to compensation paid to Mr. George H. Carefoot (the President and Chief Executive Officer of First National/Polk) during the years presented. No other executive officer of First National/Polk received a total salary and bonus in excess of $100,000 in 1998.


                                                          ANNUAL COMPENSATION
                                           ------------------------------------------------------------
     NAME AND                                                           OTHER ANNUAL          ALL OTHER
PRINCIPAL POSITION              YEAR       SALARY($)        BONUS       COMPENSATION
COMPENSATION(1)                 ----       ---------        ------      ------------

George H. Carefoot,             1998       $117,520         $8,500              -0-             4,700
President and Chief             1997       $113,000         $8,500              -0-             4,520
Executive Officer               1996       $107,069         $4,375              -0-             4,283

------------------

(1)  Represents amounts contributed by First National/Polk to Mr. Carefoot's
     Section 401(k) savings plan accounts.

     Non-employee directors of First National/Polk receive directors fees of $200.00 for each Board and $75.00 for each committee meeting attended.

     Savings Plan

     First National/Polk has a 401(k) savings plan covering substantially all employees of First National/Polk. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. First National/Polk may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

     Stock Option Plan

     First National/Polk has a Directors' Stock Option Plan and an Officers' and Employees' Stock Option Plan. Under the plans, options for an aggregate of 37,450 shares of First National/Polk Common Stock were outstanding as of the date of this Proxy Statement (including options for 24,000 shares held by Mr. Carefoot). The Plans provide that options are granted at prices equal to market value on the date of grant (as determined by the Board of Directors), and become exercisable over four years at the rate of 25% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the options range from $10.00 to $17.50 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

     Directors and Officers

     The following table sets forth the beneficial ownership of outstanding shares of First National/Polk Common Stock as of the date of this Proxy Statement by First National/Polk's current directors, and by current directors and executive officers as a group. Except as set forth below, management of First National/Polk is not aware of any individual or group that owns in excess of 5% of the outstanding shares of First National/Polk.


NAME OF INDIVIDUAL                       AMOUNT/NATURE OF               PERCENT
(AND ADDRESS OF 5% OWNER)                BENEFICIAL OWNERSHIP(1)        OF CLASS
-------------------------                -----------------------        --------

George H. Carefoot                             25,000 (2)                  5.00%
313 Hamilton Shore Drive
Winter Haven, FL 33881

Bruce A. Davis                                 20,500 (3)                  4.31%

Terry W. Donley                                13,750                      2.89%

Bruce B. Ingram                                15,000 (4)                  3.15%

Jack A. Kuder                            18,425 (5)                  3.87%

Charlie N. Long, Jr.                     14,300 (6)                  3.01%

Edward D. Mathews                        21,050 (7)                  4.43%

Louis W. McKnight                        21,025 (8)                  4.42%

William K. Pou, Jr.                      17,500 (9)                  3.68%

J. Thomas Rocker                         25,650 (10)                 5.39%

Joy C. Sims                              16,000 (11)                 3.36%

Ralph T. Stalnaker, Jr.                  14,000 (12)                 2.94%

James H. White                           27,500 (12)                 5.78%
P. O. Box 188
Haines City, FL  33845-0188

All directors and executive             249,800                     52.50%
officers as a group (15 persons)

------------------

(1) Information related to beneficial ownership is based upon the information available to First National/Polk.

(2)   Includes options to acquire 24,000 shares.

(3) Includes 15,000 shares held jointly with his spouse, 2,000 shares held jointly with his child, 1,500 shares held jointly with his mother, and 2,000 shares held by his company as to which shares he exercises voting and investment power.

(4)   Held jointly with his spouse.

(5) Includes 17,925 shares held by his company as to which shares he exercises voting and investment power.

(6) Consists of 12,800 shares held jointly with his spouse and 1,500 shares held by his retirement plan.

(7) Consists of 15,000 shares held jointly with his spouse and 5,850 shares held by his company as to which shares he exercises voting and investment power.

(8) Includes 10,000 shares held by his company as to which shares he exercises voting and investment power and 5,825 shares held by his retirement plan.

(9)   Includes 2,500 shares held by his spouse.

(10) Includes 5,000 shares held by his spouse, 5,000 shares held jointly with his spouse, and 3,150 shares held by his retirement plan.

(11)  Includes 5,000 shares held jointly with her spouse.

(12) Includes 11,500 shares held by his spouse, and 1,000 shares held jointly with his spouse.

                              FIRST NATIONAL / POLK
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FIRST NATIONAL / POLK FOR THE PERIODS SHOWN. FIRST NATIONAL / POLK'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         First National / Polk is a national bank chartered February 21, 1992. It provides traditional deposit and lending products and services to its commercial and retail customers through three full service branches located within Polk County in central Florida. The company is a national bank and is subject to the supervision of the Office of the Comptroller of the Currency. At September 30, 1999, the Bank had total assets of $72.2 million, total loans of $40.2 million, total deposits of $65.1 million, and total shareholders' equity of $6.5 million. Net income for the nine months ended September 30, 1999 and for the year ended December 31, 1998, was $449,000 and $691,000 respectively, as compared with $485,000 and $548,000 for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively.

         First National / Polk is located in the northwest corner of Polk county, which is primarily a retirement and agricultural community. It is the fastest growing area in Polk county. As Orlando is expanding, residential housing is spreading west on Interstate 4 extending into this area of the county. In addition, Walt Disney World is approximately ten miles from First National / Polk's closest branch, which makes First National / Polk's market a convenient commute for any of the thousands of Disney employees.

         At September 30, 1999 real estate loans were approximately 70% of total gross loans outstanding. Of this amount, more than half were residential real estate loans. Due to the demographics of the market, the concentration in real estate loans overall, and residential real estate loans in particular, is expected to continue.


RESULTS OF OPERATIONS

NET INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         First National / Polk's net income for the nine month periods ended September 30, 1999 was $449,000 compared to $485,000 for the nine month period ending September 30, 1998. The net income per share for the periods ended September 30, 1999 and 1998 were $0.95 $(0.92 diluted) and $1.11 $(1.05 diluted). The per share income was negatively impacted due to the issuance of additional shares from the exercise of stock options. First National / Polk has a qualified stock option plan for it's employees, as well as a non qualified stock option plan for it's directors.

         First National / Polk's return on average assets ("ROA") and return on average equity ("ROE") for the nine month period ended September 30, 1999 was 0.80% and 9.42% as compared to the ROA and ROE of 0.93% and 12.06% for the nine month period ended September 30, 1998. The efficiency ratios for the two periods ended September 30, 1999 approximated 69% and 67% respectively.

         There were positive improvements in net interest income of approximately $133,000 and in non interest income of approximately $68,000 in the nine month period ending September 30, 1999 as compared to the same period for 1998. These positive impacts were partially offset by the negative impacts resulting from a $24,000 increase in the loan loss provision, a $177,000 increase in non interest expense, and a $36,000 increase in income tax expense for the nine month period ending September 30, 1999, compared to the same period for 1998.

         The improvement in net interest margin was primarily due to a combination of increased interest earning assets and changes in interest bearing liabilities plus an increase in non interest bearing demand deposits. The increase in non interest expense is primarily due to an increase in compensation expense, insurance expenses/premiums and other related employee expenses.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net Income increased $143,000 or 26% to $691,000 in 1998 compared to $548,000 in 1997. Earnings per share increased $0.23 $(0.22 diluted) or 17% to $1.58 $(1.49 diluted) in 1998 compared to $1.35 $(1.27 dilutive) in 1997. ROA and ROE both increased to 0.99% and 12.66% in 1998 compared to 0.92% and 12.00% in 1997. The increase in earnings per share was negatively impacted, relative to the increase in net income, due to the issuance of additional shares related to the exercise of stock options, primarily in 1998.

         The increase in net income was due to an increase in net interest margin $286,000, a decrease in the loan loss provision $34,000, a decrease in income tax expense $6,000, and an increase in non interest income $65,000. These positive effects on net income were partially offset by an increase in non interest expense $248,000.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Net interest income increased $133,000 or 6% to $2,114,000 during the nine month period ended September 30, 1999 compared to $2,081,000 for the nine month period ended September 30, 1998. The $133,000 increase was a combination of a $27,000 decrease in interest income and a $160,000 decrease in interest expense.

         Average interest earning assets increased $4,825,000 to $68,458,000 during the nine month period ending September 30, 1999 compared to $63,633,000 for the nine month period ending September 30, 1998. Comparing these same two periods, yield on average interest earning assets decreased from 7.90% to 7.29%. The increase in volume had a positive effect on the change in interest income (+$301,000 volume variance), however, this was more than offset by the negative impact resulting from the 0.61% decrease in average yields (-$337,000 rate variance). The result was a $27,000 decrease in interest income.

         Average interest bearing liabilities increased $2,248,000 to $57,194,000 during the nine month period ending September 30, 1999 compared to $54,946,000 for the nine month period ending September 30, 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.09% to 3.55%. Although there was an increase in volume, the resulting volume variance was a decrease of interest expense of approximately $10,000. The reason was because of the mixture of the components. Average balances of higher rate certificate of deposit accounts decreased, while lower cost deposits increased, thereby resulting in a decrease to interest expense. Refer to the tables Average Balances - Yields & Rates, and Analysis of Changes In Interest Income and Expenses below. The 0.54% decrease in average cost of interest bearing liabilities resulted in a decrease in interest expense (rate variance) of approximately $150,000. The result was a $160,000 decrease in interest expense.


Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Net interest income increased $286,000 or 11.5% to $2,766,000 during 1998 compared to $2,346,000 for 1997. The $286,000 increase was a combination of a $559,000 increase in interest income and a $273,000 increase in interest expense.

         Average interest earning assets increased $9,816,000 to $63,969,000 during 1998 compared to $54,153,000 for 1997. Comparing these same two periods, the yield on average interest earning assets decreased from 7.95% to 7.62%. The increase in volume had a positive effect on the change in interest income (+$727,000 volume variance), however, this was partially offset by the negative impact resulting from the 0.33% decrease in average yields (-$156,000 rate variance). The result was a $571,000 increase in interest income.

         Average interest bearing liabilities increased $7,775,000 to $55,169,000 during 1998 compared to $47,394,000 for 1997. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.13% to 4.05%. The increase in volume had an increasing effect on interest expense (+$104,000 volume variance). The increase in yield had an increasing effect on interest expense (+$169,000 rate variance). The result was a $273,000 increase in interest expense.

                        AVERAGE BALANCES - YIELDS & RATES
                           (Dollars are in Thousands)

                                                                  Nine Months Ended September 30,
                                           --------------------------------------------------------------------------------
                                                            1999                                      1998
                                           --------------------------------------    --------------------------------------
                                           Average      Interest         Average     Average      Interest          Average
                                           Balance      Inc / Exp        Rate (1)    Balance      Inc / Exp         Rate (1)
                                           -------      ---------        --------    -------      ---------         -------
ASSETS:
Federal Funds Sold                         $ 3,322        $  119           4.79%     $ 5,926        $  241           5.44%
Securities Available for Sale               25,522         1,004           5.26%      21,376           943           5.90%
Loans (2) (5)                               39,614         2,611           8.81%      36,331         2,577           9.48%
                                           -------        ------           ----      -------        ------           ----
TOTAL EARNING ASSETS                       $68,458        $3,734           7.29%     $63,633        $3,761           7.90%

All Other Assets                             6,405                                     5,863
                                           -------                                   -------
TOTAL ASSETS                               $74,863                                   $69,496
                                           =======                                   =======
LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                      $25,972        $  514           2.65%     $21,539        $  455           2.82%
  Savings                                    4,700            47           1.34%       3,988            60           2.01%
  Time Deposits                             26,138           947           4.84%      28,608         1,134           5.30%
Short Term Borrowings                          384            12           4.18%         811            31           5.11%
                                           -------        ------           ----      -------        ------           ----
TOTAL INTEREST
BEARING LIABILITIES                        $57,194        $1,520           3.55%     $54,946        $1,680           4.09%
Demand Deposits                             11,039                                     8,923
Other Liabilities                              274                                       267
Shareholders' Equity                         6,356                                     5,360
                                           -------                                   -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                       $74,863                                   $69,496
                                           =======                                   =======
NET INTEREST SPREAD (3)                                                    3.74%                                     3.81%
                                                                           ====                                      ====
NET INTEREST INCOME                                       $2,214                                    $2,081
                                                          ======                                    ======
NET INTEREST MARGIN (4)                                                    4.32%                                     4.37%
                                                                           ====                                      ====

                                                                     Years Ended December 31,
                                           --------------------------------------------------------------------------------
                                                           1998                                       1997
                                           --------------------------------------    --------------------------------------
                                           Average      Interest         Average     Average      Interest         Average
                                           Balance      Inc / Exp        Rate (1)    Balance      Inc / Exp        Rate (1)
                                           -------      ---------        --------    -------      ---------        --------
ASSETS:
Federal Funds Sold                         $ 5,462        $  292           5.35%     $ 3,637        $  197           5.42%
Securities Available for Sale               21,516         1,254           5.83%      17,975         1,097           6.10%
Securities Held to Maturity                      0             0           0.00%           0             0           0.00%
Loans, Net Unearned (2)                     36,991         3,452           9.33%      32,541         3,145           9.66%
Interest Bearing Deposits                        0             0           0.00%           0             0           0.00%
                                           -------        ------           ----      -------        ------           ----
TOTAL EARNING ASSETS                       $63,969        $4,998           7.81%     $54,153        $4,439           8.20%
All Other Assets                             5,932                                     5,320
                                           -------                                   -------
TOTAL ASSETS                               $69,901                                   $59,473
                                           =======                                   =======
LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                      $21,948        $  614           2.80%     $13,953        $  265           1.90%
  Savings                                    4,026            78           1.94%       3,015            60           1.99%
  Time Deposits                             28,512         1,506           5.28%      30,015         1,614           5.38%
Short Term Borrowings                          683            34           4.98%         411            20           4.87%
Notes Payable & Debentures                       0             0           0.00%           0             0           0.00%
                                           -------        ------           ----      -------        ------           ----
TOTAL INTEREST
BEARING LIABILITIES                        $55,169        $2,232           4.05%     $47,394        $1,959           4.13%
Demand Deposits                              9,000                                     7,251
Other Liabilities                              276                                       260
Shareholders' Equity                         5,456                                     4,568
                                           -------                                   -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                       $69,901                                   $59,473
                                           =======                                   =======
NET INTEREST SPREAD (3)                                                    3.77%                                     4.06%
                                                                           ====                                      ====
NET INTEREST INCOME                                       $2,766                                    $2,480
                                                          ======                                    ======
NET INTEREST MARGIN (4)                                                    4.32%                                     4.58%
                                                                           ====                                      ====

(1)  Nine month data presented on an annualized basis.

(2) Interest income on average loans includes loan fee recognition of $88,000 and $96,000 for the nine month periods ended September 30 1999 and 1998, and $122,000 and $134,000 for the years ended December 31, 1998 and 1997. Generally, interest is not accrued on loans past due by more than 90 days.

(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.

(4)  Represents net interest income divided by total earning assets.

(5) Loan balances are net of deferred fees/cost of origination and receive for loan loss allowances.

               ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)


                                              Net Change Sept 30, 1998 - 1999            Net Change Dec 31, 1998 - 1999
                                           ------------------------------------      ------------------------------------
                                                                           Net                                      Net
                                           Volume (1)     Rate (2)       Change      Volume (1)     Rate (2)       Change
                                           ----------     --------       ------      ----------     --------       ------
INTEREST INCOME
     Federal Funds sold                      $ (106)       $  (16)       $ (122)       $   98        $   (2)       $   96
     Securities Available for Sale              183          (122)           61           216           (59)          157
     Loans                                      233          (199)           34           430          (124)          306

                                             ------        ------        ------        ------        ------        ------
TOTAL INTEREST INCOME                        $  310        $ (337)       $  (27)       $  745        $ (186)       $  559
                                             ------        ------        ------        ------        ------        ------


INTEREST EXPENSE
     Deposits
          NOW & Money Market Accounts        $   94        $  (35)       $   59        $  152        $  197        $  349
          Savings                                11           (24)          (13)           20            (2)           18
          Time Deposits                         (98)          (89)         (187)          (81)          (27)         (108)
     Short-Term Borrowings                      (16)           (3)          (19)           13             1            14

                                             ------        ------        ------        ------        ------        ------
TOTAL INTEREST EXPENSE                       $  (10)       $ (150)       $ (160)       $  104        $  169        $  273
                                             ------        ------        ------        ------        ------        ------

NET INTEREST INCOME                          $  320        $ (187)       $  133        $  640        $ (354)       $  286
                                             ======        ======        ======        ======        ======        ======

(1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.

(2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.

PROVISION FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses, which is a charge to current period earnings, and net recoveries on prior period loan charge-offs. The allowance is decreased by net charge-offs. In determining the adequacy of the reserve for loan losses, management considers the conditions of individual borrowers, First National / Polk's historical loan loss experience, the general economic environment, and the overall portfolio composition. As these factors change, the level of loan loss provision changes.

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         The provision for loan loss expense increased $24,000, or 62%, to $63,000 during the nine month period ending September 30, 1999, as compared to $39,000 for the comparable period in 1998, due to an increase in general lending activity. The increase is due primarily to net charge-offs of $115,000 during the nine month period ended September 30, 1999 compared to $1,000 in net charge-offs during the nine month period ended September 30, 1998. At September 30, 1999 the allowance for loan losses totaled $636,000 or 1.56% of total loans outstanding compared to $692,000 or 1.75% of total loans outstanding at September 30, 1998.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         The provision for loan loss expense decreased $34,000, or 47%, to $39,000 during 1998, as compared to $73,000 for 1997. The decrease was primarily due to a change in management's assessments of conditions of individual borrowers and the overall portfolio composition. At December 31, 1998 the provision for loan losses totaled $688,000 or

1.72% of total loans outstanding compared to $654,000 or 1.86% of total loans outstanding at December 31, 1997.

         Management believes that First National / Polk's allowance for loan losses at September 30, 1999. The following sets forth certain information on First National / Polk's allowance for loan losses for the periods presented.

                      ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
                            (In Thousands of Dollars)


                                                     Nine Months Ended                     Years Ended
                                                          Sept 30                             Dec 31
                                                ---------------------------         ---------------------------
                                                   1999             1998              1998               1997
                                                ---------         ---------         ---------         ---------

Balance at Beginning of Year                    $     688         $     654         $     654         $     613

Loans Charged-Off:
    Commercial, Financial & Agricultural              (86)                0                 0                 0
    Real Estate, Mortgage                             (25)                0                (5)              (50)
    Consumer                                           (6)              (19)              (19)               (1)
                                                ---------         ---------         ---------         ---------
Total Loans Charged-Off                         $    (117)        $     (19)        $     (24)        $     (51)
                                                ---------         ---------         ---------         ---------

Recoveries on Loans Previously
Charged-Off:
    Commercial, Financial & Agricultural        $       0         $       0         $       0         $      10
    Real Estate, Mortgage                               0                17                17                 9
    Consumer                                            2                 1                 2                 0
                                                ---------         ---------         ---------         ---------
Total Loan Recoveries                           $       2         $      18         $      19         $      19
                                                ---------         ---------         ---------         ---------


Net Loans Charged-Off                           $    (115)        $      (1)        $      (5)        $     (32)
                                                ---------         ---------         ---------         ---------

Provision for Loan Losses Charged
     to Expense                                 $      63         $      39         $      39         $      73
                                                ---------         ---------         ---------         ---------

Ending Balance                                  $     636         $     692         $     688         $     654
                                                =========         =========         =========         =========

Total Loans Outstanding                         $  40,816         $  39,465         $  40,103         $  35,151
Average Loans Outstanding                       $  40,406         $  38,598         $  39,717         $  34,968
Allowance for Loan Losses to Loans
     Outstanding                                     1.56%             1.75%             1.72%             1.86%
Net Charge-offs to Average Loans
     Outstanding (annualized)                        0.38%             0.00%             0.01%             0.09%

NON-INTEREST INCOME

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non interest income for the nine months ended September 30, 1999 increased $68,000 or 34% to $267,000 as compared to $199,000 for the same period in 1998. Most of this increase $(31,000) was due to an increase in service fees from various deposit accounts. The remaining increase relates to increases in

ATM charges $(12,000), and other miscellaneous fees $(25,000).

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non-interest income for 1998 increased by $65,000 or 31%, to $274,000 as compared to $209,000 for 1997. The net increase was comprised of a $54,000 increase in service fees on various deposit accounts and a $11,000 increase from other service charges and fees.


NON-INTEREST EXPENSE

Nine Months Ended September 30, 1999, Compared to Nine Months Ended September 30, 1998

         Non-interest expense increased $177,000 (12%) for the nine months ended September 30, 1999, to $1,713,000 compared to $1,536,000 for the same period in 1998. The increase was a result of a $109,000 increase in compensation and related employee benefits, due to an increase of a net 3 full time equivalent employees along with normal salary increases. Medical and life insurance premiums and expenses contributed to this increase as well as the normal relationship of payroll taxes to gross payroll. Data processing service expense increased $37,000 primarily due to the Bank switching from manual check sorting and stuffing in house, to outsourcing this function with an automated processor. Occupancy expense increased $24,000 and the remaining non interest expense variances net to $7,000 as summarized in the table below - Non Interest Expenses.

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

         Non-interest expense increased $248,000 (14%) to $2,014,000 during 1998 compared to $1,766,000 for 1997. The increase was a result of a $85,000 increase in compensation and related employee benefits, due to changes in staffing along with normal salary increases. Medical and life insurance premiums and expenses have contributed to this increase as well as the normal relationship of payroll taxes to gross payroll. Data processing service expense increased $52,000 primarily due to the Bank switching from manual check sorting and stuffing in house, to outsourcing this function with an automated processor. Depreciation of premises and equipment increased $46,000 primarily due to the completion of the Bank's newest branch office building in the third quarter of 1997, as well as the replacement and addition of equipment partially related to year 2000 upgrades. Prior to moving into the permanent building, the branch office operated out of a temporary facility effective January 1997. Advertising and public relations increased $11,000, Director fees increased $10,000, Legal and Accounting increased $16,000 and the remaining non interest expense variances net to approximately $28,000. See Non Interest Expenses table below.

                              NON INTEREST EXPENSES
                           (Dollars are in Thousands)


                                                       Nine months ended                             Year ended
                                                            Sept 30                                    Dec 31
                                              -------------------------------------     ------------------------------------
                                               1999          1998       Incr/(Decr)      1998          1997      Incr/(Decr)
                                              ------        ------      -----------     ------        ------     -----------

Salary, wages and employee benefits           $  770        $  661        $ 109         $  887        $  802        $  85
Occupancy expense                                190           166           24            216           215            1
Depreciation of premises and equipment           164           166           (2)           213           167           46
Stationary and printing supplies                  67            64            3             77            83           (6)
Advertising and public relations                  38            42           (4)            57            46           11
Data processing expense                          169           132           37            185           133           52
Legal & professional fees                         49            56           (7)            52            36           16
Other operating expenses                         266           249           17            327           284           43

                                              ------        ------        -----         ------        ------        -----
Total non interest expenses                   $1,713        $1,527        $ 177         $2,014        $1,766        $ 248
                                              ------        ------        -----         ------        ------        -----



INCOME TAX PROVISION

         The income tax provision for the nine month period ended September 30, 1999 was $256,000, an effective tax rate of 36.3%, as compared to $220,000 for the nine month period ended September 30, 1998, an effective tax rate of 31.2%.

         The income tax provision for the year ended December 31, 1998, was $296,000, an effective tax rate of 30.0%, as compared to $302,000 for the year ended December 31, 1997, an effective tax rate of 35.5%.

NET INCOME

         Net income for the years ended December 31, 1998, and 1997 was $691,000 and $548,000, respectively. Net income for the nine month periods ended September 30, 1999 and 1998 was $449,000 and $485,000 respectively.

FINANCIAL CONDITION

         As of September 30, 1999, the First National / Polk had total assets of $72.2 million, compared to $73.8 million and $63.9 million as of December 31, 1998, and 1997, respectively. Net loans outstanding on September 30, 1999, were $40.2 million, compared to $39.4 million and $34.5 million as of December 31, 1998, and 1997, respectively.

Loans

         Lending related income is the most important component of First National / Polk's net interest income and is the major contributor to profitability. The loan portfolio is the largest component of earning assets, and it generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets is an important determinant of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the nine-month period ending September 30, 1999, were $39,614,000, or 57.9% of earning assets as compared to $36,991,000 or 57.8% of earning assets for December 31, 1998 and $32,541,000 or 60.1% of earning assets for December 31, 1997. This represented an average loan to average deposit ratio of 58.4%, 58.3%, and 60.0% for September 30, 1999, December 31, 1998, and December 31, 1997 respectively.

         As of September 30, 1999, First National / Polk had total loans net of deferred fees/costs of $40,816,000 as compared to $40,103,000 at December 31, 1998, an increase of $713,000, or 1.8%. The growth in loans in the nine-month period was mainly due to the general growth in the market and the calling efforts of the loan officers. As of September 30, 1999, commercial, financial and agricultural loans totaled $4,928,000 or 12.1% of the loan portfolio. Real estate construction loans totaled $1,152,000 or 2.8% of the loan portfolio. Real estate mortgage loans totaled $27,298,000 or 66.9% of the loan portfolio. Installment and consumer loans totaled $7,438,000 or 18.2% of the loan portfolio.

         As of December 31, 1998, First National / Polk had total loans net of deferred fees/costs of $40,103,000 as compared to $35,151,000 at December 31, 1997, an increase of $4,952,000 or 14.1%. The growth was mainly due to general growth in the market and the calling efforts of the loan officers. As of December 31, 1998 commercial, financial and agricultural loans totaled $5,433,000 or 13.5% of the loan portfolio. Real estate construction loans totaled $1,801,000 or 4.5% of the loan portfolio. Real estate mortgage loans primarily consisted of singe family residential mortgages and totaled $25,692,000 or 64.1% of the loan portfolio. Installment and consumer loans totaled $7,177,000 or 17.9% of the loan portfolio.

         Loan concentrations are considered by management to exist where there are amounts loaned to multiple borrowers engaged in similar activities which collectively should be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry in the markets served, First National / Polk has concentrations in geographic locations as well as in types of loans funded. The tables below provide a summary of the loan portfolio composition and maturities for the periods provided below.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)


         TYPES OF LOANS                                       September 30,                      December 31,
                                                        -------------------------         -------------------------
                                                          1999             1998             1998             1997
                                                        --------         --------         --------         --------
         Commercial, Financial & Agricultural           $  4,928         $  4,928         $  5,433         $  3,962
         Real Estate - Construction                        1,152            2,521            1,801            1,563
         Real Estate - Mortgage                           27,298           24,919           25,692           23,109
         Installment & Consumer Lines                      7,438            7,097            7,177            6,517
                                                        --------         --------         --------         --------
         Total Loans, Net of Deferred fees/costs        $ 40,816         $ 39,465         $ 40,103         $ 35,151
         Less:  Allowance for Loan Losses                   (636)            (692)            (688)            (654)
                                                        --------         --------         --------         --------
         Net Loans                                      $ 40,180         $ 38,773         $ 39,415         $ 34,497
                                                        ========         ========         ========         ========


                             LOAN MATURITY SCHEDULE
                           (Dollars are in Thousands)


                                                                   September 30, 1999
                                                     ---------------------------------------------------
                                                     0 - 12          1 - 5         Over 5
                                                     Months          Years          Years         Total
                                                     -------        -------        ------        -------
            All Loans other Than Construction        $21,605        $12,401        $5,658        $39,664
            Real Estate - Construction                 1,152              0             0          1,152
                                                     -------        -------        ------        -------
            Total                                    $22,757        $12,401        $5,658        $40,816
                                                     =======        =======        ======        =======
            Fixed Interest Rate                      $    70        $ 4,291        $5,221        $ 9,582
            Variable Interest Rate                    22,687          8,110           437         31,234
                                                     =======        =======        ======        =======
            Total                                    $22,757        $12,401        $5,658        $40,816
                                                     =======        =======        ======        =======


                                                                        December 31, 1998
                                                     ---------------------------------------------------
                                                     0 - 12          1 - 5         Over 5
                                                     Months          Years          Years         Total
                                                     -------        -------        ------        -------
            All Loans Other Than Construction        $21,703        $11,520        $5,080        $38,303
            Real Estate - Construction                 1,800              0             0          1,800
                                                     -------        -------        ------        -------
            Total                                    $23,503        $11,520        $5,080        $40,103
                                                     =======        =======        ======        =======
            Fixed Interest Rate                      $ 1,946        $ 6,789        $4,733        $13,468
            Variable Interest Rate                    21,557          4,731           347         26,635
                                                     =======        =======        ======        =======
            Total                                    $23,503        $11,520        $5,080        $40,103
                                                     =======        =======        ======        =======

Credit Quality

         First National / Polk maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The allowance consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of possible future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. First National / Polk is committed to the early recognition of possible problems and to maintaining a sufficient allowance. At September 30, 1999, the allowance for loan losses was $636,000, or 1.6% of total loans outstanding, net of unearned income, compared to $688,000, or 1.7% at December 31, 1998, and $654,000, or 1.9%, at December 31, 1997.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of September 30, 1999, increased $227,000, or 123%, to $411,000, compared to $184,000 on the same date in 1998.
Non-performing loans, plus other real estate owned, as a percentage of total assets at September 30, 1999, and 1998, was .57% and .26%, respectively. The increase in non-performing assets was mainly attributable to the previous very low level and a series of recent defaults. Management believes that First National / Polk's allowance for loan losses was adequate at September 30, 1999.

         Total non-performing assets increased by $657,000 to $657,000 in 1998 from $-0- in 1997. Non-performing assets, as a percentage of total assets increased to .89% in 1998 from 0% in 1997. The increase in non-performing assets was mainly attributable to the previous very low level. Year end loans, net of deferred fees/costs and the allowance for loan losses, were $39,415,000 as compared to $34,497,000 in 1997, representing an increase of $4,918,000 or 14.3%.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of September 30, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such, management continuously focuses its attention on promptly identifying and managing potential problem loans as they arise. The tables below summarize
First National/Polk's non performing Assets and Allocation of Allowance for loan losses for the periods provided.

                             NON PERFORMING ASSETS
                           (Dollars are in Thousands)


                                                   September 30,              December 31,
                                                 -----------------         -----------------
                                                 1999         1998         1998         1997
                                                 ----         ----         ----         ----

         Non-Accrual Loans                       $201         $184         $452         $  0
         Past Due Loans 90 Days or More
              and Still Accruing Interest           2            0            2            0
         Other Real Estate Owned                  208            0          203            0
                                                 ----         ----         ----         ----
         Total Non-Performing Assets             $411         $184         $657         $  0
                                                 ====         ====         ====         ====

         Percent of Total Assets                 0.57%        0.26%        0.89%        0.00%
                                                 ====         ====         ====         ====
         Allowance for Loan Losses               $636         $692         $688         $654
                                                 ====         ====         ====         ====
         Allowance for Loan Losses to
              Nonperforming Loans                154.74%      376.09%      104.72%      0.00%
                                                 ====         ====         ====         ====

                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)


                                              September 30, 1999            December 31, 1998           December 31, 1997
                                            ----------------------       ----------------------      ------------------------
                                                       Percent of                   Percent of                    Percent of
                                                        Loans in                     Loans in                      Loans in
                                                          Each                         Each                          Each
                                                       Category to                  Category to                   Category to
                                            Amount     Total Loans       Amount     Total Loans      Amount       Total Loans
                                            ------     -----------       ------     -----------      ------       -----------

Commercial, Financial & Agricultural         $333           12%           $410           14%           $413            11%
Real Estate Construction                       63            3%             59            4%             42             4%
Real Estate - Mortgage                        139           67%            153           65%            148            67%
Consumer                                       66           17%             66           17%             51            18%
Unallocated                                    35            1%              0            0%              0             0%
                                             ----          ---            ----          ---            ----           ---
Total                                        $636          100%           $688          100%           $654           100%
                                             ====          ===            ====          ===            ====           ===


Deposits and Funds Purchased

         Total deposits as of September 30, 1999, were $65,098,000 compared to $67,426,000 on December 31, 1998, a decrease of $2,328,000 or 3%, during the nine month period ended September 30, 1999. Total deposits for the year ended December 31, 1998, increased by $8,972,000 or 15.3%, as compared to total deposits of $58,454,000 at December 31, 1997. The Bank does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area, serves as the Bank's fundamental tool in providing a source of funds to be invested, primarily in loans. The tables below summarize selected deposit information for the periods indicated.

                  SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                             (Dollars in Thousands)


                                            September 30,                              December 31,
                                         --------------------           --------------------------------------------
                                                 1999                          1998                      1997
                                         --------------------           --------------------------------------------
                                         Average                        Average                   Average
                                         Balance         Rate           Balance       Rate        Balance       Rate
                                         -------         ----           -------       ----        -------       ----
Noninterest-bearing
     Demand deposits                     $11,039         0.00%          $ 9,000       0.00%       $ 7,251       0.00%
Interest-bearing demand
     Deposits                             25,972         2.80%           21,948       2.80%        13,953       1.90%
Savings deposits                           4,700         1.34%            4,026       1.94%         3,015       1.99%
Time deposits                             26,138         4.84%           28,512       5.28%        30,015       5.38%
                                         -------         ----           -------       ----        -------       ----
     Total Average Deposits              $67,849         2.97%          $63,486       3.46%       $54,234       3.58%
                                         =======         ====           =======       ====        =======       ====

                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)


                                                    Sept 30, 1999                               Dec 31, 1998
                                                    -------------                               -------------
Three Months or Less                                    $  946                                     $1,408
Three Through Six Months                                 1,091                                        990
Six Through Twelve Months                                  676                                        780
Over Twelve Months                                         544                                        428
                                                        ------                                     ------
             Total                                      $3,257                                     $3,606
                                                        ======                                     ======


Repurchase Agreements

         First National / Polk enters into agreements to repurchase ("repurchase agreements") under which the Bank pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these agreements for the periods ended September 30, 1999 and 1998 was approximately $384,000 and $811,000, respectively. Interest expense for the same periods was approximately $12,000 and $31,000, respectively, resulting in an average rate paid of 4.26% and 5.03% for the nine-month periods ended September 30, 1999 and 1998, respectively. The daily average balance for the period ended December 31, 1998, and 1997 was approximately $683,000 and $411,000, respectively. Interest expense for these periods was approximately $34,000 and $20,000, respectively, resulting in an average rate paid of 4.97% and 4.91% for the years ended 1998 and 1997, respectively.



                      SCHEDULE OF SHORT-TERM BORROWINGS (1)
                             (dollars in thousands)


                                                 Maximum                         Average                          Weighted
                                               Outstanding                    Interest Rate                       Average
                                                  at any         Average       during the         Ending       Interest Rate
                                                Month End        Balance          Year           Balance        at Year End
                                               -----------       -------      -------------      -------       -------------
NINE MONTHS ENDED
September 30, 1999                                $  734           $384           4.26%            $365             4.28%
September 30, 1998                                $1,161           $811           5.03%            $261             4.86%
YEAR ENDED DECEMBER 31,
1998                                              $1,161           $683           4.97%            $255             4.85%
1997                                              $  567           $411           4.91%            $389             4.85%

-----------------
(1)  Consists of Securities sold under agreements to repurchase


Securities

         First National / Polk accounts for investments at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         First National / Polk does not engage in trading activities as defined in Statement of Financial Accounting Standard No. 115.

         First National / Polk's available for sale portfolio was $23,182,000 at September 30, 1999, $23,810,000 at December 31, 1998, and $18,647,000 at
December 31, 1997, 32%, 32% and 29% respectively of total assets. See the tables below for a summary of security type, maturity and average yield distributions.

         First National / Polk does not have any securities in it's held to maturity portfolio at September 30, 1999, December 31, 1998 and December 31, 1997.

         First National / Polk uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. First National / Polk has designated it's securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, with the intent to minimize the adverse impact on its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $74,000 on September 30, 1999, a net unrealized gain of approximately $110,000 on December 31, 1998 and a net unrealized gain of approximately $38,000 on December 31, 1997.

         First National / Polk invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, First National/Polk enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by First National/Polk. The tables below summarize the maturity distribution of investment securities, weighted average yield by range of maturities, and distribution of investment securities for the period provided.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                                   September 30, 1999             December 31, 1998            December 31, 1997
                                               --------------------------    --------------------------    -------------------------
                                               Amortized      Estimated      Amortized      Estimated      Amortized     Estimated
AVAILABLE-FOR-SALE                                Cost       Market Value       Cost       Market Value      Cost       Market Value
                                               ---------     ------------    ---------     ------------    ---------    ------------
U.S. Treasury and U.S. Government Agency
     and Corporations and Obligations of
     State and Political Subdivisions:
          One Year or Less                      $18,122        $18,064        $ 8,649        $ 8,690        $12,974        $12,997
          Over One Through Five Years             4,990          4,974         14,918         14,987          5,515          5,530
          Over Five Through Ten Years                 0              0              0              0              0              0
          Over Ten Years                              0              0              0              0              0              0
Federal Reserve Bank Stock                          144            144            133            133            120            120
                                                -------        -------        -------        -------        -------        -------
Total                                           $23,256        $23,182        $23,700        $23,810        $18,609        $18,647
                                                =======        =======        =======        =======        =======        =======

HELD-TO-MATURITY
                                                -------        -------        -------        -------        -------        -------
     Total                                      $     0        $     0        $     0        $     0        $     0        $     0
                                                =======        =======        =======        =======        =======        =======


                  WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
                (Average Yields on Securities Available for Sale
                    are Calculated Based on Amortized Cost)

                                        Sept 30, 1999                 Dec 31, 1998                Dec 31, 1997
                                        -------------                 ------------                ------------
One Year or Less                            5.33%                        5.75%                       6.15%
Over One Through Five Years                 4.76%                        5.37%                       6.01%
Over Five Through Ten Years                 0.00%                        0.00%                       0.00%
Over Ten Years                              0.00%                        0.00%                       0.00%


                      DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                    September 30, 1999            December 31, 1998             December 31, 1997
                                 -----------------------       -----------------------       -----------------------
                                 Amortized        Fair         Amortized        Fair         Amortized        Fair
                                    Cost          Value           Cost          Value           Cost          Value
                                 ---------       -------       ---------       -------       ---------       -------
US Treasury Securities            $12,536        $12,514        $ 8,535        $ 8,597        $14,487        $14,530
US Government Agencies              8,997          8,962         12,995         13,040          4,002          3,997
State, County, & Municipal          1,000          1,000          1,000          1,000              0              0
Mortgage-Backed Securities            579            562          1,037          1,040              0              0
Federal Reserve Bank Stock            144            144            133            133            120            120
                                  -------        -------        -------        -------        -------        -------
Total                             $23,256        $23,182        $23,700        $23,810        $18,609        $18,647
                                  =======        =======        =======        =======        =======        =======



Liquidity and Interest Rate Sensitivity

         Market and public confidence is the financial strength of First National / Polk and financial institutions in general, and will largely determine the institutions access to appropriate levels of liquidity. This confidence is significantly dependent on First National / Polk 's ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability of First National / Polk to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures the Bank's liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, First National / Polk's primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of First National / Polk's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to the company.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

         First National / Polk's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At September 30, 1999, approximately 77% of total gross loans were adjustable rate, 83% of total securities either reprice or mature in less than one year, and the remaining securities either reprice or mature in two years or less. Total deposit liabilities consisted of approximately $29,489,000 (45%) in NOW, Money Market Accounts and Savings, $24,793,000 (38%) in time deposits, and $10,816,000 (17%) in non interest bearing demand accounts. At December 31, 1998, approximately 66% of total gross loans were adjustable rate, 36% of total securities either reprice or mature in less than one year, and the remaining securities either reprice or mature in two years or less. Total deposit liabilities consisted of approximately $29,370,000 (44%) in NOW, Money Market Accounts and Savings, $27,989,000 (41%) in time deposits, and $10,066,000 (15%) in non interest bearing demand accounts. A rate sensitivity analysis is presented below as of September 30, 1999 and December 31, 1998.

         First National / Polk has prepared a table which presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were First National / Polk have to dispose of such instruments at December 31, 1998, and September 30, 1999, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1998, and September 30, 1999, should not necessarily be considered to apply at subsequent dates.

                            RATE SENSITIVITY ANALYSIS
                               September 30, 1999
                           (Dollars are in Thousands)


                                                                                                                     Est. Fair
                                   1 Year        2 Years     3 Years    4 Years    5 Years     5 Ys +      TOTAL       Value
                                 ----------     ---------    -------    -------    -------     ------     -------    ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans              $       70     $      68     $  202     $1,714     $2,307     $5,221     $ 9,582     $ 9,615
   Average Interest Rates              9.05%         9.40%      8.70%      9.15%      8.90%      8.45%       8.70%
   Variable Rate Loans               22,687         1,473      1,107      5,361        169        437      31,234      31,234
   Average Interest Rates              8.43%         8.66%      8.63%      8.33%      9.35%      8.10%       8.43%
Investment Securities (1)
   Fixed Rate Securities             18,096         4,016          0          0          0          0      22,112      22,038
   Average Interest Rates              5.19%         4.76%                                                   5.11%
   Variable Rate Securities           1,000             0          0          0          0          0       1,000       1,000
   Average Interest Rates              5.51%                                                                 5.51%
Federal Funds Sold                    2,673             0          0          0          0          0       2,673        2673
Average Interest Rates                 5.13%                                                                 5.36%
Other Earning Assets (2)                144             0          0          0          0          0         144         144
Average Interest Rates                 6.00%                                                                 6.00%
                                 ----------     ---------     ------     ------     ------     ------     -------     -------
Total Interest-Earning Assets    $   44,670     $   5,557     $1,309     $7,075     $2,476     $5,658     $66,745     $66,704
                                       6.88%         5.85%      8.64%      8.53%      8.92%      7.98%       7.19%
                                 ==========     =========     ======     ======     ======     ======     =======

INTEREST BEARING LIABILITIES

NOW Accounts                     $   10,750     $       0     $    0     $    0     $    0     $    0     $10,750     $10,750
Average Interest Rates                 0.95%                                                                 0.95%
Money Market Accounts                13,794             0          0          0          0          0      13,794      13,794
Average Interest Rates                 4.33%                                                                 4.33%
Savings Accounts                      4,945             0          0          0          0          0       4,945       4,945
Average Interest Rates                 1.19%                                                                 1.19%
CDs $100,000 & Over                   2,715           210        200        132          0          0       3,257       3,255
Average Interest Rates                 4.34%         4.53%      6.25%      5.55%                             4.52%
CDs Under $100,000                   16,126         3,593      1,405        264        138          0      21,526      21,535
Average Interest Rates                 4.69%         4.74%      5.59%      5.19%      4.70%                  4.63%
Securities Sold Under
     Repurchase Agreements              365             0          0          0          0          0         365         365
Average Interest Rates                 4.63%                                                                 4.63%

                                 ----------     ---------     ------     ------     ------     ------     -------     -------
Total Interest-Bearing
     Liabilities                 $   48,695     $   3,803     $1,605     $  396     $  138     $    0     $54,637     $54,644
                                       3.39%         4.73%      5.67%      5.31%      4.70%                  3.58%
                                 ==========     =========     ======     ======     ======     ======     =======

--------------
(1)   Securities available for sale are shown at their amortized cost.
(2)   Represents interest earning Federal Reserve Bank Stock.

                            RATE SENSITIVITY ANALYSIS
                                December 31, 1998
                           (Dollars are in Thousands)


                                                                                                                          Est. Fair
                                        1 Year        2 Years     3 Years    4 Years    5 Years     5 Ys +      TOTAL       Value
                                      ----------    ----------    -------    -------    -------     ------     -------    ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                   $    1,946    $      921     $  711     $2,211     $2,946     $4,733     $13,468     $13,874
   Average Interest Rates                   8.56%         9.56%      8.45%      8.93%      9.10%      9.26%       9.05%
   Variable Rate Loans                    21,557           720        870      3,116         25        347      26,635      26,635
   Average Interest Rates                   8.30%         9.13%      9.30%      8.55%      8.80%      7.40%       8.37%
Investment Securities (1)
   Fixed Rate Securities                   7,516        15,051          0          0          0          0      22,567      22,677
   Average Interest Rates                   5.76%         5.36%                                                   5.46%
   Variable Rate Securities                1,000             0          0          0          0          0       1,000       1,000
   Average Interest Rates                   5.77%                                                                 5.77%
Federal Funds Sold                         3,752             0          0          0          0          0       3,752       3,752
Average Interest Rates                      4.67%                                                                 4.67%
Other Earning Assets (2)                     133             0          0          0          0          0         133         133
Average Interest Rates                      6.00%                                                                 6.00%
                                      ----------    ----------     ------     ------     ------     ------     -------     -------
Total Interest-Earning Assets         $   35,904    $   16,692     $1,581     $5,327     $2,971     $5,080     $67,555     $68,071
                                            7.30%         5.75%      8.92%      8.71%      9.10%      9.13%       7.28%
                                      ==========    ==========     ======     ======     ======     ======     =======

INTEREST BEARING LIABILITIES
NOW Accounts                          $   13,006    $        0     $    0     $    0     $    0     $    0     $13,006     $13,006
Average Interest Rates                      1.42%                                                                 1.42%
Money Market Accounts                     12,072             0          0          0          0          0      12,072      12,072
Average Interest Rates                      3.98%                                                                 3.98%
Savings Accounts                           4,293             0          0          0          0          0       4,293       4,293
Average Interest Rates                      1.75%                                                                 1.75%
CDs $100,000 & Over                        3,179           100          0        200        127          0       3,606       3,661
Average Interest Rates                      5.14%         5.25%                 6.25%      5.55%                  5.22%
CDs Under $100,000                        16,921         4,950      1,189      1,110        206          7      24,383      24,743
Average Interest Rates                      4.94%         5.60%      5.45%      5.70%      5.22%      4.00%       5.13%
Securities Sold Under
Repurchase Agreement                         255             0          0          0          0          0         255         255
Average Interest Rates                      4.17%                                                                 4.17%

                                      ----------    ----------     ------     ------     ------     ------     -------     -------
Total Interest-Bearing Liabilities    $   49,726    $    5,050     $1,189     $1,310     $  333     $    7     $57,615     $58,030
                                            3.52%         5.59%      5.45%      5.78%      5.35%      4.00%       3.80%
                                      ==========    ==========     ======     ======     ======     ======     =======


-----------------
(1)   Securities available for sale are shown at their amortized cost.

(2)   Represents interest earning Federal Reserve Bank Stock.

Primary Use of Funds

Nine Month period ending September 30, 1999

         The primary source of funds during the period included maturity/sale of investments $(628,000), decrease in federal funds sold and other cash items $(1,717,000), exercise of stock options net of tax benefit $(421,000) and net income $(449,000). The primary uses of funds during the period included a decrease in deposits $(2,328,000), an increase in net loans outstanding $(765,000), dividends paid $(86,000) and other miscellaneous net uses $(36,000).

Twelve Month period ending December 31, 1998

         The primary source of funds during the period included net growth in deposits $(8,972,000), exercise of stock options net of tax benefit $(320,000), net income $(691,000), and other miscellaneous net sources $(164,000). The primary uses of funds during the period included an increase in investments outstanding $(5,163,000), an increase in net loans outstanding $(4,918,000), and dividends paid $(66,000).



CAPITAL RESOURCES

         Shareholders' equity at September 30, 1999, was $6,559,000, as compared to $5,697,000 at September 30, 1998. Shareholders' equity was $5,890,000 at December 31, 1998, as compared to $4,901,000 at December 31, 1997.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off-balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. First National / Polk's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on First National / Polk. Selected capital ratios at December 31, 1998, and 1997 compared to September 30, 1999, were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)


                                                          Actual              Well Capitalized      Excess
                                                        --------------        ----------------
                                                        Amount   Ratio        Amount     Ratio      Amount
                                                        ------   -----        ------     -----      ------
         AS OF SEPTEMBER 30, 1999:
         Total Capital:  (to Risk Weighted Assets):     $7,012   18.1%        $3,874     10.0%      $3,138
         Tier 1 Capital: (to Risk Weighted Assets):     $6,526   16.8%        $2,325      6.0%      $4,201
         Tier 1 Capital: (to Average Assets):           $6,526    8.9%        $3,668      5.0%      $2,858

         AS OF DECEMBER 31, 1998:
         Total Capital:  (to Risk Weighted Assets):     $6,315   16.1%        $3,934     10.0%      $2,381
         Tier 1 Capital: (to Risk Weighted Assets):     $5,821   14.8%        $2,360      6.0%      $3,461
         Tier 1 Capital: (to Average Assets):           $5,821    8.2%        $3,555      5.0%      $2,266

         AS OF DECEMBER 31, 1997:
         Total Capital:  (to Risk Weighted Assets):     $5,301   15.7%        $3,377     10.0%      $1,924
         Tier 1 Capital: (to Risk Weighted Assets):     $4,876   14.4%        $2,026      6.0%      $2,850
         Tier 1 Capital: (to Average Assets):           $4,876    7.6%        $3,195      5.0%      $1,681



EFFECTS OF INFLATION AND CHANGING PRICES

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce First National / Polk's earnings from such activities.


ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income."

SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of the Bank.

         In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for the Bank. This information is derived from First National / Polk's unaudited financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with First National / Polk's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.

                             SELECTED QUARTERLY DATA

                                             1999                           1998                             1997
(Dollars in Thousands except        ----------------------     -------------------------------     -------------------------------
for per share data)                  3Q       2Q       1Q       4Q       3Q       2Q       1Q       4Q       3Q       2Q       1Q
                                    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

Net Interest Income                 $ 739    $ 757    $ 718    $ 684    $ 703    $ 690    $ 689    $ 639    $ 616    $ 643    $ 582
Provision for Loan Losses               6       28       29        0        0       19       20        3       10       30       30
                                    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Net Interest Income after
  provision for loan losses         $ 733    $ 729    $ 689    $ 684    $ 703    $ 671    $ 669    $ 636    $ 606    $ 613    $ 552
Other Income (excluding
  Security transactions)            $  86    $  90    $  91    $  76    $  72    $  65    $  61    $  55    $  56    $  48    $  50
Securities gains (losses), net      $   0    $   0    $   0    $   0    $   0    $   0    $   0    $   0    $   0    $   0    $   0
Other expenses                      $ 567    $ 574    $ 572    $ 478    $ 527    $ 516    $ 493    $ 411    $ 446    $ 452    $ 457
                                    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Income before income
     Tax expense                    $ 252    $ 245    $ 208    $ 282    $ 248    $ 220    $ 237    $ 280    $ 216    $ 209    $ 145
Income tax expense                  $  92    $  90    $  76    $  38    $  91    $  80    $  87    $ 100    $  77    $  74    $  51
                                    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Net Income                          $ 160    $ 155    $ 132    $ 244    $ 157    $ 140    $ 150    $ 180    $ 139    $ 135    $  94
                                    =====    =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

Basic earnings per common share     $0.34    $0.33    $0.28    $0.55    $0.36    $0.32    $0.34    $0.44    $0.34    $0.33    $0.23
Diluted earnings per common share   $0.33    $0.31    $0.27    $0.52    $0.34    $0.30    $0.32    $0.41    $0.32    $0.31    $0.22

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

         Section 607.0850 further provides that unless the corporation's articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or
(iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in
Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

         Article VI of the Bylaws of the Company provides for indemnification of the Company's officers and directors and advancement of expenses. The text of the indemnification provision contained in the such Bylaws is set forth in
Exhibit 3.2 to this Registration Statement. Among other things, indemnification is granted to each person who is or was a director, officer or employee of the Company and each person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation to the full extent authorized by law. Article VI of the Company's Bylaws also sets forth certain conditions in connection with any advancement of expenses and provision by the Company of any other indemnification rights and remedies. The Company also is authorized to purchase insurance on behalf of any person against liability asserted whether or not the Company would have the power to indemnify such person under the Bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES

      (A) EXHIBITS

        2.1    -    Agreement to Merge between Centerstate Banks of Florida,
                    First National Bank of Osceola County and First Interim
                    National Bank of Osceola County

        2.2    -    Agreement to Merge between Centerstate Banks of Florida,
                    First National Bank of Polk County and First Interim
                    National Bank of Polk County

        2.3    -    Agreement to Merge between Centerstate Banks of Florida,
                    Community National Bank of Pasco County and Community
                    Interim National Bank of Pasco County (attached as Appendix
                    A to the proxy statement/prospectus)

        3.1    -    Articles of Incorporation of Centerstate Banks of Florida,
                    Inc.

        3.2    -    Bylaws of Centerstate Banks of Florida

        4.1    -    Specimen Stock Certificate of Centerstate Banks of Florida

          5    -    Legal Opinion of Smith, Mackinnon, Greeley, Bowdoin,
                    Edwards, Brownlee & Marks, P.A. with respect to the validity of the Common Stock being offered hereby

          8    -    Tax Opinion of KPMG LLP

       10.1    -    Centerstate Banks of Florida Stock Option Plan

         21    -    Subsidiaries of Centerstate Banks of Florida

       23.1    -    Consent of KPMG LLP

       23.2    -    Consent of Allen C. Ewing & Co.

       23.3    -    Consent of Smith, Mackinnon, Greeley, Bowdoin, Edwards,
                    Brownlee & Marks, P.A. (included in Exhibit 5)

       23.4    -    Consent of Dwight Darby & Company

       23.5    -    Consent of Graham & Cottrill, P.A.

       23.6    -    G. T. Nunez & Associates

       23.7    -    Consent of KPMG LLP

         24    -    Power of Attorney (included with signature pages to this
                    Registration Statement)

       27.1    -    Financial Data Schedule

       27.2    -    Financial Data Schedule

       99.1    -    Notice of Special Meeting of Community National Bank of
                    Pasco County Shareholders

       99.2    -    Proxy of Community National Bank of Pasco County

      (B)  FINANCIAL STATEMENTS

           (1) Financial Statements are included in the proxy statement/ prospectus; see "Index to Financial Statements" in the Prospectus.

      Schedules are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant will (1) file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed information on the plan of distribution; (2) for determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in Zephyrhills, Florida, on January 20, 2000.


                             CENTERSTATE BANKS OF FLORIDA, INC.


                              /s/ James H. White
                             --------------------------------------------
                             James H. White
                             Chairman, President and Chief Executive
                             Officer



                              /s/ James J. Antal
                             --------------------------------------------
                             James J. Antal
                             Senior Vice President and Chief Financial Officer (principal financial officer and proposed accounting officer)



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints James H. White and G. Robert Blanchard, Sr., for himself and not for one another, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

            Signature                                 Title                          Date
            ---------                                 -----                          ----



/s/ James H. White                                   Director                   January 20, 2000
------------------
James H. White

/s/ G. Robert Blanchard, Sr.                         Director                   January 20, 2000
----------------------------
G. Robert Blanchard, Sr.


/s/ James H. Bingham                                 Director                   January 20, 2000
----------------------------
James H. Bingham


/s/ Terry W. Donley                                  Director                   January 20, 2000
----------------------------
Terry W. Donley.


/s/ W. Bryan Judge, Jr.                              Director                   January 20, 2000
----------------------------
W. Bryan Judge, Jr.


/s/ Samuel L. Lupfer, IV                             Director                   January 20, 2000
----------------------------
Samuel L. Lupfer, IV


/s/ J. Thomas Rocker                                 Director                   January 20, 2000
----------------------------
J. Thomas Rocker

                               INDEX TO EXHIBITS

Exhibit
Number                                   Exhibit
------                                   -------


2.1      -        Agreement to Merge between Centerstate Banks of Florida,
                  First National Bank of Osceola County and First Interim
                  National Bank of Osceola County

2.2      -        Agreement to Merge between Centerstate Banks of Florida,
                  First National Bank of Polk County and First Interim National
                  Bank of Polk County

2.3      -        Agreement to Merge between Centerstate Banks of Florida,
                  Community National Bank of Pasco County and Community Interim
                  National Bank of Pasco County (attached as Appendix A to the proxy statement/prospectus)

3.1      -        Articles of Incorporation of Centerstate Banks of Florida,
                  Inc.

3.2      -        Bylaws of Centerstate Banks of Florida

4.1      -        Specimen Stock Certificate of Centerstate Banks of Florida

5        -        Legal Opinion of Smith, Mackinnon, Greeley, Bowdoin, Edwards,
                  Brownlee & Marks, P.A. with respect to the validity of the
                  Common Stock being offered hereby

8        -        Tax Opinion of KPMG LLP

10.1     -        Centerstate Banks of Florida Stock Option Plan

21       -        Subsidiaries of Centerstate Banks of Florida

23.1     -        Consent of KPMG LLP

23.2     -        Consent of Allen C. Ewing & Co.

23.3     -        Consent of Smith, Mackinnon, Greeley, Bowdoin, Edwards,
                  Brownlee & Marks, P.A. (included in Exhibit 5)

23.4     -        Consent of Dwight Darby & Company

23.5     -        Consent of Graham & Cottrill, P.A.

23.6     -        G. T. Nunez & Associates

23.7     -        Consent of KPMG LLP

24       -        Power of Attorney (included with signature pages to this
                  Registration Statement)

27.1     -        Financial Data Schedule

27.2     -        Financial Data Schedule


99.1     -        Notice of Special Meeting of Community National Bank of Pasco
                  County Shareholders

99.2     -        Proxy of Community National Bank of Pasco County